As filed with the Securities and Exchange Commission on January 11, 2010
Registration No. 333-158543

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
To
Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GCA I ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	9995	14-1973529
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S Employer Identification Number)

GCA I Acquisition Corp.
115 East 57th Street, 11th Floor
New York, New York 10022
(646) 486-9772
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael M. Membrado
GCA I Acquisition Corp.
115 East 57th Street, 11th Floor
New York, New York 10022
(646) 486-9772
 (Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gavin C. Grusd, Esq.	Peder K. Davisson, Esq.
Certilman Balin Adler & Hyman, LLP	Davisson & Associates, PA
Financial Center at Mitchel Field	4124 Quebec Avenue North, Suite 306
90 Merrick Avenue	Minneapolis, Minnesota 55422
East Meadow, New York 11554	Tel: (763) 355-5678
Tel: (516) 296-7071	Fax: (763) 208-355-5679
Fax: (516) 297-7111

Approximate date of commencement of proposed sale to the public:   As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer”, “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

Calculation of Registration Fee

			Proposed Maximum		Proposed Maximum	Amount of
Title of Each Class of	Amount		Offering		Aggregate	Registration
Securities to be Registered	to be Registered (1)		Price per Share		Offering Price	Fee
Common Stock, par value $0.0001 per share	40,843,660	(2)	$0.01	(10)	$408,436.60	$22.79
Common Stock, par value $0.0001 per share	30,000	(3)	$0.50		$15,000.00	$0.84
Common Stock, par value $0.0001 per share	110,000	(3)	$0.80		$88,000.00	$4.91
Common Stock, par value $0.0001 per share	310,000	(3)	$1.60		$496,000.00	$27.68
Common Stock, par value $0.0001 per share	289,000	(3)	$2.00		$578,000.00	$32.25
Common Stock, par value $0.0001 per share	50,000	(3)	$2.75		$137,500.00	$7.67
Common Stock, par value $0.0001 per share	1,000,000	(3)	$3.00		$3,000,000.00	$167.40
Common Stock, par value $0.0001 per share	350,000	(3)	$4.40		$1,540,000.00	$85.93
Common Stock, par value $0.001 per share	1,715,563	(4)	$1.60		$2,744,900.80	$153.17
Common Stock, par value $0.0001 per share	140,000	(4)	$2.50		$350,000.00	$19.53
Common Stock, par value $0.0001 per share	131,500	(4)	$4.00		$526,000.00	$29.35
Common Stock, par value $0.0001 per share	666,666	(4)	$3.00		$1,999,998.00	$111.60
Common Stock Purchase Warrants	841,200	(5)	$-	(11)	$-	$-
Common Stock, par value $0.0001 per share	653,700	(6)	$2.00		$1,307,400.00	$72.95
Common Stock, par value $0.00001 per share	187,500	(6)	$4.00		$750,000.00	$41.85
Common Stock Purchase Warrants	36,714,072	(7)	$-	(11)	$-	$-
Common Stock, par value $0.0001 per share	2,333,363	(8)	$0.40		$933,345.20	$52.08
Common Stock, par value $0.0001 per share	100,000	(8)	$0.75		$75,000.00	$4.19
Common Stock, par value $0.0001 per share	1,966,674	(8)	$0.80		$1,573,339.20	$87.79
Common Stock, par value $0.0001 per share	1,668,727	(8)	$1.00		$1,668,727.00	$93.11
Common Stock, par value $0.0001 per share	7,038,313	(8)	$1.60		$11,261,300.80	$628.38
Common Stock, par value $0.0001 per share	19,572,299	(8)	$2.00		$39,144,598.00	$2,184.27
Common Stock, par value $0.0001 per share	200,000	(8)	$2.50		$500,000.00	$27.90
Common Stock, par value $0.0001 per share	2,406,670	(8)	$3.00		$7,220,010.00	$402.88
Common Stock, par value $0.0001 per share	1,185,000	(8)	$4.00		$4,740,000.00	$264.49
Common Stock, par value $0.0001 per share	243,026	(8)	$5.00		$1,215,130.00	$67.80
Common Stock, par value $0.0001 per share	796,124	(9)	$1.60		$1,273,798.40	$71.08
Total Registration Fee					$83,546,484.00	$4,661.89	(12)

(1)
Pursuant to Rule 416, there are also registered an undeterminable number of additional shares of GCA common stock as may be issued pursuant to anti-dilution provisions of the options and warrants issued in the merger with Bixby and pursuant to exchange agreements which will close contemporaneously with the consummation of the merger.

(2)
Represents the maximum number of shares of common stock, par value $0.0001 per share, of GCA I Acquisition Corp. (“GCA”) estimated to be issuable by GCA  upon consummation of the merger with Bixby Energy Systems, Inc. (“Bixby”), including shares to be issued with respect to Bixby convertible preferred stock.

(3)	Represents the maximum number of shares of GCA common stock estimated to be issuable upon the exercise of GCA common stock purchase options to be granted by GCA pursuant to the merger with Bixby.
(4)
Represents the maximum number of shares of GCA common stock estimated to be issuable in exchange for Bixby convertible promissory notes pursuant to exchange agreements which will close contemporaneously with the consummation of the merger with Bixby.

(5)	Represents the maximum number of GCA common stock purchase warrants estimated to be issuable in exchange for Bixby convertible promissory notes.
(6)	Represents shares of GCA common stock estimated to be issuable upon the exercise of GCA common stock purchase warrants referred to in footnote 5.
(7)
Represents the maximum number of GCA common stock purchase warrants estimated to be issuable in exchange for Bixby common stock purchase warrants pursuant to the merger with Bixby, or in exchange agreements which will close contemporaneously with the consummation of the merger.

(8)	Represents the maximum number of shares of GCA common stock estimated to be issuable upon the exercise of GCA common stock purchase warrants referred to in footnote 7.
(9)
Represents the maximum number of shares of GCA common stock estimated to be issuable in exchange for Bixby convertible debentures pursuant to exchange agreements which will close contemporaneously with the consummation of the merger with Bixby.

(10)
Calculated in accordance with Rules 457(c) and 457(f) under the Securities Act of 1933.  As the registrant has a negative book value, the proposed maximum offering price is computed based on a good faith estimate of the value of the securities.

(11)
The warrants are not attributed any value.  In accordance with Rule 457(g) under the Securities Act of 1933, the fees payable in connection with the simultaneous registration of the warrants and common stock underlying the warrants are allocated to the common stock underlying the warrants.

(12)	$4,587.86 of this amount was previously paid.

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not complete the merger or the contemporaneous exchange agreements described in this joint proxy statement/prospectus and issue these securities until the registration statement, of which the joint proxy statement/prospectus is a part, filed with the Securities and Exchange Commission is effective.  This joint proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated ___________, 20__

GCA I ACQUISITION CORP.	BIXBY ENERGY SYSTEMS, INC.

 JOINT PROXY STATEMENT/PROSPECTUS

GCA I Acquisition Corp. and Bixby Energy Systems, Inc. have entered into a Merger Agreement under which Bixby will merge with a wholly-owned subsidiary of GCA and the stockholders of Bixby will become stockholders of GCA. The closing of this merger is subject to the approval of the stockholders of Bixby and certain other closing conditions.

As more fully described in this joint proxy statement/prospectus, upon completion of the merger, each of the following will occur:

•	Each outstanding share of Bixby’s common stock will be converted into the right to receive one share of GCA common stock.
•	Each outstanding share of Bixby Series A convertible preferred stock will be converted into the right to receive two shares of GCA common stock,
•
Each outstanding Bixby stock option will be exchanged for a GCA stock option to purchase a number of shares of GCA common stock equal to the number of shares of Bixby common stock that would have been issuable upon the exercise of the Bixby stock options.

•
Each outstanding Bixby common stock purchase warrant which in accordance with its terms is convertible into a GCA common stock purchase warrant as a result of the merger will be exchanged for a right to receive a GCA warrant to purchase a number of shares of GCA common stock equal to the number of shares of Bixby common stock that would have been issuable upon the exercise of the Bixby warrant.

The effect of the above is that all outstanding shares of Bixby common stock, Series A convertible preferred stock, Bixby stock options, and Bixby common stock purchase warrants that are convertible by their terms into right to receive, GCA common stock purchase warrants as a result of the merger, will be exchanged for the aggregate merger consideration of 40,843,660 shares of GCA common stock, options to purchase 2,139,000 shares of GCA common stock, and common stock purchase warrants to purchase 36,714,072 shares of GCA common stock.

In addition, Bixby is obligated to use its best efforts to enter into agreements with its convertible debtholders to exchange their Bixby convertible debt as of the closing of the merger into shares of GCA common stock, and with certain warrantholders whose warrants are not exchangeable by their terms into GCA common stock purchase warrants in the merger, if any, to exchange their warrants into GCA warrants carrying substantially similar terms.  The exchange agreements will close concurrently with the closing of the merger.  3,449,853 shares of GCA common stock and GCA common stock purchase warrants to purchase 841,200 shares of GCA common stock will be issued in the exchange transactions if all the Bixby convertible debt outstanding at the closing of the merger is exchanged for GCA common stock.

Following completion of the merger and giving effect to the issuance of the shares of GCA common stock that may be issued pursuant to the exchange agreements, to the exercise of the options issuable in the merger, and to the exercise of warrants issuable in the merger and exchange agreements, Bixby stockholders will own approximately 96% of the outstanding common stock of the combined company and current GCA stockholders will own approximately 4% of the outstanding common stock of the combined company, based on the number of GCA’s shares of common stock outstanding as of ____________, 2009.

GCA’s common stock is not listed or quoted on any national exchange or the over-the-counter bulletin board.

The stockholders of GCA will be asked to consent to the following corporate actions by _____________, 20__:

•	A proposal to amend GCA’s Certificate of Incorporation to give effect to a 7-for-10 reverse stock-split of GCA’s issued and outstanding shares of common stock.

•	A proposal to amend GCA’s Certificate of Incorporation to increase GCA’s authorized common stock from 100 million shares to 200 million shares.

•	A proposal to amend GCA’s Certificate of Incorporation to change its name from GCA I Acquisition Corp. to “Bixby Energy Systems, Inc.”

•	A proposal to ratify the adoption of the GCA I Acquisition Corp. 2009 Equity Participation Plan and the reservation of 20 million common shares for issuance thereunder.

A special meeting of the stockholders of Bixby will be held at __________________________________, on _________________, at ______ a.m., local time, at which the stockholders of Bixby will be asked to consider and vote upon the following:

•
A proposal, to be voted on by the holders of Bixby common stock and Series A convertible preferred stock voting together, to approve the Merger Agreement and the transactions contemplated by the Merger Agreement;

•
A proposal, to be voted on by the holders of Bixby common stock and Bixby Series A preferred stock voting together, and by the holders of the Bixby Series A convertible preferred stock voting separately as a class, to amend Bixby’s Certificate of Incorporation to revise the terms of the Bixby Series A convertible preferred stock to provide that, subject to the completion of the merger with GCA, the Bixby Series A convertible preferred stock will convert into GCA common stock on an as-converted basis in the merger;

•	To consider and act upon any other matters that may properly be brought before the special meeting or at any adjournments or postponements of the meeting.

This joint proxy statement/prospectus provides you with detailed information about the merger and related transactions, a description of which begins on page 48.  We strongly urge you to read and carefully consider this joint proxy statement/prospectus in its entirety, including the matters referred to under “Risk Factors” beginning on page 24.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the GCA common stock to be issued in the merger and related transactions or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this joint proxy statement/prospectus is ____________, 20__.

This joint proxy statement/prospectus and the accompanying form of written consent and proxy card are first being mailed to:

•	the stockholders of GCA on or about ___________, 20__.

•	the stockholders of Bixby on or about __________, 20__.

Additional Information

This joint proxy statement/prospectus incorporates important business and financial information that is not included in or delivered with the document.

This information is available without charge to each person to whom the prospectus contained in this registration statement is delivered, upon written or oral request to:

GCA I Acquisition Corp.
115 East 57th Street, 11th Floor
New York, New York 10022
Attention:  Michael M. Membrado
Telephone Number: (646) 486-9772

To obtain timely delivery, you must request the information no later than five business days before the date you must make your decision about the merger described in the prospectus.  In order to ensure that you will get the information you request on a timely basis, you must request this information by no later than __________________.

For additional information and documents incorporated by reference into this joint proxy statement/prospectus, please see “Where You Can Find More Information” on page 142.

GCA I Acquisition Corp.
115 East 57th Street, 11th Floor
New York, New York 10022

NOTICE OF SOLICITATION OF WRITTEN CONSENT

DUE BY _______, 20__

Dear GCA Stockholder:

We are soliciting the written consent of the stockholders of GCA I Acquisition Corp. to authorize and approve:

•	A proposal to amend our Certificate of Incorporation to give effect to a 7-for-10 reverse stock-split of GCA’s issued and outstanding shares of common stock.

•	A proposal to amend our Certificate of Incorporation to increase GCA’s authorized common stock from 100 million shares to 200 million shares.

•	A proposal to amend our Certificate of Incorporation to change our name from GCA I Acquisition Corp. to “Bixby Energy Systems, Inc.”

•	A proposal to ratify the adoption of the GCA I Acquisition Corp. 2009 Equity Participation Plan and the reservation of 20 million common shares for issuance thereunder.

Attached to the joint proxy statement/prospectus as Annex B is a Unanimous Written Consent of Stockholders (the “Unanimous Written Consent”), which provides for authorization and approval of the proposals described above.  The procedure for indicating authorization and approval of these proposals is described in detail in the accompanying joint proxy statement/prospectus.

Pursuant to Section 228(a) of the Delaware General Corporation Law, once GCA receives the written consents from holders of a majority of GCA’s issued and outstanding common stock as of the record date of ___________, 20__ with respect to each proposal, GCA will deliver the written consents to its registered office in Delaware, and those proposals will be deemed to have been approved by our stockholders.  No meeting will be held to vote on these corporate actions.

The purpose of the reverse stock-split of GCA’s common stock is to reduce the total number of common shares of GCA common stock outstanding prior to the closing of a proposed merger with Bixby Energy Systems, Inc. to 3,500,000, the number agreed to between GCA and Bixby.  The merger is discussed in detail in the accompanying joint proxy statement/prospectus.

The increase in the number of shares of common stock authorized for issuance is being effected to ensure the availability of a sufficient number of shares of GCA common stock for issuance in connection with the merger with Bixby.

The name change is being effected to change GCA’s name to Bixby Energy Systems, Inc., the name of the company we are combining with in the merger, whose operations will be our operations after the merger.

Ratification of the adoption of the GCA I Acquisition Corp. 2009 Equity Participation Plan is being sought to enable the issuance of replacement stock options in connection with the merger and to enable GCA to grant incentive stock options and other equity-based securities to induce persons with outstanding ability and potential to join and remain with GCA once the merger is completed.

The implementation of the proposals relating to the reverse stock-split and the increase in the number of shares of authorized common stock are not conditioned upon the merger with Bixby closing.  Accordingly, the GCA board of directors has determined to file the amendment to our Certificate of Incorporation to institute the reverse split and the increase in the number of authorized shares of common stock as soon as practicable following approval of these proposals by the GCA stockholders and without regard to the merger.

The implementation of the proposals relating to the name change and the 2009 Equity Participation Plan are conditioned upon the merger with Bixby closing.  Accordingly, the GCA board of directors has determined not to file the amendment to our Certificate of Incorporation to effect the name change or to adopt the 2009 Equity Participation Plan and to reserve common shares for issuance thereunder even if those proposals are approved by our stockholders, if the merger does not close.  If the merger does close, the adoption of the 2009 Equity Participation Plan will occur concurrently with the closing, and the name change will be effected at some point after that.

You are requested to fill out, date, sign and return the enclosed Unanimous Written Consent Signature Card (“Consent Signature Card”), which is solicited by the board of directors of GCA as described in the accompanying joint proxy statement/prospectus.

Your consent is important. Please sign and date the enclosed Consent Signature Card and return it promptly in the enclosed return envelope.  Your consent as evidenced by your signing and returning the Consent Signature Card is irrevocable once GCA receives it.

By Order of the Board of Directors,

Michael M. Membrado, Sole Member

_______________, 2010

BIXBY ENERGY SYSTEMS, INC.
6893 139TH LANE NW
RAMSEY, MINNESOTA 55303

[                  ], 20__
 Dear Bixby Stockholder:

Bixby Energy Systems, Inc., GCA I Acquisition Corp., Bixby Energy Acquisition Corp. (“Merger-Sub”), a wholly-owned subsidiary of GCA, and myself, Robert Walker, President Chief Executive Officer and Chairman of the Board of Bixby Energy Systems, Inc., have entered into a definitive Amended and Restated Agreement and Plan of Merger, dated as of March 27, 2009, relating to the proposed merger of Merger Sub into Bixby.

Pursuant to the merger, all shares of Bixby common stock and Series A convertible preferred stock (other than shares owned by dissenting stockholders who perfect their appraisal rights) will be exchanged for GCA common stock as the merger consideration.  Upon the completion of the merger, each share of Bixby common stock will convert into one share of GCA common stock and each share of Bixby Series A Preferred Stock will convert into two shares of Bixby common stock.  The exact number of shares to be delivered by GCA to Bixby stockholders in the merger will be determined as of the effective time of the merger.  This figure is not determinable at this time because Bixby may issue new shares of common stock or convertible securities in private offerings from time to time prior to the effectiveness of the merger.  In connection with the merger, Bixby’s Certificate of Incorporation needs to be amended to revise the terms of Bixby’s Series A convertible preferred stock to provide for the Series A convertible preferred stock converting into GCA common stock at the time the merger closes.

As part of the merger, GCA will change its name to “Bixby Energy Systems, Inc.”

The affirmative vote of holders of a majority of the outstanding shares of Bixby common stock and Bixby Series A convertible preferred stock voting together, who held their shares on the record date of ___________________, 2009 who vote in person or by proxy at the special meeting (including my own 1,765,002 shares representing 4.32% of the votes of Bixby’s voting stock as of November 20, 2009, which I have previously committed to voting in favor of the merger) are required to approve the Merger Agreement and the transactions contemplated by the Merger Agreement.

The affirmative vote of the holders of a majority of the outstanding Bixby common stock and Series A convertible preferred stock voting together, and the holders of a majority of the outstanding shares of Bixby Series A convertible preferred stock voting separately as a class, who held their shares on the record date and who vote in person or by proxy at the special meeting, are required to approve an amendment of Bixby’s Certificate of Incorporation to permit the conversion of the Bixby Series A convertible preferred stock into GCA common stock in the merger.

GCA’s common stock is not currently listed or quoted on any national securities exchange or the Over-the-Counter Bulletin Board (“OTCBB”).

            After careful consideration of the terms and conditions of the merger proposal, the board of directors of Bixby believes that the merger proposal and the proposal to amend the terms of the Bixby Series A convertible preferred stock is in the best interests of Bixby and its stockholders.  The board of directors has unanimously approved the merger proposal and the proposal to amend to the terms of the Bixby Series A convertible preferred stock and unanimously recommends that you vote “FOR” the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement and for the amendment to the terms of the Bixby Series A convertible preferred stock.

              The accompanying joint proxy statement/prospectus provides detailed information about the merger proposal, and the amendment to the terms of the Bixby Series A convertible preferred stock and other information, including the information set forth under the heading “Risk Factors,” all of which you are urged to read carefully.  It is important that your Bixby common stock or Series A convertible preferred stock be represented at the special meeting regardless of the number of shares you hold.  Therefore, please sign, date and return your proxy card as soon as possible, whether or not you plan to attend the special meeting.  This will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Sincerely,

Robert A. Walker
Chairman of the Board

NOTICE OF MEETING

BIXBY ENERGY SYSTEMS, INC.
6893 139th Lane NW
Ramsey, Minnesota 55303

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                        , 20__

You are cordially invited to attend a special meeting of the stockholders of Bixby Energy Systems, Inc. relating to the proposed merger of Bixby Energy Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of GCA I Acquisition Corp. with and into Bixby Energy Systems, Inc., and related transaction(s), to be held at 10:00 a.m., Central Standard time, on _____________, at ___________________________________________ ______________________________ for the following purposes:

•
to approve the Amended and Restated Agreement and Plan of Merger, dated March 27, 2009, by and among GCA, Merger Sub, Bixby and Robert Walker (the “Merger Agreement”), and to approve the merger and related transactions contemplated by the Merger Agreement (to be voted on by the holders of Bixby common stock and Bixby Series A convertible preferred stock voting together);

•
to amend Bixby’s Certificate of Incorporation to revise the terms of the Bixby Series A convertible preferred stock to provide that, subject to the completion of the merger with GCA, the Bixby Series A convertible preferred stock will convert into GCA common stock on an as-converted basis in the merger (to be voted on by the holders of Bixby common stock and holders of Bixby Series A convertible preferred stock voting together and the holders of Bixby Series A convertible preferred stock voting separately as a class);

•	to consider and act upon any other matters that may properly be brought before the special meeting or at any adjournments or postponements of the meeting.

The board of directors of Bixby fixed the close of business on ___________, 2009 (the “Bixby Record Date”) as the date for which Bixby common and Series A convertible preferred stockholders are entitled to receive notice of, and to vote at, the special meeting.  Only the holders of record of Bixby common stock and Series A convertible preferred stock on the Bixby Record Date are entitled to have their votes counted at the special meeting and any adjournments or postponements of it.

On the Bixby Record Date, there were ___________ outstanding shares of Bixby common stock, each of which is entitled to one vote per share at the special meeting and _______ outstanding shares of Bixby Series A convertible preferred stock, each of which is entitled to two votes per share at the special meeting.

If holders of a combined majority of the shares of common stock and Series A convertible preferred stock entitled to vote in person or by proxy at the special meeting vote against, or abstain with respect to, the merger proposal, the proposal will not be approved.

If holders of either a majority of the Bixby common stock and Bixby Series A preferred stock voting together, or the holders of a majority of the Bixby Series A convertible preferred stock voting separately as a class, entitled to vote in person or by proxy at the special meeting vote against, or abstain with respect to, the proposal to amend Bixby’s Certificate of Incorporation to revise the terms of the Bixby Series A convertible preferred stock, the proposal will not be approved.

Your vote is important.  Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting.  If you are a stockholder of record of Bixby common stock or Bixby Series A convertible preferred stock, you may also cast your vote in person at the special meeting.  If you do not vote, it will have the same effect as voting against the proposals set forth above.

Any proxy may be revoked at any time prior to its exercise by delivery of a later dated proxy, by notifying us in writing prior to the special meeting or by voting in person at the special meeting.  By authorizing your proxy promptly, you can help us avoid the expense of further proxy solicitations.

After careful consideration of the terms and conditions of the merger proposal, the board of directors of Bixby believes that the merger proposal and the proposal to amend Bixby’s Certificate of Incorporation to revise the terms of the Series A convertible preferred stock are in the best interests of Bixby and its stockholders.  The board of directors of Bixby has unanimously approved the merger proposal, and the proposal to amend Bixby’s Certificate of Incorporation to revise the terms of the Series A convertible preferred stock and unanimously recommends that you vote “FOR” the approval of the Merger Agreement and the transactions contemplated thereby and the amendment to Bixby’s Certificate of Incorporation.

Your attention is directed to the joint proxy statement/prospectus accompanying this notice (including the annexes thereto) for a more complete statement regarding the matters proposed to be acted on at the special meeting. We encourage you to read this joint proxy statement/prospectus carefully.  If you have any questions or need assistance voting your shares, you may write or call Robert Walker, Bixby Energy Systems, Inc., 6893 139th Lane NW, Ramsey, Minnesota 55303, (763) 404-7800.

BY ORDER OF THE BOARD OF DIRECTORS

Peder K. Davisson Secretary

_______________, 2010

TABLE OF CONTENTS

Questions and Answers about the Actions to be Taken by GCA Stockholder Consent	1
Questions and Answers about the Merger to be Voted on by Bixby Stockholders	5
Summary	16
Risk Factors	24
Cautionary Statement Concerning Forward-Looking Statements	29
Action by Written Consent of GCA Stockholders	30
Voting by Written Consent and Record Date	30
Solicitation and Effectiveness of Written Consents	31
Expenses of Consent Solicitation	31
Written Consents Irrevocable	31
Proposal: To Increase GCA’s Authorized Shares of Common Stock	32
Proposal: 7-for-10 Reverse Stock-Split of GCA’s Issued and Outstanding Common Stock	33
Proposal: To Change GCA’s Name to “Bixby Energy Systems, Inc.”	34
Proposal: Approval of GCA’s 2009 Equity Participation Plan	35
GCA Board of Directors Recommendation	40
The Special Meeting of the Bixby Stockholders	41
General	41
Date, Time and Place of the Special Meeting	41
Purpose of the Bixby Special Meeting	41
Recommendation of the Bixby Board of Directors	42
Admission to the Bixby Special Meeting	42
Record Date and Stockholders Entitled to Vote	42
How You Can Vote	42
Adjournment and Postponement	43
Required Vote and Quorum	43
Abstentions and Broker Non-Votes	43
Voting by Bixby Directors and Executive Officers	44
Revoking Your Proxy	44
Other Matters	44
Solicitation of Proxies and Expenses	45
Stockholders Sharing an Address	47
The Proposed Merger	48
The Merger Agreement	48
General	48
Timing of Closing	48
Effects of the Merger	48
Conversion of Bixby Securities	49
Certain Transfer Restrictions Relating to GCA Common Stock Issued in the Merger	52
Conversion of Merger Sub Common Stock	53
Treatment of GCA Stock Options and Warrants	53
Bixby Dissenter’s Rights	53
Representations and Warranties	53

Certain Covenants Relating to Conduct Pending the Merger	56
Voting Agreement	58
GCA Capitalization	58
Certain Corporate and Securities Compliance	58
Public Announcements	59
Tax Free Reorganization	59
Affiliates	59
Certain Other Agreements and Related Matters	59
Certain Registration Obligations	60
Certain Liability and Indemnification	60
Conditions to the Merger	61
Termination, Amendment and Waiver	62
Fees and Expenses	63
Reasons for the Proposed Merger – Bixby	64
Reasons for the Proposed Merger – GCA	66
Description of GCA I Acquisition Corp. Securities	66
Comparison of Rights of Bixby Stockholders and GCA Stockholders	67
Accounting Treatment	67
Material United States Federal Income Tax Consequences of the Merger	67
Loss Limitations	69
Federal Securities Laws Consequences; Stock Transfer Restrictions	69
Pro Forma Financial Information	71
Information Regarding GCA	72
GCA Business	72
GCA Properties	73
GCA Legal Proceedings	73
GCA Material Contracts with Bixby	73
Market for GCA Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities	74
GCA Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	74
Historical Consolidated Financial Statements of GCA Acquisition Corp. and Subsidiary	75
Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Fiscal Years Ending May 31, 2008 and 2007 and for the Six Month Periods Ending November 30, 2008 and November 24, 2007	76
Current Board of Directors and Executive Officers of GCA	85
Executive Compensation Relating to GCA	86
Transactions and Related Persons, Promoters and Certain Control Persons of GCA	87
Director Independence	89
Security Ownership of Certain Beneficial Owners and Management	89
Information Regarding Bixby Energy Systems, Inc.	90
Bixby Business	90
Bixby Properties	115
Bixby Legal Proceedings	115
Bixby Market for Common Equity, Related Stockholder Matters and Bixby Purchases of Equity Securities	116

Bixby Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	117
Historical Consolidated Financial Statements of Bixby Energy Systems, Inc. and Subsidiary	118
Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Fiscal Years Ending May 31, 2008 and May 26, 2007 and for the Six Month Periods Ending November 30, 2008 and November 24, 2007	119
Executive Officers and Directors of Bixby	134
Executive Compensation Relating to Bixby	135
Employment Contracts, and Termination of Employment and Change-in-Control Arrangements	136
Transaction with Related Persons, Promoters and Certain Control Persons	137
Security Ownership of Certain Beneficial Owners and Management	137
Directors, Executive Officers, Promoters and Control Persons of the Surviving Company	139
Executive Officers and Directors	139
Family Relationships	140
Term of Office	141
Executive Compensation	141
Transactions with Related Persons, Promoters and Certain Control Persons	141
GCA Stockholder Proposals	142
Legal Matters	142
Experts	142
Where You Can Find More Information	142
Exhibits
Annex A – Amended and Restated Agreement and Plan of Merger
Annex B – Form of GCA Unanimous Written Consent of Stockholders and Consent Signature Card
Annex C – Form of Bixby Proxy Card
Annex D – Form of Amendment No. 1 to GCA Certificate of Incorporation
Annex E – Form of Amendment No. 2 to GCA Certificate of Incorporation
Annex F – GCA 2009 Equity Participation Plan
Annex G – Form of Amendment to Bixby Certificate of Incorporation
Annex H – Form of Convertible Debt Security Exchange Agreement
Annex I – Form of Common Stock Purchase Warrant Exchange Agreement
Annex J – Form of Series A Convertible Preferred Stock Purchase Warrant Exchange Agreement
Annex K – Form of Bixby Affiliate Agreement
Annex L – Delaware General Corporation Law Section 262 – Appraisal Rights

ADDITIONAL INFORMATION

GCA files quarterly and annual reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information that GCA files at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  GCA’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Copies of GCA’s public filings are also available without charge to each person to whom the prospectus contained in this registration statement is delivered, upon written or oral request to:

GCA I Acquisition Corp.
115 East 57th Street, 11th Floor
New York, New York 10022
Attention:  Michael M. Membrado
Telephone Number: (646) 486-9772

To obtain timely delivery, you must request the information no later than five business days before the date you must make your decision about the merger and amendment to Bixby’s Certificate of Incorporation described in the joint proxy statement/prospectus if you are a Bixby Stockholder, and no later than five business days before the date you must make your decision on the GCA consent proposals if you are a GCA stockholder.  In order to ensure that you will get the information you request on a timely basis, you must request this information by no later than __________________, 20__.

QUESTIONS AND ANSWERS ABOUT THE ACTIONS
TO BE TAKEN BY GCA STOCKHOLDER CONSENT

The following are some of the questions you may have as a GCA common stockholder and answers to those questions.  These questions and answers only highlight some of the information contained in this joint proxy statement/prospectus. You should read carefully this entire document, including the annexes, to fully understand the proposed transactions and the procedures for submitting your written consent to the GCA corporate actions to be taken.

Why am I receiving this document?

You are receiving this joint proxy statement/prospectus because GCA’s board of directors is soliciting consents from you for certain corporate actions which will be taken in connection with the merger of GCA I Acquisition Corp.’s wholly-owned subsidiary, Bixby Energy Acquisition Corp. into Bixby Energy Systems, Inc., in a transaction known as a triangular merger.  As a result of this triangular merger, Bixby Energy Systems, Inc. will become a wholly-owned subsidiary of GCA and Bixby’s business will become GCA’s business.

The merger itself does not require the approval of GCA’s shareholders. GCA is not holding a stockholder meeting nor is it seeking the vote, consent, proxy or approval of the GCA stockholders to approve the merger.

What am I being asked to consent to?

GCA’s board of directors is soliciting consents from you for the following corporate actions:

•	A proposal to amend GCA’s Certificate of Incorporation to give effect to a 7-for-10 reverse stock-split of GCA’s issued and outstanding shares of common stock;

•	A proposal to amend GCA’s Certificate of Incorporation to increase GCA’s authorized common stock from 100 million shares to 200 million shares;

•	A proposal to amend GCA’s Certificate of Incorporation to change GCA’s name from GCA I Acquisition Corp. to Bixby Energy Systems, Inc.; and

•	A proposal to ratify the adoption of the GCA I Acquisition Corp. 2009 Equity Participation Plan and to reserve 20 million common shares for issuance thereunder.

Why am I being asked to consent to these corporate actions?

The purpose of the reverse stock-split of GCA’s common stock is to reduce the total number of common shares of GCA common stock outstanding prior to the closing of the proposed merger with Bixby to 3.5 million, the number agreed to between GCA and Bixby. The merger is discussed in detail in this joint proxy statement/prospectus.

The increase in the number of shares of GCA common stock authorized for issuance is being effected to insure availability of an adequate number of shares of GCA common stock for issuance in connection with the merger with Bixby.

The name change is being effected to change GCA’s name to “Bixby Energy Systems, Inc.”, the name of the company GCA is combining with in the merger, whose operations will be GCA’s operations after the merger.

Ratification of the adoption of the GCA I Acquisition Corp. 2009 Equity Participation Plan is being sought to enable the issuance of replacement stock options in connection with the merger and to enable GCA to grant incentive stock options and other equity-based securities to induce persons with outstanding ability and potential to join and remain with GCA once the merger is completed.

If these actions receive the required GCA stockholder consent, when will they take effect?

The implementation of the proposals relating to the reverse stock-split and the increase in the number of shares of authorized common stock are not conditioned upon the merger with Bixby closing.  Accordingly, the GCA board of directors has determined to file the amendment to its Certificate of Incorporation to institute the reverse split and the increase in the number of authorized shares of common stock as soon as practicable following approval of these proposals by the GCA stockholders and without regard to the merger.

The implementation of the proposals relating to the name change and the 2009 Equity Participation Plan are conditioned upon the merger with Bixby closing.  Accordingly, the GCA board of directors has determined not to file the amendment to its Certificate of Incorporation to effect the name change or to adopt the 2009 Equity Participation Plan and to reserve common shares for issuance thereunder even if those proposals are approved by the GCA stockholders, if the merger does not close.  If the merger does close, the adoption of the 2009 Equity Participation Plan will occur concurrently with the closing, and the name change will be effected at some point after that.

Why is this document being referred to as a “joint proxy statement/prospectus”?

This document has been constructed in order to serve three distinct but very related purposes.  Rather than create three different documents containing a lot of redundant information, a determination was made to incorporate into a single document all of the relevant information.  The three purposes for which this document has been prepared are as follows:

•
to serve as a proxy statement for the Bixby common and Series A convertible preferred stockholders under applicable Delaware corporate law in connection with the upcoming special meeting of stockholders to approve the merger and the merger agreement, and the amendment to Bixby’s Certificate of Incorporation to revise Bixby’s Series A convertible preferred stock to provide for conversion of the Bixby convertible preferred stock into GCA common stock in connection with the merger, meaning that it will be a source of all material information relevant to Bixby’s stockholders in making a decision on how to vote;

•
to serve as a Form S-4 registration statement/prospectus deliverable by GCA to Bixby stockholders and other securityholders in connection with the issuance by GCA of the securities for which Bixby securities will be exchanged in the merger, or in transactions which will close concurrently with the merger, so that appropriate disclosure is provided and compliance with applicable securities law is satisfied; and

•
to serve as a proxy statement for the GCA stockholders under Delaware corporate law and Regulation 14A under the Securities Exchange Act of 1934 in connection with GCA’s solicitation of consents for the following four corporate actions related to the merger:

•	to reverse-split the common stock of GCA 7-for-10 prior to the effective time of the merger;

•	to increase the number of authorized shares of GCA common stock from 100 million to 200 million prior to the effective time of the merger;

•	to change the name of GCA to “Bixby Energy Systems, Inc.” following the merger; and

•	to ratify the adoption of the 2009 GCA Equity Participation Plan and the reservation of 20 million common shares for issuance thereunder concurrent with the merger.

How does the merger transaction work?

GCA has formed a wholly-owned subsidiary called Bixby Energy Acquisition Corp.  At the effective time of the merger, this subsidiary will be merged with and into Bixby Energy Systems, Inc., leaving Bixby Energy Systems, Inc. as a wholly-owned subsidiary of GCA.  GCA will later change its name to “Bixby Energy Systems, Inc.”  In effect, and as a result of the transaction, Bixby will become the sole operating subsidiary of GCA, and GCA will eventually be renamed “Bixby Energy Systems, Inc.”

As part of the transaction pursuant to the terms of the merger:

•	Bixby stockholders will be entitled to receive one share of GCA common stock for every one share of Bixby common stock that they own.

•	Bixby Series A convertible preferred stockholders will be entitled to receive two shares of GCA common stock for every one share of Bixby Series A convertible preferred stock that they own.

•
Holders of Bixby common stock purchase warrants that are convertible by their terms into GCA common stock purchase warrants as a result of the merger will be exchanged for the right to receive a GCA common stock purchase warrant to purchase a number of shares of GCA common stock equal to the number of shares of Bixby common stock that would have been issuable upon the Bixby warrants.

•	Bixby stock option holders will be entitled to receive an equal number of GCA stock options with substantially the same terms as their Bixby stock options, for their Bixby stock options.

Also, at the time the merger closes:

•
Bixby convertible debtholders will, if they had agreed beforehand, exchange their Bixby convertible promissory notes or debentures into a number of shares of GCA common stock or other securities that they would have received in the merger if they had converted their debt into Bixby common stock or other securities prior to the closing of the merger, and

•
Holders of Bixby common stock purchase warrants that are not convertible by their terms into GCA warrants as a result of the merger, will, if they had agreed beforehand, exchange their Bixby common stock warrants into GCA common stock purchase warrants with substantially similar terms.

Those Bixby convertible debtholders, and holders of Bixby warrants that are not convertible by their terms into GCA warrants as a result of the merger, that do not agree to the exchange will remain as holders of Bixby convertible debt or warrants.  They would then receive either common stock in Bixby and not GCA if they convert their convertible debt, or common or preferred stock in Bixby and not GCA if they exercise their warrant(s), after the merger.  As a result, they would obtain a minority ownership position in Bixby and will in all likelihood have no liquidity in their Bixby stock, since if this occurs Bixby would have gone from being a privately-held wholly-owned subsidiary of GCA to a privately-held majority-owned subsidiary of GCA with no trading market for its stock.

Assuming the merger is consummated, who will the directors of GCA be?

Assuming the merger is consummated, the board of directors of GCA will be the same as the current board of directors of Bixby.  Specifically, the board members will be Robert Walker (Chairman), James Bergeron, Gil Gutknecht and Kenneth Casavant.

Assuming the merger is consummated, who will the officers of GCA be?

Assuming the merger is consummated, the officers of GCA will be the same as the current officers of Bixby.  Specifically, the officers will be Robert Walker (President and Chief Executive Officer), Peder K. Davisson (Secretary), and Marvin (Ron) Baker (Vice President).

Does the merger involve any payment of cash?

There is no cash consideration directly involved in the merger transaction itself.  The only cash being paid by Bixby in connection with the merger is (i) that relating to its own fees and expenses associated with the merger, including its professional fees, and (ii) that relating to GCA’s fees and expenses associated with the merger, including the preparation, filing and dissemination of a registration statement on Form S-4 and this joint proxy statement/prospectus and all related federal and state securities law compliance associated with the pending merger as well as GCA’s expenses associated with fulfilling its SEC and related reporting obligations under applicable securities laws (until the earlier of four business days following the closing of the merger or the termination of the Merger Agreement), each of which Bixby has agreed to pay under the terms of the Merger Agreement.  These fees and expenses include reasonable legal, accounting, independent auditing, and EDGARization service fees.

What will GCA’s business be after the merger?

GCA’s operations after the merger will be Bixby’s operations.  Bixby’s business is discussed in this joint proxy statement/prospectus under the heading “Information Regarding Bixby Energy Systems, Inc.”.

What percentage of GCA will the pre-merger GCA common stockholders own upon closing of the proposed merger?

Upon consummation of the merger and the concurrent exchange of Bixby convertible debt for GCA common stock, Bixby warrants for GCA warrants, and Bixby stock options for GCA stock options, and following issuance in the merger and exchange transactions of the GCA common shares to Bixby stockholders (both common and Series A convertible preferred) in exchange for their shares of Bixby, and to Bixby convertible debtholders in exchange for their Bixby convertible debt, and giving effect to the issuance of the GCA common stock upon the exercise of warrants and conversion of the convertible securities underlying certain of those warrants, the GCA common stockholders will be diluted,  and the GCA shares currently owned by GCA stockholders will be reduced from representing 100% of the total issued and outstanding common shares of GCA to representing approximately 4% of the total issued and outstanding common shares of GCA assuming conversion of all outstanding convertible securities.

QUESTIONS AND ANSWERS ABOUT THE MERGER
TO BE VOTED ON BY BIXBY STOCKHOLDERS

The following are some of the questions you may have as a Bixby Energy Systems, Inc. common or Series A convertible preferred stockholder and answers to those questions.  These questions and answers only highlight some of the information contained in this joint proxy statement/prospectus. You should read carefully this entire document, including the annexes, to fully understand the proposed transactions and the voting procedures for the special meeting of the Bixby stockholders.

Why am I receiving this document?

You are receiving this joint proxy statement/prospectus because Bixby has entered into an agreement to merge with a public reporting shell company, GCA I Acquisition Corp., and before the transaction may be finalized, the approval of Bixby stockholders is required.  As a Bixby stockholder, you will be entitled to vote on the merger and related matters at an upcoming special meeting of Bixby stockholders.  The way the transaction works, a vote “FOR” the proposed merger and the related matters represents a decision to effectively exchange your shares of Bixby for shares in GCA which, immediately following the merger, will be essentially the same company as Bixby, but public reporting and with certain changes in its capital structure.  In connection with your right to vote, this document, therefore, is intended to provide detailed disclosure to you regarding the transaction, GCA I Acquisition Corp., and the combined entities so that you are in a position to make an informed voting and investment decision.

What is a public reporting shell company?

A public reporting shell company is a company with nominal assets and operations but with a class of stock registered under the Securities Exchange Act of 1934 and which files with the U.S. Securities and Exchange Commission quarterly and annual reports on Forms 10-Q and 10-K as well as current reports on Form 8-K, all of which are available to the public.  While some public reporting shell companies also have outstanding publicly traded securities, GCA does not and will not unless and until it completes a business combination with an operating company such as the merger with Bixby and, even then, not until after it goes through certain regulatory processes to both register the resale of certain shares and obtain a trading symbol and an initial listing/quotation for its common shares.

Why is this document being referred to as a “joint proxy statement/prospectus”?

This document has been constructed in order to serve three distinct but very related purposes.  Rather than create three different documents containing a lot of redundant information, a determination was made to incorporate into a single document all of the relevant information.  The three purposes for which this document has been prepared are as follows:

•
to serve as a proxy statement for the Bixby common and Series A convertible preferred stockholders under applicable Delaware corporate law in connection with the upcoming special meeting of stockholders to approve the merger and the Merger Agreement and the amendment to Bixby’s Certificate of Incorporation to revise Bixby’s Series A convertible preferred stock to provide for conversion of the Bixby convertible preferred stock into GCA common stock in connection with the merger, meaning that it will be a source of all material information relevant to Bixby’s stockholders in making a decision on how to vote;

•
to serve as a Form S-4 registration statement/prospectus deliverable by GCA to Bixby stockholders and other securityholders in connection with the issuance by GCA of the securities for which Bixby securities will be exchanged in the merger, or in transactions which will close concurrently with the merger, so that appropriate disclosure is provided and compliance with applicable securities law is satisfied; and

•
to serve as a proxy statement for the GCA stockholders under Delaware corporate law and Regulation 14A under the Securities Exchange Act of 1934 in connection with GCA’s solicitation of consents for the following four corporate actions related to the merger:

•	to reverse-split the common stock of GCA 7-for-10 prior to the effective time of the merger;

•	to increase the number of authorized shares of GCA common stock from 100 million to 200 million prior to the effective time of the merger;

•	to change the name of GCA to “Bixby Energy Systems, Inc.” following the merger; and

•	to ratify the adoption of a GCA 2009 Equity Participation Plan and the reservation of 20 million common shares for issuance thereunder concurrent with the merger.

If I am a Bixby stockholder, what are the proposals in relation to which I am being asked to vote?

There are only two proposals, which are interrelated.  You are being asked to vote:

•
to approve the merger transaction, as well as the Amended and Restated Agreement and Plan of Merger, which is sometimes referred to in this joint proxy statement/prospectus as the “Merger Agreement”; and

•
to approve an amendment to Bixby’s Certificate of Incorporation to amend the terms of Bixby Series A convertible preferred stock to provide that, subject to the completion of the merger with GCA, the Bixby Series A preferred stock will convert into GCA common stock on an as-converted basis (2-for-1) in the merger.

What vote is required to approve the merger and the Merger Agreement and the amendment to Bixby’s Certificate of Incorporation?

The affirmative vote of holders of a majority of the outstanding shares of Bixby common stock and Bixby Series A convertible preferred stock voting together, who held their shares on _________,  the record date, and who vote in person or by proxy at the special meeting are required to approve the Merger Agreement and the related transactions.  The affirmative vote of the holders of a majority of the outstanding shares of Bixby common stock and Bixby Series A convertible preferred stock voting together, and the Bixby Series A convertible preferred stock voting separately as a class, who held their shares on the record date, and who vote in person or by proxy at the special meeting are required to approve the amendment to Bixby’s Certificate of Incorporation.  If the merger does not close, Bixby’s board of directors have determined not to file the amendment to Bixby’s Certificate of Incorporation and the terms of Bixby’s Series A convertible preferred stock will not change.

How does the merger transaction work and what will I receive if it is approved?

GCA has formed a wholly-owned subsidiary called Bixby Energy Acquisition Corp.  At the effective time of the merger, this subsidiary will be merged with and into Bixby Energy Systems, Inc., leaving Bixby Energy Systems, Inc. as a wholly-owned subsidiary of GCA.  GCA will later change its name to “Bixby Energy Systems, Inc.”  In effect, and as a result of the transaction, Bixby will become the sole operating subsidiary of a public reporting company that will eventually be renamed Bixby Energy Systems, Inc.

As part of the transaction, Bixby stockholders will be entitled to receive one share of GCA common stock for every one share of Bixby common stock that they own and Bixby Series A convertible preferred stockholders will be entitled to receive two shares of GCA common stock for every one share of Bixby Series A convertible preferred stock that they own.  Also, Bixby stock option holders will be entitled to receive an equal number of GCA stock options with substantially the same terms as their Bixby stock options, for their Bixby stock options.

At the time the merger closes, Bixby convertible debtholders will, if they agree, receive GCA common stock or securities in exchange for their Bixby convertible promissory note or debentures.  Those convertible debtholders that do not agree to the exchange will remain as holders of Bixby convertible debt.  They would then receive common stock in Bixby and not GCA if they convert their convertible debt after the merger.  As a result, they will obtain a minority ownership position in Bixby and will in all likelihood have no liquidity in their Bixby stock since if this occurs Bixby would have gone from being a privately-held wholly-owned subsidiary of GCA to a privately-held majority-owned subsidiary of GCA with no trading market for its stock.  In this event there can be no assurance that they would ever be able to sell or otherwise transfer their shares of Bixby common stock.  Additionally as minority stockholders in Bixby after the merger closes, they would be subject to the decision of GCA as the majority shareholder of Bixby on all matters upon which stockholders vote, such as the selection of Bixby’s directors and a sale of substantially all of Bixby’s assets, among other things.

What will happen to my Bixby warrants?

Generally:

•
Your Bixby common stock purchase warrants will be exchanged in the merger for GCA common stock purchase warrants exercisable for the same number of shares of GCA common stock, and at the same price per share, as your Bixby warrants, and which are otherwise substantially equivalent to your Bixby warrants.

•
Your Bixby Series A convertible preferred stock purchase warrants will be exchanged in the merger for GCA common stock purchase warrants exercisable for twice the number of shares of GCA common stock, and at half the price per share, as compared to the number of shares of Bixby Series A preferred stock and the exercise price per share of Bixby Series A preferred stock under your Bixby warrants.

Holders of Bixby common stock purchase warrants and Bixby Series A convertible preferred stock purchase warrants that do not contain a provision that their warrants will be exchanged for GCA warrants as described above will be given the opportunity, prior to closing of the merger, to enter into an agreement with Bixby to exchange their Bixby warrants as of the closing of the merger for GCA common stock purchase warrants with the terms described above.  Holders of Bixby common stock purchase warrants who do not agree to such an exchange will retain their Bixby common stock purchase warrants which, upon exercise after the merger, would result in their receiving common stock in Bixby and not GCA.  Holders of Bixby Series A convertible preferred stock purchase warrants who do not agree to such an exchange will retain their Bixby Series A convertible preferred stock purchase warrants, which, upon exercise after the merger, would result in their receiving Series A convertible preferred stock in Bixby and not shares of GCA.  As a result, if they exercise their Bixby warrants, they will be issued Bixby stock which will represent a minority ownership position in Bixby, and they will in all likelihood have no liquidity in their Bixby stock since, if this occurs, Bixby would have gone from being a privately-held wholly-owned subsidiary of GCA to a privately-held majority-owned subsidiary of GCA with no trading market for its stock.  In this event there can be no assurance that they would ever be able to sell or otherwise transfer their shares of Bixby stock.  Additionally, under those circumstances, as minority stockholders in Bixby after the merger closes, they would be subject to the decision of GCA as the majority shareholder of Bixby on all matters upon which stockholders vote, such as the selection of Bixby’s directors and a sale of substantially all of Bixby’s assets, among other things.

  The issuance of the GCA common stock purchase warrants and the shares of GCA common stock underlying GCA common stock purchase warrants issued in exchange for Bixby common stock purchase warrants and Bixby Series A convertible preferred stock purchase warrants are being registered as part of the S-4 registration statement included in this joint proxy statement/prospectus.

What is the value to Bixby of becoming a public reporting company?

The Bixby board of directors has determined that the merger is in the best interest of Bixby’s stockholders.  In reaching their determination, the Bixby board considered the following:  Becoming a public reporting company is, for most public companies, an integral and major part of the process in becoming what most people understand to be a “public company”.  In order to have its common stock listed for trading on any major stock exchange or automated quotation system, it is necessary for a company to become a public reporting company.  This can be done either directly, through registration under the federal securities laws, or indirectly, through a merger with a shell company that is already a reporting company.  The decision to accomplish this one way as opposed to the other is generally influenced by a combination of timing and expense considerations, as well, in some cases, as the expertise and resources of those controlling an available shell company.  In either case, once it becomes a reporting company, it is eligible to pursue the various additional steps involved in allowing shares of the company’s stock to publicly trade.  Ultimately, the value of being a “public company”, one which is both public reporting and publicly-traded, can include any one or more of the following:

•
Liquidity.  Liquidity is the ability to sell that is created by the existence of an after-market among the investing public in a company’s so-called “freely-trading” stock.  In the final analysis, it’s what gives investors and others the opportunity to turn their investments into cash as and when they desire.  Shareholders in private companies invariably have to concern themselves with their “exit strategy” and are generally tied to such investments until such time, if at all, as the company is either sold outright to another company or goes public.  In contrast, if a company is already public, the ability to exit is significantly enhanced.  While true liquidity can be more illusory than real for small public companies that lack significant trading volume in their stock, generally, the relative liquidity as compared to a private company is greater.

•
A Significantly Higher Valuation For Company.  All other things being equal, public companies generally enjoy significantly higher valuations than do their private counterparts.  In general, in fact, and although there can never be any assurance, the valuations of public companies tend to be two or more times the value of a comparable private company.  When a financing takes place as part of a going-public event itself, the value of the company before the investment is almost always materially higher than the value a private equity investor would place on the same company.  This is due to a discount that is generally placed on illiquidity.

•	Easier Access To Capital. In general, it is easier for public companies to raise money than private companies. This is true for essentially three reasons.

•
On an ongoing basis, public companies are required to disclose their operating and financial results (whether positive or negative), executive compensation, related-party transactions, material contracts, liquidity, capital resources, and other affairs to the public through periodic and other SEC filings.  The “transparency” that results from this mandated disclosure generally has the effect of enhancing investor confidence, to at least some extent because public companies are generally believed to be less apt to be able to conceal meaningful problems.

•
The liquidity factor discussed above plays a key role in relation to capital raising.  Typically, public company investors (those that invest in primary, capital-raising transactions directly with the company, not open market purchases) are able to obtain the ability to sell their shares publicly within 2 to 12 months after making their investment, which, in contrast to private venture-capital type investments (that can tie up capital for several years or more), is viewed by some as attractive.  An entire segment of the hedge fund industry has evolved in recent years which is focused exclusively on doing what are called private-investment-in-public-equity (so-called “PIPE”) transactions.  Although there has been a significant fall off recently in the transactional volume of PIPES generally, which is largely attributable to the state of the domestic and international capital markets as a whole, very substantial sums have historically been invested annually by these funds, of which there are many, in developing and growth-stage public companies, effectively having created a sort of “public venture capital” market.  PIPE activity within certain sectors, however, including alternative energy, remains relatively robust.

•
Public companies have far greater visibility within the capital markets and are therefore much better positioned than private companies to pursue and access those markets as and when they may need to do so.

•
Ability to Raise Capital Without Having To Relinquish Control. Because they largely view themselves as strategic “partners”, institutional investors in most private companies typically insist upon board representation and extensive restrictions and covenants designed to control – or at least limit – their relative investment risk.  Many institutional investments in public companies, however, do not involve these same types of demands.  For this reason, many private companies that are already able to attract private equity investment make the decision to go public since the terms upon which they can obtain in the public markets are less restrictive and allow them to maintain more control going forward.

•
Growth Through Acquisitions or Strategic Partnerships.  Many companies become public in order to more aggressively pursue a strategy of growth through acquisition, joint venture, or strategic partnership.  In many cases, investors are more willing to provide financing to a public company, even when the purpose of the financing is to fund acquisitions.  In addition, a public company is sometimes able to use stock as currency or “scrip” in the package of consideration to be provided to a company being acquired or with which it is partnering; in some cases, the sole consideration involved is stock.

•
Enhanced Ability to Attract and Retain More Highly-Skilled Management Through Equity-Based Incentive Compensation Packages.  Because it can provide material financial incentives for enterprising individuals, in many cases tax-advantaged, publicly-traded stock and stock options to acquire it are frequently used as the basis for recruiting and retaining members of senior, and sometimes middle-level, management teams.  This can be a very meaningful competitive advantage in the market for executive talent.  In some cases, and to a lesser degree, rank-and-file employees can take advantage of these benefits as well.

The board of directors of Bixby determined that it was in the best interest of Bixby and its stockholders to pursue a merger with a reporting company instead of undertaking a self-registration to achieve its goals of becoming a public reporting company because they were concerned that a self-registration would result in an extremely large number of shares of Bixby common stock becoming immediately eligible to be freely-traded, creating the potential of a substantial sell-off following the commencement of trading, which could result in a significant depression of the stock price, irrespective of the underlying value of Bixby at that time.  The board considered that if the value of the stock was depressed due to heavy trading resulting in an undervaluation of Bixby, it would have a chilling effect on Bixby’s ability able to raise capital in the equity markets as Bixby would be forced to give up a greater percentage of its equity for the funding it would seek, and it could invite hostile takeover overtures.  The Bixby board also determined that in a self-registration, Bixby would not be able to obtain a lockup agreement with each of its stockholders in order to control the volume of shares entering the market to avoid the downward pressure on its stock price that could occur from a potential heavy and concentrated sell-off.  It was concluded that Bixby could achieve the goals of a lockup by including transfer restrictions in the terms of a merger transaction upon which its shareholders would vote.

In April, 2008, the Bixby board was introduced to GCA by Michael Membrado, the Chief Executive Officer and a director and principal shareholder of GCA, who was providing investment banking advisory services to Bixby through his affiliate Greyline Capital Advisors, LLC.  The Bixby board evaluated that it would cost Bixby no more and probably less, in terms of expenses, fees and equity, to merge with GCA rather than another reporting shell company, and GCA as a non-operating reporting company did not have the legacy of risks associated with possible past liabilities and obligations of a defunct previously operating company which perhaps would not be discovered or quantified in a due diligence review.  After discussions with the affiliates of GCA, the Bixby board determined that GCA could provide Bixby with a turn-key vehicle to aid in its liquidity and capital needs, that it was acceptable as a merger candidate, and that the GCA affiliates had the necessary skill-set to assist in structuring the merger and to guide the transaction though the merger and regulatory process.  The Bixby board of directors did not seek or consider any other merger candidates.

How did GCA and Bixby come to agree upon the ratio of GCA shares holders of Bixby common stock and Series A preferred stock would receive in the merger?

The conversion ratio reflected in the Merger Agreement was agreed to between GCA and Bixby based on a combination of the following factors:

▪
Bixby management’s belief that, if, as part of the merger, its shareholders were to receive a fewer number of shares of GCA stock (in real numbers) than the number of shares of Bixby common stock (or shares convertible into Bixby common stock) that they held immediately prior to the merger, that they would view the transaction unfavorably and be less inclined to approve it as a result when submitted to the stockholders for a vote;

▪
Bixby management’s belief that, if, as part of the merger, its shareholders were to receive a number of shares of GCA stock (in real numbers) that differed from the number of shares of Bixby common stock (or shares convertible into Bixby common stock) that they held immediately prior to the merger, and notwithstanding their having been furnished with appropriate disclosure in connection with the transaction, many of them would have difficulty understanding the transaction and be less inclined to vote one way or the other for it as a result when submitted to the stockholders for a vote; and

Bixby and GCA managements’ mutual good faith belief that, expressed in terms of a ratio, the relative values of Bixby and GCA, howsoever speculative in terms of real numbers in each case given their very early stages of development, was, at the time that the Merger Agreement was signed, and inclusive of all tangible and intangible assets and actual and contingent liabilities, approximately 24:1 (Bixby:GCA).

Assuming the merger is consummated, who will the directors of the company be?

Assuming the merger is consummated, the board of directors of GCA will be the same as the current board of directors of Bixby.  Specifically, the board members will be Robert Walker (Chairman), James Bergeron, Gil Gutknecht and Kenneth Casavant.

Assuming the merger is consummated, who will the officers of the company be?

Assuming the merger is consummated, the officers of GCA will be the same as the current officers of Bixby.  Specifically, the officers will be Robert Walker (President and Chief Executive Officer), Peder K. Davisson (Secretary), and Marvin (Ron) Baker (Vice President).

Does the merger involve any payment of cash?

There is no cash consideration directly involved in the merger transaction itself.  The only cash being paid by Bixby in connection with the merger is (i) that relating to its own fees and expenses associated with the  merger, including its professional fees, and (ii) that relating to GCA’s fees and expenses associated with the merger and the preparation, filing and dissemination of a registration statement on Form S-4 and this joint proxy statement/prospectus and all related federal and state securities law compliance associated with the pending merger as well as GCA’s expenses associated with fulfilling its SEC and related reporting obligations under applicable securities laws (until the earlier of four business days following the closing of the merger or the termination of the Merger Agreement), each of which Bixby has agreed to pay under the terms of the Merger Agreement.  These fees and expenses include reasonable legal, accounting, independent auditing, and EDGARization service fees.

How is Bixby paying for the business combination?

As a result of the merger, Bixby is contributing its operating business to GCA, the public reporting shell company.  The combination results in a public reporting operating company (and one that is no longer a shell company).  Bixby common stockholders will exchange the shares that they currently hold in Bixby for an equal number of shares of GCA and Bixby Series A convertible preferred stockholders will exchange the shares they currently hold in Bixby for twice as many shares of GCA common stock, except that, in each case, such shares shall have been diluted as a result of the shares held by the existing shareholders of GCA, which are entitled, pursuant to the merger agreement and as of closing, to retain 3.5 million shares of GCA common stock, which is the number of shares of GCA common stock that will be outstanding immediately prior to the consummation of the merger after the 7-for-10 reverse split of the GCA common stock that will occur prior to the merger.

What percentage of GCA will the Bixby common and Series A convertible preferred stockholders own upon closing of the merger?

Upon consummation of the merger and concurrent exchange of Bixby convertible debt for GCA common stock and the exchange of Bixby warrants for GCA warrants, and following issuance in the merger and exchange transactions of the GCA common shares to Bixby stockholders (both common and Series A convertible preferred) in exchange for their shares of Bixby, and to Bixby convertible debtholders in exchange for their Bixby convertible debt, and giving effect to the issuance of the GCA common stock upon the exercise of warrants and conversion of the convertible securities underlying certain of those warrants, the Bixby stockholders will be diluted and collectively own approximately 96% of the total issued and outstanding common stock of GCA.  As a result of these issuances, the GCA shares currently owned by GCA stockholders will be reduced from representing 100% of the total issued and outstanding common shares of GCA to representing approximately 4% of the total issued and outstanding common shares of GCA.

Will I be able to sell my shares of GCA in the public market if I want to after the merger?

Not immediately, but eventually.  If the merger is approved and closes, the issuance of the securities by GCA to Bixby securityholders shall have been registered pursuant to the S-4 registration statement of which this joint proxy statement/prospectus is a part.  As a result of this registration, and so long as you are not a so-called “affiliate” of Bixby at the time of the merger, your shares will be eligible to be resold by you subject to two limitations:

•
First, before any shares can be sold, a market has to be created in the stock and the stock, as a class, needs to be authorized and qualified for trading on a national securities exchange and/or the Over-The-Counter-Bulletin-Board (OTCBB).  At a minimum, this requires that the post-merger company identify and recruit a sponsoring market maker to undertake a certain procedural and administrative process on behalf of the post-merger company and that the company obtain a ticker symbol and that its common shares be listed and/or quoted.

•
Second, as a result of the merger, and in accordance with the terms of the Merger Agreement, all Bixby securityholders who receive shares of GCA common stock as part of the merger will hold such shares subject to a contractual lock-up period pursuant to which they will only be able to be sold in accordance with the following schedule (calculated on a cumulative basis):

Up to 10%	Any time following the first date GCA’s common stock is authorized, qualified, and listed or quoted for trading on a national securities exchange and/or the OTCBB (the “Listing Date”)
Up to additional 5%	90 days following the Listing Date
Up to additional 5%	180 days following the Listing Date
Up to additional 5%	270 days following the Listing Date
Up to additional 5%	365 days following the Listing Date
Up to additional 10%	455 days following the Listing Date
Up to additional 15%	545 days following the Listing Date
Up to additional 20%	635 days following the Listing Date
Up to additional 25%	730 days following the Listing Date

If for any reason the Listing Date shall not have occurred as of the date one year following the closing of the merger, then the Listing Date shall be deemed to be the date one year following the closing of the merger.

The above transfer limitation condition does not apply to transfers:

•	by gift to an immediate family member,

•	by will or intestacy or distribution, or

•	to a trust for the benefit of the transferor or a family member.

Affiliates will be subject to additional transfer restrictions imposed by SEC rules which are discussed below.

How do I know if I am an “affiliate”?

An “affiliate” for purposes of the merger is anyone who has the power to direct or cause the direction of management and policies of Bixby, whether through stock ownership, by contract, or otherwise.  Such power exists either through the right to control or the actual exercise of control.  Certain persons presumptively (although rebuttably) qualify as affiliates.  In addition to officers and directors of Bixby, these persons include beneficial owners of more than 10% of any class of Bixby’s equity securities (for which purpose such person is considered to be the beneficial owner of all securities which such person has a right to acquire within 60 days) and any such person’s relative or spouse, or any relative of such spouse, living in the same home as such person.

Your status as an affiliate can change at any given time depending, among other things, on what percentage of the total outstanding common stock of the post-merger company you own.  The percentage you own can change as a result of any increase or decrease in the number of shares that you own as well as by any increase or decrease in the number of shares the company has outstanding.  As of November 20, 2009, you would have presumptively been an affiliate if you owned 3,947,847 or more shares of Bixby common stock.

Can I still sell my shares in the public market if I am an affiliate?

As an affiliate, the GCA shares you acquire in connection with the merger with Bixby or pursuant to contemporaneous exchange agreements are what is known as “control securities”.  The SEC imposes certain transfer restrictions on the public sale of “control securities” by affiliates.  If you become an affiliate of GCA after the merger with Bixby closes, generally you will be allowed to sell your shares in the public market pursuant to the transfer restriction schedule discussed in one of the preceding questions (with caption “Will I be able to sell my shares of GCA in the public market if I want to after the merger?”, but subject to the following volume limitations in any three-month period:

the greater of:

•	up to one percent of GCA’s (then renamed “Bixby Energy Systems, Inc.”) total outstanding shares of common stock, or

•	up to the average weekly trading volume of GCA’s (then “Bixby Energy Systems, Inc.”) common stock during the four full calendar weeks before you file a notice of proposed sale with the SEC.

Additionally, after six months from the time the shares were issued to you, provided that GCA (then “Bixby Energy Systems, Inc.”) is at such time current in filing its required periodic reports with the SEC, you would be able to sell such number of shares, plus the same number of shares under Rule 144 of the Securities Act of 1933, effectively doubling the number of shares you could sell under affiliate transfer restrictions, so long as it does not exceed the contractual lock-up restrictions discussed in the question above under the caption “Will I be able to sell my shares of GCA in the public market if I want to after the merger?”  After one year passes from the closing of the merger, the requirement that GCA (then “Bixby Energy Systems, Inc.”) be current in the filing of its required periodic reports with the SEC ceases to be a condition to your ability to double up on the number of shares you would be able to sell under affiliate transfer restrictions.  These volume restrictions are specifically set forth in Rule 144 under the Securities Act of 1933.

If the resale of your shares is subsequently registered, you would be able to sell your shares without regard to Rule 144 volume limitations, but you would be subject to the contractual lock-up restrictions discussed in the question above under the caption “Will I be able to sell my shares of GCA in the public market if I want to after the merger?”  Bixby has acknowledged in the merger agreement its intention to register the resale of the GCA common shares held by affiliates, as well as GCA (then “Bixby Energy Systems, Inc.”) common shares underlying purchase warrants held by affiliates, shortly after the closing of the merger, subject to certain conditions. Note that, just because you may be allowed to sell your shares in compliance with Rule 144, it does not mean that there will be a trading market in which you will be able to sell your shares.

Also, because GCA is a “shell” company before the merger with Bixby, holders of GCA common stock who are affiliates of GCA before the merger with Bixby will not be able to publicly re-sell their GCA common stock at any time without registration of the resale of those shares, because of SEC transfer restrictions that apply to former shell companies.  Under the terms of the merger agreement, however, GCA (then “Bixby Energy Systems, Inc.”) is committed to registering the resale of these shares shortly after the closing of the merger.

Once you cease to be an affiliate and have not been an affiliate of GCA for three months, the Rule 144 volume limitations will no longer apply.

The rules and limitations relating to sales of shares by affiliates are complex and we urge affiliates to consult with their attorneys and stockbrokers for advice and guidance on the restrictions that apply to the sale of their GCA (then “Bixby Energy Systems, Inc.”) shares.

Are there any important risks related to the merger, GCA or the combined entities of which I should be aware?

Yes, there are important risks involved.  Before making any decision on whether and how to vote, we urge you to read carefully and in its entirety the section entitled “Risk Factors” beginning on page 24.

Does the Bixby board of directors support the merger?

Yes.  The Bixby board of directors has determined that the merger is fair to, and is in the best interests of, the Bixby stockholders, and has unanimously approved the merger and the Merger Agreement, and the related matters upon which you are being asked to vote on in this joint proxy statement/prospectus.  In reaching its determination, Bixby’s board chose not to obtain a fairness opinion due to cost considerations.

How will the Bixby officers and directors vote their shares?

Robert Walker, Bixby’s Chairman and Chief Executive Officer, has entered into an agreement in connection with the merger pursuant to which he has agreed to vote his 1,765,002 shares representing 4.32 % of the vote of Bixby’s voting stock as of November 20, 2009, in favor of the merger and the Merger Agreement and the related proposal to amend Bixby’s Certificate of Incorporation.  Although it is expected by Bixby management that the other officers and directors that own shares will also vote in favor of the merger and the Merger Agreement and the related proposal to amend Bixby’s Certificate of Incorporation, they have not contractually committed themselves to doing so and there can be no assurance of this result.

Will my rights as a stockholder of GCA be different from my rights as a stockholder of Bixby?

Since both Bixby and GCA are Delaware corporations, your rights will be substantially the same if you are a Bixby common stockholder whose shares will be exchanged for GCA common stock in the merger.

If you are a Bixby Series A convertible preferred stockholder whose Bixby Series A convertible preferred stock will be exchanged for GCA common stock in the merger, there are certain material differences between your rights as a common stockholder of GCA and your rights as a preferred stockholder of Bixby.  We urge you to read the section entitled “Description of GCA I Acquisition Corp. Securities” beginning on page 66 and “Comparison of Rights of Bixby Stockholders and GCA Stockholders” beginning on page 67, which discusses those differences.

Is the merger expected to be taxable to me?

The merger has been structured to qualify as a “Type A Reorganization” within the meaning of §368(a)(1)(A) of the United States Internal Revenue Code of 1986.  As a result of the merger's qualification as a Type A Reorganization, Bixby stockholders are not expected to recognize gain or loss for United States federal income tax purposes upon the exchange of shares of Bixby common stock or Bixby Series A convertible preferred stock for shares of GCA common stock.  You should read “Material United States Federal Income Tax Consequences of the Merger” beginning on page 67 for a more complete discussion of United States federal income tax consequences of the merger.  Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation.  Bixby stockholders should consult their tax advisors to determine the tax consequences of the merger to them.

What happens if I vote against the merger but it is approved anyway?

If you vote against the merger but it is approved by the Bixby stockholders anyway, the merger will proceed and be completed, but you will be entitled to appraisal rights under Delaware law.

What are appraisal rights?

Under Delaware law, dissenting holders of Bixby common stock and Series A convertible preferred stock will have what are known as “appraisal rights”.  Appraisal rights entitle the holder the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if a proposed merger is completed and subject to certain conditions.  In this case, dissenting stockholders will only be entitled to pursue their appraisal rights if they submit a written demand for an appraisal before the taking of the vote on the merger and they comply with the Delaware law procedures explained in this joint proxy statement/prospectus.  In the event that holders of more than 7,288,018 shares, or 20% of Bixby common stock and/or 163,506 shares, or 20%,  of Bixby Series A convertible preferred stock choose to exercise their appraisal rights, Bixby will be under no obligation to consummate the proposed merger.  We urge you to read the section entitled “Rights of Dissenting Stockholders” beginning on page 45 which discusses the appraisal rights in detail.

When and where will the Bixby special meeting of stockholders be held?

The Bixby special meeting of stockholders will be held on _____________ at 10:00 a.m. at ______________________________________.

What happens if the merger is not approved?

 Under the terms of the Merger Agreement, the inability of Bixby and Robert Walker, it’s Chief Executive Officer, to obtain approval of its stockholders for the merger despite their good faith best efforts to do so would give Bixby the right to terminate the Merger Agreement.  In such event, the merger would not be completed, and unless it determined to do so otherwise, Bixby would not become a public company and there would be no public market into which stockholders of Bixby would be able to potentially sell their shares.

Assuming it is approved, when do you expect the merger to be completed?

It is currently anticipated that the merger will be completed promptly following Bixby’s special meeting of stockholders.
 Who is entitled to vote?

            Bixby common stockholders and Bixby Series A convertible preferred stockholders of record as of the close of business on __________ __, 2009 are entitled to receive notice of and to vote at the special meeting.

How do I vote?

Each share of Bixby common stock of which you were the holder on the record date entitles you to one vote.  Each share of Bixby Series A convertible preferred stock of which you were the holder on the record date entitles you to two votes.  Your proxy card shows the number of shares of Bixby capital stock of which you were the holder on the record date.  If you are a Bixby stockholder of record, you may vote your shares at the special meeting in one of the following ways:

•	by mailing your completed and signed proxy card in the enclosed return envelope; or

•	by attending the special meeting and voting in person.

What will happen if I abstain from voting or fail to vote?

An abstention and a failure to vote will have the same effect as a vote against the approval of the merger and Merger Agreement.

Do I need to turn in my old certificates?

No.  Before any certificates are exchanged, the merger must first be approved by the Bixby common and Series A convertible preferred stockholders voting together.  If the merger is approved and it closes, your current Bixby stock certificates will represent your rights in the GCA stock for which your Bixby stock is exchanged in the merger.  An exchange agent will be designated after the merger closes to administer the exchange of certificates.  You may exchange them by contacting the exchange agent and following their instructions for reissuance of a new GCA stock certificate when you surrender your Bixby stock certificate to them.  If you elect to exercise your appraisal rights, you will need to deliver your old certificate to the Bixby Corporate Secretary at least 15 business days prior to the special meeting.

What do I need to do now?

After carefully reading and considering the information contained in this joint proxy statement/prospectus, including the annexes, please fill out and sign the proxy card, and then mail your completed and signed proxy card in the enclosed prepaid envelope as soon as possible so that your shares of Bixby common stock and/or Series A convertible preferred stock may be voted at the special meeting.  Your proxy card will instruct the persons identified as your proxy to vote your shares at the special meeting as directed by you.  If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted “FOR” the proposals.

What do I do if I decide to change my vote?

If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised:

•	If you sent in a proxy, by sending another proxy card which Bixby receives before the special meeting with a later date;

•	By notifying Bixby in writing before the special meeting that you have revoked your proxy; or

•	By attending the special meeting, revoking your proxy and voting in person.

Who can help answer my questions?

If you have questions about the merger, you may write or call Robert Walker, Bixby Energy Systems, Inc., 6893 139th Lane NW, Ramsey, Minnesota 55303, (763) 404-7800.

SUMMARY

This summary contains selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you.  To understand the merger fully and to obtain a more complete description of the legal terms of the merger, you should carefully read this entire document, including the Merger Agreement and other annexes to this joint proxy statement/prospectus, and the documents to which GCA refers you.  See “Where You Can Find More Information” on page 142.

Except as otherwise required by the context, the term “GCA” refers to GCA I Acquisition Corp., the term “Bixby” refers to Bixby Energy Systems, Inc. and the term “Merger Sub” refers to GCA’s subsidiary, Bixby Energy Acquisition Corp.

GCA I Acquisition Corp. (See pages 72-89)

GCA is what is known as a “blank check” company.  The U.S. Securities and Exchange Commission defines “blank check” companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Securities Exchange Act of 1934 and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.”  Under SEC Rule 12b-2 under the Securities Act of 1933, GCA also qualifies as a “shell company” because it has no or nominal assets and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions.  GCA management does not intend to undertake any efforts to cause a market to develop in its securities, either debt or equity, unless and until it has concluded a business combination.  GCA intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

GCA was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly-held corporation.  Its principal business objective has been and for the foreseeable future will continue to be to achieve long-term growth potential through a combination with an operating business rather than immediate short-term earnings.  It has entered into a Merger Agreement with Bixby Energy Systems, Inc., our subsidiary, Bixby Energy Acquisition Corp., and Robert A. Walker, the President and Chief Executive Officer of Bixby.  Given the proposed merger, GCA has curtailed for the time being its efforts in seeking out alternative target companies with which to combine.  However, to the extent that the merger with Bixby is not consummated for any reason and GCA resumes its business objectives of identifying a target company with which to combine, it will not restrict its potential candidate target companies to any specific business, industry or geographical location and may, as a result, acquire any type of business.

GCA’s principal executive offices are located at 115 East 57th Street, Suite 1006, New York, NY 10022.  GCA uses the telephone number (646) 486-9772.

Bixby Energy Acquisition Corp.

Bixby Energy Acquisition Corp. is a wholly-owned subsidiary of GCA formed solely in connection with the merger.  It was incorporated on April 23, 2008.  For ease of understanding, Bixby Energy Acquisition Corp. is also referred to as “Merger Sub” throughout this joint proxy statement/prospectus.  Upon successful completion of the merger, Merger Sub will be merged with and into Bixby and will cease to exist as a separate corporation.  If the merger is not consummated, GCA is likely at some point to cause Merger Sub to change its name to a name not including “Bixby”.

Merger Sub’s principal executive offices are located together with those of GCA at 115 East 57th Street, 11th Floor, New York, NY 10022.  Merger Sub uses the telephone number (646) 486-9772.

Bixby Energy Systems, Inc. (See pages 90-138)

Bixby Energy Systems, Inc. is a greater Minneapolis, Minnesota based private early-stage operating company with certain proprietary rights to various alternative energy related and other technologies.  Robert A. Walker is the founder, President and Chief Executive Officer of Bixby.  Although Bixby generated material revenues over the past two fiscal years (periods ending May 31, 2008 and May 26, 2007, respectively), it has incurred significant net losses for each of those years.  Bixby’s revenues generated to date have all been derived from two independently operated business units:

•	one of which manufactures and sells biomass-based home-heating appliances but which has been in a production-halt and inventory-liquidation process for over a year, and

•	the other of which is a water-softener salts regional sales and distribution operation in the Midwest section of the United States.

Each of these businesses were parts of a since-abandoned business plan.  Bixby is currently in the process of attempting to divest itself of one or both of these businesses, and is contemplating various sale options.

Bixby’s current business plan centers around the commercial exploitation of a system that converts certain types of coal into a combination of synthetic natural gas (“SNG”), metallurgical coke (“met coke” or “coke”), and activated carbon (“AC”), certain of which each generally offer a significantly higher commercial value than coal.  It has patent applications pending on certain of the design features of this system.  Although Bixby has not generated any revenues to date from operations utilizing this carbon conversion technology, Bixby management believes that it is positioned to become a significant and economically efficient producer of each of SNG, coke, and AC, or a licensor of technology that will enable licensees to do the same.  In addition to its carbon conversion system, Bixby has acquired other technologies that it is in the process of further developing.  Among others, this includes a certain liquefaction technology aimed at economically converting the coke it produces through its carbon conversion system to a light sweet crude liquid synfuel.

Bixby’s principal executive offices are located at 6893 139th Lane NEW, Ramsey, Minnesota 55303.  Bixby’s telephone number is (763) 404-7800.

Risk Factors (See page 24)

The merger involves a number of risks.  The stockholders of Bixby, as well as Bixby security holders who are exchanging other Bixby securities into GCA common stock or other GCA securities as part of or otherwise in connection with, the merger, should carefully consider these risks, certain of which are described under the heading “Risk Factors”.

The Merger (See page 48)

The Amended and Restated Merger Agreement (which, for ease of understanding, is referred to generally throughout this joint proxy statement/prospectus as the “Merger Agreement”) and the schedules and exhibits to the Merger Agreement are attached to this joint proxy statement/prospectus as Annex A.  Please read the Merger Agreement, and the schedules and exhibits.  It is the legal document that governs the merger transaction, including the conversion or exchange of Bixby securities into GCA securities.  The merger agreement is incorporated by reference into this prospectus.

General (See pages 48-53)

GCA, Merger Sub, Bixby, and Robert A. Walker, the President and Chief Executive Officer of Bixby, originally entered into the Merger Agreement on May 7, 2008.  The Merger Agreement was amended and restated as of March 27, 2009.  The Merger Agreement provides that upon consummation of the merger:

•	Merger Sub will be merged with and into Bixby,

•	The separate corporate existence of Merger Sub will cease, and

•	Bixby will continue as the surviving corporation and become a wholly-owned subsidiary of GCA.

In consideration of the merger, all of Bixby’s shares of common stock and Series A convertible preferred stock will be exchanged for shares of GCA common stock.

Pursuant to separate exchange agreements which will take effect upon the closing of the merger:

•	All Bixby convertible promissory notes and debentures held by securityholders who so elect will be exchanged for shares of GCA common stock.

•	All Bixby convertible promissory notes and debentures held by securityholders who so elect will be exchanged for GCA convertible notes and debentures with substantially equivalent terms.

•	All Bixby common stock purchase warrants and preferred stock purchase warrants held by securityholders who so elect will be exchanged for GCA common stock purchase warrants.

All Bixby convertible promissory notes and debentures held by securityholders who do not elect to exchange their convertible notes and debentures into either GCA common stock or substantially equivalent GCA promissory notes or debentures will remain unchanged as securities of Bixby, which will become a subsidiary of GCA following the merger.

All other non-convertible indebtedness of Bixby will be assumed by GCA as part of the merger.

All Bixby common stock purchase warrants and preferred stock purchase warrants held by securityholders who do not elect to exchange their warrants into GCA common stock purchase warrants will remain unchanged as securities of Bixby, which will become a subsidiary of GCA following the merger.

If the merger is completed, a change of control of GCA will have occurred.

In accordance with its terms, the Merger Agreement may only be terminated before closing by Bixby if:

•
Bixby’s stockholders fail to approve the merger and the Merger Agreement within a reasonable period following good faith compliance by Bixby with certain of its obligations under the Merger Agreement, or

•	GCA breaches any representation, warranty, covenant or agreement contained in the Merger Agreement and the breach is not curable by GCA through best efforts.

What Bixby Stockholders Will Receive in the Merger (See pages 49-50)

Holders of shares of Bixby common stock and Series A convertible stock issued and outstanding immediately prior to the time the Certificate of Merger is filed with the Delaware Secretary of State will be entitled to receive the following shares of GCA common stock:

•	One share of GCA common stock for each share of Bixby common stock; and

•	Two shares of GCA common stock for each share of Bixby Series A convertible preferred stock.

Holders of Bixby common stock and Series A preferred stock will receive shares of GCA common stock in proportion to their holdings of Bixby common stock and Series A preferred stock respectively at the time of the merger, subject to certain adjustments, including those resulting from the 3.5 million shares of GCA common stock outstanding immediately prior to the effective time of the merger, which are described in more detail beginning on page 33.

No fractional shares of GCA common stock or preferred stock will be issued in connection with the merger.

As of the effective time of the merger, the Bixby stockholders will no longer own any Bixby common stock or, if the amendment to Bixby’s Certificate of Incorporation to revise the terms of the Bixby Series A convertible preferred stock to provide for it to convert automatically into GCA common stock in the merger is approved by the holders of the Bixby Series A convertible preferred stock (or, if it is not approved but GCA waives such approval as a condition of closing), any Series A convertible preferred stock.

Immediately after the merger, the pre-merger Bixby common stockholders, together with the pre-merger Bixby Series A convertible preferred stockholders, assuming the Series A convertible preferred stock converts in connection with the merger, will collectively own 40,843,660 shares of GCA common stock, and the pre-merger Bixby option holders will own options to purchase up to 2,138,000 shares of GCA common stock.

Ownership of GCA After the Merger (See Page 48)

Upon closing of the merger and the related exchange agreements, Bixby stockholders immediately prior to the merger will own approximately 96% of the outstanding shares of GCA common stock on a fully diluted basis and the pre-merger GCA stockholders will own approximately 4% of the outstanding shares of GCA common stock on a fully diluted basis.  These percentages are based on the number of shares of GCA common stock outstanding on November 20, 2009.

Directors and Management of GCA After the Merger (See Pages 48-49)

If the merger is completed, the directors and executive officers of Bixby just prior to the effective time of the merger are expected to become senior management of GCA.  The post-merger management of GCA may also appoint additional directors of GCA. The existing directors and executive officers of GCA and Merger Sub will resign or otherwise be terminated at the effective time of the merger.

Conditions to Completing the Merger (See Pages 61-62)

Among many other conditions, consummation of the merger is subject to:

•
GCA’s preparation and filing of, and causing to become effective under the Securities Act, a registration statement on Form S-4 covering the issuance by GCA of all of the merger securities to Bixby securityholders,

•	Bixby stockholder approval of the merger,

•
Bixby stockholder approval of an amendment to Bixby’s Certificate of Incorporation to provide that the Series A convertible preferred stock will convert into GCA common stock in the merger (which is only a condition to GCA’s obligation to complete the merger),

•
Bixby having entered into exchange agreements with a number of Bixby convertible debt holders, Bixby common stock purchase warrant holders, and Bixby Series A convertible preferred stock purchase warrant holders satisfactory to GCA, and the obligations of the holders having been satisfied,

•	no more than 20% of Bixby dissenting stockholders having exercised their rights of appraisal,

•	GCA having completed a 7-for-10 reverse stock-split and an increase in its authorized common stock to 200 million shares,

•	there being no law or court order prohibiting the merger,

•	the representations and warranties of GCA, Merger Sub and Bixby having remained accurate in all respects, with permitted exceptions up through the closing of the merger, and

•	each of GCA, Merger Sub and Bixby having performed, in all material respects, all of their respective obligations under the Merger Agreement.

Listing of GCA Common Stock (See Page 59)

As soon as practicable following the closing of the merger, GCA intends to apply to obtain a ticker symbol and obtain a FINRA registered market-maker to apply to have GCA’s common stock quoted on the OTC Bulletin Board (the “OTCBB”) or apply for listing on the NASDAQ Global Market or the NASDAQ Capital Market or the American Stock Exchange under the name “Bixby Energy Systems, Inc.”  GCA cannot give any assurance that it will be able to obtain a market-maker to apply for OTCBB quotation, and if it does, that GCA’s common stock will be approved for quotation on the OTCBB.  Also, GCA cannot give any assurance that if it applies for listing on an exchange that it will meet the exchange’s listing requirements and be accepted for listing.

Appraisal Rights (See Page 53)

If the merger is completed, Bixby stockholders who do not vote for the merger may, under certain circumstances, exercise appraisal rights under the laws of the State of Delaware to receive payment in the amount of the appraised value of their Bixby common stock or Bixby Series A convertible preferred stock instead of participating in the merger and receiving GCA common stock in exchange for their Bixby shares.  Those stockholders may be entitled to appraisal rights with respect to their shares of Bixby common stock or Series A convertible preferred stock.

Reasons for the Merger (See Pages 64-66)

            Bixby believes that the merger with GCA will provide significant benefits to the Bixby stockholders.  The merger will effectively cause Bixby to become a reporting company, which is a significant step towards becoming a publicly-traded company, a status which provides a number of benefits including liquidity, a potentially higher valuation, and easier access to capital.  The Bixby board of directors has unanimously approved the Merger Agreement and the merger.

GCA believes that the merger will significantly enhance shareholder value.  The board of directors of GCA has approved the Merger Agreement and the merger.

Accounting Treatment (See Page 67)

For financial statement purposes with respect to the merger, Bixby is the “acquiring company” and the acquisition will be accounted for as a reverse merger and recapitalization of GCA with Bixby treated as the accounting acquirer. Accordingly, the assets and liabilities of GCA will be recorded as of the acquisition date, at their respective historical cost, and added to those of Bixby with no increment in combined stockholders’ deficit. The reported results of operations of the Company after completion of the acquisition will reflect the historical results of operations of Bixby.

U.S. Federal Income Tax Consequences (See Pages 67-69)

Except as noted below, if the merger is treated as a “reorganization” for U.S. federal income tax purposes, Bixby stockholders will generally not recognize any gain or loss for U.S. federal income tax purposes on the exchange of their shares of Bixby common stock or Series A convertible preferred stock for shares of GCA common stock in the merger.  It is possible that a portion of the GCA common stock received by Bixby stockholders will be treated as a distribution received on their Bixby common stock or Series A preferred stock, with that distribution being taxable as a dividend to the extent of Bixby’s current or accumulated earnings and profits, as determined for United States federal income tax purposes, and after that as a return of basis and then as gain on a deemed disposition of shares.

Interests of the Directors and Officers of Bixby in the Merger (See Pages 48-49 under the heading “Effects of the Merger”)

            Directors and officers of Bixby have interests in the merger that are different from, or in addition to, their interests as Bixby stockholders.  Specifically, if the merger is completed, the existing directors and executive officers of Bixby will become the directors and officers and are expected to collectively become the senior management of GCA (then Bixby Energy Systems, Inc.).

GCA Material Contracts with Bixby (See pages 73 to 74)

Between January, 2006 and March, 2008, Greyline Capital Advisors, LLC, a New York based private corporate advisory and consulting firm of which Michael M. Membrado, GCA’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and sole director, is the Managing Director and the sole member and manager, provided advisory services to Bixby pursuant to two separate, consecutive agreements in relation to Bixby’s interest and initiatives in becoming a public company and related matters of corporate finance.  Under these agreements, Greyline provided the following advisory services:

•	advice and guidance on becoming a publicly-traded, OTCBB quoted, reporting company;

•	pre-SEC registration planning; and

•	developing investor relations strategy and plans in connection with its efforts to become public and operate as a public company.

On August 14, 2009 GCA and Bixby jointly engaged a certain middle-market, boutique FINRA member investment bank on an exclusive basis to assist them in obtaining project financing for Bixby’s pilot carbon conversion technology plant in Cheylan, West Virginia.  Any financing introduced or arranged by the investment bank is contingent upon the closing of the merger, and it is anticipated that a financing will occur contemporaneously with the closing of the merger. Currently no terms, structure or pricing of any financing have been established, and it is possible that any such financing shall not have occurred as of the time the merger closes, and that it may not occur at all.

Selling Stockholders (See Pages 69-70)

As a result of the merger, and in accordance with the terms of the Merger Agreement, all Bixby securityholders who receive shares of GCA common stock as part of the merger will hold such shares subject to a contractual lock-up period pursuant to which they will only be able to be sold in accordance with the following schedule (calculated on a cumulative basis in order to facilitate an orderly market in GCA common stock:

Up to 10%	Any time following the first date GCA’s common stock is authorized, qualified, and listed or quoted for trading on a national securities exchange and/or the OTCBB (the “Listing Date”)
Up to additional 5%	90 days following the Listing Date
Up to additional 5%	180 days following the Listing Date
Up to additional 5%	270 days following the Listing Date
Up to additional 5%	365 days following the Listing Date
Up to additional 10%	455 days following the Listing Date
Up to additional 15%	545 days following the Listing Date
Up to additional 20%	635 days following the Listing Date
Up to additional 25%	730 days following the Listing Date

If for any reason the Listing Date shall not have occurred as of the date one year following the closing of the merger, then the Listing Date shall be deemed to be the date one year following the closing of the merger.

The above transfer limitation condition does not apply to transfers:

•	by gift to an immediate family member,

•	by will or intestacy or distribution, or

•	to a trust for the benefit of the transferor or a family member.

Although Bixby does not have a separate binding agreement with its stockholders regarding the disposition of the GCA common stock that they are to receive in connection with the merger, Bixby views them as bound by the described restriction because it is part of the Merger Agreement which requires the approval of the stockholders of Bixby.  In any case, the GCA common stock received by the Bixby stockholders in the merger will be received subject to such restriction which will be recognized by GCA (then Bixby Energy Systems, Inc.) and enforced by a mechanism imposed by its transfer agent.

All exchange agreements involving the issuance or potential issuance of GCA common stock, including those exchange agreements relating to both convertible debt securities and warrants, shall contain a provision subjecting any shares of GCA common stock issued under such exchange agreements or issuable upon exercise of warrants received in the exchange to the same transfer restrictions as above.

Bixby securityholders who become affiliates of GCA at the time of, or after, the merger will be subject to additional transfer restrictions imposed by SEC regulations.  These additional restrictions are discussed in the Questions and Answers about the Merger to be Voted on by Bixby Stockholders section of this joint proxy statement/prospectus under the question with the caption “Can I still sell my shares in the public market if I am an affiliate?”

Vote of GCA Stockholders (See pages 33 to 40)

The merger itself does not require the approval of GCA’s shareholders. GCA is not seeking the vote of the GCA stockholders to approve the merger.

GCA’s board of directors is soliciting consents from the holders for the following corporate actions:

•	A proposal to amend GCA’s Certificate of Incorporation to give effect to a 7-for-10 reverse stock-split of GCA’s issued and outstanding shares of common stock;

•	A proposal to amend GCA’s Certificate of Incorporation to increase GCA’s authorized common stock from 100 million shares to 200 million shares;

•	A proposal to amend GCA’s Certificate of Incorporation to change GCA’s name from GCA I Acquisition Corp. to Bixby Energy Systems, Inc.; and

•	A proposal to ratify the adoption of the GCA I Acquisition Corp. 2009 Equity Participation Plan and to reserve 20 million common shares for issuance thereunder.

The implementation of the proposals relating to the reverse stock-split and the increase in the number of shares of authorized common stock are not conditioned upon the merger with Bixby closing.  Accordingly, the GCA board of directors has determined to file the amendment to its Certificate of Incorporation to institute the reverse split and the increase in the number of authorized shares of common stock as soon as practicable following approval of these proposals by the GCA stockholders and without regard to the merger.

The implementation of the proposals relating to the name change and the 2009 Equity Participation Plan are conditioned upon the merger with Bixby closing.  Accordingly, the GCA board of directors has determined not to file the amendment to its Certificate of Incorporation to effect the name change or to adopt the 2009 Equity Participation Plan and to reserve common shares for issuance thereunder even if those proposals are approved by the GCA stockholders, if the merger does not close.  If the merger does close, the adoption of the 2009 Equity Participation Plan will occur concurrently with the closing, and the name change will be effected at some point after that.

The proposals for which the consent of the GCA stockholders are being solicited require the consent of at least a majority of GCA’s shares of common stock issued, outstanding and entitled to vote on the record date established to determine the stockholders entitled to consent to the corporate actions to be taken.

Vote of Bixby Stockholders (See pages 41 to 42)

The two proposals, which are interrelated, on which Bixby’s stockholders are being asked to vote are:

•
to approve the merger transaction, as well as the Amended and Restated Agreement and Plan of Merger,which is sometimes referred to in this joint proxy statement/prospectus as the “Merger Agreement”; and

•
to approve an amendment to Bixby’s Certificate of Incorporation to amend the terms of the Bixby Series A convertible preferred stock to provide that, subject to the completion of the merger with GCA, the Bixby Series A preferred stock will convert into GCA common stock on an as-converted basis (2-for-1) in the merger.

The affirmative vote of holders of a majority of the outstanding shares of Bixby common stock and Bixby Series A convertible preferred stock voting together, who held their shares on the record date for the Bixby special meeting, and who vote in person or by proxy at the special meeting are required to approve the Merger Agreement and the related transactions.  The affirmative vote of the holders of a majority of the outstanding shares of Bixby common stock and Bixby Series A convertible preferred stock voting together, and the Bixby Series A convertible preferred stock voting separately as a class, who held their shares on the record date, and who vote in person or by proxy at the special meeting are required to approve the amendment to Bixby’s Certificate of Incorporation.

Robert Walker, Bixby’s Chairman and Chief Executive Officer, has entered into an agreement in connection with the merger pursuant to which he has agreed to vote his 1,765,002 shares representing 4.32% of the vote of Bixby’s voting stock as of November 20, 2009, in favor of the merger and the Merger Agreement and the related proposal to amend Bixby’s Certificate of Incorporation.  Although it is expected by Bixby management that the other officers and directors that own shares will also vote in favor of the merger and the Merger Agreement and the related proposal to amend Bixby’s Certificate of Incorporation, they have not contractually committed themselves to doing so and there can be no assurance of this result.

Regulatory Approvals and Conditions to Completion of Merger (see pages 61 to 62).

The merger is not subject to any federal or state regulatory requirements, other than the registration of the securities to be issued pursuant to the registration statement on Form S-4 of which this prospectus is a part, and applicable state securities laws and regulations relating to the issuance of securities in the merger.  Other than the approval of Bixby’s stockholders described in this summary above under the heading “Vote of Bixby Stockholders, no approvals are required to be obtained for the closing of the merger.

RISK FACTORS

The merger poses a high degree of risk for the stockholders of Bixby.  Before deciding whether to approve the merger or perfect their appraisal rights, stockholders of Bixby are urged to carefully consider the following risk factors.

GCA is a development stage company with no operating history.

GCA is a “blank check” development stage company that has no operations.  GCA’s business objective has been to identify and acquire a company GCA considers a suitable acquisition candidate, such as Bixby.  Since GCA was organized in August, 2006, it has pursued this objective.  During that time, it has not had any other operations, has not generated any revenues and has incurred relatively substantial expenses to administer GCA and prepare and file the required reports with the SEC under the Securities Exchange Act.  You should consider GCA’s prospects based on the risks, expenses and difficulties frequently encountered in the operation of a start-up and developing business.

GCA has no working capital.

GCA currently has no material operations and a working capital deficit.  If the merger is completed, GCA will rely solely on the commercialization of Bixby’s carbon conversion and other technologies to generate revenue.  Bixby has not fully developed these technologies and GCA cannot assure you that, after the merger, it will be able to fund the completion of the development of these technologies, commercialize them, or bring them to market.  Further, it may be unable to meet the cost and expenses inherent in operating a public reporting company, including among others, the costs associated with auditing financial statements, preparing reports, registration statements and proxy statements, and holding annual stockholders’ meetings.

There is uncertainty as to our ability to continue as a going concern.

GCA’s auditors have indicated in their report dated August 28, 2009 that GCA’s financial statements have been prepared assuming that GCA will continue as a going concern.  GCA has not generated revenue since inception on August 14, 2006 and GCA had incurred net losses of $116,145 from inception through May 31, 2009.  After the merger with Bixby closes, GCA’s operations will exclusively consist of Bixby’s business operations.  Bixby’s auditors have also indicated in their report dated August 8, 2009 that Bixby’s financial statements have been prepared assuming Bixby will continue as a going concern.  We cannot assure you that GCA will be able to generate enough revenue and/or raise capital after the merger closes to support the planned post-merger operations.  This raises substantial doubt that GCA will be able to continue as a going concern.

GCA is relying on the acquisition of Bixby to implement its current business plan.

GCA’s business plan has been and continues to be to acquire a target company or business seeking the advantages of being a publicly-traded company.  It is relying on the merger with Bixby as described in this joint proxy statement/prospectus to implement that plan.  In the event the merger closes, GCA will be relying solely on the ability of Bixby management to:

•	develop the Bixby business,
•	raise any necessary or desirable funds to finance the continued development and commercialization of the Bixby technology and business, and
•	implement it’s post-merger business plan, which is the same as Bixby’s pre-merger business plan.

If the merger is completed, there can be no assurance that GCA will be able to develop and commercialize the Bixby technology, raise funds needed to implement the post-merger business plan, or that the post-business merger plan will be successful.

GCA may be unable to hire, or it may lose, the executives and key personnel upon whom it is relying  to implement its business plan.

GCA is relying on the Bixby executives to implement its post-merger business plan.  The Merger Agreement contemplates that the members of Bixby’s management, including Robert Walker and Marvin (Ron) Baker, will become the management of GCA following the merger, and it is expected that they will.  If either of these executives leave GCA, it may not have the expertise to implement its post-merger business plan, and may not be able to replace any of these executives with similarly experienced individuals.  GCA’s future post-merger success will also depend largely on its ability to continue to attract highly skilled technical, operational and other personnel. Competition is intense for employees with highly technical, management, sales, and other skills in the alternative energy sector, and it may be difficult to attract or retain qualified key employees. Without strong management and talented employees, GCA may not be able to continue to effectively develop its business or to establish important strategic alliances.

GCA faces risks in connection with the Bixby acquisition, which could have a material adverse impact on GCA’s growth or its operations.

With respect to its acquisition of Bixby, and any other strategic acquisitions that it may consider in the future, GCA will be faced with the challenges of integrating the operations, services, products, personnel and systems of acquired companies into its business, identifying and eliminating duplicated efforts and systems and incorporating different corporate strategies, addressing unanticipated legal liabilities and other contingencies, all of which could divert management’s attention from ongoing business operations.  Any future acquisition GCA makes may also result in potentially dilutive issuances of equity securities, the incurrence of additional debt and the amortization of expenses related to goodwill and other intangible assets.  GCA cannot assure you that it will be successful in integrating Bixby or any other acquired business effectively into the operations of its business.  In addition, there could be substantial competition for acquisition opportunities in the alternative energy sector.  This competition could result in an increase in the price of, and a decrease in the number of, attractive acquisition candidates.  As a result, GCA may not be able to successfully acquire attractive targets in the future on terms it deems acceptable.  GCA cannot guarantee you that it will be able to overcome the risks associated with acquisitions or that such risks will not adversely affect its growth and results of operations.

If GCA does not manage its growth effectively after the merger, its financial performance could be materially adversely affected.

GCA’s future performance will depend upon, among other factors, its ability to manage growth, should it occur, and to adapt its operational and financial control systems, if necessary, to respond to changes resulting from such growth.  It cannot assure you that it will accurately anticipate and respond to the changing demands that its post-merger expanding operations will face.  Following the merger, GCA anticipates that future operations and securities law reporting and compliance requirements will place a significant strain on its management, information systems and other resources.  It must attract and integrate new personnel, increase its financing facilities, improve existing procedures and controls and implement new ones to support any future growth.  GCA’s inability to meet its future hiring needs and to adapt its procedures and controls accordingly could have a material adverse effect on its results of operations, financial condition and business prospects.  GCA cannot assure you that it will achieve its development growth expectations and its inability to do so could have a material adverse effect on its results of operations and our business.

GCA does not plan to pay cash or stock dividends.

GCA has never paid any cash or other dividends on its stock and anticipates that, for the foreseeable future, it will retain any earnings for use in the operation of its business and does not intend to pay cash or stock dividends.  Any payment of dividends in the future will be at the discretion of GCA’s board of directors.

Bixby securityholders should obtain independent tax advice.

Any Bixby securityholders who are considering voting to approve the merger should consult with his or her tax advisor prior to making their decision to fully evaluate the income tax and capital gains tax consequences associated with the exchange of their Bixby shares or Bixby promissory notes into GCA securities in connection with the merger.

After the merger and exchange transactions, the Bixby securityholders will own a lesser percentage of the equity in GCA than they did in Bixby.

Before the merger and concurrent exchange transactions close, the stockholders of Bixby own 100% of the Bixby common stock and 100% of the Bixby Series A convertible preferred stock.  After the merger and concurrent exchange transactions close and based on the number of Bixby shares of common stock outstanding as of November 20, 2009, the pre-merger and exchange transactions Bixby stockholders will own approximately 96% of the common stock and common stock equivalents of GCA, which is a 4% overall dilution compared to the Bixby stockholders’ ownership of Bixby.  GCA is a “blank check” shell company with no cash or other assets or operations and is a reporting company under the Securities and Exchange Act of 1934.  It has two stockholders and there is currently no trading market for GCA securities.  The combination of GCA and Bixby pursuant to the merger will not result in any increase in tangible assets or operations from what Bixby had prior to the merger.  Additionally, if a trading market for GCA’s common stock develops after the merger, it will develop principally from the GCA shares of common stock which are issued to the Bixby stockholders that are registered under the registration statement of which this joint proxy statement/prospectus is a part, or which become free trading pursuant to an exemption from registration under the Securities Act.

There are essentially two ways for a company to become a public reporting company.  This can be done either directly through registration under the federal securities laws, or indirectly through a merger with a public shell company.  If Bixby pursued becoming a public reporting company through a direct registration under the Securities Act, the Bixby stockholders would retain 100% ownership of Bixby.  Bixby’s decision to accomplish becoming a reporting company was based on the generally accepted premise that it is faster and less expensive to become a public reporting company through a merger with a public shell company, and the perceived expertise, experience and resources in this case of one of the GCA controlling persons regarding the going-public process.

The conversion ratio in relation to which the Bixby securities are convertible into GCA securities is based on GCA’s and Bixby’s respective and relative valuations, as determined through negotiations between GCA and Bixby.  Neither company obtained an appraisal or fairness opinion in connection with these valuations.

There is currently no trading market for GCA’s common stock.

GCA’s common stock is registered under the Securities Exchange Act of 1934.  However, there is currently no active trading market in GCA’s common stock, and there cannot be any assurance that an active trading market will develop.

GCA’s stock price could fluctuate significantly.

If an active market for GCA’s common stock develops, there is a significant risk that the stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond GCA’s control:

•	the speculative nature of GCA’s prospects;
•	sales of large blocks of common stock;
•	the expiration or anticipated expiration of contractual lock-up agreements;
•	insider sales of stock;
•	debt or equity financings;
•	the filing or effectiveness of resale registration statements;
•	material changes in market overhang (outstanding securities subject to conversion or exercise);
•	the exchanges or quotation services upon which GCA’s stock trades;
•	the extent of any analyst research coverage on GCA;
•	the initiation of any investigations or legal proceedings against GCA;
•	changes in management;
•	variations or anticipated variations in future operating results;
•	changes in the market value of GCA’s products;
•	changes in the cost of GCA’s raw materials;

•	general economic slowdowns;
•
announcements by GCA or its competitors of results of technology development and independent verification, technology commercialization, patent awards, significant contracts, planned capital expenditures, legal proceedings, acquisitions, strategic partnerships, joint ventures or financings;

•	fluctuations in stock trading volumes; and
•	GCA’s ability to implement its business plan.

GCA’s common stock will likely be subject to the “penny stock” rules of the SEC, which may make it more difficult for stockholders to sell their shares.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to GCA, as any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions involving penny stocks; and
•	the broker or dealer receive from the investor a written agreement, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions involving penny stocks, a broker or dealer must:

•	obtain financial information and investment experience and objectives of the person; and
•
make a reasonable determination that the proposed transactions are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The burdens imposed by the regulations applicable to penny stocks may severely affect the market liquidity for GCA’s common stock and could limit an investor’s ability to sell GCA common stock in the secondary market.

As  a “blank check” company and an issuer of what may potentially be “penny stock,” the protection provided by the federal securities laws relating to forward looking statements does not apply to GCA.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers that are “blank check” companies or to issuers of penny stocks.  As a result, GCA will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that any material provided by GCA contained a material misstatement of fact or was misleading in any material respect because of GCA’s failure to include any statements necessary to make the statements not misleading.  Such an action could hurt GCA’s financial condition.

GCA’s corporate charter eliminates personal liability of our directors, officers, employees and agents.

As permitted by the Delaware General Corporation Law, GCA’s Certificate of Incorporation eliminates the personal liability of the directors, officers, employees and agents to GCA and its stockholders for monetary damages for breach of fiduciary duty except in certain circumstances.  Accordingly, except in such circumstances, GCA stockholders will have limited rights to recover money damages from our directors, officers, employees and agents for breach of such duty.

GCA’s corporate charter contains certain provisions which may deter any corporate takeover and/or lead to potentially adverse effects caused by future issuances of preferred stock.

GCA’s Certificate of Incorporation and bylaws contain certain provisions that may delay, defer or prevent a potential corporate takeover of GCA.  Its board of directors has the authority to issue up to 20,000,000 shares of preferred stock and to determine the price, rights, preferences and restrictions, including voting rights, of those shares, without any further vote or action by its shareholders.  Accordingly, GCA’s board of directors is empowered, without shareholder approval, to issue preferred stock, for any reason and at any time, with rates of dividends, redemption provisions, liquidation preferences, voting rights, conversion privileges and other characteristics as the board of directors may deem necessary or desirable.  The rights of holders of GCA common stock and certain series of preferred stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.

GCA cannot assure you that its common stock will ever be listed on one of the national securities exchanges.

To the extent that GCA consummates a business combination, including the merger with Bixby, it is likely to seek the listing of its common stock on NASDAQ (Global or Capital Markets) or the American Stock Exchange, either immediately or after some period of time.  There can be no assurance, however, that it will be able to meet the initial listing standards of either of those or any other stock exchange at such time, or that it will be able to maintain a listing of its common stock on either of those or any other stock exchange.  After completing a business combination, including the merger with Bixby, until the GCA common stock is listed on one of the national stock exchanges, for which there can be no assurance, it is expected that the GCA common stock would be eligible to for quotation on the Over-The-Counter Bulletin Board (the “OTCBB”).  The OTCBB, however, is not an exchange and, because obtaining accurate quotations as to the market value of a given security on the OTCBB is not always possible, and because trading of securities on the OTCBB is often more sporadic than the trading of securities listed on a national exchange (including NASDAQ Global or Capital Markets), sellers of securities traded on the OTCBB are likely to have more difficulty disposing of their securities than sellers of securities that are listed on a national exchange.  GCA will need a market-maker to apply for the quotation of its common stock on the OTCBB.  GCA cannot give any assurance that it will be able to obtain a market-maker for this purpose, and if it does, that GCA’s common stock will be approved for quotation on the OTCBB.

There can be no assurance that past securities offerings by Bixby qualified for exemption from federal or state registration.

Bixby has engaged in substantial prior issuances of its securities.  Prior securities offerings by Bixby were made in reliance upon the “private placement” exemption from registration provided by Section 4(2) of the Securities Act of 1933 or Rule 506 promulgated thereunder.  Reliance on these exemptions does not, however, constitute any assurance that such exemption is indeed available and, in particular, satisfying all of the requirements associated with the Section 4(2) exemption is an uncertain process at best.  If for any reason one or more of these offerings, separately or taken as a whole, are deemed to be a public offering of Bixby securities and the offered securities have not been registered or qualified with the applicable federal or state authorities, the sale of the offered securities would be deemed to have been made in violation of the applicable laws requiring registration and the delivery of a corresponding prospectus.  As a remedy in the event of such violation, each purchaser of the offered securities would have the right to rescind his or her purchase of the offered securities and to have his or her purchase price refunded.  If any such purchaser requests a refund of his or her purchase price, funds might not be available for that purpose.  Any refunds made would reduce funds available for working capital needs.  A significant number of requests for rescission would likely lead to a required liquidation of GCA and, even then, leave GCA without funds sufficient to respond to such requests or successfully to proceed with its activities.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain information contained in this joint proxy statement/prospectus may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The safe harbor created by the Securities Litigation Reform Act will not apply to “forward looking statements” because GCA is a blank check company, and it issued “penny stock” (as defined in Section 3(a)(51) of the Securities Exchange Act of 1934 and Rule 3a51-1 under the Exchange Act) during the period since GCA’s inception preceding the date(s) on which those forward looking statements were first made.  GCA cautions readers that certain important factors may affect its actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this joint proxy statement/prospectus or which are otherwise made by or on behalf of GCA.  For this purpose, any statements contained in this  joint proxy statement/prospectus that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the generality of the foregoing, words such as “may”, “will”, “expect”, “believe”, “explore”, “consider”, “anticipate”, “intend”, “could”, “estimate”, “plan”, or “continue” or the negative variations of those words or comparable terminology are intended to identify forward-looking statements.  Factors that may affect GCA’s results include, but are not limited to, the risks and uncertainties associated with:

•	its ability to raise capital necessary to sustain its operations and implement its business plan after the merger,

•	its ability to implement its business plan after the merger,

•	the ability to commercialize the Bixby technology after the merger,

•	the market acceptance of the Bixby technology after the merger,

•	the ability of the Bixby technology to perform to acceptable market standards after the merger,

•	the ability to protect its intellectual property after the merger,

•	GCA’s ability to attract and retain qualified management personnel who can execute the Bixby business plan after the merger,

•	general volatility of the capital markets and the establishment of a market for its shares,

•
disruption in the economic and financial conditions primarily from the impact of past terrorist attacks in the United States, threats of future attacks, police and military activities overseas and other disruptive worldwide political events.

GCA is also subject to other risks detailed from time to time in its other Securities and Exchange Commission filings and elsewhere in this joint proxy statement/prospectus.  Any one or more of these uncertainties, risks and other influences could materially affect GCA’s results of operations and whether forward-looking statements made by it ultimately prove to be accurate. GCA’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  GCA undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Neither GCA nor Bixby is undertaking any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this joint proxy statement/prospectus.  Additionally, neither GCA nor Bixby is undertaking any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this joint proxy statement/prospectus.  You are cautioned not to place undue reliance on these statements, which speak only as of the date of this joint proxy statement/prospectus.

ACTION BY WRITTEN CONSENT OF GCA STOCKHOLDERS

This joint proxy statement/prospectus has been prepared by GCA, and is furnished in connection with the solicitation by the GCA board of directors of the written consent of the stockholders of GCA to the following proposals:

•	to authorize and approve an amendment to GCA’s Certificate of Incorporation to give effect to a 7-for-10 reverse stock-split of GCA’s issued and outstanding shares of common stock;

•	to authorize and approve an amendment to GCA’s Certificate of Incorporation to increase GCA’s authorized common stock from 100 million shares to 200 million shares;

•	to authorize and approve an amendment to GCA’s Certificate of Incorporation to change its name from GCA I Acquisition Corp. to “Bixby Energy Systems, Inc.”; and

•	to ratify the adoption of the GCA I Acquisition Corp. 2009 Equity Participation Plan and the reservation of 20 million common shares for issuance thereunder.

GCA intends to distribute this joint proxy statement/prospectus and the accompanying materials to its stockholders on or about ____________, 200__.  The reasons for the reverse stock-split, increase in authorized common stock, name change, and adoption of the 2009 Equity Participation Plan are described below in this joint proxy statement/prospectus.

Attached to this joint proxy statement/prospectus are:

•
a Unanimous Written Consent of Stockholders and Consent Signature Card, which provide for the authorization and approval of the reverse stock-split, the increase in authorized common stock, the name change, the ratification of the adoption of the GCA 2009 Equity Participation Plan, and the reservation of common shares for issuance under the GCA 2009 Equity Participation Plan (Annex B);

•	the form of amendment to GCA's Certificate of Incorporation to effect the reverse stock-split, increase in authorized common stock, and name change (Annexes D and E respectively).

•	the GCA I Acquisition Corp. 2009 Equity Participation Plan (Annex F).

The procedure for indicating your approval of the reverse stock-split, increase in authorized common stock, name change and approval of the GCA 2009 Equity Participation Plan (and the reservation of shares for issuance thereunder) is described in this joint proxy statement/prospectus under the heading “Voting by Written Consent and Record Date” below.

Voting by Written Consent and Record Date

The matter being submitted for GCA stockholder approval is to be acted upon by written consent, without a meeting, rather than by a vote held at a meeting. The holders of GCA’s issued and outstanding common stock as of ________, 20__, (the “GCA Record Date”) are entitled to consent in writing to each of the corporate actions to be taken.  The execution of the Consent Signature Card by the holders of a majority of the issued and outstanding shares of GCA common stock is required to authorize the corporate actions to be taken.  No dissenters’ rights or rights of appraisal are applicable or available in connection with these actions.

Only record holders of shares of GCA common stock at the close of business on the GCA Record Date are entitled to execute the Signature Card relating to the Unanimous Written Consent. At the close of business on the GCA Record Date, there were 3.5 million shares of common stock issued and outstanding held by two shareholders beneficially and of record.  As described in this joint proxy statement/prospectus, a holder of common stock on the GCA Record Date will be entitled to provide one vote by consent for each share of common stock registered in that holder's name for each action.

Solicitation and Effectiveness of Written Consents

Under Delaware law and under GCA's bylaws, any action that may be taken at any meeting of the GCA shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted. The matters being considered by GCA’s stockholders are being submitted for action by written consent rather than by votes cast at a meeting. With respect to each action, the attached Unanimous Written Consent of Stockholders (Annex B) will be effective on the date that GCA receives signed Consent Signature Cards representing the consent of the holders of all of GCA’s issued and outstanding common stock as of the record date.

GCA stockholders are requested to indicate approval of and consent to each corporate action to be taken by filling out, signing and dating the enclosed Consent Signature Card.

Execution of the Consent Signature Card and checking the “FOR” box for each action on the Consent Signature Card will constitute your consent, as a stockholder of GCA, to the reverse stock-split, increase in the number of authorized shares of common stock, the name change, and the adoption of the 2009 Equity Participation Plan and the reservation of common shares thereunder.  GCA stockholders who do not approve and consent to one or more of the corporate actions to be taken by execution of the Consent Signature Card will be bound by the Unanimous Written Consent if sufficient written consents with respect to each of the actions to be taken are received by GCA from all GCA stockholders on or before _________, 20__.

The merger is expected to close within a reasonable period after the date of this joint proxy statement/prospectus, but because there are several conditions to the closing of the merger, which are described under the headings The Proposed Merger – The Merger Agreement – Conditions to the Merger in this merger joint proxy statement/prospectus, there can be no assurance that these conditions will be fulfilled and that the merger will close.  The implementation of the proposals relating to the reverse stock-split and the increase in the number of shares of authorized common stock are not conditioned upon the merger with Bixby closing.  Accordingly, the GCA board of directors has determined to file the amendment to our Certificate of Incorporation to institute the reverse split and the increase in the number of authorized shares of common stock as soon as practicable following approval of these proposals by the GCA stockholders and without regard to the merger.

The implementation of the proposals relating to the name change and the 2009 Equity Participation Plan are conditioned upon the merger with Bixby closing.  Accordingly, the GCA board of directors has determined not to file the amendment to our Certificate of Incorporation to effect the name change, or to adopt the 2009 Equity Participation Plan and reserve common shares for issuance thereunder even if those proposals are approved by our stockholders, if the merger does not close.  If the merger does close, the adoption of the 2009 Equity Participation Plan will occur concurrently with the closing, and the name change will be effected at some point after that.

The GCA board of directors requests that each GCA stockholder complete, execute, date and return the Consent Signature Card to GCA at the address indicated therein. An addressed envelope is enclosed for your convenience.  The Consent Signature Card should be returned as soon as possible for receipt by GCA no later than __________, 20__.

Expenses of Consent Solicitation

GCA will pay the entire cost of the preparation and mailing of this joint proxy statement/prospectus to the GCA stockholders and all other costs of this consent solicitation.  GCA’s sole director and officer may also solicit written consents by mail, telephone, e-mail or personal interview but no additional compensation will be paid to the sole director and officer by GCA for doing so.

Written Consents Irrevocable

Any Consent Signature Card executed and delivered by a GCA stockholder shall be deemed by GCA to constitute that stockholder’s approval of and written consent to the adoption of the Unanimous Written Consent of Stockholders. Once GCA receives the executed Consent Signature Card, that consent may not be revoked unless written notice of revocation is received by GCA before the close of business on ____________, 20___.

This joint proxy statement/prospectus and the enclosed Unanimous Written Consent of Stockholders are being furnished to GCA stockholders on or about _________, 20__.

Proposal:  To Increase GCA’s Authorized Shares of Common Stock

Reasons to Increase GCA’s Authorized Common Stock

The GCA board of directors has adopted, subject to GCA stockholder approval, an amendment to GCA’s Certificate of Incorporation which will increase the number of GCA’s authorized shares of common stock from 100 million to 200 million.  The board believes that this increase is in the best interest of GCA and its shareholders in order to:

•	have a sufficient number of authorized shares of common stock available to enable GCA to issue an aggregate of 45,134,713 shares of common stock in exchange

•	for Bixby common stock and preferred stock in the merger, and

•	for Bixby convertible debt securities to certain holders of those Bixby debt securities who have agreed to convert to GCA common stock upon closing of the merger; and

•
have a sufficient number of authorized shares of common stock available following closing of the merger  to enable GCA to issue shares upon the exercise of then outstanding options and warrants (currently 38,852,072 shares).

•	make additional shares of common stock available for possible yet-to-be identified acquisitions, financing, present and future employee benefit programs, and other corporate purposes, if any.

The GCA board determined to seek approval from GCA stockholders to increase its authorized capital stock from 100 million common shares to 200 million common shares based on a combination of the following factors:

•
An expectation that, in order to close the merger based on the conversion ratio agreed to between GCA and Bixby pursuant to the Merger Agreement, GCA would need to have at least approximately 100 million common shares authorized;

•
A determination to avail GCA of a sufficient number of authorized shares to be used for as-yet unidentified future acquisitions and financings, present and future employee benefit programs, and other corporate purposes following the closing of the merger, based on Bixby’s anticipated business plans, which are described under the heading “Information Regarding Bixby Energy Systems, Inc.” beginning on page 90.  GCA’s management in its judgment believes 100 million common shares to be an appropriate number of shares for these purposes, should they arise; and

•	A determination to increase the authorized common shares to as round a figure as would be reasonable under the circumstances, and 200 million being such a figure.

GCA believes that it may not have sufficient shares of common stock authorized for issuance for these purposes if it does not increase the number of authorized shares of its common stock.

Use of Additional Shares Authorized for Issuance

Except pursuant to GCA’s obligations under the Merger Agreement and concurrent agreements to exchange Bixby debt securities for GCA common stock discussed above, GCA has no specific plans to issue any shares of common stock that are made available by the increase in the number of authorized shares of common stock.  The additional shares of common stock which become available for issuance when the number of authorized shares are increased which are not issued in the merger or concurrent exchange agreements, and which are not issuable upon exercise of outstanding options and warrants, may be issued from time to time as the GCA board of directors may determine without further action of GCA’s stockholders.  These shares could be used for any corporate purpose, including, among other things, future financing, acquisitions, stock options, stock grants and other equity benefits under employee benefit plans, or as compensation to employees or consultants.  All of the above could result in significant dilution to the stockholders’ ownership interest in GCA.

Although the GCA board has no current plans to utilize these shares to entrench management, it may, in the future, be able to utilize the additional shares as a defensive tactic against hostile takeover attempts.  The authorization of the additional shares will have no current anti-takeover effect.  No hostile takeover attempts are, to management’s knowledge, threatened.  There are no other provisions in GCA’s Certificate of Incorporation or bylaws or other material agreements to which GCA is a party which would, in management’s judgment, have an anti-takeover effect.

Effect on Common Stock

The relative rights and limitations of the shares of common stock would remain unchanged as a result of the increase in the number of authorized shares of common stock under the amendment to its Certificate of Incorporation.  GCA stockholders do not currently possess, nor upon the adoption of the proposed amendment to its Certificate of Incorporation will they acquire, preemptive rights, which would entitle them as a matter of right, to subscribe for the purchase of any shares, rights, warrants or other securities or obligations convertible into, or exchangeable for, securities of GCA.

Timing of Amendment

The implementation of the proposal relating to the increase in authorized common stock is not conditioned upon the merger with Bixby closing.  Accordingly, the GCA board of directors has determined to file the amendment to its Certificate of Incorporation to effect the increase in authorized common stock as soon as practicable following approval of this proposal by the GCA stockholders and without regard to the merger.

Stockholder Approval

The GCA board of directors recommends that the GCA stockholders provide a consent “FOR” this proposal.  The approval of the amendment to GCA’s Certificate of Incorporation to increase GCA’s authorized common stock requires the consent of the holders of at least a majority of the shares of GCA capital stock issued and outstanding on the GCA Record Date.

Proposal: 7-for-10 Reverse Stock-Split of GCA’s Issued and Outstanding Common Stock

Reasons for Reverse Stock-Split

GCA’s board of directors has approved an amendment to GCA’s Certificate of Incorporation to give effect to a 7-for-10 reverse stock-split of the issued and outstanding shares of GCA common stock.  GCA’s board of directors has authorized the reverse stock-split to reduce the total number of common shares of GCA common stock outstanding prior to the closing of the merger to 3.5 million, the number agreed to between GCA and Bixby.

Effect of the Reverse Stock-Split

GCA stockholders should recognize that if the reverse stock-split is effectuated, they will own 70% of the number of shares of common stock they presently own.  The reverse stock-split, by itself, will not affect any stockholder’s percentage holdings in GCA.

The authorized capital stock of GCA consists of 100 million shares of common stock and GCA will, if approved by GCA’s stockholders, be amending its Certificate of Incorporation to increase this number to 200 million shares of common stock, as described in one of the proposals below.  The number of shares of authorized capital stock will not be affected by the reverse stock-split.  As of March 27, 2009, GCA had 5 million shares issued and outstanding.  The reverse stock-split will reduce this number to 3.5 million.  Giving effect to the merger, and the issuances of common stock in the merger and in concurrent exchange agreements relating to Bixby’s convertible debt securities, this number of shares will represent approximately 4% of the issued and outstanding shares of GCA common stock on a fully-diluted basis.  Since GCA’s stock does not trade, GCA does not expect the reverse split itself to have any material impact on the market value of the stock.

As a result of the reverse stock-split, and when effected together with the increase in authorized shares of GCA common stock to which the above proposal relates, the number of shares of common stock authorized and available for issuance will increase from 95 million shares to 196.5 million.

Timing of the Amendment and Certain Procedural Matters

The implementation of the proposal relating to the reverse stock-split is not conditioned upon the merger with Bixby closing.  Accordingly, the GCA board of directors has determined to file the amendment to its Certificate of Incorporation to effect the reverse split as soon as practicable following approval of this proposal by the GCA stockholders and without regard to the merger.

The reverse stock-split will become effective on the opening of business on the day following the record date stated in the amended Certificate of Incorporation (the “Reverse Split Effective Date”) and the stockholders who held shares of GCA’s common stock as of the close of business on the Reverse Split Effective Date will be notified as soon as practicable after the Reverse Split Effective Date that the reverse stock-split has been effected.  GCA’s transfer agent will act as its exchange agent to act for the GCA stockholders on the Reverse Split Effective Date (the “GCA Record Holders”) in implementing the exchange of their certificates.  The substance of the amendment to the GCA Certificate of Incorporation which will effect the reverse stock-split is attached to this joint proxy statement/prospectus as Annex D.

As soon as practicable after the Reverse Split Effective Date, GCA Record Holders will be notified and requested to surrender their certificates representing shares of pre-split common stock (“Old Common Stock”) to the exchange agent in exchange for certificates representing post-split common stock (“New Common Stock”). 7 shares of New Common Stock will be issued in exchange for 10 shares of Old Common Stock..  For GCA Record Holders of multiple certificates, GCA will aggregate the shares and divide by the split ratio.    Any certificates for shares of Old Common Stock not so surrendered shall be deemed to represent 7 shares of New Common Stock for 10 shares of Old Common Stock (or 1/7 of one share of New Common Stock for each one share of Old Common Stock) previously represented by such certificate.

Stockholder Approval

The approval of the amendment to the GCA Certificate of Incorporation to effect the reverse split of the GCA common stock requires the consent of the holders of at least a majority of the shares of capital stock issued, outstanding and entitled to vote on the GCA Record Date.  The GCA board of directors recommends that the GCA stockholders provide a consent “FOR” this proposal.

Proposal: To Change GCA’s Name to “Bixby Energy Systems, Inc.”

Reason for the Name Change

GCA’s current name, “GCA I Acquisition Corp.” is descriptive of its status as a shell company with the stated purpose of seeking to acquire an operating business.  If the merger with Bixby closes,  GCA’s operations will be those of Bixby’s.  From a business and investor relations perspective, GCA’s board of directors believes that using the name “Bixby Energy Systems, Inc.” after the merger closes will maintain the goodwill and portray the continuation of Bixby’s business which it believes will be beneficial to the post-merger company and its stockholders, the overwhelming majority of whom will be persons who were Bixby stockholders before the merger.

Timing of Amendment

With the filing of a Certificate of Amendment to GCA’s Certificate of Incorporation, GCA’s Certificate of Incorporation will be amended to change its name to “Bixby Energy Systems, Inc.” This amendment to GCA’s Certificate of Incorporation will only be filed after the merger closes and the name of the then-subsidiary is first changed, and the name change will only have effect at that time.  If the merger does not close, GCA does not plan to change its name to “Bixby Energy Systems, Inc.”.

Stockholder Approval

The approval of the amendment to GCA’s Certificate of Incorporation to change its name requires the consent of the holders of at least a majority of the shares of capital stock issued, outstanding and entitled to vote on the GCA Record Date.  The GCA board of directors recommends that the GCA stockholders provide a consent “FOR” this proposal.

Proposal:  Approval of GCA’s 2009 Equity Participation Plan

The GCA board of directors has adopted the GCA I Acquisition Corp. 2009 Equity Participation Plan (the “2009 Plan”), to take effect at the time the merger closes, and, subject to the increase of GCA’s authorized common stock discussed in one of the proposals above, GCA will reserve up to 20 million shares of common stock for issuance upon the exercise of stock options or as restricted stock grants under the 2009 Plan.  If the merger does not close, GCA does not plan to effectuate and implement the 2009 Plan or reserve the 20 million shares of common stock for issuance under the 2009 Plan.  The following statements include summaries of certain provisions of the 2009 Plan.  The statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the 2009 Plan, a copy of which is attached as Annex E to this joint proxy statement/prospectus.

General Information

The 2009 Plan provides for the granting of stock options and restricted stock grants, and the issuance of common stock, for up to a maximum of 20,000,000 shares of common stock of GCA (up to ten percent of GCA’s authorized common stock if the amendment to GCA’s Certificate of Incorporation increasing the number of shares of GCA’s authorized common stock is approved by GCA stockholders).  The 2009 Plan was adopted by GCA’s board of directors on March 31, 2009.

The 2009 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, nor is it a “qualified” plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).  The 2009 Plan provides for appropriate adjustments in the number of reserved shares in the event of stock dividends, stock splits, recapitalizations and other changes in GCA’s capital structure.  The 2009 Plan also provides for reload options (which are described below under the heading “Reload Feature”) and stock appreciation rights.

Purpose

The purpose of the 2009 Plan is to enable the issuance of replacement stock options in connection with the merger and advance the interests of GCA by inducing individuals or entities of outstanding ability and potential to join and remain with, or provide consulting or advisory services to, GCA by encouraging and enabling eligible employees, non-employee directors, consultants and advisors, and non-employees to whom an offer of employment has been extended, to acquire equity interests in GCA, and by providing such employees, non-employee directors, consultants, advisors, and non-employees with an additional incentive to promote the success of GCA after the merger with Bixby is completed.  Accordingly, if the merger does not close, GCA does not plan to adopt and implement this plan.

Administration

The 2009 Plan provides for its administration by the GCA board of directors or by a committee consisting of at least two individuals chosen by the board.  The board or the committee has authority (subject to the provisions of the plan) to select from the group of eligible employees, non-employees to whom an offer of employment has been extended, non-employee directors, consultants and advisors the individuals or entities to whom restricted stock or options will be granted, and to determine the times at which and the exercise price for which options will be granted.  The board or the committee is authorized to interpret the 2009 Plan and the interpretation and construction by the board or the committee of any provision of the 2009 Plan or of any option granted thereunder shall be final and conclusive. The receipt of options or restricted stock by directors or any members of the committee shall not preclude their vote on any matters in connection with the administration or interpretation of the 2009 Plan.  GCA currently does not have a committee to administer the 2009 Plan, and it is expected that the board will administer the 2009 Plan if and when it takes effect and for the foreseeable future.

Eligibility - Generally

Subject to certain limitations and conditions in the 2009 Plan, restricted stock and options to purchase shares may be granted to persons who, in the case of incentive stock options, are employees of, either GCA or any parent or subsidiary of GCA including directors and officers of GCA and non-employees to whom an offer of employment has been extended, or in the case of nonstatutory stock options and restricted stock grants, are employees including directors and officers or non-employee directors or certain consultants or advisors to, either GCA or any parent or subsidiary of GCA and non-employees to whom an offer of employment has been extended.  Since the 2009 Plan will take effect after the merger when Bixby closes, GCA cannot predict at this time how many employees will be eligible to receive options or restricted stock grants under the 2009 Plan.

Stock Options

Nature of Options

The GCA board of directors or the committee may grant options under the 2009 Plan which are intended to meet the requirements of Section 422 of the Code relating to “incentive stock options.” The board or committee may also grant options under the 2009 Plan that do not so qualify which are referred to as “nonstatutory stock options”.  The federal income tax consequences of the grant and exercise of incentive stock options and nonstatutory stock options are described below under the heading “Federal Income Tax Consequences.”

Reload Feature

The GCA board or the committee may grant options with a reload feature subject to the terms of the 2009 Plan, applicable only when options being exercised by a holder are paid by delivery of shares of common stock or by having GCA reduce the number of shares otherwise issuable to a holder (“Net Exercise”).  The reload stock option allows the holder to exercise an option (the “First Option”) and to receive another option (the “Reload Option”) for:

•	the number of shares of common stock used to pay for the First Option (or not issued in the case of Net Exercise), and

•	with respect to Nonstatutory Stock Options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of those Nonstatutory Stock Options.

A Reload Option may also have a reload feature.  The reload feature must be included in the stock option agreement entered into by GCA and the holder of the option. The term of the Reload Option shall be equal to the remaining option term of the original option.

Option Price

The option price of the shares underlying an incentive stock option may not be less than the fair market value (as such term is defined in the 2009 Plan) of the shares of common stock on the date upon which the option is granted.  In addition, in the case of a recipient of an incentive stock option who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of stock of GCA or of a parent or subsidiary corporation of GCA (a “10% Stockholder”), the option price of the shares subject to that option must be at least 110% of the fair market value of the shares of common stock on the date upon which that option was granted.

The option price of shares of common stock underlying nonstatutory stock options will be determined by the GCA board or the committee, in its discretion, at the time of grant and need not be equal to or greater than the fair market value for shares of GCA common stock.

GCA’s common stock is not currently listed or quoted on any national securities exchange or the Over-The-Counter Bulletin Board (the “OTCBB”), nor is there currently any other established market for GCA’s common stock.

Exercise of Options

Option holders may exercise options granted under the 2009 Plan by delivering a written notice to GCA indicating the number of shares of common stock with respect to which the option is being exercised. The notice shall be accompanied, or followed within 10 days, by payment of the full option price for the shares of common stock which shall be made by the holder’s delivery of

•	a check payable to the order of GCA in such amount, or

•	previously acquired shares of common stock, the fair market value of which shall be determined as of the date of exercise, or

•
if provided for in the stock option agreement, a check in an amount at least equal to the par value of the common stock being acquired, together with a promissory note, in the form and upon such terms as are acceptable to the GCA board of directors or the committee, in an amount equal to the balance of the exercise price, or

•	a combination of any of the above methods.

Duration of Options

No incentive stock option granted under the 2009 Plan shall be exercisable after the expiration of ten years from the date of its grant. However, if an incentive stock option is granted to a 10% Stockholder, that option shall not be exercisable after the expiration of five years from the date of its grant.

Nonstatutory stock options granted under the 2009 Plan may be of a duration that the GCA board or the committee determines.

Non-Transferability

Options granted under the 2009 Plan are not transferable otherwise than by will or the laws of descent and distribution and generally, those options are exercisable, during an optionee’s lifetime, only by the optionee.  A nonstatutory stock option may be transferred, upon the approval of the GCA board or the committee, in whole or in part during a holder’s lifetime, to a holder’s family members, through a gift or domestic relations order, subject to the terms and conditions of the 2009 Plan.

Death, Disability or Termination of Employment

Subject to the terms of the stock option agreement pursuant to which options are granted, if the employment of an employee or the services of a non-employee director of, consultant or advisor to, GCA or a parent or subsidiary corporation of GCA shall be terminated for cause, or such employment or services shall be terminated voluntarily by the employee, non-employee director, consultant or advisor, or a non-employee to whom an offer of employment was extended declines the offer, or GCA withdraws the offer of employment to that non-employee to whom an offer of employment has been extended, any options held by those persons or entities shall expire immediately.  If such employment or services shall terminate other than by reason of death or disability, voluntarily by the employee, non-employee director, consultant or advisor, or for cause, then, subject to the terms of the stock option agreement pursuant to which options are granted, such option may be exercised at any time within three months after such termination, but in no event after the expiration of the option.  For purposes of the 2009 Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by GCA or at the normal retirement date prescribed from time to time by GCA is deemed to be a termination of such individual’s employment other than voluntarily by the employee or for cause.

Subject to the terms of the stock option agreement pursuant to which options are granted, if an option holder under the 2009 Plan

•
dies while employed by GCA or a parent or subsidiary corporation of GCA or while serving as a non-employee director of, or consultant or advisor to, GCA or a parent or its subsidiary corporation of GCA, or

•	dies within three months after the termination of his employment or services other than voluntarily or for cause,

then such option may be exercised by the estate of the employee, non-employee director, consultant or advisor, or by a person who acquired such option by bequest or inheritance from the deceased option holder, at any time within one year after his death.

Subject to the terms of the stock option agreement pursuant to which options are granted, if the holder of an option under the 2009 Plan ceases employment or services because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by, or while serving as a non-employee director of, or consultant or advisor to, GCA, or a parent or subsidiary corporation of GCA, then that option may be exercised at any time within one year after his termination of employment, termination of directorship, or termination of consulting or advisory arrangement or agreement due to the disability.

Restricted Stock Grants

Nature of Restricted Stock Grants

The GCA board of directors or the committee may authorize restricted stock grants under the 2009 Plan.  Restricted stock grants may be made either alone or in addition to stock options granted under the 2009 Plan.

Vesting

The GCA board of directors or the committee may specify the vesting periods of the restricted stock grant and other terms and conditions which the board or committee deems appropriate. In determining vesting requirements of restricted stock grants, the board or committee may impose restrictions which it may deem advisable including among other things, length of service of the grantee, corporate performance and attainment of individual or group performance objectives.
Ownership

During any period that restricted stock grants are subject to restriction or have not vested, the grantee will be the record owner of the shares of common stock underlying the restricted stock grant.  Accordingly, the holder is entitled to vote those shares.  However, any dividends or other distributions on those shares of common stock will be held by GCA or a third party subject to the same restrictions as the restricted stock grant.

Forfeiture

Unless the GCA board of directors or committee determines otherwise at the time of the restricted stock grant, generally, a grantee will forfeit all shares of common stock underlying restricted stock grants which have not previously vested if the grantee is no longer employed or engaged by, or serves as a director of, GCA or its parent or its subsidiary.  All forfeited shares of common stock shall be returned to GCA, along with any dividends or other distributions on those shares, if any.  However, if the board approves a plan of liquidation, or merger or consolidation in which more than 50% of the continued voting power of GCA or the entity surviving in the transaction is no longer represented by voting securities in GCA, the restricted stock grant will automatically vest.

Non-Transferability

Shares of common stock underlying restricted stock grants are not transferable until those shares vest.

Amendment and Termination

The 2009 Plan (but not options or restricted stock granted under the plan) shall terminate on March 30, 2019, ten years from the date that it was adopted by the GCA board of directors.  Subject to certain limitations, the 2009 Plan may be amended or modified from time to time or terminated at an earlier date by the GCA board or by the GCA stockholders.

2009 Plan Benefits

The 2009 Plan will become effective when the merger with Bixby is completed.  Since the 2009 Plan is not effective as of the date of this joint proxy statement/prospectus, there are not currently any grants of options to purchase shares of GCA common stock or stock grants under the 2009 Plan.

Federal Income Tax Consequences

Nonstatutory Stock Options

Under the U.S. Internal Revenue Code and the related Treasury Department regulations, a nonstatutory stock option does not ordinarily have a “readily ascertainable fair market value” when it is granted. This rule will apply to GCA’s grant of non-statutory stock options.  Consequently, the grant of a nonstatutory stock option to an optionee will result in neither income to him nor a deduction to GCA.  Instead, the optionee will recognize compensation income at the time he exercises the nonstatutory stock option in an amount equal to the excess, if any, of the then fair market value of the shares transferred to him over the option price.  Subject to the applicable provisions of the Internal Revenue Code and the Treasury Department Regulations regarding withholding of tax, a deduction will be allowable to GCA in the year of exercise in the same amount as is includable in the optionee’s income.

For purposes of determining the optionee’s gain or loss on the sale or other disposition of the shares transferred to him upon exercise of a nonstatutory stock option, the optionee’s basis in those shares will be the sum of his option price plus the amount of compensation income recognized by him upon exercise.  That gain or loss will be treated as capital gain or loss and will be long-term if the common stock had been held for more than twelve months, or short term if the common stock had been held for twelve months or less.  No part of any such gain will be an “item of tax preference” for purposes of the “alternative minimum tax.”

Incentive Stock Options

Options granted under the 2009 Plan which qualify as incentive stock options under Section 422 of the Code will be treated as follows:

Except to the extent that the alternative minimum tax rule described below applies, no tax consequences will result to the optionee or GCA from the grant of an incentive stock option to, or the exercise of an incentive stock option by, the optionee. Instead, the optionee will recognize gain or loss when he sells or disposes of the shares transferred to him upon exercise of the incentive stock option.  For purposes of determining such gain or loss, the optionee’s basis in such shares will be his option price. If the date of sale or disposition of such shares is at least two years after the date of the grant of the incentive stock option, and at least one year after the transfer of the shares to him upon exercise of the incentive stock option, the optionee will realize long-term capital gain treatment upon their sale or disposition.

Generally, GCA will not be allowed a deduction with respect to an incentive stock option.  However, if an optionee fails to meet the foregoing holding period requirements (a so-called disqualifying disposition), any gain recognized by the optionee upon the sale or disposition of the shares transferred to him upon exercise of an incentive stock option will be treated in the year of such sale or disposition as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over their option price, and in that case GCA will be allowed a corresponding deduction.

For purposes of the alternative minimum tax, the amount, if any, by which the fair market value of the shares transferred to the optionee upon such exercise exceeds the option price will be included in determining the optionee’s alternative minimum taxable income.  In addition, for purposes of such tax, the basis of such shares will include such excess.

To the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, those options will not be incentive stock options.  In this regard, upon the exercise of an option which is deemed under the rule described in the preceding sentence to be in part an incentive stock option and in part a nonstatutory stock option under existing Internal Revenue Service guidelines, GCA may designate which shares issued upon exercise of such options are incentive stock options and which shares are nonstatutory stock options.  In the absence of such designation, a pro rata portion of each share issued is to be treated as issued pursuant to the exercise of an incentive stock option and the balance of each share treated as issued pursuant to the exercise of a nonstatutory stock option.

Stockholder Ratification and Adoption

The ratification of the adoption of the 2009 Plan requires the affirmative vote of at least a majority of the shares of GCA capital stock issued, outstanding, and entitled to vote on the GCA Record Date.  The GCA board of directors recommends that GCA stockholders provide a consent “FOR” this proposal.

Timing of Amendment

To the extent approved, and in order to enable the issuance of replacement stock options in connection with the merger, the 2009 Plan shall be adopted contemporaneously with the closing of the merger.  If the merger does not close, GCA does not plan to adopt and implement this plan, even if approved.

GCA Board of Directors Recommendation

On March 31, 2009, the GCA board of directors approved the proposals to:

•	amend GCA’s Certificate of Incorporation to effect the 7-for-10 reverse stock-split;

•	amend GCA’s Certificate of Incorporation to increase the GCA authorized common stock from 100 million to 200 million shares;

•	amend GCA’s Certificate of Incorporation to change GCA’s name to “Bixby Energy Systems, Inc.”; and

•	to adopt GCA’s 2009 Equity Participation Plan and the reservation of 20 million common shares for issuance thereunder.

The GCA board of directors recommends that the GCA stockholders provide a consent “FOR” these proposals.

The enclosed Consent Signature Card is furnished for you to indicate your consent with respect to the proposals set forth and described in this joint proxy statement/prospectus.  If you wish to consent in accordance with the board’s recommendation, please fill out, sign, date and return the Consent Signature Card in the enclosed envelope, which requires no postage if mailed in the United States. A prompt return of the Consent Signature Card will be appreciated.

THE SPECIAL MEETING OF THE BIXBY STOCKHOLDERS

General

Bixby is furnishing this joint proxy statement/prospectus to Bixby stockholders in connection with the solicitation of proxies by the Bixby board of directors for use at the special meeting of Bixby stockholders, including any adjournment or postponement of the special meeting.

Date, Time and Place of the Special Meeting

Bixby will hold a special meeting of its stockholders on _____________, promptly at 10:00 a.m. local time at __________________________________.

Purpose of the Bixby Special Meeting

At the Bixby special meeting, including any adjournment or postponement thereof, Bixby stockholders will be asked to consider, vote upon and approve:

•
a proposal, to be voted on by the holders of Bixby common stock and Bixby Series A convertible preferred stock voting together, to approve the Amended and Restated Agreement and Plan of Merger, dated March 27, 2009, by and among GCA I Acquisition Corp., Bixby Acquisition Corp., Bixby Energy Systems, Inc. and Robert Walker (which, for ease of understanding, is referred to generally throughout this joint proxy statement/prospectus as the “Merger Agreement”), and to approve the merger and related transactions contemplated by the Merger Agreement;

•
a proposal, to be voted on by the holders of Bixby common stock and Bixby Series A convertible preferred stock voting together, and by the holders of the Bixby Series A convertible preferred stock voting separately as a class, to amend Bixby’s Certificate of Incorporation to revise the terms of the Bixby Series A convertible preferred stock to provide that, subject to the completion of the merger with GCA, the Bixby Series A convertible preferred stock will convert into GCA common stock on an as-converted basis in the merger; and

•	any other matters that may properly be brought before the special meeting or at any adjournments or postponements of the meeting.

A copy of the Merger Agreement is attached to this joint proxy statement/prospectus as Annex A.  Bixby stockholders are encouraged to read the Merger Agreement in its entirety.  A copy of the amendment to the Bixby’s Certificate of Incorporation to effectuate the revision of the terms of the Bixby Series A convertible preferred stock to provide that it will convert into GCA common stock in the merger on an as-converted basis is attached to this joint proxy statement/prospectus as Annex F.

GCA’s obligation to complete the merger, if it is approved by the Bixby stockholders is conditioned upon, among other things, the approval of the amendment to Bixby’s Certificate of Incorporation.  Accordingly, if the Bixby stockholders approve the merger, but do not approve the amendment to Bixby’s Certificate of Incorporation as described above, GCA has the right not to complete the merger.  If the merger does not close, Bixby's board of directors has determined not to file the amendment to Bixby’s Certificate of Incorporation to revise the terms of the Series A convertible preferred stock.

THE MATTERS TO BE CONSIDERED AT THE BIXBY SPECIAL MEETING ARE OF GREAT IMPORTANCE TO BIXBY STOCKHOLDERS. ACCORDINGLY, BIXBY STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED PRE-ADDRESSED POSTAGE-PAID ENVELOPE.

Recommendation of the Bixby Board of Directors

After careful consideration, the Bixby board of directors has determined that the merger and related transactions are advisable, are fair to, and are in the best interests of, Bixby and its stockholders, and unanimously approved:

•	the Merger Agreement and the merger contemplated by the Merger Agreement; and

•
the amendment to Bixby’s Certificate of Incorporation to revise the terms of the Series A convertible preferred stock to provide that the Series A convertible preferred stock will convert into GCA common stock on an as-converted basis in the merger.

The Bixby board of directors unanimously recommends that the Bixby stockholders vote “FOR” the approval of the Merger Agreement and the merger and other transactions contemplated thereby, and the approval of the amendment to Bixby’s Certificate of Incorporation.  Please see “Reasons for the Proposed Merger – Bixby” beginning on page 64 for a discussion of the reasons considered by Bixby’s board of directors for the proposed merger.

If your submitted proxy card does not specify how you want to vote your shares, your shares will be voted “FOR” the proposals described above.

Admission to the Special Meeting

Only Bixby stockholders as of the close of business on _______________, 20__, and other persons holding valid proxies for the special meeting are entitled to attend the Bixby special meeting.  Bixby stockholders and their proxies should be prepared to present valid government-issued photo identification. Bixby stockholders who are not record holders but who hold shares through a nominee should provide proof of beneficial ownership on the record date for the Bixby special meeting.  Anyone who does not provide valid government-issued photo identification or comply with the other procedures outlined above upon request may not be admitted to the special meeting.

Record Date and Stockholders Entitled to Vote

Record Holders.  Record holders of Bixby common stock and Series A convertible preferred stock at the close of business on _________________, 2009, the record date, may vote at the special meeting. On November 20, 2009, Bixby had 39,478,470 outstanding shares of common stock, which were held by approximately 1,768 record holders, and 682,595 outstanding shares of Series A convertible preferred stock which were held by approximately 308 record holders.

Beneficial Owners.  If your shares are held by a nominee, you are considered the beneficial owner of the shares held by the nominee.  As the beneficial owner, you have the right to direct your nominee how to vote, and you are also invited to attend the special meeting. However, since you are not the record holder, you may not vote these shares in person at the special meeting unless you follow proper procedures for obtaining a legal proxy.

A complete list of the stockholders entitled to vote at the special meeting will be available for examination by any stockholder for any purpose germane to the special meeting, during ordinary business hours, for a period of at least 10 days prior to the special meeting, at the offices of Bixby Energy Systems, Inc., 6893 139th Lane NW, Ramsey, Minnesota 55303.  Such list will also be available for examination at the special meeting.

How You Can Vote

You can only vote your shares if you are either represented by proxy or eligible to vote your shares in person at the special meeting. You can submit your proxy by:

•	mail, by completing and returning the enclosed proxy card; or

•	hand delivery to our principal executive office.

If you hold shares through a nominee, please provide your voting instructions by mail or hand delivery in accordance with the instructions contained on your voting instruction card. If you return a properly signed proxy card, we will vote your shares as you direct.

Stockholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, stockholders of record whose shares are registered in more than one name will receive more than one proxy card. The Bixby board of directors urges Bixby stockholders to complete, sign, date and return each proxy card and voting instruction card they receive for the Bixby special meeting.

Adjournment and Postponement

Bixby’s bylaws provide that a special meeting of the stockholders may be adjourned from time to time. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, Bixby may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned special meeting, a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote at the special meeting.

Required Vote and Quorum

Holders of Bixby common stock are entitled to one vote for each share held as of the record date, and holders of Bixby Series A convertible preferred stock are entitled to two votes for each share held as of the record date.

Approval of the proposal to be voted on by Bixby stockholders regarding the approval of the Merger Agreement and the merger and related transactions contemplated by the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of common stock and Series A convertible preferred stock of Bixby combined, represented in person or by proxy, and entitled to vote at the special meeting.

Approval of the amendment to Bixby’s Certificate of Incorporation to revise the terms of Bixby’s Series A convertible preferred stock to provide that, subject to the completion of the merger with GCA, the Bixby Series A convertible preferred stock will convert into GCA common stock on an as-converted basis in the merger, requires the affirmative vote of both:

•
the holders of a majority of the shares of Bixby common stock and Series A convertible preferred stock voting together, represented in person or by proxy, and entitled to vote at the special meeting; and

•	the holders of a majority of the shares of Bixby Series A convertible preferred stock, voting separately as a class, represented in person or by proxy, and entitled to vote at the special meeting.

Attendance at the meeting in person or by proxy of holders of shares representing a majority of the outstanding shares of Bixby common stock and Series A convertible preferred stock (on an as-converted basis) combined constitutes a quorum. If a quorum is not present at the Bixby special meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

Bixby’s corporate secretary will tally the votes. Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Bixby will not disclose your vote except to allow for the tabulation of votes and certification of the vote, to facilitate a successful proxy solicitation and as necessary to meet applicable legal requirements.

Abstentions and Broker Non-Votes

Any abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as votes against the approval of the proposals considered at the special meeting.

In the event that a nominee record holder of Bixby’s common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, which is generally called a “broker non-vote” (although, as a private company, Bixby’s shares are not held by any brokers but may be held by other nominees), those shares will not be considered for purposes of determining the number of shares entitled to vote with respect to a particular proposal on which the nominee record holder has expressly not voted, but will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Voting by Bixby Directors and Executive Officers

As of November 20, 2009, Bixby’s directors, executive officers and their affiliates, as a group, beneficially owned and were entitled to vote approximately 3,761,573 shares of Bixby common stock, representing approximately 9.20% of the vote of total outstanding shares of Bixby’s voting capital stock. The affirmative vote of a majority of Bixby’s common stock and Series A convertible preferred stock voting together – 20,421,830 votes – is required to approve the merger.

Revoking Your Proxy

You can change your vote or revoke your proxy at any time before the final vote at the special meeting. To do so, if you are the record holder, you may:

•	send a written, dated notice to the corporate secretary of Bixby at Bixby’s principal executive offices stating that you would like to revoke your proxy;

•	complete, date and submit a new later-dated proxy card; or

•	vote in person at the special meeting (your attendance alone will not revoke your proxy).

If you hold shares through a nominee, you must contact your nominee for information on how to revoke your proxy or change your vote. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Written notices of revocation to the Corporate Secretary of Bixby should be addressed to Corporate Secretary, Bixby Energy Systems, Inc., 6893 139th Lane NW, Ramsey, Minnesota 55303.

If you hold your shares through a nominee, you must give new instructions to your nominee prior to the special meeting or obtain a signed “legal proxy” from the nominee to revoke your prior instructions and vote in person at the meeting.

Any Bixby stockholder who has a question about the merger transaction or the approval of the issuance of shares of Bixby common stock pursuant to the Merger Agreement, or how to vote or revoke a proxy, or who wishes to obtain additional copies of this joint proxy statement/prospectus, should contact Bixby’s Corporate Secretary as follows: Corporate Secretary, Bixby Energy Systems, Inc., 6893 139th Lane NW, Ramsey, Minnesota 55303, telephone number: (763) 404-7800.

Other Matters

Other than the proposals described in this joint proxy statement/prospectus, the Bixby board of directors knows of no other matters to be acted upon at the special meeting. If any other matter should be duly presented at the special meeting in accordance with Bixby’s bylaws and upon which a vote properly may be taken, shares represented by all proxies received by Bixby will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Solicitation of Proxies and Expenses

Bixby will pay the expenses incurred in connection with the filing, printing and mailing of this joint proxy statement/prospectus.  Bixby plans to solicit proxies from its stockholders using its officers, directors and certain of its employees, who will not be specifically compensated, to solicit proxies from Bixby’s stockholders.   Bixby may engage a proxy solicitation firm, or other agents or consultants to solicit proxies, but no decision in this regard has been made at this time.  Bixby will be responsible for any fees incurred in connection with the solicitation of proxies for the Bixby special meeting.  In addition to solicitation by mail, the directors, officers, employees and agents of Bixby may solicit proxies from Bixby stockholders by telephone, other electronic means facsimile, special delivery mail or express delivery or in person.  Nominees will be requested to forward soliciting materials to the beneficial owners of shares held of record by these persons.

Rights of Dissenting Stockholders

General Discussion of Appraisal Rights

The General Corporation Law of the State of Delaware grants appraisal rights in the merger to the holders of Bixby common stock and Bixby Series A convertible stock. Under the General Corporation Law of the State of Delaware, Bixby stockholders who either vote against the merger or who refrain from voting may demand in writing that Bixby pay the fair value of their shares, together with interest, as determined by the Delaware Court of Chancery. Fair value takes into account all relevant factors but excludes any appreciation or depreciation from the accomplishment or expectation of the merger. Stockholders who elect to exercise appraisal rights must comply with all of the procedures to preserve those rights. Attached is a copy of the text of Section 262 of the General Corporation Law of the State of Delaware (which sets forth the appraisal rights) as Annex L to this joint proxy statement/prospectus.

Section 262 sets forth the required procedure a stockholder requesting appraisal rights must follow. The procedural rules are specific and must be followed completely. Failure to comply with the procedure may cause a termination of your appraisal rights. This discussion is only a summary of your rights and the procedure. The following information is qualified in its entirety by the provisions of Section 262. Please review Section 262 for the complete procedure. Neither Bixby nor GCA will give you any notice other than as described in this joint proxy statement/prospectus and as required by the General Corporation Law of the State of Delaware.

Appraisal Rights Procedures

If you are a Bixby stockholder and you wish to exercise your appraisal rights, you must satisfy the provisions of Section 262 of the General Corporation Law of the State of Delaware. Section 262 requires, in part, the following:

•
Your written demand for appraisal: You must deliver a written demand for appraisal to Bixby before the vote is taken at the special meeting of stockholders. The written demand must be separate and apart from any vote against the merger.  A vote against the merger will not constitute notice that you are exercising your appraisal rights.

•
You vote against the merger or you refrain from voting for approval of the merger: You must not vote for approval of the Merger Agreement.  If you vote in favor of the Merger Agreement, your right to appraisal will terminate, even if you previously filed a written demand for appraisal.

•
You continuously hold your Bixby shares: You must continuously hold your shares of Bixby stock from the date you make the demand for appraisal through the closing of the merger. You should read the paragraphs below for more details on making a demand for appraisal.

•
A written demand for appraisal of Bixby stock is only effective if it is signed by, or for, the stockholder of record who owns such shares at the time the demand is made. The demand must be signed as the stockholder’s name appears on its stock certificate(s). If you are the beneficial owner of Bixby stock but not the stockholder of record, you must have the stockholder of record sign a demand for appraisal.

•	If you own Bixby stock in a fiduciary capacity, such as a trustee, guardian, or custodian, you must disclose the fact that you are signing the demand for appraisal in that capacity.

•
If you own Bixby stock with more than one person, such as in a joint tenancy or tenancy in common, all of the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, which could include one or more of the joint owners, may sign the demand for appraisal for a stock holder of record; however, the agent must expressly disclose who the stockholder of record is and that he is signing the demand as that stockholder’s agent.

•
If you are a record owner who holds Bixby stock as a nominee for others, you may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such a case, you should specify in the written demand the number of shares as to which you wish to demand appraisal. If you do not expressly specify the number of shares, Bixby will assume that your written demand covers all the shares of Bixby stock that are in your name.

•
If you are a Bixby stockholder, you should address the written demand to Corporate Secretary, Bixby Energy Systems, Inc., 6893 139th Lane, NW, Ramsey, Minnesota 55303.  It is important that Bixby receive all written demands before the vote concerning the Merger Agreement is taken.  As explained above, this written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder’s name and mailing address, the number of shares of stock owned, and that the stockholder is thereby demanding appraisal of such stockholder’s shares.

•	If you fail to comply with any of these conditions and the merger becomes effective, you will only be entitled to receive the merger consideration provided in the Merger Agreement.

•
Written Notice: Within ten days after the effective date of the merger, Bixby must give written notice that the merger has become effective to each stockholder who has fully complied with the conditions of Section 262.

•
Petition with the Chancery Court: Within 120 days after the effective date of the merger, either Bixby or any stockholder who has complied with the conditions of Section 262 may file a petition in the Delaware Court of Chancery. This petition should request that the Chancery Court determine the value of the shares of Bixby stock held by all of the stockholders who are entitled to appraisal rights. If you intend to exercise your rights of appraisal, you should file such a petition in the Chancery Court. Bixby has no obligation, and has no intention at this time, to file such a petition. Because Bixby has no obligation to file such a petition, if no stockholder files such a petition within 120 days after the closing, you will lose your rights of appraisal.

•
Withdrawal of Demand: If you change your mind and decide you no longer want appraisal rights, and you have not filed a petition in the Court of Chancery or joined such a proceeding, you may withdraw your demand for appraisal rights at any time within 60 days after the effective date of the merger. You may also withdraw your demand for appraisal rights after 60 days, but less than 120 days, after the effective date of the merger, but only with the written consent of Bixby.  If you withdraw your demand for appraisal rights, you will be entitled to receive the merger consideration (without interest) provided in the Merger Agreement.

•
Request for Appraisal Rights Statement: If you have complied with the conditions of Section 262, you are entitled to receive a statement from Bixby. This statement will set forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received, and the aggregate number of stockholders who own those shares. In order to receive this statement, you must send a written request to Bixby within 120 days after the closing of the merger. After the merger, Bixby has ten days after receiving a request to mail the statement to the stockholder.

•
Chancery Court Procedures: If you properly file a petition for appraisal in the Chancery Court and deliver a copy to Bixby, Bixby will then have 20 days to provide the Chancery Court with a list of the names and addresses of all stockholders who have demanded appraisal rights and have not reached an agreement with Bixby as to the value of their shares. The Chancery Court will then send notice of the time and place fixed for the hearing of the petition to all of the stockholders who have demanded appraisal rights. If the Chancery Court decides it is appropriate, it has the power to conduct a hearing to determine whether the stockholders have fully complied with Section 262 of the General Corporation Law of the State of Delaware and whether they are entitled to appraisal rights under that section. The Chancery Court may also require you to submit your stock certificates to the Registry in Chancery so that it can note on the certificates that an appraisal proceeding is pending. If you do not follow the Chancery Court’s directions, you may be dismissed from the proceeding.

•
Appraisal of Chancery Shares: After the Chancery Court determines which stockholders are entitled to appraisal rights, the Chancery Court will appraise the shares of stock. To determine the fair value of the shares, the Chancery Court will consider all relevant factors except for any appreciation or depreciation due to the accomplishment or expectation of the merger. After the Chancery Court determines the fair value of the shares, it will direct Bixby to pay that value to the stockholders who are entitled to appraisal rights, together with interest. Interest shall be compounded quarterly and shall accrue at 5% over the Federal Reserve Discount Rate (including any surcharge), unless in its discretion the Court of Chancery determines otherwise. In order to receive the fair value for your shares, you must surrender your stock certificates to Bixby.

•
The Chancery Court could determine that the fair value of shares of Bixby stock is more than, the same as, or less than the merger consideration. In other words, if you demand appraisal rights, you could receive less consideration than you would under the Merger Agreement.

•
Costs and Expenses of Appraisal Proceeding: The costs (which do not include attorneys’ or experts’ fees) of the appraisal proceeding may be assessed against Bixby and the stockholders participating in the appraisal proceeding, as the Chancery Court deems equitable under the circumstances. You may also request that the Chancery Court allocate the expense of the appraisal action incurred by any stockholder pro rata against the value of all of the shares entitled to appraisal.

•	Loss of Stockholders’ Rights: If you demand appraisal rights, after the closing of the merger you will not be entitled to:

º	vote your shares of Bixby stock, for any purpose, for which you have demanded appraisal rights;

º
receive payment of dividends or any other distribution with respect to such shares, except for dividends or distributions, if any, that are payable to holders of record as of a record date prior to the effective time of merger; or

º	receive the payment of the consideration provided for in the Merger Agreement.

An appraisal proceeding in the Chancery Court cannot be dismissed unless the Chancery Court approves. The Chancery Court may condition its approval upon any terms that it deems just.

If you fail to comply strictly with these procedures you will lose your appraisal rights. Consequently, if you wish to exercise your appraisal rights, Bixby strongly urges you to consult a legal advisor before attempting to exercise your appraisal rights.

Stockholders Sharing an Address

Bixby stockholders sharing an address with another stockholder may receive only one set of proxy materials at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate set of proxy materials now or in the future may write or call Bixby to request a separate copy of these materials as follows: Corporate Secretary, Bixby Energy Systems, Inc., 6893 139th Lane NW, Ramsey, Minnesota 55303, telephone number: (763) 404-7800.

THE PROPOSED MERGER

The discussion in this document of the merger and the principal terms of the Merger Agreement is subject to, and is qualified in its entirety by reference to, the Merger Agreement.  A copy of the Amended and Restated Merger Agreement is attached to this joint proxy statement/prospectus as Annex A, and is incorporated by reference into this joint proxy statement/prospectus.  You are urged to read both this discussion of the merger and the Merger Agreement itself in their entireties.

The Merger Agreement

The following is a summary of the Amended and Restated Merger Agreement which was executed March 27, 2009.  Stockholders of Bixby are urged to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the merger.

The Merger Agreement itself will provide you with highly detailed information regarding its terms.   The terms of the Merger Agreement govern the contractual rights and relationships, and allocate risks, between the parties in relation to the merger.  The Merger Agreement contains representations and warranties Bixby, GCA, Merger Sub and Mr. Walker made to each other as of specific dates.  The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligation to complete the merger and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws.  The Merger Agreement also sets out the mechanisms and logistics on how Bixby shares of common stock and preferred stock and other Bixby securities will be converted or exchanged in the merger for GCA securities and how and when the Bixby securityholders will receive new certificates reflecting the GCA securities they will get in the merger.

General

The Merger Agreement provides that Merger Sub, a wholly-owned subsidiary of GCA newly formed under the laws of the State of Delaware for purposes of effecting the transactions contemplated by the Merger Agreement, will merge with and into Bixby, and as a result, Bixby will become a wholly-owned subsidiary of GCA.

Timing of Closing

            The closing of the merger will take place on a date to be specified by the parties to the Merger Agreement which will be no later than 2 business days after satisfaction (or waiver) of certain conditions to the closing set forth in the Merger Agreement, unless another time is agreed to by the parties.  Upon the closing, Bixby, as the surviving corporation, will file a Certificate of Merger with the Secretary of State of the State of Delaware.  The merger shall become effective at the time the Certificate of Merger is filed or at a later time as stated in the Certificate of Merger.

Effects of the Merger

As a result of the merger:

•	Bixby will become a wholly owned subsidiary of GCA;

•	the officers and sole director of GCA prior to the effective time of the merger will resign;

•
by virtue of the conversion or exchange of Bixby securities for GCA securities as contemplated by the merger (described in detail under the heading “Conversion of Bixby Securities” below), Bixby securityholders before the merger will own approximately 96% of the voting stock of GCA after the merger on a fully-diluted basis;

•	as soon as practicable following the effective time of the merger (i.e. following the change in control of GCA contemplated by the merger):

•	the board of directors of GCA will amend the bylaws of GCA to permit a board of directors ranging between one and twelve directors;

•	the board of directors of GCA will appoint as directors those persons who were directors of Bixby immediately prior to the merger; and

•	the board of directors of GCA will elect new officers of GCA who will be the same persons who were officers of Bixby immediately prior to the merger.

Conversion of Bixby Securities

Treatment of Bixby Common Stock

At the effective time of the merger, without any action on the part of GCA, Merger Sub, Bixby or any shareholders of GCA, Merger Sub or Bixby, the shares of Bixby common stock will be automatically converted into an equal number of shares of GCA common stock.

The holders of any shares of Bixby common stock outstanding immediately prior to the effective time of the merger that are unvested or otherwise subject to a repurchase option, risk of forfeiture, or other condition under any restricted stock purchase or other agreement with Bixby shall become entitled to shares of GCA common stock which shall be similarly unvested and subject to the same repurchase option, risk of forfeiture or other condition without regard, however, to any provisions regarding the acceleration of vesting in the event of certain transactions that may otherwise be applicable.

At the effective time of the merger:

•	all shares of Bixby common stock will cease to be outstanding, and each certificate for those Bixby shares will represent the right to receive a certificate for shares of GCA common stock; and

•
the shares of Bixby common stock which have been exchanged for shares of GCA common stock  that immediately prior to the effective time of the merger were unvested or otherwise subject to a repurchase option, risk of forfeiture, or other condition under any restricted stock purchase or other agreement with Bixby, will be subject to the same conditions or restrictions.

No fractional shares of GCA common stock will be issued in connection with the merger and no holder of Bixby common stock will be entitled to receive a cash payment in lieu of any fractional share of GCA common stock.

No certificate representing GCA common stock shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held Bixby common stock who is an “affiliate” of Bixby until such person shall have executed and delivered to GCA a written agreement substantially in the form attached hereto as Annex K.

Treatment of Bixby Series A Convertible Preferred Stock

Provided that the amendment to Bixby’s Certificate of Incorporation to revise the terms of Bixby’s Series A convertible preferred stock to provide that the Series A convertible preferred stock will convert into GCA common stock in connection with the merger is approved by Bixby’s stockholders, at the effective time of the merger, by virtue of the merger and without any action on the part of GCA, Merger Sub, Bixby or any shareholders of GCA, Merger Sub or Bixby, each share of Bixby Series A convertible preferred stock will be automatically converted into the right to receive a number of shares (rounded down to the nearest whole number) of GCA common stock equal to the number of shares of Bixby common stock into which those shares of Bixby convertible preferred stock would have been convertible as of the effective time of the merger, which is two shares of common stock for every one share of Series A convertible preferred stock, subject to customary conversion rate adjustments, if any.

The holders of any shares of Bixby Series A convertible preferred stock outstanding immediately prior to the effective time of the merger that are unvested or otherwise subject to a repurchase option, risk of forfeiture, or other condition under any restricted stock purchase or other agreement with Bixby will become entitled to shares of GCA common stock which shall be similarly unvested and subject to the same repurchase option, risk of forfeiture or other condition without regard, however, to any provisions regarding the acceleration of vesting in the event of certain transactions that may otherwise be applicable.

Provided that the proposed amendment to Bixby’s Certificate of Incorporation to revise the terms of Bixby’s Series A convertible preferred stock to provide that the Series A convertible preferred stock will convert into GCA common stock in the merger is approved by Bixby’s stockholders, at the effective time of the merger, all shares of Bixby Series A convertible preferred stock shall no longer be outstanding, and each certificate previously evidencing those shares will represent the right to receive the shares of GCA common stock into which the shares of Bixby Series A convertible preferred stock were converted in the merger.

In the event that the proposed amendment to Bixby’s Certificate of Incorporation to provide for the Series A convertible preferred stock to convert into GCA common stock in the merger is not approved by Bixby stockholders, GCA is entitled to decide whether or not to complete the merger.  If GCA decides to proceed with the merger, the Series A convertible preferred stock will remain as Bixby Series A convertible preferred stock, convertible into Bixby common stock (and Bixby, as a result of the merger, will become a subsidiary of GCA).

No certificate representing GCA common stock shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held Bixby Series A convertible preferred stock who is an “affiliate” of Bixby until such person shall have executed and delivered to GCA a written agreement substantially in the form attached hereto as Annex K.

Treatment of Bixby Employee Stock Options

Subject to required approval under applicable law of a GCA stock option plan that provides for a broader array of incentive-based equity compensation structures than the Bixby Energy Systems, Inc. 2001 Stock Option Plan, each option to purchase shares of Bixby common stock issued and outstanding under the Bixby 2001 Stock Option Plan prior to the effective time of the merger (each, a “Bixby Stock Option”), whether or not vested, will be assumed by GCA and shall:

•
continue to have, and be subject to, the same terms and conditions of those Bixby Stock Options as in effect immediately prior to the effective time of the merger, including any repurchase rights, risk of forfeiture, or vesting provisions and any related provisions regarding the acceleration of vesting and exercisability in the event of certain transactions; and

•	be exercisable:

•
for the number of shares of GCA common stock equal to the number of shares of Bixby common stock for which such corresponding Bixby Stock Option had been exercisable (for shares of Bixby common stock) immediately prior to the effective time of the merger; and

•
at a price per share of GCA common stock equal to the exercise price per share of Bixby common stock for which such corresponding Bixby Stock Option was exercisable immediately prior to the effective time of the merger.

There are no representations or warranties that any of the Bixby Stock Options assumed by GCA will qualify following the effective time of the merger as incentive stock options for tax purposes whether or not the Bixby Stock Options had previously so qualified.

Treatment of Bixby Convertible Notes / Debentures

Prior to the closing of the merger, Bixby shall have used its good faith best efforts to have secured agreements with its debt securityholders under which the Bixby debt securities held by such securityholders will be exchanged, as of closing of the merger, for either:

•
a number of shares (rounded down to the nearest whole number) of GCA common stock equal to the number of shares of Bixby common stock into which each such Bixby debt securities would have been convertible before the merger; or

•	GCA securities substantially equivalent to the Bixby debt securities for which they are being exchanged.

The performance of the obligations of the parties to these agreements are a condition to GCA’s obligation to complete the merger.

Bixby convertible notes or debentures owned by Holders who do not agree to exchange their convertible notes or debentures as described above will remain unchanged.

No certificate representing GCA securities shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held Bixby debt securities who is an “affiliate” of Bixby until such person shall have executed and delivered to GCA a written agreement substantially in the form attached hereto as Annex K.

Treatment of Bixby Common Stock Purchase Warrants

Certain of Bixby’s common stock purchase warrants contain adjustment terms that provide that in the event of a merger, instead of having the right to purchase Bixby common stock, those warrants shall have the right to purchase the securities that they would have received in the merger had they exercised their warrants to purchase Bixby common stock before the merger occurred.  Accordingly, at the effective time of the merger, by virtue of the merger, those Bixby common stock purchase warrants will be exchanged, as of the closing of the merger, for a GCA common stock purchase warrant substantially equivalent to the Bixby common stock purchase warrant for which it is being exchanged, which GCA common stock purchase warrant shall in any event:

•
continue to have, and be subject to, the same terms and conditions of those Bixby common stock purchase warrants as in effect immediately prior to the effective time of the merger, including any repurchase rights, risk of forfeiture, or vesting provisions and any related provisions regarding the acceleration of vesting and exercisability in the event of certain transactions; and

•	be exercisable:

•
for the same number of shares of GCA common stock for which the Bixby common stock purchase warrant had been exercisable (for shares of Bixby common stock) immediately prior to the effective time of the merger (since the conversion ratio of Bixby shares of common stock into GCA shares of common stock in the merger is one-for-one); and

•
at a price per share of GCA common stock equal to the exercise price per share of Bixby common stock at which the Bixby common stock purchase warrant was exercisable immediately prior to the effective time of the merger.

To the extent any convertible common stock purchase warrants by their terms are not exchangeable in the merger, Bixby shall have used good faith efforts to have secured agreements with the holders of those warrants under which those warrants will be exchanged as of the closing date of the merger, for GCA common stock warrants with the above terms. The performance of the obligations of the parties to these exchange agreements are a condition to GCA’s obligation to complete the merger.  Bixby common stock purchase warrants owned by holders who do not agree to exchange their warrants as described above will remain unchanged after the merger.

No certificate representing a GCA common stock purchase warrant shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held a Bixby warrant who is an “affiliate” of Bixby until such person shall have executed and delivered to GCA a written agreement substantially in the form attached hereto as Annex K.

Certain Transfer Restrictions Relating to GCA Common Stock Issued in the Merger

The shares of GCA common stock issued to the Bixby stockholders, and to the holders of Bixby debt securities in exchange for those debt securities, in each case in connection with the merger, shall have been registered with the SEC on the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part.  Except for “affiliates”, each recipient of GCA common stock will be able to freely resell or transfer up to 10% of those shares immediately following the date the shares of GCA common stock are listed or quoted for trading on a national stock exchange and/or the OTCBB.  Pursuant to the terms of the Merger Agreement, the GCA common stock issued to the Bixby common stockholders and other Bixby securities holders who are to receive GCA common stock in the merger or in exchange for debt securities, however, will be delivered upon the condition, and subject to the requirements that, whether or not registered or otherwise eligible for resale, the remaining 90% of those shares may not be sold except in accordance with the following schedule (calculated on a cumulative basis):

Up to 5%	90 days following the first date on which the shares of GCA common stock are listed or quoted for trading on a national securities exchange and/or the OTCBB (the “Listing Date”)
Up to additional 5%	180 days following the Listing Date
Up to additional 5%	270 days following the Listing Date
Up to additional 5%	365 days following the Listing Date
Up to additional 10%	455 days following the Listing Date
Up to additional 15%	545 days following the Listing Date
Up to additional 20%	635 days following the Listing Date
Up to additional 25%	730 days following the Listing Date

If for any reason the Listing Date shall not have occurred as of the date one year following the closing of the merger, then the Listing Date shall be deemed to be the date one year following the closing of the merger.

The above transfer limitation condition does not apply to transfers:

•	by gift to an immediate family member,

•	by will or intestacy or distribution, or

•	to a trust for the benefit of the transferor or a family member.

Although Bixby does not have a separate binding agreement with its stockholders regarding the disposition of the GCA common stock that they are to receive in connection with the merger, Bixby views them as bound by the described restriction because it is included in the terms of the merger pursuant to the Merger Agreement which requires the approval of the stockholders of Bixby.  The GCA common stock received by the Bixby stockholders in the merger will be received subject to such restriction which will be recognized by GCA (then Bixby Energy Systems, Inc.) and enforced by a mechanism imposed by its transfer agent.

All exchange agreements involving the issuance or potential issuance of GCA common stock, including the exchange agreements relating to both convertible debt securities and warrants, shall contain a provision subjecting any shares of GCA common stock issued under such exchange agreements or issuable upon exercise of warrants received in the exchange to the same transfer restrictions as above.

No certificate representing GCA securities will be delivered to any individual or entity otherwise entitled to a certificate who is an “affiliate” of Bixby until that person has executed and delivered to GCA a written agreement to this transfer restriction in the form attached as Annex K.

An “affiliate”, for purposes of the conversion of Bixby securities in the merger, is any individual or entity who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Bixby.  The control aspect means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Bixby, whether through the ownership of voting securities, by agreement, arrangement or otherwise.

Bixby securityholders who become affiliates of GCA at the time of, or after, the merger will be subject to additional transfer restrictions imposed by SEC regulations.  These additional restrictions are discussed in the Questions and Answers about the Merger to be Voted on by Bixby Stockholders section of this joint proxy statement/prospectus under the question with the caption “Can I still sell my shares in the public market if I am an affiliate?”

Conversion of Merger Sub Common Stock

Each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger shall be converted into one share of common stock of Bixby, as the surviving corporation, at the effective time of the merger, and Bixby, as the surviving corporation, will have no other equity securities.

Treatment of GCA Stock Options and Warrants

Any outstanding options to purchase shares of GCA common stock or GCA preferred stock, whether or not vested, and any outstanding warrants to purchase shares of GCA common stock or GCA preferred stock, whether or not then exercisable, shall, by virtue of the merger, be cancelled.

Bixby Dissenters’ Rights

Holders of shares of Bixby common stock or Series A convertible preferred stock are entitled to appraisal rights in the merger.  Any Bixby shareholder who demands and not lost or withdrawn, and who perfects the appraisal rights with respect to those shares will not receive GCA securities in the merger and instead will be entitled to receive the fair value of his or her Bixby shares.  If any holder of Bixby shares eligible for appraisal rights fails to perfect or effectively withdraws or loses its right to appraisal and payment under the Delaware General Corporation Law, all the Bixby shares held by that holder will represent the right to receive those GCA securities to which it would otherwise be entitled in the merger.  The Bixby stockholders’ appraisal rights and procedure are discussed in detail under the heading “Rights of Dissenting Stockholders’ beginning on page 45.

Bixby will give GCA prompt notice of any demands for appraisal, withdrawals of shareholder demands, and any other communications that it receives in connection with any demands for appraisal.  Bixby may voluntarily make any payment with respect to any of those demands, and will have the right to control all negotiations and proceedings with respect to demands for appraisal, including the right to settle any demands.

Representations and Warranties

Mr. Walker

The Merger Agreement contains representations and warranties of Mr. Walker, the President and Chief Executive Officer of Bixby, relating to:

•	His authority relative to the Merger Agreement and related agreements;

•	The execution and enforceability of the Merger Agreement and related agreements;

•	His title to certain Bixby securities;

•	There being no conflicts in respect of the Merger Agreement and related Agreements;

•	His being unaware of any governmental approvals or filings relating to the merger that are not otherwise identified in the Merger Agreement; and

•	His being unaware of any legal proceedings in which he is involved that would effect the merger.

Bixby

Inclusive of the disclosure schedules, the Merger Agreement also contains representations and warranties of Bixby relating to:

•	Its, and its subsidiaries, corporate organization and qualification;

•	Its certificate of incorporation and bylaws;

•	Its books and records;

•	Its capitalization;

•
Its corporate and related authority relative to the Merger Agreement and related agreements, including the fact that approval of the Merger requires only the affirmative vote of the combined holders of at least a majority of the then-outstanding shares of Bixby common stock and the Bixby Series A Convertible Preferred Stock (voting on an as-converted-to-common-stock basis);

•
There being no conflicts in respect of the Merger Agreement and related agreements, and there being no governmental approvals or filings relating to the merger, that are not otherwise specifically set forth in the Merger Agreement;

•	The requirement and status of permits and related authority to conduct its business and operations;

•	Its financial statements;

•	Its notes and accounts receivable;

•	Undisclosed liabilities;

•	Its taxes;

•	Its title to personal property;

•	The condition of its tangible fixed assets;

•	Its inventory;

•	Its product warranties;

•	Its product liability;

•	Its real property;

•	Its intellectual property;

•	Its material contracts;

•	Actual or threatened litigation against it;

•	Its employee benefit plans;

•	Its labor and employment related matters;

•	Environmental matters and related liabilities;

•	Transactions with officers, directors and significant shareholders;

•	Insurance coverage and related matters;

•	The absence of any changes in circumstances since the date of the financial statements included in the Merger Agreement;

•	Its solvency;

•	Brokers or finders involved in the merger;

•	Its not having made any illegal payments to third parties;

•	The factual accuracy of the information furnished and to be furnished by Bixby to GCA;

•	The non-applicability in relation to the merger of “anti-takeover” statutes;

•	Compliance with securities laws in relation to past offerings;

•	The presence of any “change-in-control” provisions in its agreements;

•	Outstanding powers of attorney; and

•	The factual accuracy of its disclosures.

GCA

Inclusive of the disclosure schedules, the Merger Agreement also contains representations and warranties of GCA and Merger Sub relating to:

•	Their corporate organization and qualification;

•	Their certificates of incorporation and bylaws;

•	Their books and records;

•	Their capitalization;

•	Their corporate and related authority relative to the Merger Agreement and related agreements;

•
There being no conflicts in respect of the Merger Agreement and related agreements, and there being no governmental approvals or filings relating to the merger, that are not otherwise specifically set forth in the Merger Agreement;

•	GCA’s SEC filings and consolidated financial statements;

•	Its taxes;

•	Actual or threatened litigation against it;

•	Transactions with officers, directors and significant shareholders;

•	Formation and ownership of Merger Sub;

•	The absence of any changes in circumstances since the date of the most recently filed financial statements included in GCA’s SEC filings;

•	Its not having made any illegal payments to third parties;

•	The non-applicability in relation to the merger of “anti-takeover” statutes;

•	Compliance with securities laws in relation to past offerings; and

•	Brokers or finders involved in the merger.

Certain Covenants Relating to Conduct Pending the Merger

Bixby

Bixby covenants generally that, between the date of the Merger Agreement and the effective time of the merger, and unless GCA otherwise agrees in writing:

•	Its and its subsidiaries business will be conducted only in the ordinary course of business;

•
It will use all reasonable efforts to preserve substantially intact its business organization, to keep available the services of its current officers, employees and consultants and those of its subsidiaries, and to preserve the current relationships it and such subsidiaries have with customers, suppliers and other persons with which they have significant business relations;

•	It will comply with all applicable laws;

•	It will prepare and timely file all foreign, Federal, state and local tax returns, and make timely payment of all applicable taxes when due;

•	It will use reasonable efforts to obtain, prior to the closing, any consents required in connection with the merger;

•	It will take all actions to be in substantial compliance with any permits required for its business or operations;

•	It will make full and timely payment of all amounts required to be contributed under the terms of each employee benefit plan or required to be paid as expenses under any such plan; and

•	It will not, and will not permit any subsidiary to:

•	amend or otherwise change its articles of incorporation or bylaws;

•	make any change in any issued and outstanding securities, or redeem, purchase or otherwise acquire any securities;

•	sell or dispose of any of its or any of its subsidiaries’ assets, except for sales in the ordinary course of business and in a manner consistent with past practice;

•	declare, set aside, make or pay any dividend or other distribution;

•	reclassify, combine, split, divide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

•
(i) acquire (by merger, consolidation, or acquisition of stock or assets, or otherwise) any interest in any entity or any division thereof or any assets, other than the acquisition of assets in the ordinary course of business consistent with past practice; (ii) merge with any entity (other than Merger Sub), (iii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any third party, or make any loans or advances; (iv) enter into any agreement material to its business, results of operations or financial condition other than in the ordinary course of business, consistent with past practice; (v) authorize any capital expenditure, other than as specifically set forth in disclosure schedule; or (vi) enter into or amend any agreement with respect to any of the foregoing;

•
(i) increase the compensation payable or to become payable to any director, officer or other employee, or grant any bonus, to, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee or enter into or amend any collective bargaining agreement, or (ii) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation or other plan, trust or fund for the benefit of any director, officer or class of employees;

•	settle or compromise any pending or threatened litigation which is material or which relates to the merger;

•	grant or convey to any third party any rights in any intellectual property;

•	make any tax election, change its method of tax accounting or settle any claim relating to taxes;

•
make any change in any of its or its subsidiaries accounting methods or in the manner of keeping each of their respective books and records or any change in any of their respective current practices with respect to inventory, sales, receivables, payables or accrued expenses;

•	file or cause to be filed any registration statements under the Securities Act of 1933 or Securities Exchange Act of 1934 relating to any of its capital stock or other securities;

•
take any action or omit to do any act within its reasonable control which action or omission is reasonably likely to result in any of the conditions to the merger not being satisfied, except as may be required by applicable law;

•	take or omit to take any action that would result in any of its representations and warranties being rendered untrue in any material respect; or

•	agree to do any of the foregoing.

GCA

GCA covenants generally that, between the date of the Merger Agreement and the effective time of the merger, and unless Bixby shall otherwise agree in writing:

•
Its businesses, and those of Merger Sub, will be conducted only in the ordinary course of business consistent with past practice, and neither GCA nor Merger Sub will take any action except in the ordinary course of business consistent with past practice;

•	It will timely file all SEC reports as may be required under the Exchange Act;

•	It will comply with all applicable laws;

•	It will prepare and timely file all foreign, Federal, state and local tax returns, and make timely payment of all applicable taxes;

•	It will not amend any of the terms or provisions of its common stock;

•
It shall not take any action or omit to do any act within its reasonable control which action or omission is reasonably likely to result in any of the conditions to the merger not being satisfied, except as may be required by applicable law;

•	It will not take or omit to take any action that would result in the representations and warranties hereunder being rendered untrue in any material respect.

Mr. Walker

Mr. Walker covenants to refrain from taking any action, directly or indirectly, that is intended to, would, or that might reasonably be likely to:

•	discourage Bixby stockholders from approving the Merger and the Merger Agreement; or

•	encourage, or that might otherwise result in, any Bixby stockholder exercising its appraisal rights.

Voting Agreement

Contemporaneously with the execution of the Merger Agreement, Mr. Walker shall have delivered to GCA an executed voting agreement to vote all shares beneficially owned by him, being 1,765,002 shares representing 4.32% of the votes of Bixby’s voting stock as of November 20, 2009, in favor of the merger.

GCA Capitalization

    At the effective time of the merger, the GCA will have outstanding no more than 3.5 million shares of GCA common stock and no other shares of GCA capital stock or other securities of GCA.

Certain Corporate and Securities Compliance

The Merger Agreement requires Bixby to have its financial statements audited.  It also requires GCA to prepare and file this joint proxy statement/prospectus and to thereafter cause the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part to be declared effective by the SEC.  As soon as practicable following the time that the SEC notifies GCA that the S-4 registration statement is eligible to be declared effective, the Merger Agreement requires:

•
GCA to notify Bixby of such effectiveness and Bixby’s board of directors to set both (i) a record date for a Bixby special meeting of stockholders to vote on the merger and the Merger Agreement as well as the amendment revising the terms of the Bixby Series A convertible preferred stock, which record date is between 30 and 60 days before the Bixby special meeting, and (ii) the date for the Bixby special meeting itself;

•	GCA to set a record date for the stockholder consent it is soliciting in connection with the proposed amendments to its Certificate of Incorporation and the ratification and adoption of the 2009 Plan;

•
this joint proxy statement/prospectus to be (i) mailed to all Bixby record stockholders and other Bixby securityholders between 30 and  60 days before the Bixby special meeting of stockholders, and (ii) mailed or personally delivered to all GCA record stockholders;

•	that the written consent of GCA stockholders to the GCA proposals be obtained;

•
that the holders of all Bixby convertible debt securities be solicited by Bixby and/or its agents applying their good faith best efforts in connection with the obtaining of executed exchange agreements;

•	that the holders of all Bixby stock purchase warrants be solicited by Bixby and/or its agents applying their good faith best efforts in connection with the obtaining of executed exchange agreements;

•
that Bixby and/or its agents, and Mr. Walker, use their good faith best efforts to (i) solicit voting proxies or votes in favor of each of the specified proposals to be presented at the Bixby special meeting from its record stockholders, and (ii) take all other action reasonably necessary to secure the vote of its stockholders required by the Delaware General Corporation Law and Bixby’s bylaws to obtain approvals in relation to such proposals; and

•	that the Bixby special meeting of stockholders be held.

Based on cost considerations, each of GCA and Bixby have agreed in the Merger Agreement to forego the obtaining of any fairness opinion in relation to the merger.  A fairness opinion is a written opinion provided in exchange for a fee by an independent party as to the economic fairness of a given transaction to the stockholders of one or more constituent corporations involved in the transaction based upon their assessment of the relative economic values of each of the corporations involved in the transaction.  They are generally obtained at the direction, and for the benefit, of a corporation’s board of directors in order to substantiate that the level of their diligence in establishing the economic terms of a transaction was reasonable and appropriate.

Public Announcements

If there is an initial press release relating to the Merger Agreement, it shall be a joint press release the text of which shall have been agreed to in advance by GCA and Bixby.  After that, neither GCA nor Bixby will issue any press release or make any public statements with respect to the merger without the prior consent of the other.  Either party may, however, without consent, issue such press releases and make public statements and/or disclosures that it reasonably determines are required under applicable law.  No party is prohibited from making public statements in response to questions from the press, analysts and investors or from making internal announcements to employees, so long as such statements and announcements are accurate and not misleading, consistent with previous press releases or public statements made jointly by Bixby and GCA, and do not contain forward-looking statements of any kind.

Tax Free Reorganization

Each of Bixby and GCA shall use their reasonable best efforts, and shall cause their respective subsidiaries to use their reasonable best efforts, to take or cause to be taken any action necessary for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Affiliates

Not less than 20 days prior to the date upon which the Merger Agreement is submitted for adoption by Bixby stockholders, Bixby shall deliver to GCA a letter identifying all Bixby securityholders who, in the judgment of Bixby, may be deemed at the time the Merger Agreement is submitted for adoption by stockholders, “affiliates” of Bixby for purposes of Rule 145 under the Securities Act of 1933, and such list shall be updated as necessary from time to time to reflect changes from the date thereof.  Bixby shall use its reasonable best efforts to cause each such person or entity identified on such list who is not exercising appraisal rights to deliver to GCA an Affiliate Agreement in the form annexed hereto as Annex G as of the time the Merger Agreement is submitted for adoption by Bixby stockholders.

Certain Other Agreements and Related Matters

Except as otherwise required by law, neither Bixby, Mr. Walker, nor GCA shall do anything, either directly or indirectly, that is intended to, or would, encourage, or that might otherwise result in, any Bixby stockholder exercising its appraisal rights.

As soon as practicable following the closing date of the merger, GCA (following the change of control contemplated by the merger) shall use its reasonable best efforts to cause the its common stock, as a class, to become authorized for quotation, and to be quoted, on the OTCBB, and/or to the extent qualified, to become authorized for listing, and to become listed, on the NASDAQ Global or Capital Market or American Stock Exchange, including, as applicable, the preparation, filing and prosecution of a Form 211 with FINRA in accordance with Rule 15c-211 under the Securities Exchange Act of 1934 and/or an exchange listing application; provided, however, that it is understood that the actual preparation, filing and prosecution of a Form 211 with FINRA in accordance with Rule 15c-211 under the Securities Exchange Act of 1934 may only be undertaken by a sponsoring market-maker.  GCA cannot give any assurance that it will be able to obtain a market-maker for this purpose, and if it does, that GCA’s common stock will be approved for quotation on the OTCBB.  Furthermore, GCA can give no assurance that it will meet the listing requirements of an exchange that, if it applies for filing on an exchange, that the listing will be approved, or that GCA, if GCA’s common stock becomes listed, that will be able to comply with the exchange’s requirements to maintain the listing.

Certain Registration Obligations

Within 20 business days following the closing of the merger, GCA shall file a registration statement covering the resale of the 3.5 million shares of GCA common stock to be issued and outstanding immediately prior to the effective time of the merger (the “Registrable Securities”), provided that, after the effective time of the merger the holders of the Registrable Securities each execute and deliver to GCA a separate agreement restricting the public sale of the Registrable Securities to the same lock-up schedule as the shares being registered and issued to Bixby stockholders and other securityholders in the merger.  GCA has agreed to use its best efforts to cause the resale registration statement to become effective under the Securities Act, and GCA is subject to certain penalties for delays that result in the process.

These penalties include, GCA being liable to the holders of Registrable Securities for $2,500 per day, collectively, for any of the following:

•	The filing of the resale registration statement more than 20 business days following the closing of the merger;

•	The effectiveness of the resale registration statement beyond:

•	40 business days following the date of its filing,

•	five business days following the receipt of a “No Review” or similar letter or communication from the SEC in relation to the registration statement, or

•	one business day following the day upon which the SEC shall have determined the resale registration statement to be eligible to become effective.

Bixby has acknowledged that it is Bixby’s intention to cause to be registered as part of the resale registration described above, all shares of GCA common stock (i) held of record by affiliates of GCA as of the date of filing of such resale registration statement, and (ii) underlying then outstanding warrants to purchase GCA common stock held of record by affiliates as of the date of filing of the resale registration statement; provided, however, that, to the extent that any limitation on the number of shares of GCA common stock that may be registered in the resale registration is imposed by the SEC or otherwise, GCA shall (i) first include the Registrable Securities in the resale registration, (ii) next, and only to the extent permitted, include the maximum number of shares of GCA common stock then held by affiliates in the resale registration on a pro rata basis (with any remainder to be registered pursuant to subsequently filed registration statements), and (iii) lastly, and only to the extent permitted, include the maximum number of shares of GCA common stock underlying then outstanding warrants then held by affiliates in the resale registration on a pro rata basis in proportion to the number of shares for which such holders’ warrants are, in the aggregate, exercisable (with any remainder to be registered pursuant to subsequently filed registration statements).

Certain Liability and Indemnification

Bixby and Mr. Walker shall have full and complete direct and primary joint and several liability for any and all amounts for which any officer or director of GCA is otherwise found to be liable in connection with any actions arising, directly or indirectly, out of the offering by GCA of the securities under this registration or otherwise in connection with the merger.

From and after the effective time of the merger, GCA and Mr. Walker, shall, jointly and severally and to the fullest extent permitted by applicable law, indemnify, defend and hold harmless, and provide advancement of expenses to, each individual who is as of the date of the Merger Agreement, or has been at any time prior to the date of this joint proxy statement/prospectus or who, prior to the effective time of the merger, becomes an officer, director or employee of GCA, against all amounts that are paid in settlement of or in connection with any claim or proceeding that is based in whole or in part on, or arises in whole or in part out of, the fact that such individual is or was a director, officer or employee of GCA, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the effective time of the merger, whether asserted or claimed prior to, or at or after, the effective time of the merger to the same extent those individuals are entitled to be indemnified or have the right to advancement of expenses as of the date of the Merger Agreement by GCA pursuant to its certificate of incorporation, bylaws, and/or any indemnification agreements in effect as of the date of this joint proxy statement/prospectus.

Conditions to the Merger

Joint  Conditions

The obligations of the parties to consummate the merger are subject to the satisfaction on or before the closing date of the merger of the following conditions, among others:

•	the merger and the Merger Agreement shall have been approved in accordance with the Delaware General Corporation Law and its Certificate of Incorporation and its bylaws by the Bixby stockholders;

•	the shares of GCA common stock and other securities issuable as part, of the merger shall have been duly authorized; and

•
the S-4 registration statement of which this prospectus is a part shall have become effective under the Securities Act, shall have been delivered to all required recipients, and shall not be the subject of any stop order or proceeding seeking a stop order.

GCA and Merger Sub Conditions

Among other customary conditions, the obligations of GCA and Merger Sub to consummate the merger are subject to satisfaction (or waiver by GCA in its sole discretion) on or prior to the closing date of the following conditions:

•	Mr. Walker shall have delivered an executed Voting Agreement;

•	In general, each of the representations and warranties of Bixby and Mr. Walker set forth in the Merger Agreement shall be true and correct at and as of the closing date;

•
Bixby shall have obtained the requisite approval of its stockholders to the amendment of Bixby’s Certificate of Incorporation to revise the terms of Bixby’s Series A convertible preferred stock to provide that the Series A convertible preferred stock will convert into GCA common stock on an as-converted basis in the merger in accordance with the Delaware General Corporation Law and its Certificate of Incorporation and bylaws;

•
Bixby shall have entered into exchange agreements with a number of the holders of Bixby convertible debt securities satisfactory to GCA in its exclusive discretion, and performance by the holders of their obligations under such exchange agreements shall have been satisfied;

•
Bixby shall have entered into exchange agreements with a number of the holders of Bixby common stock purchase warrants satisfactory to GCA in its exclusive discretion, and performance by the holders of their obligations under such exchange agreements shall have been satisfied;

•
Bixby shall have entered into exchange agreements with a number of the holders of Bixby Series A convertible preferred stock purchase warrants satisfactory to GCA in its exclusive discretion, and performance by the holders of their obligations under such exchange agreements shall have been satisfied;

•	GCA, at the expense of Bixby, shall have procured directors and officers liability insurance coverage in an aggregate amount, and from a carrier, satisfactory to GCA;

Bixby Conditions

Among other customary conditions, the obligation of Bixby to consummate the merger is subject to satisfaction (or waiver by Bixby in its sole discretion) on or prior to the closing date of the following conditions:

•
In general, each of the representations and warranties of GCA set forth in the Merger Agreement shall be true and correct at and as of the closing date as if made at and as of the closing date of the merger;

•
the holders of no more than twenty percent (20%) of the Bixby shares eligible for appraisal rights under the Delaware General Corporation Law shall have taken the steps necessary steps to perfect their appraisal rights as determined immediately prior to the effective time of the merger;

•	Bixby shall have received resignations of each of the officers of GCA, effective, in each case, as of the effective time of the merger; and

•
GCA shall have duly authorized and filed the amendments to its certificate of incorporation relating to the 7-for-10 reverse stock-split and the increase in authorized common stock to 200 million shares, and shall have outstanding no securities other than 3.5 million shares of its common stock.

Termination, Amendment and Waiver

Termination

The Merger Agreement may be terminated and the merger and the related transactions may be abandoned at any time prior to the effective time of the merger, even though requisite approval has been obtained, as follows:

•	by mutual written consent duly authorized by the boards of directors of each of GCA, Merger Sub and Bixby;

•	by GCA:

•	to the extent that the effective time of the merger shall not have occurred on or before December 31, 2009;

•
if GCA reasonably concludes that material information regarding Bixby and/or its subsidiaries that it determines to include in this Form S-4 registration statement has been unreasonably withheld by Bixby and/or its subsidiaries;

•	if Bixby unreasonably withholds its approval as to the accuracy and completeness of the Form S-4 registration statement included in this joint proxy statement/prospectus;

•	if Bixby’s independent auditors resign at any time after having been engaged due to a disagreement with management of Bixby or any of its officers and/or directors;

•	upon a material breach of any representation, warranty, covenant or agreement on the part of Bixby set forth in the Merger Agreement;

•
if any representation or warranty of Bixby shall have become materially untrue unless (i) the breach is curable by Bixby through the exercise of its best efforts and for so long as Bixby continues to exercise such best efforts, and (ii) the breach is the direct or indirect result of obligations arising under or are otherwise reasonably contemplated by any other provision of the Merger Agreement; or

•	if any condition to Bixby’s obligation to complete the merger is not met;

•	by Bixby:

•
if Bixby’s stockholders fail to approve the merger and the Merger Agreement within a reasonable period following good faith compliance by Bixby and Mr. Walker with all of their respective obligations under the Merger Agreement;

•
upon a material breach of any representation, warranty, covenant or agreement on the part of GCA set forth in the Merger Agreement, or if any representation or warranty of GCA shall have become materially untrue unless (i) the breach is curable by GCA through the exercise of its best efforts and for so long as GCA continues to exercise such best efforts, and (ii) the breach is the direct or indirect result of obligations arising under or are otherwise reasonably contemplated by any other provision of the Merger Agreement; or

•	if any condition to GCA’s obligation to complete the merger is not met.

Amendment

The Merger Agreement may be amended by Bixby, GCA and Merger Sub by action taken by or on behalf of their respective boards of directors at any time prior to the effective time of the merger; provided, however, that, (i) any such amendment is in writing signed by each of the parties, and (ii) after approval of the matters presented in connection with the merger by the Bixby stockholders, no amendment shall be made which by law requires further approval by the Bixby stockholders without such further approval, including among other things, any amendment which would reduce the amount or change the type of consideration into which each share of Bixby common stock shall be converted upon consummation of the merger.

Waiver

At any time prior to the effective time of the merger, any party to the Merger Agreement may:

•	extend the time for the performance of any obligation or other act of any other party hereto, or

•	waive any inaccuracy in the representations and warranties contained in the Merger Agreement or in any document associated with the merger, and

•	waive compliance with any agreement or condition contained in the Merger Agreement.

Fees and Expenses

All fees and expenses incurred in connection with the merger and the related  transactions, and the Merger Agreement shall be paid by the party incurring such fees or expenses, whether or not the merger is consummated, except that:

•
As and when requested by GCA, Bixby shall pay the reasonable legal, accounting, independent auditing, and EDGARization service fees and expenses of GCA in connection with the preparation and filing of any and all required reports to be filed under the Exchange Act from and after the date of the Merger Agreement through the earlier of (i) four business days following the effective time of the Merger Agreement, or (ii) the time at which this Agreement shall have been terminated, if at all; and

•
As and when requested by GCA, Bixby shall pay the reasonable legal, accounting, independent auditing, and EDGARization/printing service fees and expenses of GCA in connection with the merger and the preparation, filing and dissemination of this joint proxy statement/prospectus, and the S-4 registration statement of which this joint proxy statement/prospectus is a part, and all related federal and state securities law compliance associated with the merger.

Reasons for the Proposed Merger - Bixby

Bixby’s board of directors has determined that the merger is in the best interests of its shareholders because it will, upon closing, result in Bixby becoming a public reporting company.  In reaching their determination, the Bixby board considered the following values.  Becoming a public reporting company is, for most companies, an integral and major part of the process in becoming what most people understand to be a “public company”.  In order to have its common stock listed for trading on any major stock exchange, it is necessary for a company to become a public reporting company.  This can be done either directly, through registration under the federal securities laws, or indirectly, through a merger with a shell company that is already a reporting company.  The decision to accomplish this one way as opposed to the other is generally influenced by a combination of timing and expense considerations, as well, in some cases, as the expertise and resources of those controlling an available shell company.  In either case, once it becomes a reporting company, it is eligible to pursue the various additional steps involved in allowing shares of the company’s stock to publicly trade.  Ultimately, the value of being a “public company”, one which is both public reporting and publicly-traded, can include any one or more of the following:

•
Liquidity.  Liquidity is the ability to sell stock that is created by the existence of an after-market among the investing public in a company’s so-called “freely-trading” stock.  In the final analysis, it’s what gives investors and others the opportunity to turn their investments into cash as and when they desire.  Shareholders in private companies invariably have to concern themselves with their “exit strategy” and are generally tied to such investments until such time, if at all, as the company is either sold outright to another company or goes public.  In contrast, if a company is already public, the ability to exit is significantly enhanced.  While true liquidity tends to be more illusory than real for small public companies that lack significant trading volume in their stock, the relative liquidity as compared to a private company is typically greater.

•
A Significantly Higher Valuation For Company.  All other things being equal, public companies generally enjoy significantly higher valuations than do their private counterparts.  In general, in fact, and although there can never be any assurance, the valuations of public companies tend to be two or more times the value of a comparable private company.  When a financing takes place as part of a going-public event itself, the value of the company before the investment tends to be materially higher than the value a private equity investor would place on the same company.  This is due to a discount that is generally placed on the illiquidity of the private company’s stock.

•	Easier Access to Capital. In general, it is much easier for public reporting companies to raise money than private companies. This is true for essentially three reasons.

•
On an ongoing basis, public reporting companies are required to disclose their operating and financial results (whether positive or negative), executive compensation, related-party transactions, material contracts, liquidity, capital resources, and other affairs to the public through periodic and other SEC filings.  The “transparency” that results from this mandated disclosure has the effect (at least generally) of enhancing investor confidence because public companies are generally believed to be less apt to be able to conceal meaningful problems.

•
The liquidity factor discussed above plays a key role in relation to capital raising.  Typically, public company investors (those that invest in primary, capital-raising transactions directly with the company, not open market purchases) are able to obtain the ability to sell their shares publicly within 2 to 12 months after making their investment, which, in contrast to private venture-capital type investments (that can tie up capital for several years or more), is viewed by some as attractive.  An entire segment of the hedge fund industry has evolved in recent years, in fact, which is focused exclusively on doing what are called Private-Investment-in-Public-Equity (so-called “PIPE”) transactions.  Although there has been a significant fall off recently in the transactional volume of PIPES generally, which is largely attributable to the state of the domestic and international capital markets as a whole, very substantial sums have historically been invested annually by these funds, of which there are many, in developing and growth-stage public companies, effectively having created a sort of “public venture capital” market.  PIPE activity within certain sectors, however, including alternative energy, remains relatively robust.

•
Public companies have far greater visibility within the capital markets and are therefore much better positioned than private companies to pursue and access those markets as and when they may need to do so.

•
Ability to Raise Capital Without Having to Relinquish Control. Because they largely view themselves as strategic “partners”, institutional investors in most private companies typically insist upon board representation and extensive restrictions and covenants designed to control – or at least limit – their relative investment risk.  Many institutional investments in public companies, however, do not involve these same types of demands.  For this reason, many private companies that are already able to attract private equity investment make the decision to go public since the terms upon which they can obtain capital in the public markets are less restrictive and allow them to maintain more control going forward.

•
Growth Through Acquisitions or Strategic Partnerships.  Many companies become public in order to more aggressively pursue a strategy of growth through acquisition, joint venture, or strategic partnership.  In many cases, investors are more willing to provide financing to a public company, even when the purpose of the financing is to fund acquisitions.  In addition, a public company is sometimes able to use stock as currency or “scrip” in the package of consideration to be provided to a company being acquired or with which it is partnering; in some cases, the sole consideration involved is stock.

•
Enhanced Ability to Attract and Retain More Highly-Skilled Management Through Equity-Based Incentive Compensation Packages.  Because it can provide material financial incentives for enterprising individuals, in many cases tax-advantaged, publicly-traded stock and stock options to acquire it are frequently used as the basis for recruiting and retaining members of senior, and sometimes middle-level, management teams.  This can be a very meaningful competitive advantage in the market for executive talent.  In some cases, and to a lesser degree, rank-and-file employees can take advantage of these benefits as well if they are offered to them.

The board of directors of Bixby determined that it was in the best interest of Bixby and its stockholders to pursue a merger with a reporting company instead of undertaking a self-registration to achieve its goals of becoming a public reporting company because they were concerned that a self-registration would result in an extremely large number of shares of Bixby common stock becoming immediately eligible to be freely-traded, creating the potential of a substantial sell-off following the commencement of trading, which could result in a significant depression of the stock price, irrespective of the underlying value of Bixby at that time.  The board considered that if the value of the stock was depressed due to heavy trading resulting in an undervaluation of Bixby, it would have a chilling effect on Bixby’s ability able to raise capital in the equity markets as Bixby would be forced to give up a greater percentage of its equity for the funding it would seek, and it could invite hostile takeover overtures.  The Bixby board also determined that in a self-registration, Bixby would not be able to obtain a lockup agreement with each of its stockholders in order to control the volume of shares entering the market to avoid the downward pressure on its stock price that could occur from a potential heavy and concentrated sell-off.  It was concluded that Bixby could achieve the goals of a lockup by including transfer restrictions in the terms of a merger transaction upon which its shareholders would vote.

In reaching their decision to undertake the merger to become a public reporting company, the Bixby board also considered and weighed the negative aspects of the costs associated with being a reporting company, and the additional work that would be required by Bixby’s management to address Bixby’s responsibilities and obligations as a reporting company, which could divert their time and attention from the management of Bixby’s business operations.

In April, 2008, the Bixby board was introduced to GCA by Michael Membrado, the Chief Executive Officer and a director and principal shareholder of GCA, who was providing investment banking advisory services to Bixby through his affiliate Greyline Capital Advisors, LLC.  The Bixby board evaluated that it would cost Bixby no more and probably less, in terms of expenses, fees and equity, to merge with GCA rather than another reporting shell company, and GCA as a non-operating reporting company did not have the legacy of risks associated with possible past liabilities and obligations of a defunct previously operating company which perhaps would not be discovered or quantified in a due diligence review.  After discussions with the affiliates of GCA, the Bixby board determined that GCA could provide Bixby with a turn-key vehicle to aid in its liquidity and capital needs, that it was acceptable as a merger candidate, and that the GCA affiliates had the necessary skill-set to assist in structuring the merger and to guide the transaction though the merger and regulatory process.  The Bixby board of directors did not seek or consider any other merger candidates.

Reasons for the Proposed Merger - GCA

Given GCA’s business plan since inception of identifying an operating company with which to merge or otherwise combine, and to pursue such a transaction, GCA’s board of directors has determined that the proposed merger represents a unique opportunity to maximize shareholder value.

No Fairness Opinion

Based on cost considerations, each of GCA and Bixby have agreed in the Merger Agreement to forego the obtaining of any fairness opinion in relation to the merger.

Description of GCA I Acquisition Corp. Securities

GCA is authorized by its Certificate of Incorporation to issue an aggregate of 120 million shares of capital stock, of which 100 million are shares of common stock, par value $.0001 per share and 20 million are shares of preferred stock, par value $.0001 per share.  As of April 3, 2009, 5 million shares of GCA common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

All outstanding shares of GCA common stock are of the same class and have equal rights and attributes.  The holders of GCA common stock are entitled to one vote per share on all matters submitted to a vote of GCA stockholders.  All of the holders of GCA common stock are entitled to share equally in dividends, if any, as may be declared from time to time by the GCA board of directors out of funds legally available.  In the event of liquidation, the holders of GCA common stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The holders of GCA common stock do not have cumulative or preemptive rights.  The foregoing description of GCA capital stock is merely a summary and is qualified in its entirety by the provisions of the GCA Certificate of Incorporation and bylaws, copies of which are filed as exhibits to this joint proxy statement/prospectus.

As a class, the GCA common stock is registered under Section 12g of the Securities Exchange Act of 1934.  There is not currently any public market for the GCA common stock and such shares are not currently listed on any securities exchange or quoted for trading by any quotation service.

Preferred Stock

GCA’s authorized preferred stock is what is known as “blank check” preferred stock.  This means GCA’s board of directors is authorized to determine the designations, rights, and preferences of any preferred stock GCA issues. The GCA preferred stock may be issued from time to time as the GCA board of directors may determine without further action on the part of the GCA stockholders. Since GCA directors are authorized to determine the designations, rights and preferences of any GCA preferred stock, GCA may be able to use its preferred stock for various corporate purposes such as consideration in connection with future corporate acquisitions, if any, and to raise additional capital, among other things, without undue delay or the necessity of holding a special stockholders’ meeting to obtain shareholder approval for terms and conditions of equity securities future investors may require.  GCA has no specific plans at this time to issue shares of preferred stock.  GCA has not determined and cannot predict when, if ever, it will issue shares of preferred stock in the future, how many shares it will issue, or what the terms and preferences of any shares of preferred stock may be.

Although the GCA board has no current plans to utilize such shares to entrench present management, it may, in the future, be able to use the shares as a defensive tactic against hostile takeover attempts.  No hostile takeover attempts are, to GCA’s management’s knowledge, currently threatened.

The future issuance of preferred stock by GCA could dilute the ownership interest of existing GCA stockholders. In addition, because of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the GCA board of directors could adversely affect the voting power of the holders of common stock by granting supervoting powers to the holders of shares of preferred stock.  Also, the GCA board could issue preferred stock that has preferential rights to the holders of common stock with respect to dividends and upon liquidation.  Further, conversion and redemption rights granted to the holders of preferred shares could adversely affect the holders of common stock.

Comparison of Rights of Bixby Stockholders and GCA Stockholders

Common Stock

Both GCA and Bixby are Delaware corporations.  Accordingly, there are no differences in the rights of the Bixby common stock and GCA common stock.  At the effective time of the merger, Bixby’s issued and outstanding common stock will convert into GCA common stock on a one-for-one basis.

Preferred Stock

In accordance with the Merger Agreement, Bixby’s outstanding Series A convertible preferred stock which was issued before the date of the Amended and Restated Merger Agreement (March 27, 2009) will convert into GCA common stock as described under the heading “Treatment of Bixby Series A Convertible Preferred Stock”, beginning on page 49.

Bixby Series A Convertible Preferred Stock

The Bixby Series A convertible preferred stock has the following designations, rights and privileges:

•
A liquidation preference of $1.00 per share to be distributed before any distribution on the Bixby common stock upon liquidation, dissolution or winding up of Bixby.  After the liquidation preference is paid in full, the Series A convertible preferred stock will share in any remaining distributable funds pro rata with the common stock as if the Series A convertible preferred stock was converted.

•	A maintenance of the preference rank in the event of a merger with another company.

•
A conversion ratio that results in each share of Series A convertible preferred stock being convertible into two shares of Bixby common stock (subject to customary adjustment in the event of a stock-split or subdivision of Bixby’s common stock, or the payment of a dividend or distribution on the Bixby common stock which is payable in additional shares of Bixby common stock).

•	Voting rights on all matters on which the Bixby common stock votes on an as-converted basis (that is, two voters per share).

The holders of Bixby’s common stock and Series A convertible preferred stock, voting together, and the holders of Bixby’s Series A convertible preferred stock voting separately as a class, will vote on an amendment to Bixby’s Certificate of Incorporation to revise the terms of the Series A convertible preferred stock to provide that the Series A convertible preferred stock will convert into GCA common stock on an as-converted basis in the merger, as described above under the heading “The Special Meeting of the Bixby Stockholders” beginning on page 41.

Accounting Treatment

The merger will be accounted for as a “purchase” under generally accepted accounting principles in the United States for accounting and financial reporting purposes.  It is anticipated that this transaction will be recorded as a “reverse” merger and recapitalization of GCA in which Bixby is treated as the accounting acquirer and GCA, the legal acquirer, as the accounting acquiree.  The assets and the liabilities of GCA will be recorded as of the acquisition date, at their respective historical cost, which management believes approximates their fair values, and  will be added to those of Bixby with no increment in combined stockholders’ deficit.  The reported results of operations of the combined companies after the merger will reflect historical operations of Bixby.

Material United States Federal Income Tax Consequences of the Merger

This discussion is based on currently existing provisions of the U.S. Internal Revenue Code, existing and proposed treasury regulations and current administrative rulings and court decisions, all of which are subject to change.  Any change, which may or may not be retroactive, could alter the tax consequences to Bixby stockholders as described below.  It is intended that the merger be a reorganization as contemplated by Section 368 of the Internal Revenue Code.  Assuming that the merger is a reorganization under Section 368 of the Internal Revenue Code, except as noted in the following paragraph, the following are the material United States federal income tax considerations relevant to the exchange of shares of Bixby common and Series A convertible preferred stock for GCA common stock in the merger that are generally applicable to the Bixby stockholders:

•
Bixby stockholders will not recognize any gain or loss upon their receipt of GCA stock for their shares of Bixby stock exchanged in the merger, except to the extent they receive cash for fractional shares.

•
The aggregate tax basis of the GCA stock that a holder of Bixby stock receives in the merger will be the same as the aggregate tax basis of the Bixby stock surrendered by that holder in exchange for GCA stock, adjusted to take into account the receipt of cash for fractional shares.

•
The holding period of the GCA stock that Bixby stockholders receive in the merger will include the period for which the Bixby stock surrendered in exchange for the GCA stock was considered to be held, if the surrendered Bixby stock is held as a capital asset at the time of the merger.

It is possible that, as a result of transactions between GCA and Bixby prior to the merger, a portion of the GCA stock received by Bixby stockholders will be treated as a distribution received on their Bixby shares, with that distribution being taxable as a dividend to the extent of Bixby’s current or accumulated earnings and profits, as determined for United States federal income tax purposes, and after that as a return of basis to the extent or the basis and then as gain on a deemed disposition of shares.  A Bixby stockholder would have an initial tax basis in any shares so treated, equal to their value at the time of the merger and the holding period in such shares shall begin on the day following the merger.

This discussion does not address all United States federal income tax considerations that may be relevant to a particular Bixby stockholder in light of the Bixby stockholders’ specific particular circumstances, such as a Bixby stockholder who or that:

•	is a dealer in securities;

•	is a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	is a bank;

•	is a life insurance company;

•	is a tax-exempt organization;

•	owns Bixby stock as part of a straddle or conversion transaction for tax purposes;

•	is subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	is a foreign person;

•	does not hold Bixby stock as a capital asset;

•	owns Bixby stock other than Bixby common stock; or

•	acquired Bixby stock in connection with stock option or stock purchase plans or in other compensatory transactions.

In addition, the following discussion does not address:

•	the tax consequences of the merger under foreign, state or local tax laws; or

•	the tax consequences of the assumption by GCA of Bixby stock purchase warrants or the tax consequences of the receipt of rights to acquire GCA common stock.

The parties are not requesting and will not request a ruling from the United States Internal Revenue Service (“IRS”) as to the tax consequences of the merger.

A successful IRS challenge to the reorganization status of the merger could result in a Bixby stockholder recognizing taxable gain or loss with respect to each share of Bixby common stock surrendered equal to the difference between each stockholder’s basis in the Bixby stock and the fair market value, as of the effective time of the merger, of the GCA common stock received in exchange.  In this event, a Bixby stockholder’s aggregate basis in the GCA common stock received would equal its fair market value as of the closing date of the merger, and the stockholder’s holding period for the GCA common stock would begin the day after the merger.

Bixby stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including the applicable federal, state, local and foreign tax consequences.

Loss Limitations

As a result of the merger, the stock ownership of GCA will change to such an extent as to cause its net operating loss (“NOL”) carryforward to be subject to limitation under Section 382 of the Internal Revenue Code.

Federal Securities Laws Consequences; Stock Transfer Restrictions

The issuance of shares of GCA common stock to the Bixby stockholders in connection with the proposed merger are being registered with the SEC on the registration statement on Form S-4 included as part of this joint proxy statement/prospectus.  In accordance with the terms of the Merger Agreement, however, the pre-merger Bixby securityholders shall not be permitted to sell or otherwise dispose of  the GCA common stock they receive in the merger except in accordance with the following schedule (calculated on a cumulative basis):

Up to 10%	Any time following the first date GCA’s common stock is authorized, qualified, and listed or quoted for trading on a national securities exchange and/or the OTCBB (the “Listing Date”)
Up to additional 5%	90 days following the Listing Date
Up to additional 5%	180 days following the Listing Date
Up to additional 5%	270 days following the Listing Date
Up to additional 5%	365 days following the Listing Date
Up to additional 10%	455 days following the Listing Date
Up to additional 15%	545 days following the Listing Date
Up to additional 20%	635 days following the Listing Date
Up to additional 25%	730 days following the Listing Date

If for any reason the Listing Date shall not have occurred as of the date one year following the closing of the merger, then the Listing Date shall be deemed to be the date one year following the closing of the merger.

The above transfer limitation condition does not apply to transfers:

•	by gift to an immediate family member,

•	by will or intestacy or distribution, or

•	to a trust for the benefit of the transferor or a family member.

Although Bixby does not have a separate binding agreement with its stockholders regarding the disposition of the GCA common stock that they are to receive in connection with the merger, Bixby views them as bound by the described restriction because it is included in the terms of the merger pursuant to the Merger Agreement which requires the approval of the stockholders of Bixby.  The GCA common stock received by the Bixby stockholders in the merger will be received subject to such restriction which will be recognized by GCA (then Bixby Energy Systems, Inc.) and enforced by a mechanism imposed by its transfer agent.

All exchange agreements involving the issuance or potential issuance of GCA common stock, including those exchange agreements relating to both convertible debt securities and warrants, shall contain a provision subjecting any shares of GCA common stock issued under such exchange agreements or issuable upon exercise of warrants received in the exchange to the same transfer restrictions as above.

Bixby securityholders who become affiliates of GCA at time of, or after, the merger will be subject to additional transfer restrictions imposed by SEC regulations.  These additional restrictions are discussed in the Questions and Answers about the Merger to be voted on by Bixby Stockholders section of this joint proxy statement/prospectus under the question with the caption “Can I still sell my shares in the public market if I am an affiliate?”

PRO FORMA FINANCIAL INFORMATION

The pro forma consolidated balance sheet as of August 31, 2009 reflects the historical balance sheets of GCA and the proposed merger as if the merger had occurred on August 31, 2009.

The pro forma consolidated statements of operations for the three month period ended August 31, 2009 reflects the historical statements of operations of GCA and the proposed merger of GCA’s wholly-owned subsidiary Bixby Energy Acquisition Corp. with and into Bixby Energy Systems, Inc.  Pro forma adjustments have been made to give effect to the merger as if it had occurred as of the beginning of the fiscal year presented, June 1, 2009.

The pro forma consolidated statements for the year ended May 31, 2009 reflects the historical statements of operations of GCA and Bixby Energy Systems, Inc. for the year ended May 31, 2009.  Pro forma adjustments have been made to give effect to the acquisition as if it had occurred at the beginning of the year presented.

GCA I ACQUISITION CORP.
(A Development Stage Company)
PROFORMA CONSOLIDATED BALANCE SHEETS
August 31, 2009

				Proforma
	GCA I	Bixby	Combined	Adjustments		Total

ASSETS

Current assets:
Cash and cash equivalents	$279	$1,109,951	$1,110,230	$-		$1,110,230
Trade accounts receivable, less allowance for doubtful accounts of $578	-	12,228	12,228	-		12,228
Inventories	-	2,435,228	2,435,228	-		2,435,228
Other receivable, net of provision for doubtful accounts of $78,101	31,947	-	31,947	(31,947	)(b)	-
Other current assets	-	452,654	452,654	-		452,654
Total current assets	32,226	4,010,061	4,042,287	(31,947)		4,010,340

Property and equipment, less deprecation and amortization of $818,515	-	313,979	313,979	-		313,979

Other assets:
Deposits	-	48,182	48,182	-		48,182
Other	-	161,804	161,804	-		161,804
Total other assets	-	209,986 #	209,986	-		209,986

Total assets	$32,226	$4,534,026	$4,566,252	$(31,947)		$4,534,305

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$114,699	$2,450,664	2,565,363	$(31,947	)(b)	$2,533,416
Notes payable to a stockholder, including accrued interest of $3,518	35,618	-	35,618	-		35,618
Current-portion of capitalized leases	-	44,867	44,867			44,867
Current portion of long-term debt	-	2,001,548	2,001,548	-		2,001,548
Short term notes	-	50,000	50,000	-		50,000
Short term convertible debt, net of debt discount of $194,053	-	405,947	405,947	-		405,947
Total current liabilities	150,317	4,953,026	5,103,343	(31,947)		5,071,396

Long term debt, less current portion	-	-	-	-		-
Convertible debt, less current portion, net of debt discount of $2,564,178	-	1,471,274	1,471,274	-		1,471,274
Other long-term laibilities	-	233,466	233,466	-		233,466
Total liabilitites	150,317	6,657,766	6,808,083	(31,947)		6,776,136

Stockholders' deficit
Series A convertible preferred stock, $.001 par value.
Before Proforma:
Authorized 1,100,000 shares, issued and oustanding 773,062 shares
($773,062 liquidation prefernce)
After Profroma:
Authorized 1,100,000 shares, none issued and oustanding	-	773	773	(773	)(a)	-
Preferred stock; $.0001 par value,
Before Proforma:
20,000,000 share authorized, none issued and outstanding
After Profroma:
20,000,000 share authorized, none issued and outstanding	-	-	-			-
Common stock; $.0001 par value, 100,000,000 shares authorized,
Before Proforma:
100,000,000 shares authorized, 5,000,000 issued and outstanding
After Profroma:
100,000,000 shares authorized, 43,812,644 issued and outstanding	500	-	500	4,032	(a)	4,382
				(150	)(c)
Common stock, $.001 par value, 100,000,000 shares authroized,
Before Proforma:
100,000,000 shares authorized, 38,766,520 issued and outstanding
After Profroma:
100,000,000 shares authorized, none issued and outstanding	-	38,767	38,767	(38,767	)(a)	-
Additional paid-in capital	-	131,010,430	131,010,430	35,508	(a)	131,046,088
				150	(c)
Deficit accumulated during the development stage	(118,591)	(133,173,710)	(133,292,301)	-		(133,292,301)

Total stockholders' deficit	(118,091)	(2,123,740)	(2,241,831)	-		(2,241,831)

Total liabilities and stockholders' deficit	$32,226	$4,534,026	$4,566,252	$(31,947)		$4,534,305

See accompanying notes to unaudited proforma consolidated financial statements

GCA I ACQUISITION CORP.
(A Development Stage Company)
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the year ending May 31, 2009

				Proforma
	GCA I	Bixby	Combined	Adjustments		Total
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Net sales	$-	$720,513	$720,513	$-		$720,513
Cost of goods	-	849,175	849,175	-		849,175
Gross Loss	-	(128,662)	(128,662)	-		(128,662)

Operating expenses:
Selling, general, and administrative expenses	418,513	10,827,112	11,245,625	(337,527	)(b)	10,908,098
Reimbursed expenses	(337,527)	-	(337,527)	337,527	(b)	-
Research and development	-	3,899,243	3,899,243	-		3,899,243
Total operating expenses, net	80,986	14,726,355	14,807,341	-		14,807,341

Other income (expense):
Interest expense	-	(1,099,796)	(1,099,796)	-		(1,099,796)
Interest expense-related party	(1,525)	-	(1,525)	-		(1,525)
Amortization of discounts on notes	-	(1,930,958)	(1,930,958)	-		(1,930,958)
Cost of reduction in warrant exercise price	-	(62,115,025)	(62,115,025)	-		(62,115,025)
Penalties	-	(6,378)	(6,378)	-		(6,378)
Other, net	-	1,576	1,576	-		1,576
	(1,525)	(65,150,581)	(65,152,106)	-		(65,152,106)

Discountinued operations:
Loss from operation of discontinued operations	-	(158,716)	(158,716)	-		(158,716)
Gain on sale of discontinued operations	-	92,769	92,769	-		92,769
	-	(65,947)	(65,947)	-		(65,947)

Net loss	$(82,511)	$(80,071,545)	$(80,154,056)	$-		$(80,154,056)

Proforma basic and diluted loss
per common share	$(0.02)	$-	$(0.02)	$-		$(1.83)
Proforma basic and diluted common
shares outstanding	5,000,000	-	5,000,000	38,812,644		43,812,644

See accompanying notes to unaudited proforma consolidated financial statements

GCA I ACQUISITION CORP.
(A Development Stage Company)
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the three month period ended August 31, 2009

				Proforma
	GCA I	Bixby	Combined	Adjustments		Total
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Net sales	$-	$44,057	$44,057	$-		$44,057
Cost of goods	-	62,610	62,610	-		62,610
Gross Loss	-	(18,553)	(18,553)	-		(18,553)

Operating expenses:

Selling, general, and administrative expenses	34,011	889,544	923,555	(31,947)	(b)	891,608
Reimbursed expenses	(31,947)	-	(31,947)	31,947	(b)	-
Research and development	-	301,264	301,264	-		301,264
Total operating expenses, net	2,064	1,190,808	1,192,872	-		1,192,872

Other income (expense):
Interest expense	-	(215,615)	(215,615)	-		(215,615)
Interest expense-related party	(381)	-	(381)	-		(381)
Amortization of discounts on notes	-	(1,110,285)	(1,110,285)	-		(1,110,285)
Cost of reduction in warrant exercise price	-	(1,839,646)	(1,839,646)	-		(1,839,646)
Other, net	-	1,462	1,462	-		1,462
	(381)	(3,164,084)	(3,164,465)	-		(3,164,465)

Net loss	$(2,445)	$(4,373,445)	$(4,375,890)	$-		$(4,375,890)

Proforma basic and diluted loss per common share	$(0.00)	$-	$(0.00)	$-		$(0.10)
Proforma basic and diluted common shares outstanding	5,000,000	-	5,000,000	38,812,644		43,812,644

See accompanying notes to unaudited proforma consolidated financial statements

GCA I Acquisition Corp.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

August 31, 2009 and May 31, 2009

NOTE 1. DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

Pursuant to the Merger Agreement dated March 27, 2009, GCA I Acquisition Corp. (the “Company”) ’s wholly-owned subsidiary, Bixby Energy Acquisition Corp.,  will acquire all the outstanding common of Bixby Energy Systems, Inc. (“Bixby”).

Upon the terms and subject to the conditions set forth in the Merger Agreement dated March 27, 2009, the Company Subsidiary will be merged with and into Bixby and the separate corporate existence of the Company Subsidiary will cease with Bixby continuing as the surviving corporation and as a wholly-owned subsidiary of the Company.  The consideration to be paid by the Company in connection with the Merger shall be the issuance by the Company of (A) a number of common shares such that, collectively, the total number of shares of common stock outstanding immediately following consummation of the Merger would equal four percent (4%) of the sum of (i) the number of shares of the Company then outstanding, plus (ii) the number of shares of Bixby common stock then outstanding on a fully-diluted basis, and (B) such other (non common stock) securities of Bixby as shall be effectively equivalent in terms of rights, preferences and privileges as those outstanding as of the consummation of the Merger (collectively, the “Merger Securities”). To the extent, therefore, that the Merger is consummated, a change of control of the Company shall have occurred.  Accordingly, for proforma purposes and based on the capitalization of the Company and Bixby at November 30, 2008, the Company would issue 40,312,644 shares of its common stock to the shareholders of Bixby.

As part of the merger, the Company intends to give effect to a 7-for-10 reverse stock-split of their issued and outstanding shares of common stock.

Bixby has approximately $7.0 million in convertible notes and debentures outstanding as of August 31, 2009. Such convertible notes and debentures are convertible at the option of the holders. Based on the Amended Merger Agreement, the convertible notes and debentures are convertible to 3,548,031 shares of common stock of GCA. Certain convertible notes have the right to warrants upon conversion of the notes. Upon conversion 973,209 warrants of GCA would also be issued.

Pursuant to the Merger Agreement, all officers and directors of Bixby will become officers and directors of GCA Acquisition I Corp. subsequent to the merger and the Company will continue to operate Bixby in the same manner and in the same business that Bixby engaged in prior to the merger.

The Acquisition will be accounted for as a reverse acquisition application of the purchase method of accounting by GCA Acquisition I Corp. with Bixby treated as the accounting acquirer. Under the reverse acquisition method of accounting, the assets and liabilities of GCA Acquisition I Corp. will be recorded as of the acquisition date, at their respective historical cost, which is considered to be the equivalent of fair values, and added to those of Bixby with no increment in combined stockholders' Equity (deficiency). The reported results of operations of GCA Acquisition I Corp after completion of the acquisition will reflect the historical results of operations of Bixby.

The total acquisition costs related to the Amended Merger Agreement amounted to approximately $249,000 and $25,000 for the fiscal year ending May 31, 2009 and the three-month period ending August 31, 2009, respectively.

NOTE 2. UNAUDITED PRO FORMA ADJUSTMENTS

Adjustments included in the column under the heading "Pro Forma Adjustments" include the following:

(a) Upon completion of the merger, each outstanding share of Bixby’s common stock will be converted into the right to receive one share of GCA common stock, amounting 38,766,520 shares. Also, each share of Bixby Series A convertible preferred stock will be converted into the right to receive two shares of GCA common stock, amounting to 1,546,124 shares.

GCA I Acquisition Corp.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

August 31, 2009 and May 31, 2009

(b) To eliminate the intercompany transactions between the Company and Bixby prior to the merger.

(c) To record the 7-for-10 reverse stock-split of GCA’s issued and outstanding shares of common stock.

NOTE 3. BASIC AND DILUTED EARNINGS PER SHARE

Basic earnings per share are calculated by dividing income available to stockholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common and dilutive common share equivalents outstanding during the period. Common share equivalents consist of shares issuable upon the exercise of stock options and warrants, and conversion of convertible debt (calculated using the if-converted method). The outstanding options, warrants, and convertible debt amounted to 43,512,902 and 46,874,509 at August 31, 2009 and May 31, 2009, respectively, and have been excluded from the earnings per share computation due to their anti-dilutive effect.

The following sets forth the proforma computation of basic and diluted earnings per share for the three-month period ending August 31, 2009 and the fiscal year ending May 31, 2009:

	For the three-month period ending	Fiscal year ending
	August 31,	May 31,
	2009	2009
Numerator:
Net loss attributable to common stock	$(4,375,890)	$(80,154,056)

Denominator:
Denominator for basic earnings per share-
Weighted average shares outstanding	43,812,644	43,812,644
Denominator for diluted earnings per share-
Weighted average shares outstanding	43,812,644	43,812,644

Basic earnings per share	$(0.10)	$(1.83)
Diluted earnings per share	$(0.10)	$(1.83)

INFORMATION REGARDING GCA

GCA Business

Based on GCA’s business activities, it is what is known as a “blank check” company.  The U.S. Securities and Exchange Commission (the “SEC”) defines “blank check” companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.”  Under SEC Rule 12b-2 under the Securities Act of 1933, GCA also qualifies as a “shell company” because it has no or nominal assets and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions.  GCA management does not intend to undertake any efforts to cause a market to develop in GCA’s securities, either debt or equity, until GCA has concluded a business combination, including the merger with Bixby.  GCA intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

GCA was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly-held corporation.  GCA’s principal business objective has been and continues to be to achieve long-term growth potential through a combination with an operating business (such as the merger with Bixby) rather than immediate short-term earnings.  Given the merger with Bixby, it has curtailed for the time being its efforts in seeking out alternative target companies with which to combine.  However, to the extent that the merger with Bixby is not consummated for any reason, GCA will likely resume its business objectives of identifying a target company with which to combine.

To date, the analysis of new business opportunities has been undertaken by or under the supervision of Michael M. Membrado, GCA’s sole officer and director.   Until the time that GCA entered into the Merger Agreement, it had had unrestricted flexibility in seeking, analyzing and participating in potential business opportunities, and, in the event that the merger with Bixby is not consummated for any reason and GCA resumes its business objectives of identifying a target company with which to combine, it expects to enjoy the same unrestricted flexibility.  In its efforts to analyze potential acquisition targets, GCA had considered, and will continue to consider to the extent that the merger with Bixby is not consummated for any reason and it resumes its business objectives of identifying a target company with which to combine, the following kinds of factors:

•	potential for growth, indicated by new technology, anticipated market expansion or new products;

•	competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

•	strength and diversity of management, either in place or scheduled for recruitment;

•
capital requirements and anticipated availability of required funds, to be provided by GCA or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

•	the cost of participation by GCA as compared to the perceived tangible and intangible values and potentials;

•	the extent to which the business opportunity can be advanced;

•	the accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

•	other relevant factors which GCA management deems relevant.

GCA presently has no employees apart from its management.  Its sole officer and director is engaged in outside business activities and currently devotes to GCA business limited time.  GCA expects no significant changes in the number of its employees unless and until it completes a business combination.

GCA Properties

GCA neither rents nor owns any property.  It currently utilizes the office space and equipment of M.M. Membrado, PLLC, a law firm the sole principal of which is Michael M. Membrado, its President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and sole Director, on a month-to-month basis at no cost.    Although there can be no assurance that such arrangement will continue indefinitely, GCA has no reason to believe at this time that any change in such arrangement that would require it to secure alternative office space is likely to occur in the foreseeable near-term, unless the merger with Bixby is completed.

GCA currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

GCA Legal Proceedings

Presently, there are not any pending legal proceedings to which GCA is a party or as to which any of its property is subject, and no such proceedings are known to GCA management to be threatened or contemplated.

GCA Material Contracts with Bixby

Between January, 2006 and March, 2008, Greyline Capital Advisors, LLC, a New York based private corporate advisory and consulting firm of which Michael M. Membrado, GCA’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and sole director, is the Managing Director and sole member and manager, provided advisory services to Bixby pursuant to two separate, consecutive agreements in relation to Bixby’s interest and initiatives in becoming a public company and related matters of corporate finance.  The first agreement was entered into on January 6, 2006 and it was superceded and replaced by a second agreement dated November 20, 2006.

Under these agreements, Greyline provided the following advisory services:

•	advice and guidance on becoming a publicly-traded, OTCBB quoted, reporting company;

•	pre-SEC registration planning; and

•	developing investor relations strategy and plans in connection with its efforts to become public and operate as a public company.

The January 6, 2006 agreement, which was amended on January 30, 2006, provided for compensation of $200,000 to Greyline payable on the attainment of the following milestones:

•	$50,000 upon signing of the agreement;

•	$25,000 upon the filing of a registration statement with the SEC by Bixby;

•	$25,000 upon clearance of SEC staff comments in the registration process;

•	$50,000 upon commencement of OTCBB quotation of Bixby’s common stock; and

•	$50,000 upon the closing of an institutional financing of at least $10 million following the effectiveness of Bixby’s registration statement.

Additionally, the January 2006 agreement entitled Greyline to warrants to purchase a number of shares of Bixby common stock equal to 6.66% of Bixby’s outstanding common stock on a fully-diluted basis upon the attainment of certain milestones in the going public process.

The January 2006 agreement provided for Bixby to reimburse Greyline for certain administrative expenses incurred by Greyline in performing services, as well as certain related non-administrative expenses which were approved by Bixby in advance.

Bixby paid a total of only $50,000 to Greyline under the January 2006 agreement and the warrants were never issued.  In November 2006, the January 2006 agreement was terminated and replaced by a new advisory agreement.

The November 2006 agreement provided for similar corporate advisory services as the January 2006 agreement but involved an alternate going-public strategy for Bixby.  Under the November 2006 agreement, Bixby agreed to pay Greyline $50,000 when the agreement was signed and $25,000 per month for eight consecutive months.  Additionally, the agreement provided for Bixby to reimburse Greyline for certain administrative expenses incurred by Greyline in performing services, as well as certain related non-administrative expenses which were approved by Bixby in advance.  Bixby paid Greyline a total of $145,000 under the November 2006 agreement and, as of November 2007 when that agreement expired, owed Greyline $152,991.19 in fees and expenses under that agreement inclusive of interest for overdue payment charges.   On January 23, 2008 Bixby and Greyline entered into a Settlement Agreement under which Bixby paid Greyline $70,000 in full settlement of the unpaid amounts due under the November 2006 agreement.

None of the fees paid by Bixby to Greyline under the Greyline advisory agreements involved any kind of compensation for any capital-raising consummated by Bixby or for the production of any specific business combination target, and no compensation was paid in any form other than cash.

Market for GCA Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

GCA common stock is not currently trading publicly on any stock exchange or over-the-counter quotation service.  GCA is not aware of any market activity in its common stock since the date of its organization through the date of this joint proxy statement/prospectus.

Holders

As of April 3, 2009, there were two holders of record of a combined total of 5 million shares of GCA common stock.  GCA stockholders each own 2.5 million shares, or 50% of the total issued and outstanding common stock.

As a condition of the merger, GCA has agreed to reverse split, on a 7-for-10 basis, its issued and outstanding shares of common stock which will reduce the total number of GCA issued and outstanding shares of common stock to 3.5 million.  As a result of the reverse split, the number of shares of common stock owned by each of GCA’s two stockholders will be equally reduced to 1.75 million shares, still representing 50% of GCA’s total issued and outstanding common stock.

Dividends

GCA has not paid any cash dividends to date and it does not anticipate or contemplate paying dividends in the foreseeable future.  It is the present intention of GCA management to utilize all available funds in pursuit of its business plan.

Securities Authorized for Issuance Under Equity Compensation Plans

GCA does not currently maintain any equity compensation plans.  Subject to the approval of GCA’s stockholders to the extent required under applicable law, GCA intends to adopt and implement an equity compensation plan, including a stock option plan, in connection with the merger, which plan will be considerably broader than Bixby’s 2001 Stock Option Plan and out of which options will be granted to the Bixby 2001 Stock Option Plan optionees pursuant to the Merger Agreement to replace Bixby options outstanding at the time of the merger, as discussed under the heading “Treatment of Bixby Employee Stock Options” beginning on page 50.

GCA Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

GCA has not had any disagreements with its accountants on any matter of accounting principles, practices or financial statement disclosure.

Historical Consolidated Financial Statements of GCA I Acquisition Corp. and Subsidiary

Page(s)

Consolidated Financial Statements:

Report of Independent Registered Public Accounting Firm	GF-1

Consolidated Balance Sheets as of May 31, 2009 and May 31, 2008 (Audited)	GF-2

Consolidated Statements of Operations for the Years Ended May 31, 2009, and May 31, 2008 (Audited)	GF-3

Consolidated Statement of Changes in Stockholders’ Deficit for the Period from May 31, 2007 through May 31, 2009 (Audited)	GF-4

Consolidated Statements of Cash Flows for the Years Ended May 31, 2009 and May 31, 2008 (Audited)	GF-5

Notes to Consolidated Financial Statements (Audited)	GF-6 to GF-15

Consolidated Balance Sheets as of August 31, 2009 (Unaudited) and May 31, 2009 (Audited)	GF-16

Consolidated Statements of Operations for the Three Periods Ended May 31, 2009 and August 31, 2008 (Unaudited)	GF-17

Consolidated Statement of Changes in Stockholders Deficit for the Period from August 14, 2006 (inception) through August 31, 2009 (Unaudited)	GF-18

Consolidated Statements of Cash Flows for the Three Periods Ended May 31, 2009 and August 31, 2008 (Unaudited)	GF-19

Notes to Consolidated Financial Statements (Unaudited)	GF-20 to GF-28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
GCA I Acquisition Corp.

We have audited the accompanying consolidated balance sheets of GCA I Acquisition Corp. (A Development Stage Company) as of May 31, 2009 and 2008 and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended May 31, 2009 and 2008 and for the period from August 14, 2006 (Inception) to May 31, 2009. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GCA I Acquisition Corp. (A Development Stage Company) as of May 31, 2009 and 2008 and the results of their operations and their cash flows for the years ended May 31, 2009 and 2008 and for the period from August 14, 2006 (Inception) to May 31, 2009, in conformity with U. S. generally accepted accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenue since inception on August 14, 2006 and has incurred net losses of $116,146 from inception through May 31, 2009. As a result, the current operations are not an adequate source of cash to fund future operations. These issues among others raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP
Sherb & Co., LLP

New York, New York
August 28, 2009

GCA I ACQUISITION CORP.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

	May 31,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$13,151	$509
Other receivable, net of provision for doubtful accounts of $79,101 and $0 at May 31, 2009 and 2008, respectively	104,000	27,957
Total current assets	$117,151	$28,466

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$197,560	$27,889
Notes payable to a stockholder, including accrued interest of $3,137 and $1,612 at May 31, 2009 and 2008, respectively	35,237	33,712
Total current liabilities	232,797	61,601

Stockholders' deficit
Preferred stock; $.0001 par value, 20,000,000 shares authorized, none issued and outstanding	-	-
Common stock; $.0001 par value, 100,000,000 shares authorized, 5,000,000 issued and outstanding at May 31, 2009 and 2008	500	500
Deficit accumulated during the development stage	(116,146)	(33,635)

Total stockholders' deficit	(115,646)	(33,135)

Total liabilities and stockholders' deficit	$117,151	$28,466

See accompanying notes to consolidated financial statements

GCA I ACQUISITION CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

			For the period from
	Year ending May 31,		August 14, 2006 (Inception)
	2009	2008	to May 31, 2009

Operating expenses:
Selling, general, and administrative expenses	$418,513	$35,867	$478,345
Reimbursed expenses	(337,527)	(27,809)	(365,336)
Selling, general, and administrative expenses, net	80,986	8,058	113,009

Other expense:
Interest expense-related party	1,525	1,295	3,137

Net loss	$(82,511)	$(9,353)	$(116,146)

Basic and diluted loss per common share	$(0.02)	$(0.00)

Basic and diluted weighted average common shares outstanding	5,000,000	5,000,000

See accompanying notes to consolidated financial statements

GCA I ACQUISITION CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
From August 14, 2006 (Inception) to May 31, 2009

			Accumulated Deficit
	Common Stock		During the
	Shares	Amount	Development Stage	Total

Opening balance, August 14, 2006 (Inception)	-	$-	$-	$-
Issuance of common stock for cash	5,000,000	500	-	500
Net loss	-	-	(24,282)	(24,282)
Ending balance, May 31, 2007	5,000,000	500	(24,282)	(23,782)

Net loss	-	-	(9,353)	(9,353)
Ending balance, May 31, 2008	5,000,000	500	(33,635)	(33,135)

Net loss	-	-	(82,511)	(82,511)
Ending balance, May 31, 2009	5,000,000	$500	$(116,146)	$(115,646)

See accompanying notes to consolidated financial statements

GCA I ACQUISITION CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			For the period from
	Year ending May 31,		August 14, 2006 (Inception)
	2009	2008	to May 31, 2009
Cash flows from operating activities:
Net loss	$(82,511)	$(9,353)	$(116,146)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Accrued interest on promissory notes	1,525	1,295	3,137
Increase in other receivable	(76,043)	(27,957)	(104,000)
Increase in accounts payable and accrued expenses	169,671	18,039	197,560

Net cash provided by (used in) operating activities	12,642	(17,976)	(19,449)

Cash flows from financing activities:

Proceeds from issuance of promissory notes payable to stockholder	-	17,100	32,100
Proceeds from issuance of shares of common stock	-	-	500

Net cash provided by financing activities	-	17,100	32,600

Net increase (decrease) in cash	12,642	(876)	13,151

Cash, beginning of period	509	1,385	-

Cash, end of period	$13,151	$509	$13,151

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to consolidated financial statements

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2009 and 2008

Note 1 - Organization and Description of Business, Basis of Presentation and Going Concern

Organization and Description of Business

GCA I Acquisition Corp. (the “Company”), a development stage company as defined in Financial Accounting Standards Board Statement No. 7, was formed in Delaware on August 14, 2006. The Company’s fiscal year end is May 31.

Since inception, the Company has been engaged in organizational efforts, obtaining initial financing, complying with reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and efforts to identify and consummate a possible business combination.  Until the Company is able to acquire or merge with an existing operating company, its sole business purpose is to accomplish this objective.   Although the Company entered into a definitive Agreement and Plan of Merger as of May 7, 2008, which agreement was superseded by a definitive Amended and Restated Agreement and Plan of Merger as of March 27, 2009 (as amended and restated, the “Merger Agreement”) with a target operating company, and has no reason to believe that this transaction (the “Pending Merger”) will not be consummated at some future date, transactions of this type generally are, and this one is, complicated, subject to many risks, and subject to many conditions that may or may not be satisfied, and there can be no assurance, as a result, that it will be completed.  If the transaction is completed, it is unlikely to occur for an indeterminable number of months from the date of this annual report.

Based on its proposed business activities, the Company what is known as a “blank check” company.  The U.S. Securities and Exchange Commission (the “SEC”) defines “blank check” companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.”  Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the “Securities Act”), the Company also qualifies as a “shell company,” because it has no or nominal assets and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions.  The Company’s management does not intend to undertake any efforts to cause a market to develop in its securities, either debt or equity, unless and until it has successfully concluded a business combination.  The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it continues to be subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly-held corporation.  Its principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with an operating business rather than immediate short-term earnings.  Given the Pending Merger, the Company has curtailed for the time being its efforts in seeking out alternative target companies with which to combine.  However, to the extent that the Pending Merger is not consummated for any reason and it resumes its business objectives of identifying a target company with which to combine, it will not restrict its potential candidate target companies to any specific business, industry or geographic location and may, as a result, acquire any type of business.

Merger & Acquisition

On March 27, 2009, the Company entered into a definitive Amended and Restated Agreement and Plan of Merger with each of Bixby Energy Acquisition Corp., a wholly-owned special-purpose acquisition subsidiary of GCA that was incorporated on April 23, 2008 (“Merger Sub”), Bixby Energy Systems, Inc. (“Bixby”), and Robert A. Walker, the President, Chief Executive Officer and Chairman of the board of directors of Bixby (“Mr. Walker”).  This Merger Agreement amended and restated a prior merger agreement entered into among the same parties as of May 7, 2008.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2009 and 2008

Note 1 - Organization and Description of Business, Basis of Presentation and Going Concern – Cont’d.

As a result of the Pending Merger:

•	Bixby will become a wholly-owned subsidiary of the Company;

•	the officers and sole director of the Company prior to the effective time of the Pending Merger will resign; and

•
by virtue of the conversion or exchange of Bixby securities for Company securities, Bixby security holders before the Pending Merger will own between approximately 92% and 96% of the voting stock of the Company after closing of the Pending Merger.

As soon as practicable following the closing of the Pending Merger ( i.e . following the change in control of the Company contemplated by the Pending Merger):

•	the board of directors of the Company will amend the bylaws of the Company to permit a board of directors ranging between one and twelve directors;

•	the board of directors of the Company will appoint as directors those persons who were directors of Bixby immediately prior to the closing of the Pending Merger; and

•	the board of directors of the Company will elect new officers of the Company who will be the same persons who were officers of Bixby immediately prior to the closing of the Pending merger.

Upon closing of the Pending Merger, Bixby’s assets and operations will become the assets and operations of the Company.

Bixby is an early-stage company focused on the development and commercial exploitation of a system that converts certain types of coal into a combination of specialty carbon products including synthetic natural gas, metallurgical coke, and activated carbon, and, pending further development in terms of cost reduction/efficiency, a light, sweet crude synfuel, products which, taken together, are expected to offer a significantly higher commercial value than coal.  It has patent applications pending on certain of the design features of this system.  Bixby has progressed through the initial R&D phases to the pilot scale.  The first commercial scale reference plant capable of producing a portfolio of carbon products is currently under development.  Although Bixby has not generated any revenues to date from operations utilizing this carbon conversion technology, Bixby management believes that it is positioned to become a significant and economically efficient producer of each of synthetic natural gas, metallurgical coke, and activated carbon, or a licensor of technology that will enable licensees to do the same.

In addition to its carbon conversion system, Bixby has acquired other technologies that it is in the process of further developing.  Among others, this includes a certain liquefaction technology that has been designed to work with the carbon conversion system and which is aimed at economically converting the coke produced through the system to a light sweet crude liquid synfuel.  Although there can be no assurance, Bixby management believes that this technology will be ready for commercialization within approximately the next two to three years.

Bixby’s business model for the future is currently in the research and development stages and, as such, undetermined.  While there is a possibility that Bixby will determine to focus exclusively on the exploitation of its technology through a model that contemplates Bixby’s involvement and risk solely to the extent of those products directly generated through its technology ( i.e. synthetic natural gas, metallurgical coke, activated carbon, and, eventually, crude oil), it is also considering involvement in enterprises which involve products that are derived from certain of those products, including coal-based gas-fired electric power plants.  In any case, and although there can be no assurance, Bixby expects to build its business principally on the basis of single or multi-plant projects pursued in accordance with any one of three different types of project models:

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2009 and 2008

Note 1 - Organization and Description of Business, Basis of Presentation and Going Concern – Cont’d.

•	Independent Bixby projects;
•	Strategic joint venture projects; and
•	Pure licensing projects.

Bixby was founded in July of 2001.  It has never been profitable.  Although Bixby generated material revenues in certain prior years since its inception in 2001 (none of which led, or even came close to leading, to profitability during corresponding fiscal periods), such revenues were exclusively generated from two business units neither of which remains a focus of Bixby’s business plan.  One of these business units had been manufacturing and selling corn and wood-pellet burning home-heating stoves (and related accessories) but, following an industry-wide slowdown and resulting inventory glut, has been in a production halt and inventory liquidation process for over two years.  The other business unit is a water-softener salts regional sales and distribution operation in Minnesota and certain of the surrounding states which Bixby acquired in 2004 as a strategic component of its then business plan which it has since sold, and which is no longer part of Bixby’s operations.

The obligations of the parties to consummate the Pending Merger are subject to the satisfaction on or before the closing date of the Pending Merger of the following conditions, among others:

•	the Pending Merger and the Merger Agreement having been approved by the Bixby stockholders in accordance with the Delaware General Corporation Law and Bixby’s certificate of incorporation and bylaws;

•	the shares of Company common stock and other securities issuable as part of the Pending Merger having been duly authorized; and

•
a combination S-4 registration statement covering the securities to be issued in the Pending Merger and joint merger proxy statement (the “S-4 Registration/Merger Proxy Statement”) having become effective under the Securities Act, having been delivered to all required recipients, and having not become the subject of any stop order or proceeding seeking a stop order.

In addition, the obligations of the Company and Merger Sub to consummate the Pending Merger are subject to satisfaction (or waiver by the Company in its sole discretion) on or prior to the closing date of the following conditions:

•	Mr. Walker having delivered an executed voting agreement;

•	In general, each of the representations and warranties of Bixby and Mr. Walker set forth in the Merger Agreement being true and correct as of the closing date;

•
Bixby having obtained the requisite approval of its stockholders to the amendment of it’s certificate of incorporation to revise the terms of it’s Series A convertible preferred stock to provide that the Series A convertible preferred stock will convert into Company common stock on an as-converted basis in the Pending Merger in accordance with the Delaware General Corporation Law and its certificate of incorporation and bylaws ;

•
Bixby having entered into exchange agreements with a number of the holders of Bixby convertible debt securities satisfactory to the Company in its exclusive discretion, and performance by the holders of their obligations under such exchange agreements having been satisfied;

•
Bixby having entered into exchange agreements with a number of the holders of Bixby common stock purchase warrants satisfactory to the Company in its exclusive discretion, and performance by the holders of their obligations under such exchange agreements having been satisfied;

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2009 and 2008

 Note 1 - Organization and Description of Business, Basis of Presentation and Going Concern – Cont’d.

•	Bixby having entered into exchange agreements with a number of the holders of Bixby Series A convertible preferred stock purchase warrants satisfactory to the Company in its exclusive

•	discretion, and performance by the holders of their obligations under such exchange agreements having been satisfied; and

•	GCA, at the expense of Bixby, having procured directors and officers liability insurance coverage in an aggregate amount, and from a carrier, satisfactory to the Company.

In addition, the obligation of Bixby to consummate the Pending Merger is subject to satisfaction (or waiver by Bixby in its sole discretion) on or prior to the closing date of the following conditions:

•	In general, each of the representations and warranties of the Company set forth in the Merger Agreement being true and correct as of the closing date as if made at and as of the closing date;

•
The holders of no more than twenty percent (20%) of the Bixby shares eligible for appraisal rights under the Delaware General Corporation Law having taken the steps necessary steps to perfect their appraisal rights as determined immediately prior to the effective time of the Pending Merger;

•	Bixby having received resignations of each of the officers of the Company, effective, in each case, as of the effective time of the Pending Merger; and

•
the Company having duly authorized and filed the amendments to its certificate of incorporation relating to a required 7-for-10 reverse stock-split and an increase in its authorized common stock to 200 million shares, and the Company having outstanding no securities other than 3.5 million shares of its common stock.

The Merger Agreement may be terminated and the Pending Merger and the related transactions may be abandoned at any time prior to the effective time of the Pending Merger, even though requisite approval has been obtained, as follows:

•	by mutual written consent duly authorized by the boards of directors of each of the Company, Merger Sub and Bixby;

•	by the Company:

•	to the extent that the effective time of the Pending Merger shall not have occurred on or before December 31, 2009;

•
if the Company reasonably concludes that material information regarding Bixby and/or its subsidiaries that it determines to include in the S-4 Registration/Merger Proxy Statement has been unreasonably withheld by Bixby and/or its subsidiaries;

•	if Bixby unreasonably withholds its approval as to the accuracy and completeness of the S-4 Registration/Merger Proxy Statement;

•	if Bixby’s independent auditors resign due to a disagreement with management of Bixby or any of its officers and/or directors;

•	upon a material breach of any representation, warranty, covenant or agreement on the part of Bixby set forth in the Merger Agreement;

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2009 and 2008

Note 1 - Organization and Description of Business, Basis of Presentation and Going Concern – Cont’d.

•
if any representation or warranty of Bixby shall have become materially untrue unless (i) the breach is curable by Bixby through the exercise of its best efforts and for so long as Bixby continues to exercise such best efforts, and (ii) the breach is the direct or indirect result of obligations arising under or are otherwise reasonably contemplated by any other provision of the Merger Agreement; or

•	if any condition to Bixby’s obligation to complete the Pending Merger is not met;

•	by Bixby:

•
if Bixby’s stockholders fail to approve the Pending Merger and the Merger Agreement within a reasonable period following good faith compliance by Bixby and Mr. Walker with their respective obligations under the Merger Agreement;

•
upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the Merger Agreement, or if any representation or warranty of the Company shall have become materially untrue unless (i) the breach is curable by the Company through the exercise of its best efforts and for so long as the Company continues to exercise such best efforts, and (ii) the breach is the direct or indirect result of obligations arising under or are otherwise reasonably contemplated by any other provision of the Merger Agreement; or

•	if any condition to the Company’s obligation to complete the Pending Merger is not met.

The foregoing description of the Merger Agreement is incomplete and is qualified in its entirety by the Merger Agreement itself, a copy of which is included as Exhibit 10.1 to the current report on Form 8-K filed by the Company on April 2, 2009.

Basis of Presentation and Going Concern

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company has not generated revenue since its inception on August 14, 2006 and has incurred net losses of $82,511 for the year ended May 31, 2009. As a result, its current operations are an inadequate source of cash to fund future operations. The report of the Company’s independent registered public accounting firm in relation to the Company’s financial statements for the year ended May 31, 2009 contains an explanatory paragraph regarding the Company’s ability to continue as a going concern based upon its net losses and cash used in operations. The company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities when they become due and to generate profitable operations in the future. The Company plans to continue to provide for its capital requirements through the sale of equity securities and debt, however, it has no firm commitments from any third party to provide this financing and it cannot provide any assurance that it will be successful in raising working capital as needed. There are no assurances that it will have sufficient funds to execute its business plan, pay its obligations as they become due or generate positive operating results.

Basis of Presentation and Consolidation

The accompanying consolidated financial statements present the results of operations of its wholly-owned subsidiary for the fiscal years ending May 31, 2009 and 2008. All material inter-company accounts and transactions between the Company and its subsidiary have been eliminated in consolidation.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2009 and 2008

Note 2 - Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in banks. The Company considers cash equivalents to include all highly liquid investments with original maturities of three months or less to be cash equivalents.

Development Stage

The Company’s primary purpose for the time being is to acquire an operating business. The Company spends most of its time in assessing acquisition targets.
Note 2 - Summary of Significant Accounting Policies – Cont’d.

Concentration of Credit Risks

The Company is subject to concentrations of credit risk primarily from other receivable.

At May 31, 2009, the Company's other receivable is entirely due from an acquisition target, which is located in the United States.

Other Receivable and Reimbursements

Other receivable consists of administrative expenses incurred by the Company and reimbursable by an acquisition target. The matching reimbursement is recorded as a contra-expense in the accompanying financial statements.

At May 31, 2009, the Company determined that a provision of $79,101 was appropriate.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts payable and accrued expenses, and notes payable to a stockholder approximate their fair value due to their short-term maturities.

Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company’s assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some or the entire deferred tax asset will not be realized.

For federal income tax purposes, substantially all expenses must be deferred until the Company commences business and then they may be written off over a 60-month period. These expenses will not be deducted for tax purposes and will represent a deferred tax asset. The Company will provide a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income. Tax deductible losses can be carried forward under current applicable law for 20 years until utilized.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2009 and 2008

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, but are not limited to, the amount of unbilled vendors payable for services performed during the reporting period. Actual results may differ from these estimates and assumptions.

Basic and Diluted Earnings per Common Share

Basic earnings per common share are calculated by dividing income available to stockholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common shares outstanding plus the dilutive effects of outstanding options and warrants to acquire common shares during the period. In loss periods, dilutive common equivalent shares are excluded because the effect would be anti-dilutive. The Company had not issued any dilutive common share equivalents at May 31, 2009.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at May 31, 2009 consisted primarily of accrued professional fees.

Related Party Transactions

At May 31, 2009, the Company owed $82,163 to a law firm for services rendered.  The law firm is related to the Company by means of common ownership and management.

The Company neither owns nor leases any real or personal property. Most office services are provided without charge by our sole officer and director. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.

Our sole officer and director is involved in other business activities and may in the future become involved in other business pursuits when opportunities present themselves. As a result of these other activities, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

At May 31, 2009, the Company had issued notes payable aggregating $32,100 to a major stockholder. The notes bear interest at 4.75% per annum. The notes are payable on or before the first day upon which the Company receives proceeds from equity investments aggregating at least $250,000. Any overdue principal bears interest at 15% per annum and is payable on demand. The accrued interest expense related to these notes amounted to $3,137 at May 31, 2009.

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165, “ Subsequent Events ”.  The new standard is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date, but before the issuance of financial statements. Specifically, the standard sets forth: 1) the period after the balance sheet date during which management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, 2) the circumstances that an entity should recognize events or transactions that occur after the balance sheet date, and 3) the disclosures that an entity should make about events or transactions that occur after the balance sheet date.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2009 and 2008

Note 2 - Summary of Significant Accounting Policies – Cont’d.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles- a replacement of FASB Statement No. 162”.  The new standard sets forth that the FASB Accounting Standards Codification (Codification) will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied to nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also a source for authoritative GAAP for SEC registrants.  When the statement is effective, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative.

Note 3 - Stockholders’ Deficit

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock. On August 14, 2006, the Company issued 5,000,000 shares of its common stock pursuant to a private placement offering generating proceeds of $500.

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Note 4 - Income Tax

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company uses the accrual basis for preparing their financials, and the cash basis for preparing their tax returns. At May 31, 2009, the Company has no net operating losses for federal income tax purposes. Significant components of the net deferred taxes, at May 31, 2009 and 2008 are as follows:

	2009	2008
Capitalized startup costs:	$46,500	$19,600
Less valuation allowance:	(46,500)	(19,600)
Total net deferred tax assets:	$-	$-

SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported, if any, based on the weight of the evidence, if it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management has determined that a valuation allowance of $46,500 and $19,600 at May 31, 2009 and 2008, respectively, is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized.

 The federal statutory tax rate reconciled to the effective tax rate during 2009 and 2008 is as follows:

	2009	2008
Tax at U.S. statutory rate	35.0%	35.0%
State tax rate, net of federal benefits	4.9	4.9
Change in valuation allowance	(39.9)	(39.9)
Effective tax rate	0.0%	0.0%

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2009 and 2008

Note 5 - Subsequent Events

On August 14, 2009, GCA and Bixby jointly engaged a certain middle-market, boutique FINRA member investment bank on an exclusive basis to assist them in obtaining project financing for Bixby’s pilot carbon conversion technology plant in Chelyan, West Virginia.  While, subject to the availability of financing, the plant is expected to eventually consist of a system incorporating four full-scale units and one quarter-scale unit, the financing contemplated by the engagement will include only an amount required to cover the capital expenditure requirements associated with the one quarter-scale unit and a single full-scale unit, together with an as-yet undetermined amount of associated operating and overhead capital.  It is contemplated that a financing may occur in one or series of transactions.  Any financing introduced or arranged by the investment bank is contingent upon the closing of the pending merger, and it is anticipated that a financing will occur contemporaneously with the closing of the pending merger. Currently no terms, structure or pricing of any financing have been established, and it is possible that any such financing shall not have occurred as of the time the pending merger closes.

Under the terms of the engagement agreement, the investment bank or its affiliates will, to the extent requested by GCA and Bixby:

•	Develop a master plan for financing the project;

•	Perform due diligence on GCA and Bixby and the project at a level commensurate with the type of investor and structure that becomes contemplated in the proposed financing;

•	Assist in the preparation of offering materials with respect to the proposed financing;

•	Introduce GCA and Bixby to potential investors, which are anticipated to be institutional investors;

•	Develop a strategy to effectuate, and assist in structuring and negotiating, the proposed financing;

•	Act as a placement agent in the sale of equity, debt or convertible securities in the proposed financing.

The engagement agreement provides for payment of a monthly retainer to the investment bank for four months, payable by Bixby, and if the proposed financing is consummated, the investment bank will be entitled to a transaction fee which will be comprised of a combination of cash and equity interests.  Under the terms of the engagement agreement, the investment bank will not be entitled to the transaction fees if a financing is undertaken by GCA or Bixby with certain preexisting prospects of Bixby.  In that case, the parties will negotiate appropriate compensation for services provided by the investment bank based on industry standards, in advance of the consummation of such a financing.

Bixby will reimburse the investment bank for it’s reasonable, pre-agreed expenses in connection with its engagement.

The engagement agreement provides that during the term of the investment bank’s engagement:

•	neither GCA nor Bixby will solicit any offers from any parties in connection with a financing and they will advise the investment bank of any indications of interest to participate in a financing;

•	GCA and Bixby will keep confidential, and not provide to any third party, materials relating to a financing without the investment bank’s consent.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2009 and 2008

Note 5 - Subsequent Events – Cont’d.

The engagement agreement grants the investment bank a right of first refusal to finance:

•	on a project basis, the further expansion of the Chelyan, West Virginia reference plant beyond the scope of the pilot project;

•	on a project basis, any additional plants to be controlled by GCA;

•	on a corporate finance basis, GCA for a period of 24 months following the closing of a financing contemplated by the engagement agreement.

Under the engagement agreement, each of GCA and Bixby agree to indemnify the investment bank against any claims arising from GCA’s or Bixby’s respective acts or omissions in the performance of its agreements or from any untrue statements or omissions from information furnished by it to the investment bank, upon terms that are customary under investment banking agreements.

GCA and Bixby acting jointly, or the investment bank, may terminate the engagement agreement at any time upon written notice.  Termination of the engagement agreement will not effect any of the following obligations of GCA or Bixby:

•
to pay the investment bank compensation earned up to the date of the termination, or which becomes payable to the investment bank after termination arising from consummation of a financing by investors introduced by the investment bank within 24 months after termination;

•	arising from any financing under the investment bank’s right of first refusal to provide or arrange future financings, or

•	to reimburse the investment bank its reimbursable expenses.

No assurance can be given that any financing of GCA or Bixby will result from the relationship with the investment bank described above, and if a financing does occur, GCA cannot predict what the structure, terms or pricing of that financing would be or what effect it would have on the rights of GCA’s stockholders and other security holders.

The subsequent events were evaluated by GCA through August 25, 2009.

GCA I ACQUISITION CORP.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

	August 31,	May 31,
	2009	2009
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$279	$13,151
Other receivable, net of provision for doubtful accounts of $78,101 and $78,329 at August 31 and May 31, 2009, respectively	31,947	104,000
Total current assets	$32,226	$117,151

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$114,699	$197,560
Notes payable to a stockholder, including accrued interest of $3,518 and $3,137 at August 31 and May 31, 2009, respectively	35,618	35,237
Total current liabilities	150,317	232,797

Stockholders' deficit
Preferred stock; $.0001 par value, 20,000,000 shares authorized, none issued and outstanding	-	-
Common stock; $.0001 par value, 100,000,000 shares authorized, 5,000,000 issued and outstanding at August 31 and May 31, 2009, respectively	500	500
Deficit accumulated during the development stage	(118,591)	(116,146)

Total stockholders' deficit	(118,091)	(115,646)

Total liabilities and stockholders' deficit	$32,226	$117,151

(1) Derived from audited financial statements

See accompanying notes to unaudited consolidated financial statements

GCA I ACQUISITION CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three month		For the period from
	period ending August 31,		August 14, 2006 (Inception)
	2009	2008	to August 31, 2009
	(Unaudited)	(Unaudited)	(Unaudited)
Operating expenses:
Selling, general, and administrative expenses	$34,011	$78,014	$512,356
Reimbursed expenses	(31,947)	(76,432)	(397,283)
Selling, general, and administrative expenses, net	2,064	1,582	115,073

Other expense:
Interest expense-related party	381	381	3,518

Net loss	$(2,445)	$(1,963)	$(118,591)

Basic and diluted earnings per common share	$(0.00)	$(0.00)

Basic and diluted weighted average common shares outstanding	5,000,000	5,000,000

See accompanying notes to unaudited consolidated financial statements

GCA I ACQUISITION CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
From August 14, 2006 (Inception) to August 31, 2009

			Accumulated Deficit
	Common Stock		During the
	Shares	Amount	Development Stage	Total

Opening balance, August 14, 2006 (Inception)	-	$-	$-	$-
Issuance of common stock for cash	5,000,000	500	-	500
Net loss	-	-	(24,282)	(24,282)
Ending balance, May 31, 2007	5,000,000	500	(24,282)	(23,782)

Net loss	-	-	(9,353)	(9,353)
Ending balance, May 31, 2008	5,000,000	500	(33,635)	(33,135)

Net loss	-	-	(82,511)	(82,511)
Ending balance, May 31, 2009	5,000,000	500	(116,146)	(115,646)

Net loss	-	-	(2,445)	(2,445)
Ending balance, August 31, 2009 (unaudited)	5,000,000	$500	$(118,591)	$(118,091)

See accompanying notes to unaudited consolidated financial statements

GCA I ACQUISITION CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three month period		For the period from
	ending August 31,		August 14, 2006 (Inception)
	2009	2008	to August 31, 2009
	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(2,445)	$(1,963)	$(118,591)

Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
Changes in operating assets and liabilities:
Accrued interest on promissory notes	381	381	3,518
Increase (decrease) in other receivable	72,053	(8,872)	(31,947)
Increase (decrease) in accounts payable and accrued expenses	(82,861)	15,967	114,699

Net cash provided by (used in) operating activities	(12,872)	5,513	(32,321)

Cash flows from financing activities:

Proceeds from issuance of promissory notes payable to stockholder	-	-	32,100
Proceeds from issuance of shares of common stock	-	-	500

Net cash provided by financing activities	-	-	32,600

Net increase (decrease) in cash	(12,872)	5,513	279

Cash, beginning of period	13,151	509	-

Cash, end of period	$279	$6,022	$279

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to unaudited consolidated financial statements

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
August  31, 2009 and 2008

Note 1 - Organization and Description of Business, Basis of Presentation and Going Concern

Organization and Description of Business

GCA I Acquisition Corp. (the “Company”), a development stage company as defined in Financial Accounting Standards Board Statement No. 7, was formed in Delaware on August 14, 2006. The Company’s fiscal year end is May 31.

Since inception, the Company has been engaged in organizational efforts, obtaining initial financing, complying with reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and efforts to identify and consummate a possible business combination.  Until the Company is able to acquire or merge with an existing operating company, its sole business purpose is to accomplish this objective.   Although the Company entered into a definitive Agreement and Plan of Merger as of May 7, 2008, which agreement was superseded by a definitive Amended and Restated Agreement and Plan of Merger as of March 27, 2009 (as amended and restated, the “Merger Agreement”) with a target operating company, and has no reason to believe that this transaction (the “Pending Merger”) will not be consummated at some future date, transactions of this type generally are, and this one is, complicated, subject to many risks, and subject to many conditions that may or may not be satisfied, and there can be no assurance, as a result, that it will be completed.  If the transaction is completed, it is unlikely to occur for an indeterminable number of months from the date of this quarterly report.

Based on its proposed business activities, the Company is what is known as a “blank check” company.  The U.S. Securities and Exchange Commission (the “SEC”) defines “blank check” companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.”  Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the “Securities Act”), the Company also qualifies as a “shell company,” because it has no or nominal assets and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions.  The Company’s management does not intend to undertake any efforts to cause a market to develop in its securities, either debt or equity, unless and until it has successfully concluded a business combination.  The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it continues to be subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly-held corporation.  Its principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with an operating business rather than immediate short-term earnings.  Given the Pending Merger, the Company has curtailed for the time being its efforts in seeking out alternative target companies with which to combine.  However, to the extent that the Pending Merger is not consummated for any reason and it resumes its business objectives of identifying a target company with which to combine, it will not restrict its potential candidate target companies to any specific business, industry or geographic location and may, as a result, acquire any type of business.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2009 and 2008

Merger & Acquisition

On March 27, 2009, the Company entered into a definitive Amended and Restated Agreement and Plan of Merger with each of Bixby Energy Acquisition Corp., a wholly-owned special-purpose acquisition subsidiary of GCA that was incorporated on April 23, 2008 (“Merger Sub”), Bixby Energy Systems, Inc. (“Bixby”), and Robert A. Walker, the President, Chief Executive Officer and Chairman of the board of directors of Bixby (“Mr. Walker”).  This Merger Agreement amended and restated a prior merger agreement entered into among the same parties as of May 7, 2008.

As a result of the Pending Merger:

•	Bixby will become a wholly-owned subsidiary of the Company;
•	the officers and sole director of the Company prior to the effective time of the Pending Merger will resign; and
•
by virtue of the conversion or exchange of Bixby securities for Company securities, Bixby security holders before the Pending Merger will own between approximately 92% and 96% of the voting stock of the Company after closing of the Pending Merger.

As soon as practicable following the closing of the Pending Merger (i.e. following the change in control of the Company contemplated by the Pending Merger):

•	the board of directors of the Company will amend the bylaws of the Company to permit a board of directors ranging between one and twelve directors;
•	the board of directors of the Company will appoint as directors those persons who were directors of Bixby immediately prior to the closing of the Pending Merger; and
•	the board of directors of the Company will elect new officers of the Company who will be the same persons who were officers of Bixby immediately prior to the closing of the Pending merger.

Upon closing of the Pending Merger, Bixby’s assets and operations will become the assets and operations of the Company.

Bixby is an early-stage company focused on the development and commercial exploitation of a system that converts certain types of coal into a combination of specialty carbon products including synthetic natural gas, metallurgical coke, and activated carbon, and, pending further development in terms of cost reduction/efficiency, a light, sweet crude synfuel, products which, taken together, are expected to offer a significantly higher commercial value than coal.  It has patent applications pending on certain of the design features of this system.  Bixby has progressed through the initial R&D phases to the pilot scale.  The first commercial scale reference plant capable of producing a portfolio of carbon products is currently under development.  Although Bixby has not generated any revenues to date from operations utilizing this carbon conversion technology, Bixby management believes that it is positioned to become a significant and economically efficient producer of each of synthetic natural gas, metallurgical coke, and activated carbon, or a licensor of technology that will enable licensees to do the same.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2009 and 2008

Bixby’s business model for the future is currently in the research and development stages and, as such, undetermined.  While there is a possibility that Bixby will determine to focus exclusively on the exploitation of its technology through a model that contemplates Bixby’s involvement and risk solely to the extent of those products directly generated through its technology (i.e. synthetic natural gas, metallurgical coke, activated carbon, and, eventually, crude oil), it is also considering involvement in enterprises which involve products that are derived from certain of those products, including coal-based gas-fired electric power plants.  In any case, and although there can be no assurance, Bixby expects to build its business principally on the basis of single or multi-plant projects pursued in accordance with any one of three different types of project models:

•	Independent Bixby projects;
•	Strategic joint venture projects; and
•	Pure licensing projects.

Bixby was founded in July of 2001.  It has never been profitable.  Although Bixby generated material revenues in certain prior years since its inception in 2001 (none of which led, or even came close to leading, to profitability during corresponding fiscal periods), such revenues were exclusively generated from two business units neither of which remains a focus of Bixby’s business plan.  One of these business units had been manufacturing and selling corn and wood-pellet burning home-heating stoves (and related accessories) but, following an industry-wide slowdown and resulting inventory glut, has been in a production halt and inventory liquidation process for over two years.  The other business unit is a water-softener salts regional sales and distribution operation in Minnesota and certain of the surrounding states which Bixby acquired in 2004 as a strategic component of its then business plan which it has since sold, and which is no longer part of Bixby’s operations.

The obligations of the parties to consummate the Pending Merger are subject to the satisfaction on or before the closing date of the Pending Merger of the following conditions, among others:

•	the Pending Merger and the Merger Agreement having been approved by the Bixby stockholders in accordance with the Delaware General Corporation Law and Bixby’s certificate of incorporation and bylaws;
•	the shares of Company common stock and other securities issuable as part of the Pending Merger having been duly authorized; and
•
a combination S-4 registration statement covering the securities to be issued in the Pending Merger and joint merger proxy statement (the “S-4 Registration/Merger Proxy Statement”) having become effective under the Securities Act, having been delivered to all required recipients, and having not become the subject of any stop order or proceeding seeking a stop order.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2009 and 2008

In addition, the obligations of the Company and Merger Sub to consummate the Pending Merger are subject to satisfaction (or waiver by the Company in its sole discretion) on or prior to the closing date of the following conditions:

•	Mr. Walker having delivered an executed voting agreement;
•	In general, each of the representations and warranties of Bixby and Mr. Walker set forth in the Merger Agreement being true and correct as of the closing date;
•
Bixby having obtained the requisite approval of its stockholders to the amendment of it’s certificate of incorporation to revise the terms of it’s Series A convertible preferred stock to provide that the Series A convertible preferred stock will convert into Company common stock on an as-converted basis in the Pending Merger in accordance with the Delaware General Corporation Law and its certificate of incorporation and bylaws;

•
Bixby having entered into exchange agreements with a number of the holders of Bixby convertible debt securities satisfactory to the Company in its exclusive discretion, and performance by the holders of their obligations under such exchange agreements having been satisfied;

•
Bixby having entered into exchange agreements with a number of the holders of Bixby common stock purchase warrants satisfactory to the Company in its exclusive discretion, and performance by the holders of their obligations under such exchange agreements having been satisfied;

•
Bixby having entered into exchange agreements with a number of the holders of Bixby Series A convertible preferred stock purchase warrants satisfactory to the Company in its exclusive discretion, and performance by the holders of their obligations under such exchange agreements having been satisfied; and

•	GCA, at the expense of Bixby, having procured directors and officers liability insurance coverage in an aggregate amount, and from a carrier, satisfactory to the Company.

In addition, the obligation of Bixby to consummate the Pending Merger is subject to satisfaction (or waiver by Bixby in its sole discretion) on or prior to the closing date of the following conditions:

•	In general, each of the representations and warranties of the Company set forth in the Merger Agreement being true and correct as of the closing date as if made at and as of the closing date;
•
The holders of no more than twenty percent (20%) of the Bixby shares eligible for appraisal rights under the Delaware General Corporation Law having taken the steps necessary steps to perfect their appraisal rights as determined immediately prior to the effective time of the Pending Merger;

•	Bixby having received resignations of each of the officers of the Company, effective, in each case, as of the effective time of the Pending Merger; and
•
the Company having duly authorized and filed the amendments to its certificate of incorporation relating to a required 7-for-10 reverse stock-split and an increase in its authorized common stock to 200 million shares, and the Company having outstanding no securities other than 3.5 million shares of its common stock.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2009 and 2008

The Merger Agreement may be terminated and the Pending Merger and the related transactions may be abandoned at any time prior to the effective time of the Pending Merger, even though requisite approval has been obtained, as follows:

•	by mutual written consent duly authorized by the boards of directors of each of the Company, Merger Sub and Bixby;
•	by the Company:
•	to the extent that the effective time of the Pending Merger shall not have occurred on or before December 31, 2009;
•
if the Company reasonably concludes that material information regarding Bixby and/or its subsidiaries that it determines to include in the S-4 Registration/Merger Proxy Statement has been unreasonably withheld by Bixby and/or its subsidiaries;

•	if Bixby unreasonably withholds its approval as to the accuracy and completeness of the S-4 Registration/Merger Proxy Statement;
•	if Bixby’s independent auditors resign due to a disagreement with management of Bixby or any of its officers and/or directors;
•	upon a material breach of any representation, warranty, covenant or agreement on the part of Bixby set forth in the Merger Agreement;
•
if any representation or warranty of Bixby shall have become materially untrue unless (i) the breach is curable by Bixby through the exercise of its best efforts and for so long as Bixby continues to exercise such best efforts, and (ii) the breach is the direct or indirect result of obligations arising under or are otherwise reasonably contemplated by any other provision of the Merger Agreement; or

•	if any condition to Bixby’s obligation to complete the Pending Merger is not met;
•	by Bixby:
•
if Bixby’s stockholders fail to approve the Pending Merger and the Merger Agreement within a reasonable period following good faith compliance by Bixby and Mr. Walker with their respective obligations under the Merger Agreement;

•
upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the Merger Agreement, or if any representation or warranty of the Company shall have become materially untrue unless (i) the breach is curable by the Company through the exercise of its best efforts and for so long as the Company continues to exercise such best efforts, and (ii) the breach is the direct or indirect result of obligations arising under or are otherwise reasonably contemplated by any other provision of the Merger Agreement; or

•	if any condition to the Company’s obligation to complete the Pending Merger is not met.

The foregoing description of the Merger Agreement is incomplete and is qualified in its entirety by the Merger Agreement itself, a copy of which is included as Exhibit 10.1 to the current report on Form 8-K filed by the Company on April 2, 2009.

Going Concern

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2009 and 2008

The Company has not generated revenue since its inception on August 14, 2006 and has incurred net losses of $2,445 for the three month period ending August 31, 2009. As a result, its current operations are an inadequate source of cash to fund future operations. The report of the Company’s independent registered public accounting firm in relation to the Company’s financial statements for the year ended May 31, 2009 contains an explanatory paragraph regarding the Company’s ability to continue as a going concern based upon its net losses and cash used in operations. The company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities when they become due and to generate profitable operations in the future. The Company plans to continue to provide for its capital requirements through the sale of equity securities and debt, however, it has no firm commitments from any third party to provide this financing and it cannot provide any assurance that it will be successful in raising working capital as needed. There are no assurances that it will have sufficient funds to execute its business plan, pay its obligations as they become due or generate positive operating results.

Basis of Presentation and Consolidation

The accompanying consolidated financial statements present the results of operations of its wholly-owned subsidiary for the three month periods ending August 31, 2009 and 2008. All material inter-company accounts and transactions between the Company and its subsidiary have been eliminated in consolidation.

In the opinion of management, the financial statements contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations, and cash flows of the Company for the interim periods presented.

The results for the period ended August 31, 2009 are not necessarily indicative of the results of operations for the full year.  These financial statements and related footnotes should be read in conjunction with the financial statements and footnotes thereto included in the Company’s Form 10-K filed with the Securities and Exchange Commission for the period ended May 31, 2009.

Note 2 - Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in banks. The Company considers cash equivalents to include all highly liquid investments with original maturities of three months or less to be cash equivalents.

Development Stage

The Company’s primary purpose for the time being is to acquire an operating business. The Company spends most of its time in assessing acquisition targets.

Concentration of Credit Risks

The Company is subject to concentrations of credit risk primarily from other receivable.

At August 31, 2009, the Company's other receivable is entirely due from an acquisition target, which is located in the United States.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2009 and 2008

Other Receivable and Reimbursements

Other receivable consists of administrative expenses incurred by the Company and reimbursable by an acquisition target. The matching reimbursement is recorded as a contra-expense in the accompanying financial statements.

At August 31, 2009, the Company determined that a provision of $78,101 was appropriate.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts payable and accrued expenses, and notes payable to a stockholder approximate their fair value due to their short-term maturities.

Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company’s assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some or the entire deferred tax asset will not be realized.

For federal income tax purposes, substantially all expenses must be deferred until the Company commences business and then they may be written off over a 60-month period. These expenses will not be deducted for tax purposes and will represent a deferred tax asset. The Company will provide a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income. Tax deductible losses can be carried forward under current applicable law for 20 years until utilized.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, but are not limited to, the amount of unbilled vendors payable for services performed during the reporting period. Actual results may differ from these estimates and assumptions.

Basic and Diluted Earnings per Common Share

Basic earnings per common share are calculated by dividing income available to stockholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common shares outstanding plus the dilutive effects of outstanding options and warrants to acquire common shares during the period. In loss periods, dilutive common equivalent shares are excluded because the effect would be anti-dilutive. The Company had not issued any dilutive common share equivalents at August 31, 2009.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2009 and 2008

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at August 31, 2009 consisted primarily of accrued professional fees.

Related Party Transactions

At August 31, 2009, the Company owed $36,463 to a law firm for services rendered.  The law firm is related to the Company by means of common ownership and management.
The Company neither owns nor leases any real or personal property. Most office services are provided without charge by our sole officer and director. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.

Our sole officer and director is involved in other business activities and may in the future become involved in other business pursuits when opportunities present themselves. As a result of these other activities, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

At August 31, 2009, the Company had issued notes payable aggregating $32,100 to a major stockholder. The notes bear interest at 4.75% per annum. The notes are payable on or before the first day upon which the Company receives proceeds from equity investments aggregating at least $250,000. Any overdue principal bears interest at 15% per annum and is payable on demand. The accrued interest expense related to these notes amounted to $3,518 at August 31, 2009.

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events”.  The new standard is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date, but before the issuance of financial statements. Specifically, the standard sets forth: 1) the period after the balance sheet date during which management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, 2) the circumstances that an entity should recognize events or transactions that occur after the balance sheet date, and 3) the disclosures that an entity should make about events or transactions that occur after the balance sheet date.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles- a replacement of FASB Statement No. 162”.  The new standard sets forth that the FASB Accounting Standards Codification (Codification) will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied to nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also source for authoritative GAAP for SEC registrants. When the statement is effective, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative.

GCA I ACQUISITION CORP.
(A Development Stage Company)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
August 31, 2009 and 2008

Note 3 - Stockholders’ Deficit

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock. On August 14, 2006, the Company issued 5,000,000 shares of its common stock pursuant to a private placement offering generating proceeds of $500.

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Note 4 – Subsequent Events

As of October 14, 2009 there are no subsequent events.

Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Fiscal Years Ending May 31, 2009 and 2008 and for the Three Month Periods ended August 31, 2008 and 2007.

GCA was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly-held corporation.  GCA’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with an operating business rather than immediate short-term earnings.  Given the pending merger, GCA has curtailed for the time being GCA’s efforts in seeking out alternative target companies with which to combine.  However, to the extent that the pending merger is not consummated for any reason and GCA resumes GCA’s business objectives of identifying a target company with which to combine, GCA will not restrict GCA’s potential candidate target companies to any specific business, industry or geographic location and may, as a result, acquire any type of business.

To date, the analysis of new business opportunities has been undertaken by or under the supervision of Michael M. Membrado, GCA’s sole officer and director.   Until such time as GCA entered into the Merger Agreement, GCA had unrestricted flexibility in seeking, analyzing and participating in potential business opportunities, and, in the event that the pending merger is not consummated for any reason and GCA resumes GCA’s business objectives of identifying a target company with which to combine, GCA expect to enjoy the same unrestricted flexibility.  In GCA’s efforts to analyze potential acquisition targets, GCA had considered, and will continue to consider to the extent that the pending merger is not consummated for any reason and GCA resumes GCA’s business objectives of identifying a target company with which to combine, the following kinds of factors:

(a)   Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b)   Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)   Strength and diversity of management, either in place or scheduled for recruitment;

(d)   Capital requirements and anticipated availability of required funds, to be provided by us or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)   The cost of participation by us as compared to the perceived tangible and intangible values and potentials;

(f)   The extent to which the business opportunity can be advanced;

(g)   The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(h)   Other relevant factors.

In applying the foregoing criteria, no one of which is controlling, GCA’s management has and will continue, to the extent the pending merger is not consummated for any reason and GCA resumes GCA’s business objectives of identifying a target company with which to combine, to attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.  Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.  Due to GCA’s limited capital available for investigation, if the pending merger is not consummated for any reason and GCA resumes GCA’s business objectives of identifying a target company with which to combine, GCA may not discover or adequately evaluate adverse facts about the target company with which GCA pursues a combination.

Form of Business Combination

To the extent that the pending merger is not consummated for any reason and GCA resumes its business objectives of identifying a target company with which to combine, the manner in which GCA may participate in any given opportunity will depend upon the nature of the opportunity, the respective needs and desires of us and the promoters of the opportunity, and the negotiating strength GCA has relative to the other parties involved.

To the extent that the pending merger is not consummated for any reason and GCA resumes its business objectives of identifying a target company with which to combine, it is likely that GCA will participate in a business opportunity through the issuance of GCA’s common stock or other securities.  Although the terms of any such transaction cannot be predicted, it should be noted that, in certain circumstances, one of the primary factors for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) is whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity.  If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, which is likely but by no means assured, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares.  Depending upon the relative negotiating strength of the parties, prior stockholders may, in fact, retain substantially less than 20% of the total issued and outstanding shares of the surviving entity.  This could result in substantial dilution to the equity of those who were GCA’s stockholders prior to such reorganization.

GCA’s present stockholders will likely not have control of a majority of GCA’s voting shares following a reorganization transaction, including the pending merger.  As part of such a transaction, all or a majority of GCA’s directors may resign and new directors may be appointed without any vote by GCA’s stockholders.  The terms of the pending merger are such that GCA’s sole director currently, Michael M. Membrado, will not be a director in the event that the transaction is completed.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by GCA’s stockholders.  In the case of a statutory merger or consolidation directly involving GCA, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of GCA’s outstanding shares.  The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders.  As is the case with the pending merger, management is likely to seek to structure any such transaction so as not to require stockholder approval, an objective often accomplished through the establishment and use of a special-purpose acquisition subsidiary.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, auditors, attorneys and others.  If a decision is made not to pursue or otherwise participate in a specific business opportunity, the costs then previously incurred in the related investigation would not be recoverable.  Furthermore, even if an agreement is reached for the participation in a specific business opportunity, including the pending merger, the failure to consummate that transaction may result in GCA’s loss of some or all of the related costs incurred.

GCA presently has no employees apart from GCA’s management.  GCA’s sole officer and director is engaged in outside professional pursuits and business activities, most notably a legal practice, and devotes to GCA’s business only limited time beyond that for which his firm is paid legal fees.  GCA expects no significant changes in the number of GCA’s employees unless and until GCA consummates a business combination, including the pending merger.

 The Pending Merger

On March 27, 2009, GCA entered into a definitive Amended and Restated Agreement and Plan of Merger with each of Bixby Energy Acquisition Corp., a wholly-owned special-purpose acquisition subsidiary of GCA that was incorporated on April 23, 2008 (“Merger Sub”), Bixby Energy Systems, Inc. (“Bixby”), and Robert A. Walker, the President, Chief Executive Officer and Chairman of the board of directors of Bixby (“Mr. Walker”).  This Merger Agreement amended and restated a prior merger agreement entered into among the same parties as of May 7, 2008.

As a result of the pending merger:

•	Bixby will become a wholly-owned subsidiary of GCA;

•	the officers and sole director of GCA prior to the effective time of the pending merger will resign; and

•
by virtue of the conversion or exchange of Bixby securities for GCA securities, Bixby securityholders before the pending merger will own between approximately 92% and 96% of the voting stock of GCA after closing of the pending merger.

As soon as practicable following the closing of the pending merger ( i.e . following the change in control of GCA contemplated by the pending merger):

•	the board of directors of GCA will amend the bylaws of GCA to permit a board of directors ranging between one and twelve directors;

•	the board of directors of GCA will appoint as directors those persons who were directors of Bixby immediately prior to the closing of the pending merger; and

•	the board of directors of GCA will elect new officers of GCA who will be the same persons who were officers of Bixby immediately prior to the closing of the pending merger.

Upon closing of the pending merger, Bixby’s assets and operations will become the assets and operations of GCA.

Bixby is an early-stage company focused on the development and commercial exploitation of a system that converts certain types of coal into a combination of specialty carbon products including SNG, coke and AC, and, pending further development in terms of cost reduction/efficiency, a light, sweet crude synfuel, products which, taken together, are expected to offer a significantly higher commercial value than coal.  It has patent applications pending on certain of the design features of this system.  Bixby has progressed through the initial R&D phases to the pilot scale.  The first commercial scale reference plant capable of producing a portfolio of carbon products is currently under development.  Although Bixby has not generated any revenues to date from operations utilizing this carbon conversion technology, Bixby management believes that it is positioned to become a significant and economically efficient producer of each of SNG, coke, and AC, or a licensor of technology that will enable licensees to do the same.

In addition to its carbon conversion system, Bixby has acquired other technologies that it is in the process of further developing.  Among others, this includes a certain liquefaction technology that has been designed to work with the carbon conversion system and which is aimed at economically converting the coke it produces through the system to a light sweet crude liquid synfuel.  Although there can be no assurance, Bixby management believes that this technology will be ready for commercialization within approximately the next two to three years.

Bixby’s business model for the future is currently in the research and development stages and, as such, undetermined.  While there is a possibility that Bixby will determine to focus exclusively on the exploitation of its technology through a model that contemplates Bixby’s involvement and risk solely to the extent of those products directly generated through its technology ( i.e. SNG, coke, AC, and, eventually, crude oil), it is also considering involvement in enterprises which involve products that are derived from certain of those products, including coal-based gas-fired electric power plants.  In any case, and although there can be no assurance, Bixby expects to build its business principally on the basis of single or multi-plant projects pursued in accordance with any one of three different types of project models:

•	Independent Bixby projects;
•	Strategic joint venture projects; and
•	Pure licensing projects.

Bixby was founded in July of 2001.  It has never been profitable.  Although Bixby generated material revenues in certain prior years since its inception in 2001 (none of which led, or even came close to leading, to profitability during corresponding fiscal periods), such revenues were exclusively generated from two business units neither of which remains a focus of Bixby’s business plan.  One of these business units had been manufacturing and selling corn and wood-pellet burning home-heating stoves (and related accessories) but, following an industry-wide slowdown and resulting inventory glut, has been in a production halt and inventory liquidation process for over two years.  The other business unit is a water-softener salts regional sales and distribution operation in Minnesota and certain of the surrounding states which Bixby acquired in 2004 as a strategic component of its then business plan which it has since sold, and which is no longer part of Bixby’s operations.

The obligations of the parties to consummate the pending merger are subject to the satisfaction on or before the closing date of the pending merger of the following conditions, among others:

•	the pending merger and the Merger Agreement having been approved by the Bixby stockholders in accordance with the Delaware General Corporation Law and Bixby’s certificate of incorporation and bylaws;

•	the shares of GCA common stock and other securities issuable as part of the pending merger having been duly authorized; and

•
the S-4 Registration/Merger Proxy Statement having become effective under the Securities Act, having been delivered to all required recipients, and having not become the subject of any stop order or proceeding seeking a stop order.

In addition, the obligations of GCA and Merger Sub to consummate the pending merger are subject to satisfaction (or waiver by GCA in its sole discretion) on or prior to the closing date of the following conditions:

•	Mr. Walker having delivered an executed voting agreement;

•	In general, each of the representations and warranties of Bixby and Mr. Walker set forth in the Merger Agreement being true and correct as of the closing date;

•
Bixby having obtained the requisite approval of its stockholders to the amendment of it’s certificate of incorporation to revise the terms of it’s Series A convertible preferred stock to provide that the Series A convertible preferred stock will convert into GCA common stock on an as-converted basis in the pending merger in accordance with the Delaware General Corporation Law and its certificate of incorporation and bylaws;

•
Bixby having entered into exchange agreements with a number of the holders of Bixby convertible debt securities satisfactory to GCA in its exclusive discretion, and performance by the holders of their obligations under such exchange agreements having been satisfied;

•
Bixby having entered into exchange agreements with a number of the holders of Bixby common stock purchase warrants satisfactory to GCA in its exclusive discretion, and performance by the holders of their obligations under such exchange agreements having been satisfied;

•
Bixby having entered into exchange agreements with a number of the holders of Bixby Series A convertible preferred stock purchase warrants satisfactory to GCA in its exclusive discretion, and performance by the holders of their obligations under such exchange agreements having been satisfied; and

•	GCA, at the expense of Bixby, having procured directors and officers liability insurance coverage in an aggregate amount, and from a carrier, satisfactory to GCA.

In addition, the obligation of Bixby to consummate the pending merger is subject to satisfaction (or waiver by Bixby in its sole discretion) on or prior to the closing date of the following conditions:

•	In general, each of the representations and warranties of GCA set forth in the Merger Agreement being true and correct as of the closing date as if made at and as of the closing date;

•
The holders of no more than twenty percent (20%) of the Bixby shares eligible for appraisal rights under the Delaware General Corporation Law having taken the steps necessary steps to perfect their appraisal rights as determined immediately prior to the effective time of the pending merger;

•	Bixby having received resignations of each of the officers of GCA, effective, in each case, as of the effective time of the pending merger; and

•
GCA having duly authorized and filed the amendments to its certificate of incorporation relating to a required 7-for-10 reverse stock-split and an increase in its authorized common stock to 200 million shares, and GCA having outstanding no securities other than 3.5 million shares of its common stock.

The Merger Agreement may be terminated and the pending merger and the related transactions may be abandoned at any time prior to the effective time of the pending merger, even though requisite approval has been obtained, as follows:

•	by mutual written consent duly authorized by the boards of directors of each of GCA, Merger Sub and Bixby;

•	by GCA:

•	to the extent that the effective time of the pending merger shall not have occurred on or before December 31, 2009;

•
if GCA reasonably concludes that material information regarding Bixby and/or its subsidiaries that it determines to include in the S-4 Registration/Merger Proxy Statement has been unreasonably withheld by Bixby and/or its subsidiaries;

•	if Bixby unreasonably withholds its approval as to the accuracy and completeness of the S-4 Registration/Merger Proxy Statement;

•	if Bixby’s independent auditors resign due to a disagreement with management of Bixby or any of its officers and/or directors;

•	upon a material breach of any representation, warranty, covenant or agreement on the part of Bixby set forth in the Merger Agreement;

•
if any representation or warranty of Bixby shall have become materially untrue unless (i) the breach is curable by Bixby through the exercise of its best efforts and for so long as Bixby continues to exercise such best efforts, and (ii) the breach is the direct or indirect result of obligations arising under or are otherwise reasonably contemplated by any other provision of the Merger Agreement; or

•	if any condition to Bixby’s obligation to complete the pending merger is not met;

•	by Bixby:

•
if Bixby’s stockholders fail to approve the pending merger and the Merger Agreement within a reasonable period following good faith compliance by Bixby and Mr. Walker with their respective obligations under the Merger Agreement;

•
upon a material breach of any representation, warranty, covenant or agreement on the part of GCA set forth in the Merger Agreement, or if any representation or warranty of GCA shall have become materially untrue unless (i) the breach is curable by GCA through the exercise of its best efforts and for so long as GCA continues to exercise such best efforts, and (ii) the breach is the direct or indirect result of obligations arising under or are otherwise reasonably contemplated by any other provision of the Merger Agreement; or

•	if any condition to GCA’s obligation to complete the pending merger is not met.

The foregoing description of the Merger Agreement is incomplete and is qualified in its entirety by the Merger Agreement itself, a copy of which is included as Exhibit 10.1 to the current report on Form 8-K filed by us on April 2, 2009.

On August 14, 2009, GCA and Bixby jointly engaged a certain middle-market, boutique FINRA member investment bank on an exclusive basis to assist them in obtaining project financing for Bixby’s pilot carbon conversion technology plant in Chelyan, West Virginia.  While, subject to the availability of financing, the plant is expected to eventually consist of a system incorporating four full-scale units and one quarter-scale unit, the financing contemplated by the engagement will include only an amount required to cover the capital expenditure requirements associated with the one quarter-scale unit and a single full-scale unit, together with an as-yet undetermined amount of associated operating and overhead capital.  It is contemplated that a financing may occur in one or series of transactions.  Any financing introduced or arranged by the investment bank is contingent upon the closing of the pending merger, and it is anticipated that a financing will occur contemporaneously with the closing of the pending merger. Currently no terms, structure or pricing of any financing have been established, and it is possible that any such financing shall not have occurred as of the time the pending merger closes.

Under the terms of the engagement agreement, the investment bank or its affiliates will, to the extent requested by GCA and Bixby:

•	Develop a master plan for financing the project;

•	Perform due diligence on GCA and Bixby and the project at a level commensurate with the type of investor and structure that becomes contemplated in the proposed financing;

•	Assist in the preparation of offering materials with respect to the proposed financing;

•	Introduce GCA and Bixby to potential investors, which are anticipated to be institutional investors;

•	Develop a strategy to effectuate, and assist in structuring and negotiating, the proposed financing;

•	Act as a placement agent in the sale of equity, debt or convertible securities in the proposed financing.

The engagement agreement provides for payment of a monthly retainer to the investment bank for four months, payable by Bixby, and if the proposed financing is consummated, the investment bank will be entitled to a transaction fee which will be comprised of a combination of cash and equity interests.  Under the terms of engagement agreement, the investment bank will not be entitled to the transaction fees if a financing is undertaken by GCA or Bixby with certain preexisting prospects of Bixby.  In that case, the parties will negotiate appropriate compensation for services provided by the investment bank based on industry standards, in advance of the consummation of such a financing.

Bixby will reimburse the investment bank for it’s reasonable, pre-agreed expenses in connection with its engagement.

The engagement agreement provides that during the term of the investment bank’s engagement:

•
neither GCA nor Bixby will solicit any offers from any parties in connection with a financing and they will advise the investment bank of any indications of interest to participate in the proposed financing;

•	GCA and Bixby will keep confidential, and not provide to any third party, materials relating to the proposed financing without the investment bank’s consent.

The engagement agreement grants the investment bank a right of first refusal to finance:

•	on a project basis, the further expansion of the Chelyan West Virginia reference plant beyond the scope of the pilot project;

•	on a project basis, any additional plants to be controlled by GCA;

•	on a corporate finance basis, GCA for a period of 24 months following the closing of a financing contemplated by the engagement agreement.

Under the engagement agreement, each of GCA and Bixby agree to indemnify the investment bank against any claims arising from GCA’s or Bixby’s respective acts or omissions in the performance of their agreements or from any untrue statements or omissions from information furnished by them to the investment bank, upon terms that are customary under investment banking agreements.

GCA and Bixby acting jointly, or the investment bank, may terminate the engagement agreement at any time upon written notice.  Termination of the engagement agreement will not effect any of the following obligations of GCA or Bixby:

•
to pay the investment bank compensation earned up to the date of the termination, or which becomes payable to the investment bank after termination arising from consummation of a financing by investors introduced by the investment bank within 24 months after termination;

•	arising from any financing under the investment bank’s right of first refusal to provide or arrange future financings, or

•	to reimburse the investment bank its reimbursable expenses.

No assurance can be given that any financing of GCA or Bixby will result from the relationship with the investment bank described above, and if a financing does occur, GCA cannot predict what the structure, terms or pricing of that financing would be or what effect it would have on the rights of GCA’s stockholders and other securityholders.

Plan of Operation

GCA has not realized any revenues from operations since August 14, 2006 (inception), and GCA’s plan of operation for the next twelve months shall be to continue GCA’s efforts to locate suitable acquisition candidates.  GCA can provide no assurance that it can continue to satisfy its cash requirements for at least the next twelve months.  It is not anticipated at present that it will experience any change in its current number of employees until such time as it may consummate a business combination, including as applicable the pending merger.

Comparison of Fiscal Periods Ended May 31, 2009 and May 31, 2008

Operational Expenses

Total operating expenses were $35,867 for the fiscal period from August 14, 2006 (inception) through May 31, 2008.  Total operating expenses were $418,513 for the fiscal year ended May 31, 2009, inclusive of $337,527 in reimbursable expenses from Bixby (see discussion in Liquidity and Capital Resources below).   In each of these years, these expenses constituted professional and related fees.  The substantial increase in 2009 over the previous reporting period was attributable to expenses associated with the pending merger.

GCA incurred a net loss of $33,635 for the fiscal period from August 14, 2006 (inception) through May 31, 2008 and a net loss of $116,146 for the period from August 14, 2006 (inception) through May 31, 2009.  It is management's assertion that these circumstances may hinder GCA's ability to continue as a going concern.

Comparison of Three-Month Periods Ended August 31, 2009 and August 31, 2008

Operational Expenses

Total net operating expenses were $115,073 for the fiscal period from August 14, 2006 (inception) through August 31, 2009, inclusive of $397,283 in reimbursable expenses from Bixby (see discussion in Liquidity and Capital Resources below).  Total net operating expenses were $2,064 for the three month period ended August 31, 2009, inclusive of $31,947 in reimbursable expenses from Bixby (see discussion in Liquidity and Capital Resources below).  Comparatively, total net operating expenses were $1,582 for the three month period ended August 31, 2008.  In each of these periods, these expenses constituted professional and related fees.  The increase in 2009 over the comparable period in 2008 was primarily attributable to expenses associated with the Pending Merger, the addition of legal fees.

GCA incurred a net loss of $118,591 for the fiscal period from August 14, 2006 (inception) through August 31, 2009, a net loss of $2,445 for the three month period ended August 31, 2009, and a net loss of $1,963 for the comparable three month period ended August 31, 2008.  It is management’s assertion that these circumstances may hinder the GCA’s ability to continue as a going concern.

Liquidity and Capital Resources

Due to the fact that GCA has had no operations to date from which GCA derives any revenues, prior to May 7, 2008 and extending back to August 14, 2006 (inception), GCA had been dependent on loans from existing stockholders’ to fund GCA’s working capital needs.  Prior to May 7, 2008, GCA had borrowed a total of $32,100 from a single shareholder. Although, to date, GCA has generated no revenues at all from operations, and GCA does not expect to generate any revenues from operations absent a merger or other combination with an operating company, as part of the pending merger and pursuant to the terms of the Merger Agreement, Bixby agreed to pay, from and after May 7, 2008, GCA’s reasonable legal, accounting, independent auditing, and EDGARization/printing service fees and expenses in connection with (a) the preparation and filing of any and all required reports to be filed under the Exchange Act from and after May 7, 2008 through the earlier of (i) four business days following the consummation of the pending merger, or (ii) the time at which the Merger Agreement shall have been terminated, if at all, in accordance with its terms, and (b) the pending merger and the preparation, filing and dissemination of the S-4 Registration/Merger Proxy Statement and all related federal and state securities law compliance associated with the pending merger.  Given that these expenses are the only material expenses that GCA reasonably expects to incur until such time as the pending merger is consummated, and assuming this obligation is consistently honored by Bixby, GCA believes that that the overwhelming majority of GCA’s working capital needs will be met through this arrangement until the pending merger is consummated, to the extent that this at some point occurs.  If the Merger Agreement is terminated for any reason, or Bixby fails to honor the obligation under the terms of the Merger Agreement either on a timely basis or at all, and, in any event, if there is a deficiency in GCA’s working capital needs beyond those amounts which Bixby is obligated to pay, it is management’s belief that it will become necessary to fund GCA’s working capital needs once again through loans from stockholders, or possibly from the sale of equity or debt securities to unrelated parties.  Because there is no commitment regarding any such financing in the event of such a contingency, there can be no assurance that such financing will be available to us at or about the time it may be required, either on terms favorable to us or at all.  And although, as of the date hereof, GCA’s management has been told by Bixby management that Bixby expects to be able to meet its obligations to us in the near-term, Bixby has been seriously delinquent in meeting its obligations to us since approximately January of 2009 and continues to be in substantial arrears to us.  At May 31, 2009 and at August 31, 2009, Bixby owed GCA $182,101.21 and $31,947 respectively.  GCA has reserved all amounts that remain to be collected from Bixby as of August 31, 2009, and there can be no assurance of Bixby’s ability to meet its obligations to GCA in accordance with the terms of the Merger Agreement.  If Bixby fails to pay GCA’s expenses in accordance with the Merger Agreement, it is unlikely that GCA will be able to meet its financial obligations.

At May 31, 2009, GCA had cash of $13,151 and a working capital deficit of $(115,646).  This compares to cash of $509 and a working capital deficit of $(33,135) at May 31, 2008.  At August 31, 2009 GCA had cash of $279 and a working capital deficit of $(118,091).  This compares to cash of $6,022 and a working capital deficit of $134,098) at August 31, 2008.  At May 31, 2009, GCA’s only assets consisted of $13,151 in cash and $104,000 in accounts receivable from Bixby.  Without the accounts receivable from Bixby, GCA’s working capital deficit at May 31, 2009 would have been $(219,646).  At August 31, 2009 GCA’s only assets consisted of $279 in cash and $31,947 in accounts receivable from Bixby.  Without the accounts receivable from Bixby, GCA’s working capital deficit at August 31, 2009 would have been $(150,038).

Results of Operations

GCA has not conducted any active operations since inception, except for its efforts to locate suitable acquisition candidates and to negotiate the pending merger.  No revenue from operations has been generated by GCA since August 14, 2006 (inception) to May 31, 2009.  It is highly unlikely GCA will have any revenues from operations unless it is able to effect an acquisition, or merger with an operating company, of which there can be no assurance.  In this regard, any revenue GCA derives from Bixby’s obligation to pay certain of GCA’s operating expenses as described under Liquidity and Capital Resources above is not considered revenue from operations.

Since August 14, 2006 (inception), selling, general and administrative expenses have been primarily comprised of professional and related fees associated with GCA registering to become publicly-traded, maintaining its internal controls and reporting obligations under the Exchange Act, and pursuing the pending merger.  For this the period from August 14, 2006 (inception) to May 31, 2009, such expenses amounted to $478,345.  This is comprised of $59,832 in such expenses for the period from August 14, 2006 (inception) to May 31, 2008 and the amount of $418,513 in such expenses for the fiscal year ended May 31, 2009.  For the period from August 14, 2006 (inception) to August 31, 2009, net expenses (after reimbursement from Bixby of $397,283) amounted to $115,073.  For the three month period ending August 31, 2009, such net expenses (after reimbursement from Bixby of $31,947) amounted to $2,064.  This compares to $1,582 in such net expenses (after reimbursement from Bixby of $76,432) for the three month period ended August 31, 2008.

Since August 14, 2006 (inception), interest expense has been exclusively comprised of notes payable to stockholders for working capital loans previously made.  For the period from August 14, 2006 (inception) through May 31, 2009, such expense amounted to $3,137.  This is comprised of $1,612 in interest expense for the period from August 14, 2006 (inception) to May 31, 2008 and an additional $1,525 in interest expense for the fiscal year ended May 31, 2009.  The increase year over year is due primarily to the graduating amount of the balance over time.  For the period August 14, 2006 (inception) to August 31, 2009, such expense amounted to $3,518.  For the three month period ending August 31, 2009, interest expense was $381, and it was the same amount for the comparable period during 2008.

Off-Balance Sheet Arrangements

GCA is not currently a party to, or otherwise involved with, any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on GCA’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Recently Issued Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165, “ Subsequent Events ”.  The new standard is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date, but before the issuance of financial statements. Specifically, the standard sets forth: 1) the period after the balance sheet date during which management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, 2) the circumstances that an entity should recognize events or transactions that occur after the balance sheet date, and 3) the disclosures that an entity should make about events or transactions that occur after the balance sheet date.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles- a replacement of FASB Statement No. 162”.  The new standard sets forth that the FASB Accounting Standards Codification (Codification) will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied to nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also source for authoritative GAAP for SEC registrants. When the statement is effective, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative.

Significant Accounting Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, but are not limited to, the amount of unbilled vendors payable for services performed during the reporting period. Actual results may differ from these estimates and assumptions.

Critical Accounting Policies

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in GCA’s financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of GCA’s assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some or the entire deferred tax asset will not be realized.

For federal income tax purposes, substantially all expenses must be deferred until GCA commences business and then they may be written off over a 60-month period.  These expenses will not be deducted for tax purposes and will represent a deferred tax asset.  GCA will provide a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income.  Tax deductible losses can be carried forward under current applicable law for 20 years until utilized.

Current Board of Directors and Executive Officers of GCA

Identification of Directors and Executive Officers

The following table sets forth certain information regarding GCA’s directors and executive officers:

Name	Age	Position	Term
Michael M. Membrado	48	President, CEO, CFO, Secretary, Treasurer, Director	August 14, 2006 through Present

Michael M. Membrado, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director. Mr. Membrado has served as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director of GCA since its inception. Mr. Membrado is currently a practicing attorney in the law firm of M.M. Membrado, PLLC, a boutique firm in New York that focuses exclusively on corporate finance, securities, M&A and related transactional matters for small to mid-size private and public companies. He has been a principal in this firm, as well as a predecessor firm, Membrado & Montell, LLP, since 2000. Prior to that, he was the corporate securities partner in the New York law firm now known as Tarter, Krinsky & Drogin, LLP.  In addition to serving as principal in M.M. Membrado, PLLC, Mr. Membrado is also currently the Managing Director and sole principal of Greyline Capital Advisors, LLC, a corporate finance consulting firm. Additionally, Mr. Membrado serves as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and director of GCA II Acquisition Corp., which is a blank check SEC reporting company.

The term of office of GCA directors expires at GCA’s annual meeting of stockholders or at the point at which their successors are duly qualified and elected.  Mr. Membrado will resign as an officer and director of GCA when the merger with Bixby closes.
Significant Employees

There are no persons other than our executive officers who are expected to make a significant contribution to our business.

Family Relationships

There are no family relationships of any kind among our directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of GCA during the past five years.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires GCA’s directors and officers, and persons who beneficially own more than 10% of a registered class of GCA’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of GCA’s securities with the SEC on Forms 3, 4 and 5. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish GCA with copies of all Section 16(a) forms they file.

Based solely on GCA’s review of the copies of the forms received by it during the fiscal year ended May 31, 2008 and written representations that no other reports were required, GCA believes that no person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of GCA’s common stock failed to comply with all Section 16(a) filing requirements during such fiscal year.

Code of Ethics

GCA has a Code of Business Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Nominating Committee

GCA has not adopted any procedures by which securityholders may recommend nominees to its board of directors.

Audit Committee

GCA’s board of directors acts as GCA’s audit committee. GCA does not have a qualified financial expert at this time because it has insufficient financial resources to hire such an individual. Although there can be no assurance, it is expected that, at or following the time of a business combination with an operating company, including the merger with Bixby, it will be able to identify and retain a qualified financial expert to serve in this capacity.

Executive Compensation Relating to GCA

The following table sets forth the cash compensation paid by GCA to its President and all other executive officers who earned annual compensation exceeding $100,000 for services rendered during the fiscal years ended May 31, 2009 and 2008.

Summary Compensation Table

The following table sets forth certain compensation information for each of the fiscal years ended May 31, 2009 and 2008 for GCA’s President, Chief Executive Officer, Chief Financial Officer Secretary and Treasurer.  GCA had no other officers or employees during these periods:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Michael M. Membrado	2009	-	-	-	-	-	-	250,856.45	(1)	250,856.45
President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer	2008	-	-	-	-	-	-	7,196	(1)	7,196
(1) Mr. Membrado does not receive any salary, bonus or other benefits for his services.  Pursuant to a formal engagement, however, M.M. Membrado, PLLC, a law firm beneficially owned exclusively by Mr. Membrado, provides legal services to GCA for which GCA is obligated to pay at rates up to $400 per hour.  As part of the pending merger, and pursuant to the terms of the Merger Agreement, Bixby agreed to pay, from and after May 7, 2008, GCA’s reasonable legal, accounting, independent auditing, and EDGARization/printing service fees and expenses in connection with (a) the preparation and filing of any and all required reports to be filed under the Exchange Act from and after May 7, 2008 through the earlier of (i) four business days following the consummation of the pending merger, or (ii) the time at which the Merger Agreement shall have been terminated, if at all, in accordance with its terms, and (b) the pending merger and the preparation, and filing of the S-4 registration statement of which this joint proxy statement/prospectus is a part, and the dissemination of the joint proxy statements/prospectus and all related federal and state securities law compliance associated with the pending merger.  Services performed by M.M. Membrado, PLLC for GCA that fall within these parameters are invoiced by M.M. Membrado, PLLC to GCA.  The figures set forth under All Other Compensation represent legal fees that were invoiced to GCA for services rendered as of May 31, 2009 and May 31, 2008, respectively, by M.M. Membrado PLLC.  GCA paid all of the amounts that was invoiced in 2008 in 2009.  Of the amount invoiced in 2009 GCA paid $168,693.50 in 2009 and $82,162.95 was accrued at May 31, 2009.

Employment Agreements

GCA is not currently a party to any employment agreements.

Director Compensation

GCA does not currently pay any fees or expenses to its directors in relation to their attendance at board meetings or otherwise.

Transactions and Related Persons, Promoters and Certain Control Persons of GCA

Related Party Transactions

Loans from Stockholders

As of May 31, 2008, Jennifer Lee, one of GCA’s major stockholders, had loaned to GCA a total of $32,100 in principal pursuant to seven unsecured promissory notes as follows:

Date of Note	Due Date	Interest Rate	Unpaid Balance	Collateral

09-25-06	(*)	4.75APR	$4,000	N/A
10-20-06	(*)	4.75APR	$4,000	N/A
12-18-06	(*)	4.75APR	$2,500	N/A
04-30-07	(*)	4.75APR	$4,500	N/A
06-29-07	(*)	4.75APR	$3,600	N/A
08-15-07	(*)	4.75APR	$5,500	N/A
11-13-07	(*)	4.75APR	$8,000	N/A

(*) On or before the first day that GCA receives gross proceeds from any one or more equity investments in the aggregate amount of at least $250,000.

The interest rate at which such loans have been made are not believed to exceed rates that would otherwise be available to GCA. The promissory notes reflecting these loan obligations carry no rights of conversion.

Legal Representation

M.M. Membrado, PLLC, a corporate and securities law firm and an affiliate of Michael M. Membrado, GCA’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and the record holder of 50% of GCA outstanding common stock, is currently serving as legal counsel to GCA and has been doing so since inception.  Because of a significant increase in the legal services needs of GCA in connection with the merger, however, and since May 7, 2008, GCA has been paying M.M. Membrado, PLLC on an hourly basis at rates up to $400/hr. for such services pursuant to a formal engagement, which, prior to May 7, 2008, had not been the case.  As of May 31, 2009, M.M. Membrado, PLLC had been paid $178,889.50 and had accrued $82,163 in legal fees pursuant to this engagement (since May 7, 2008).

Certain economic and other conflicts of interest are now inherent in Mr. Membrado’s concurrent roles as principal in M.M. Membrado, PLLC, on the one hand, and President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and sole Director of GCA, on the other, which conflicts include but may not be limited to the following:

•
despite Mr. Membrado’s existing role as advocate and fiduciary of GCA through his role as legal counsel, it is in Mr. Membrado’s personal best economic interests to cause GCA to become obligated to, and to actually, pay to his firm as much as possible in the form of cash fees and/or other compensation;

•
the services of M.M. Membrado, PLLC, as legal counsel, and Mr. Membrado’s roles as President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer of GCA may, of practical necessity, overlap to some degree, thereby resulting in a lack of precise clarity as to whether Mr. Membrado is acting at any given time in his capacity as legal counsel, for which his firm is compensated, or as a GCA officer, for which no compensation is currently being paid; and

•
disputes may arise with M.M. Membrado, PLLC as to the extent and/or the quality of services performed by it, including without limitation any disputes as to fees actually owed and/or disputes regarding potential indemnification of GCA by M.M. Membrado, PLLC for civil damages and/or regulatory fines incurred by us as a result of or otherwise in connection with any proceeding in which GCA liability arises out of any errors, omissions or misconduct allegedly or actually committed by M.M. Membrado, PLLC in the performance of its services.

Although GCA believes that:

•	the rates that it is currently paying for legal services to M. M. Membrado, PLLC are consistent with what GCA would pay for services from a comparable firm in an arms-length transaction;

•	that Mr. Membrado can effectively manage any overlap in services in such a way so as to avoid any inappropriate charges to GCA’s account; and

•
that the potential for any disputes with M.M. Membrado, PLLC is more than offset by the practical advantages GCA currently obtains in being able to have Mr. Membrado’s firm serve as legal counsel, there can be no assurance that the actual and potential conflicts of interest which currently exist will not directly or indirectly result in potentially adverse economic consequences to GCA shareholders at some time in the future.

Office Space

GCA utilizes the office space and equipment of M.M. Membrado, PLLC, a law firm in which Michael M. Membrado, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and sole director, is the principal, at no cost on a month-to-month basis. While the value of the arrangement may be material to GCA, the cost associated with securing satisfactory alternative arrangements could be substantially less and potentially immaterial.

Director Independence

GCA is not currently subject to the listing or maintenance requirements of any national securities exchange.  As of April 3, 2009, Michael M. Membrado was GCA’s sole director.  Given Mr. Membrado’s executive positions with GCA, he does not qualify as “independent”.  While GCA expects in the future to identify qualified and willing individuals to serve as independent directors, initiatives aimed at this objective have not yet begun, and there can be no assurance that GCA will be able to appoint any additional director(s) who will satisfy applicable independence requirements.  For so long as GCA remains unable to appoint an additional independent director to its board, it will be unqualified to list any of its capital stock on a national securities exchange.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of April 3, 2009 regarding each person known by GCA to be the beneficial owner of more than 5% of the outstanding shares of its common stock, each director, nominee and executive officer of GCA, and all officers and directors as a group.

Name and Address	Amount of Nature of Beneficial Ownership		Percentage of Class

Michael Membrado (1) 115 East 57th Street, 10th Floor New York, New York 10022	2,500,000	(2)	50	% (2)

Jennifer L. Lee 329 East 12th Street, #17 New York, New York 10003	2,500,000	(2)	50	% (2)

All Officers and Directors as a group (1 individual)	2,500,000	(2)	50	% (2)

(1) Mr. Membrado is our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole Director.

(2) If the 7-for-10 reverse stock-split is approved and implemented, this number will be reduced to 1,750,000 shares which will represent approximately 4% of the total issued and outstanding shares of GCA common stock after the effectiveness of the merger and the closing of the exchange transactions on a fully-diluted basis.

INFORMATION REGARDING BIXBY ENERGY SYSTEMS, INC.

Bixby Business

Overview

Bixby is an early-stage company focused on the development and commercial exploitation of a system that converts coal into a combination of specialty carbon products including SNG, coke and AC, and, subject to the successful completion of material further system developments in terms of cost reduction/efficiency that would enable commercial viability, a light, sweet crude synfuel.  These products, taken together, are expected to offer a significantly higher commercial value than coal.  Bixby has patent applications pending on certain of the design features of this system.  Bixby has progressed through the initial R&D phases of system development to the pilot scale.  The first commercial scale reference plant capable of producing a portfolio of carbon products is currently under development in the U.S.  In addition, Bixby is currently in the process of building one of its carbon conversion system units for a U.S. customer with which Bixby has been involved in negotiations to represent Bixby for purposes of marketing its technology throughout the People’s Republic of China.  Although Bixby has generated only $900,000 in revenue to date from operations utilizing this carbon conversion technology, Bixby management believes that it is positioned to become a significant and economically efficient producer of each of SNG, coke, and AC, or a licensor of technology that will enable licensees to do the same.

Although not currently a component of the carbon conversion systems that it recently began marketing, Bixby is in the process of developing a liquefaction technology that is expected to be made available as a back-end add-on assembly to the mainframe carbon conversion system which will enable system users to convert the coke that the system currently produces to a light sweet crude liquid synfuel at a market-competitive cost.  Although there can be no assurance, Bixby management believes that this technology will be ready for commercialization within approximately the next two to three years.

Bixby’s business model for the future is currently in the research and development stages and, as such, undetermined.  While there is a possibility that Bixby will determine to focus exclusively on the exploitation of its technology through a model that contemplates Bixby’s involvement and risk solely to the extent of either marketing and licensing its technology or marketing and selling those products directly generated through its technology (i.e. SNG, coke, AC, and, expected to eventually include, crude oil), it is also considering involvement in enterprises which involve the marketing and sale of products that are derived from certain of those products, including coal-based gas-fired electric power plants.  In any case, and although there can be no assurance, Bixby expects to build its business principally on the basis of single or multi-plant projects pursued in accordance with any one of three different types of project models:

▪	Independent Bixby projects;
▪	Strategic joint venture projects; and
▪	Pure licensing projects.

Bixby was founded in July of 2001.  It has never been profitable.  Although Bixby generated material revenues in certain prior years since its inception in 2001, such revenues were exclusively generated from two business units neither of which remains a focus of Bixby’s business plan.  One of these business units had been manufacturing and selling corn and wood-pellet burning home-heating stoves (and related accessories) but, following an industry-wide slowdown and resulting inventory glut, has been in a production halt and inventory liquidation process for over two years.  The other business unit is a water-softener salts regional sales and distribution operation in Minnesota and certain of the surrounding states which Bixby acquired in 2004 as a strategic component of its then business plan which it has since sold, and which is no longer part of Bixby’s operations.

Bixby’s executive offices are located at 6893 139th Lane, NW, Ramsey, Minnesota 55303.  Its telephone number is (763) 404-7800.  The Internet address for Bixby’s website is www.bixbyenergy.com .

Carbon Conversion Technology

Bixby’s current principal focus is on the development and commercialization of a technology that converts coal into a combination of SNG, coke and AC, products which, taken together, are expected to offer a significantly higher commercial value than coal.  Aspects of the Bixby gasification/carbon conversion technology relating to energy, time and space efficiencies are believed to support a proprietary competitive advantage over alternative system designs.  Bixby has patent applications pending on certain of the design features associated with this system.

For many decades now, gasification technologies have offered the possibility of transforming abundant coal and other carbon-based organic feedstocks such as biomass and municipal solid waste into gas suitable for a variety of purposes, including electrical power generation and, if further processed, liquid fuels.  Certain of these technologies have been developed over the years with the aim of overcoming various nations’ dependence on foreign oil.  Some of these technologies are currently in the process of being commercialized, both in the United States and in other countries.

Gasification is what has come to be known as a “Btu conversion” or “hydrocarbon conversion” technology.  This is because it converts the Btu’s (British thermal units) contained in carbon-based organic matter such as coal, biomass and municipal solid waste into Btu’s of higher value energy products, typically measured in million unit increments (MMBtu’s).  Though Btu/hydrocarbon conversion technologies have been around for many decades, the relatively high periodic prices of oil and natural gas in recent years, as well as growing concerns internationally about energy security and a heightened awareness of climate change, have led to renewed interest in this area.  While some of this interest relates to the opportunities available to use biomass and municipal solid waste as feedstocks, much of the commercial attention has been and is currently being paid within the United States and China to the opportunity posed by these technologies as it relates to coal.  This is believed by Bixby management to be attributable to the fact that coal is the United States’ and China’s most abundant indigenous energy resource, and because it offers a potential opportunity to reduce each of their respective dependencies on foreign oil.

Gasification, in general, is a thermo-chemical process technology that converts any carbon-containing material into a synthesis gas (or “syngas” as it is more commonly referred to).  Gasification technologies vary in many aspects but share certain general production characteristics.  Typical raw materials used in gasification are coal, petroleum-based materials ( e.g. crude oil, high sulfur fuel oil, petroleum coke, and other refinery residuals), biomass or materials that would otherwise be disposed of as waste.  The feedstock is prepared and fed to the gasifier in either dry or slurried form.  Rather than burning the feedstock directly, gasification breaks down the feedstock into its basic chemical constituents.  The feedstock reacts in the gasifier with steam and carefully controlled amounts of oxygen or air at high temperature and pressure in a reducing (oxygen starved) atmosphere.  The high temperature in the gasifier breaks apart the molecules of the feedstock and initiates chemical reactions that convert the inorganic materials in the feedstock (such as ash and metals) into a vitrified inert material resembling coarse sand which is generally referred to as slag.  The gas that emerges is made up mostly of carbon monoxide, hydrogen, sulfur, and nitrogen compounds, plus smaller amounts of elements such as mercury, carbon dioxide and methane.  A cleaning process is generally employed that removes the sulfur, a lot of the carbon dioxide, and other trace elements.  The syngas can be burned to produce energy or further processed to manufacture SNG, liquid synfuels, chemicals, fertilizers, or hydrogen.  Marketable byproducts of the conversion process generally include ash and a wide array of chemicals.

Carbon capture and sequestration (“CCS”) technology involves the capture of CO2 before it is emitted into the atmosphere through industrial processes and the underground storage of the CO2 .  Still in developmental and testing stages, and widely believed to be economically unfeasible, it is a technology designed to decrease CO2 emissions and buildup in the Earth’s atmosphere which are believed to contribute significantly to man-made climate change.  Coal gasification technology in general is considered to be CCS-ready because the CO2 that burning the syngas generates can be much more easily stripped from a gas stream before it is combusted than from the flue gas of conventional pulverized coal-fired power plants following combustion.

Based on its design, Bixby’s carbon conversion technology is believed to be uniquely efficient in its ability to produce SNG, coke, AC, and, eventually, crude oil and other synfuels, as discussed more fully below.  The efficiencies afforded by the technology extend to each of time, space and energy requirements, and are expected to impact the economics of Bixby’s business in a way that provides it with a meaningful competitive advantage.  The principal dependent technology involved in the Bixby process is a special high temperature blower that Bixby has developed for use in the system; that modification is the focus of one of the patent applications pending.  Although there can be no assurance, Bixby believes that its technology process will enable it to become a competitive producer of SNG and, eventually, crude oil and other synfuels, and a low-cost producer of coke and AC.

The Bixby carbon conversion system has been and continues to be developed around a series of interdependent processes that allow for the thermal conversion of coal into solid, liquid and gaseous products which collectively have significantly higher value than could be realized through the combustion of the coal.  The technologies utilized, while modern in their implementation, are built upon a base of over a century of practical experience in the thermal conversion of coal.  They are based upon a number of innovations built upon the proven technologies of coal pyrolysis (devolatization in an inert atmosphere) and hydropyrolysis (devolatization in a hydrogen rich atmosphere).  Bixby engineers have applied the latest knowledge in material science, electronic engineering, chemical engineering, and fluid dynamics to the problem of achieving the maximum value from coal with the minimum adverse environmental impact.  The result is an integrated process that produces high quality SNG, coke, and AC, and that is expected to eventually produce liquid synfuels.

Although not currently a component of the carbon conversion systems that it recently began marketing, Bixby is in the process of developing a liquefaction technology that is expected to be made available as a back-end add-on assembly to the mainframe carbon conversion system which will enable system users to convert the coke that the system currently produces to a light sweet crude liquid synfuel at a market-competitive cost.  Although there can be no assurance, Bixby management believes that this technology will be ready for commercialization within approximately the next two to three years.

There are currently a variety of different, though comparable technologies in use, all of which are regarded as “gasification” technologies.  Relative to such comparable systems, and although there can be no assurance, Bixby’s carbon conversion technology is believed to offer the following benefits:

•
Energy Conversion Efficiency.  While the most advanced coal gasification plants operating today generally convert less than approximately 45% of the Btu value of their coal feedstock, the Bixby system is expected to eventually be able to convert approximately 85% of the Btu value into a combination of saleable energy products (inclusive of the synfuel products expected to be produced through the developing liquefaction technology).  This efficiency differential is due in part to the fact that comparable technologies produce a syngas with a Btu value in the 150 to 280 range while the SNG produced through the Bixby process is expected to have a Btu value in the 920 to 1020 range (internal tests indicate a Btu value in the range of 923 to 978, and Bixby management believes that once the SNG undergoes a cleanup process, it will have a Btu value slightly in excess of 1,000).

•
Significantly Reduced CO2 Emissions.  As a direct corollary to its relatively high energy conversion efficiency, the Bixby technology is expected to generate an array of energy products from any given quantity of coal feedstock that will ultimately produce aggregate CO2 emissions inversely proportionate to the actual energy conversion efficiencies realized by the system.  If, for example, an 85% energy conversion efficiency factor is achieved as expected, which would represent an efficiency increase of approximately 90% over comparable technologies (at 45%), then the corresponding reduction in expected CO2 emissions attributable to the energy products sold would be approximately 45%.  As with other gasification systems generally, the only direct carbon emissions associated with operation of the system are those generated through the parasitic load.

•
Virtually No Waste.  As a further direct corollary to its relatively high energy conversion efficiency, and since almost 100% of the coal feedstock used in the system is transformed into marketable products, virtually no waste material is expected to be produced.

•	No Water Consumption. Although it uses water captured in, and continuously cycled throughout the system for cooling purposes, the system process does not consume any water.

•
Ability to be Implemented on Relatively Small, Modular Scale.  Due to its process efficiencies, the system is expected to enable the implementation of a business plan involving a relatively high number of production facilities at much lower upfront capital expenditure and breakeven levels, per facility, than any other comparable gasification technology.  At a cost of what is expected to be less than approximately $30 million per system (full-scale) unit installed (inclusive of the core unit, all front-end coal processing and handling equipment, and all back-end gas and carbon processing and handling equipment, each of which is expected to be capable of processing approximately 175 tons of bituminous coal per day and each of which is expected to generate enough SNG to run approximately 5 Megawatts (MW) of power plant generator or turbine capacity in a small to mid-sized gas-fired power plant, it is expected to be made available in a modular system that can incorporate as many, or as few, modules as necessary for a given installation (even as large as an 800 MW or a 1 Gigawatt size power plant).  As a result, the system will be able to be located in proximity to need, and to be moved around, and scaled up or down strategically as required to meet changing needs much more readily than other gasification systems.  Also as a result, through the planning and development stages, and to come on line, the siting, regulatory and permitting process is expected to be significantly less burdensome in certain respects for projects utilizing this versatile technology.

In the mid-eighties, a process known as Integrated Gasification Combined Cycle (“IGCC”), which uses gasification for the production of electricity, was introduced.  Though IGCC is more efficient in converting energy from coal than traditional pulverized coal-fired power plants, and able to capture up to 77% more nitrogen oxides (NOX ) and up to 90% more sulfur dioxide (SOX, ) and mercury than traditional plants, there remain the following disadvantages associated with its use:

•	It generates substantial CO2 emissions;

•	The gas stream must be stripped in order to achieve the advantages of reduced sulfur, mercury and arsenic;

•	It produces a relatively low value (approximately 150-280 Btu) syngas;

•	It produces ash as a waste material, which must be disposed of;

•	It produces waste water slurry with pollutants that must be piped somewhere for clean-up and disposal; and

•	Its extremely high capital cost.

As applied to most pulverized coal-fired power plant systems, and although there can be no assurance, Bixby’s carbon conversion technology is believed to offer the following benefits:

•
Energy Conversion Efficiency .  While the most advanced pulverized coal-fired power plants operating today generally convert less than approximately 35% of the Btu value of the coal they burn, the Bixby system is expected to eventually be able to convert approximately 85% of the Btu value into a combination of saleable energy products (inclusive of the fuel products expected to be produced through the developing liquefaction technology).

•
Significantly Reduced CO2 Emissions.  Given that burning natural gas produces approximately 50% less CO2 per MMBtu than burning bituminous coal, and that the gas output from the Bixby system is effectively a natural gas equivalent, production of electricity in converted coal-fired (to gas-turbine) power plant applications (exclusive of combustion of any other products generated through the system including liquid synfuels) is expected to be achievable with an approximate 43% reduction in net CO2 and other greenhouse gas emissions (due to the substitution of burning the gas rather than the coal).

•
Low Atmospheric Emissions .  Particulate and related air emissions (NOX , SOX , mercury, sulfur, carbon monoxide and other pollutants) released as a result of the Bixby process are anticipated to be significantly below state and federal major source permitting thresholds.  Such emissions are believed to be similar to those associated with the use of a natural gas boiler.  Consequently, facilities operating the Bixby process are expected to fall within the U.S. Environmental Protection Agency’s minor source definition.

Although all material testing of the mainframe Bixby carbon conversion technology to date has relied upon high volatile bituminous coal consistent with that traded on the New York Mercantile Exchange as Central Appalachian Coal as a feedstock, and although there can be no assurance, Bixby management believes that the system can accommodate lower grades of coal as well (those with higher ash and moisture content), including sub-bituminous coal and lignite.  It is expected, however, that production output from the system in terms of Btu value, volatiles, ash, and fixed carbon percentages will vary significantly depending on which of the various coal products (i.e. anthracite, bituminous, sub-bituminous, lignite) is used.

Testing is expected to be done in the future to determine the feasibility of the system using, and required modifications to equipment and processes to handle, other non-coal types of feedstock, including biomass, used auto tires, sewage, municipal solid waste and other carbon-based materials.  For the time being, however, Bixby has determined to focus on applications involving coal as a feedstock based on the following factors, among others:

•	Coal currently represents approximately 95% of America’s major fossil fuel reserves;

•	Based on current consumption, it is estimated that the worldwide supply of coal could last another 250 to 400 years; and

•	Coal is the most carbon-intensive of the fossil fuels and, therefore, provides more energy density per pound than other forms of carbon-based feedstock.

Technology Applications

Bixby’s carbon conversion technology has a range of potential commercial applications. Among others, these include the following:

•
Development of coal-based gas-fired electric power plants (allowing for utilization of low-cost coal feedstock with up to an estimated 47% reduction in CO2 emissions relative to traditional pulverized coal-fired electric power plants);

•
Conversion of traditional pulverized coal-fired electric power plants (operating or non-operating) to coal-based gas-fired electric power plants (allowing for maintenance of low-cost coal feedstock while reducing CO2 emissions by up to an estimated 47%);

•
Conversion of coal to pipeline quality gas at the mouth of coal mines (allowing for elimination of freight costs, realization of significantly higher gross profit margins on higher value product, and ability to sell product with significantly reduced environmental emissions); and

•
Onsite production of SNG for captive industrial large energy users such as auto factories or tire manufacturers (allowing for substantial energy cost savings and offsetting income from other products).

In a statement made on March 20, 2009 at a panel conference on U.S. Energy Policy sponsored by The Washington Post, Randy Zwirn, the President and CEO of Siemens Energy, Inc., concluded that Siemens expects that gas-fired power generation will be the overwhelmingly dominant source of new electrical power over the next ten years because:

•	the U.S. is not currently building nearly enough new electrical power generation capacity to meet its growing needs,

•	it is “near impossible” to build a new coal-fired power plant these days in the U.S. because of intense political pressure,

•	additional nuclear power generation is likely to be at least 7-10 years away in terms of being able to insure the ability to finance and cost-effectively build plants,

•	carbon capture and sequestration technology is at least another 10-15 years away from being effective at scale, and

•	generation from renewables will increasingly play a significant role as time progresses but simply can not scale rapidly enough to have a major impact on power supply anytime soon.

Pilot Project

Bixby currently has a process development unit operating in Wilkesboro, North Carolina and is in the final stages of designing a reference facility to be built in Chelyan, West Virginia.  Further development of the Chelyan, West Virginia facility is subject to Bixby securing requisite corporate and/or project financing.

As is expected to be the case for future plant sites that are not captive to a given product end-user, the site for the Bixby initial reference facility was selected based on the following criteria:

•	Existing permitting of facility capable of being transferred over to new operators ( e.g. coal handling, waste water treatment, operating);

•	Proximity to long-term coal supply; and

•	Proximity to natural gas spur in order to be able to tie in to the U.S. natural gas pipeline.

Development Phase I

During the first phase of development, and given cost and developmental constraints, the reference facility will consist of a single quarter-scale unit only.  Once operating at the initial development stage, the facility is expected to process and convert approximately 88,000 lbs. (44 tons) per day of local bituminous coal into approximately 58,000 lbs. (29 tons) of solid carbon product (AC) and approximately 350,000 cubic feet of SNG.  Based on a $70 per ton FOB price for coal feedstock, a $5.00 per MCF price for the gas and a $0.40 per pound price for AC (current market based on quality), combined annualized revenues based on this first phase of development are projected to be approximately $9.1 million with a gross margin of approximately 86% or $7.8 million.  Although there can be no assurance, the SNG is expected to be sold to the natural gas pipeline pursuant to a long-term agreement at approximately a 15% discount to the market.  The coke and AC are expected to be sold at prevailing prices into the industrial markets for these specialized products.  The team’s estimates of production are based upon those developed for the West Virginia facility with the analysis of the process and its underlying science based upon the actual performance and production output of the North Carolina facility.

Development Phase I – Projected Daily Processing and Production Data

Daily Coal Processing	Daily Activated Carbon Output	Daily Synthetic Gas Output
88,000 lbs. (44 Tons)	58,000 lbs. (29 Tons)	350,000 cf

Development Phase I – Projected Key Economic Data

Initial CapEx Requirement	Annualized Revenues	Gross Margin	Annualized Gross Profit
$12 Million	$9.1 Million	86%	$7.8 Million

Assuming availability of required financing to fund installation and commencement of operation of the single quarter-scale unit, which is currently expected to be approximately $12 million, and although there can be no assurance, the West Virginia reference facility is currently expected to come on line at the first development phase level in late 2009 or early 2010.  Initiatives are currently underway to obtain certain environmental and related permit requirements associated with the project (see discussion under the heading Regulation below).

Development Phase II

The second development phase of the Chelyan, West Virginia reference facility will involve the addition of one full-scale production unit to the existing quarter-scale unit.  Assuming availability of corporate and/or project financing of approximately $26 million, which Bixby anticipates is needed to fund the second development phase, the facility, once operating, is expected to convert approximately 440,000 lbs. (220 tons) per day of local bituminous coal into approximately 290,000 lbs. (145 tons) of AC and approximately 1.75 million cubic feet of SNG.  Based on the same $70 per ton FOB price for coal feedstock, $5.00 per MCF price for the gas (85% of 6-month average of Columbia Hub price) and $0.40 per pound price for AC (current market based on quality), combined annualized revenues based on this second phase of development are projected to be approximately $45.5 million with a gross margin of approximately 86% or $39 million.

Development Phase II – Projected Daily Processing and Production Data

Daily Coal Processing	Daily Activated Carbon Output	Daily Synthetic Gas Output
440,000 lbs. (220Tons)	290,000 lbs. (145 Tons)	1.75 Million cf

Development Phase II – Projected Key Economic Data

Incremental CapEx Requirement	Annualized Revenues	Gross Margin	Annualized Gross Profit
$26 Million	$45.5 Million	86%	$39 Million

Development Phase III

The third and final development phase of the Chelyan reference facility will involve the addition of three more full-size production units, bringing the total unit count to 4.25.  It will require an additional approximate $84 million in project financing to build out (bringing the total anticipated cost of the project to approximately $122 million).  Once operating at the third development phase, the facility is expected to convert approximately 1.5 million lbs. (750 tons) per day of local bituminous coal into approximately 986,000 lbs. (493 tons) of AC and approximately 6 million cubic feet of SNG.  Based on the same $70 per ton FOB price for coal feedstock, $5.00 per MCF price for the gas and $0.40 per pound price for AC (current market based on quality), combined annualized revenues based on this third and final phase of development are projected to be approximately $154 million with a gross margin of approximately 86% or $133 million.

Development Phase III – Projected Daily Processing and Production Data

Daily Coal Processing	Daily Activated Carbon Output	Daily Synthetic Gas Output
1.5 Million lbs. (750 Tons)	986,000 lbs. (493 Tons)	6 Million cf

Development Phase III – Projected Key Economic Data

Incremental CapEx Requirement	Annualized Revenues	Gross Margin	Annualized Gross Profit
$84 Million	$154 Million	86%	$133 Million

At present, there are no plans or expectations that the carbon conversion systems to be operated at the Chelyan reference facility will include a back-end liquefaction assembly.

Business Model

Bixby’s business model for the future is currently in the research and development stages and, as such, undetermined.  While there is a possibility that Bixby will determine to focus exclusively on the exploitation of its technology through a model that contemplates Bixby’s involvement and risk solely to the extent of either marketing and licensing its technology (including system modules) or marketing and selling those products directly generated through its technology (i.e. SNG, coke, AC, and, expected to eventually include, crude oil), it is also considering involvement in enterprises which involve the marketing and sale of products that are derived from certain of those products, including coal-based, gas-fired electric power plants.  In any case, and although there can be no assurance, Bixby expects to build its business principally on the basis of single or multi-plant projects pursued in accordance with any one of three different types of project models:

•	Independent Bixby projects;
•	Strategic joint venture projects; and
•	Pure licensing projects.

Independent Bixby projects will consist of those plants that Bixby, either alone or together with one or more financial investors, will develop and construct and which will be operated either by Bixby’s own management and staff, or the personnel of a qualified independent management group.  Domestically (U.S.), at least, the key driver in the development of such plants is expected to be the establishment of a long-term gas off-take agreement to supply the SNG generated through the system to the U.S. natural gas pipeline.  In order to secure appropriate project financing in each case, including the support of any required financial guarantor or surety, it is anticipated that a long-term coal supply contract will also have to be secured, as well as a long-term agreement to sell the coke, AC, and/or (only if and when Bixby’s liquefaction technology is completed and is proven to be economically feasible) liquid synfuel (crude oil).  Bixby’s initial reference facility in Chelyan, West Virginia is an independent Bixby project.

The model expected to be used in connection with strategic joint ventures, including those with (i) utilities or independent electric power producers involving the development of coal-based gas-fired electric power plants or the conversion of traditional pulverized coal-fired electric power plants (operating or non-operating) to coal-based gas-fired electric power plants (in order to take advantage of potentially lower costs associated with reduced carbon emissions), (ii) coal mining operators or other owners of coal mining rights involving the conversion of coal to pipeline quality gas at the mouth of coal mines (in order to potentially product demand and/or take advantage of potentially higher gross margin on product sales), and (iii) large industrial energy users (such as auto factories or tire manufacturers) (in order to realize energy cost savings through the onsite captive production and burning of SNG), in each case established vis-à-vis a newly-formed special-purpose (and only partially Bixby-owned) subsidiary.  Although there can be no assurance, and although structural variations are inevitable and impossible to predict with any meaningful degree of certainty, it is anticipated that such arrangements may involve some or all of the following features:

•	Bixby contributing its technology;

•
An aggregate equity contribution as required in order to secure appropriate debt financing, a percentage of which is being contributed by each party in proportion to the relative value of the product output to be generated by the project per unit of coal feedstock to which such party will respectively maintain rights;

•	project debt financing being secured on the credit of both parties (but primarily that of the non-Bixby party initially);

•	coal feedstock costs being borne by the non-Bixby party or the joint venture;

•	plant operations being conducted by a team comprised of representatives of both Bixby and the non-Bixby party or by the personnel of a qualified independent management group;

•
the joint venture or the non-Bixby party being entitled to some agreed-upon percentage of the output stream of SNG produced through operation of the system and Bixby being entitled to some agreed-upon percentage of the output stream of the solid carbon product (to be sold as is or further processed into coke, AC and/or, potentially, crude oil); and

•
in those cases in which the joint venture is entitled to some agreed-upon percentage of the output stream of SNG produced through operation of the system, a corresponding percentage split as between Bixby and the non-Bixby party on (i) the net savings realized (after taking into account any applicable carbon emissions reductions) in burning a natural gas equivalent rather than coal to produce electricity (for power plant projects), or (ii) the incremental market value of the gas over the cost of the feedstock upon sale of the gas (for mine-mouth carbon conversion projects).

Although there can be no assurance, the model expected to be used in connection with pure licensing projects is one under which Bixby will receive a cash fee and/or ongoing royalty payments from a given licensee in exchange for granting to such licensee a license to independently develop and build one or more plants in a given territory either on its own consistent with those to be developed, built and operated by Bixby as independent Bixby projects or together with joint venture partners consistent with those to be developed, built and operated by the joint venture.  As part of these arrangements, Bixby may manufacture the system modules for the licensee.  In connection with its pure licensing projects, Bixby intends to offer extensive design, engineering, development and related technical consulting and related licensee support services.

Bixby intends to develop a carbon products marketing and trading division to serve as a central clearinghouse operation for the various products that its system produces, to capitalize on the business opportunities that arise from:

•
the fact that the products generated through the Bixby system (SNG, coke, AC, and, eventually, light sweet crude oil) are all products for which highly specialized global industrial markets currently exist, and

•
management’s belief that Bixby’s strategic partner/licensees (be they large industrial gas consumers, electrical power companies, coal companies, or something else) are apt to have little or no interest in involving themselves in a number of different complicated businesses in order to realize the full economic benefit of the Bixby technology, each of which businesses are extraneous to their core businesses, highly specialized with dominant industry players, require significant operational infrastructure, and are likely to be characterized by rapidly changing market dynamics over time.

Bixby believes that the development of such an operation will facilitate its licensing opportunities in many ways, including allowing it to maintain pricing stability in the markets for certain of its products.

System Products

Bixby’s carbon conversion technology produces a combination of SNG and coke.  Through further processing, the met coke can be converted utilizing an extension of the technology into AC.  Although there can be no assurance, the system is expected to additionally, and eventually, produce a synthetic crude oil.  The range of potential variations in the specifications of these highly customizable products provide a range of potential customers.  All, however, are in the industrial sector.  The basic production strategy to be pursued by Bixby and its licensees will be to produce a steady supply of SNG and a mix of coke and AC that, at any given time, maximizes the economic opportunity for Bixby based on prevailing market demand and price.

Solid Products

The met coke and AC comprise the solid products from the Bixby process.  Depending on the particular plant, the percentage of a plant’s sales represented by solid products will vary.  However, it is expected that solid products will in most cases generate a significant, if not the primary, revenue stream.  Because of the wide range of specific customer needs associated with these products, the Bixby process has been developed to selectively produce a range of solid products with customer required specification by varying operational conditions or adding additional steps.

While the ability to produce custom solid products is a technological advantage, Bixby’s commitment to providing a technical field force capable of interacting with the customer’s staff, understanding their needs and developing unique solutions is an integral component of its strategy for success.  Prospective customers will be reached through interactions at technical meetings and Bixby sponsored training sessions designed to advance the general technical knowledge of customers and, in the case of licensees, establish Bixby as a resource to plant management.

While the market for Bixby’s solid products is price-sensitive, the Bixby support strategy has been developed in an effort to offset the necessity to always be the lowest bidder.  Since industrial sales are traditionally more relationship driven than consumer sales, and although there can be no assurance, the benefit to customers of the technical support is expected to afford Bixby the ability to maintain a slightly higher than low price point while its lower operating costs are expected to provide a wider gross profit margin than direct competition or substitute products.

Metallurgical Coke

Metallurgical coke (“met coke” or “coke”) is the solid carbonaceous residue material derived from the destructive distillation and process of thermal decomposition of low-ash, low-sulfur bituminous coal.  It is grey, hard and highly porous.  Within the industrial steel production sector, it is used as a fuel, predominantly in blast furnaces and as a reducing agent in the smelting of iron ore, a component of the steel-making process.  It has sufficient mechanical strength to withstand the abrasive forces when a column of smelted iron charge descends in a blast furnace.  Carbon in the form of met coke is the most cost-effective alloying material for iron.  Outside of the steel industry, met coke has certain other industrial and non-industrial applications.  The most important properties of met coke are ash and sulfur content, which are linearly dependent on the type of coal used in its production (ie. bituminous, sub-bituminous, or lignite).  Met coke with less ash and sulfur content is more valuable.  The lowest grades of met coke can generally be crushed and sold to coal-fired power plants as a fuel additive.

Global Production

From 2004 through 2008 global met coke production capacity increased by approximately 39% or 167 million tons.  Approximately 97% of this expansion occurred in Asia, with approximately 348 billion lbs. coming from Chinese producers due to a dramatic growth in the Chinese blast furnace based steel sector.  China is, by far, the global leader in met coke production.

The main driver of met coke production costs is the available supply at any given time of coking coal.  Significant price increases of coking coal that occurred between 2003 and 2009 (+600%) leveled off amid the recent global economic crisis when coking coal prices fell dramatically.  This resulted in lower met coke prices.

Global Market

In general, global demand for met coke has been steadily rising for some time.  Although the 2008-09 economic downturn severely impacted the steel industry, causing a drop in met coke consumption and prices, a resumption and  continuation of a macro trend upward is expected over the next ten years.

In general, the global average price of met coke ranges from approximately $0.069/lb. to $0.167/lb., while gross profit margins vary between approximately 1.8% to 5.7%.  The global market for met coke is largely commoditized with little meaningful product differentiation among participants and with price being the single-most important motivating factor in most purchasing decisions.  In commodity-type businesses, the low-cost provider is generally in the most advantageous competitive position since it has greater freedom than others to set prices.  Although there can be no assurance, Bixby believes that its proprietary technology will enable it and the other users of its system to become the lowest-cost producers of met coke market in their respective markets worldwide with the ability to significantly underprice competitors in order to acquire and maintain market share.

US Production

US met coke production is comprised of pure coke producers and vertically integrated steel and coke manufacturers.  The average gross profit margin industry-wide is approximately 5%.  The relationship between and among pure coke manufacturers and vertically integrated steel and coke manufacturers in terms of production capacity and utilization is set forth in the table below.

US Market

In the US, demand for met coke is overwhelmingly driven by its consumption in hot metal blast furnaces.

The US steel market is expected to remain flat in the medium term, and this, in turn, is expected to translate into relatively flat demand for met coke.

Chinese Market

The Chinese domestic met coke market has been extremely competitive and volatile in recent years.  Production costs, and ultimately market prices, are largely determined by the price of coal, which fluctuates regularly.  In China, the estimated gross profit margins for met coke range from <1% to approximately 13%, and, on average, are approximately 5%.

China currently exports approximately 64% of its met coke production output and, according to at least one forecast, that percentage is expected to drop to approximately 60% by 2012, and to drop further thereafter as a percentage of total production through 2017.  Chinese production during this period is expected to be sufficient to meet its own domestic demand.

The met coke produced through the Bixby system is expected to meet the requirements to be marketed directly into the steel and specialty iron industries globally.   While the met coke produced through the Bixby system is expected to have a degree of activation when produced and may be suitable for some markets without additional processing, it is likely that custom activation of this met coke will be required in post-processing.  As with the AC, such custom activation will be effected through either a steam injection or similar process tailored in each case to meet the needs of the customer.

The Bixby system  met coke will be packaged in each case as per customer directive but will most likely be packaged in moisture resistant black super sacks in a size of 36” x 36” x 38” or sealed shipping containers.  It will be shipped via truck or rail directly to the customers location from the plant.

To date, Bixby has not produced any revenues from the sale of met coke.

Activated Carbon

By further processing the met coke that Bixby produces through its carbon conversion process, it is able to produce a substance known as activated carbon (“AC”).   AC is a form of carbon that has been processed in such a way that it is extremely porous with a deceptively large surface area.    AC is capable of removing organic compounds from liquids and gases through a process known as adsorption.  In adsorption, organic molecules contained in a liquid or gas are attracted and bound to the surface of the pores of the AC as the liquid or gas flows through a system chamber or duct in which the AC is housed.  The “activation” component of AC is a heating process that removes volatile organic compounds and results in the porous structure of the carbon.  Through adjustments in the activation process, which involves subjecting the material to intense steam-injection heating, pores of the required size for a particular application can be produced.

AC is produced in either a powdered, granulated or one of many specialty forms (e.g. extruded, spherical or impregnated).  Granular AC (“GAC”) may be ground up to produce powdered AC (“PAC”), and PAC may be chemically treated to form granular GAC.  Although spent PAC must be disposed of, spent GAC and specialty form AC may generally be regenerated for reuse in other applications.

AC, whether powdered, granular, or specialty form, is produced in a wide variety of specifications for a vast array of highly specialized industrial and consumer applications.  Among others, these include air and gas purification, drinking water filtration, toxic spill clean-up, groundwater remediation, metal finishing, poison and overdose medical treatment, distilled alcoholic beverage purification, and mercury and sulphur scrubbing in coal-fired power plants.  While powdered AC is primarily used in liquid phase applications, most notably water filtration treatment, granular AC is most frequently used in gas phase applications, and specialty form AC is commonly used in both liquid phase and gas phase applications.  Customers for AC require a product that has the ability to preferentially adsorb the contaminates  associated with either the products they sell or the products in connection with which their filtration, purification or other treatment products or systems are used.

AC can be produced from a variety of feedstocks, including coal (each of lignite, sub-bituminous, and bituminous), wood, coconut shell, and peat.  Depending on which feedstock is used, the resulting AC will have different qualitative characteristics that have a bearing on product suitability and application.  Specifically, these characteristics include the following:

▪
The iodine number of the AC, which is the milligrams of iodine adsorbed per gram of AC and a relative indicator of AC pore volume (the higher, the greater).  For bituminous and sub-bituminous coal-derived AC, as well as wood-derived AC, this figure is 1,000, for lignite-derived AC, it is 600, and, for coconut shell-derived AC, it is 1,100.

▪
The relative presence of macropores in the AC, which are relatively large pores that allow for greater access to the internal structure of the AC for larger molecular impurities.  Among the feedstocks, wood-derived AC has the most macropores, bituminous and sub-bituminous coal-derived AC the next most, and lignite- and coconut shell-derived AC the least.

▪
The relative presence of micropores in the AC, which are relatively small pores that allow for greater overall pore volume and capacity to adsorb smaller molecular impurities.  Among the feedstocks, bituminous coal- and coconut shell-derived AC have the most micropores, sub-bituminous coal- and lignite-derived AC the next most, and wood-derived AC the least.

▪
The relative hardness of the AC, which in some applications (e.g. gold) is very important.  Among the feedstocks, coconut shell-derived AC is the hardest, bituminous coal-derived AC is the next hardest after that, sub-bituminous coal-derived AC is below that, and lignite-derived AC is the least hard (with wood-derived AC not included).

▪
The relative ash content of the AC, which, the lower, the better, because ash cannot be activated, thereby requiring that high ash-content AC be chemically treated for certain applications.  Among the feedstocks, lignite-derived AC has the highest ash content (20.1%), sub-bituminous coal-derived AC has the next highest (12.3%), bituminous coal-derived AC the next highest after that (6.7%), and wood- and coconut shell-derived AC have the lowest (5%).

The AC that the Bixby system produces is a high quality, powdered form the above characteristics of which will vary depending on the feedstock employed.  It is expected that it will be suitable for a wide array of applications.

The Bixby system AC will be packaged in each case as per customer directive but is expected to be packaged in most cases in moisture resistant sacks in a size of 36” x 36” x 38” or sealed shipping containers.  It will be shipped via truck or rail directly to the customers location from the plant.

The Market for Activated Carbon

The global market for AC, including the U.S. domestic market, is largely commoditized with little meaningful product differentiation among participants and with price being the single-most important motivating factor in most purchasing decisions.  In commodity-type businesses, the low-cost provider is generally in the most advantageous competitive position since it has greater freedom than others to set prices.  Although there can be no assurance, Bixby believes that its proprietary technology will enable it and the other users of its system to become the lowest-cost producers of AC in their respective markets worldwide with the ability to significantly underprice competitors in order to acquire and maintain market share.

U.S. Market

Industry wide, and without regard to product specification, manufacturers’ cost of goods sold (COGS) per pound is generally in the range $0.25 - $0.55 for AC in the U.S.

As depicted in the table below, and although prices vary significantly depending on application suitability, $1/lb. is the most commonly referred to “average” retail price of AC in the United States.  All else being equal, the specific feedstock used in the production of AC is not believed to effect market value.

Summary of AC Prices in the United States

Type of Product / Application	Price / Price Range
AC Industry “Average” (Retail)		$1.00/lb.
Specialty AC Applications (e.g., Pharmaceutical)		$2.00 - $6.00/lb.
GAC – All Applications		$0.90 - $3.00/lb.
GAC – Food Processing		$0.90 - $1.00/lb.
PAC – Flue Gas Mercury Remediation		$0.50 - $0.85/lb.
PAC (Brominated) – Flue Gas Mercury Remediation		$1.20 - $1.50/lb.
PAC – Basic Water Filtration / Treatment & Food Processing		$0.55 - $0.85/lb.
PAC – Premium Water Filtration / Treatment		$1.25/lb.
PAC – Water Filtration / Treatment for High Ash (Lignite-Derived) AC	$	+0.30/lb.

As shown in the bar graph below, overall demand for AC in the United States is expected to grow 8.8% per year through 2012.  Demand for PAC, estimated at 14.8% through 2012 based on a rapidly growing market for product to be used in mercury remediation / flue gas applications, is expected to account for a disproportionate share of this growth.

As shown in the bar graph below, and due to increasing governmental regulations, the mercury remediation / flue gas application, the industrial applications sector is expected to contribute significantly to the large growth of US AC market generally.  The water treatment market, which has historically dominated the US AC market, is expected to remain robust.  Pharmaceutical processing and other niche markets are also expected to grow.

US applications for water treatment consist largely of municipal drinking water supply filtration/purification and wastewater treatment.

US applications for AC within the food and beverage industry are significant and growing.  Food applications consist mainly of AC being used to remove color from sugar and artificial sweetening agents in the processing and production of high fructose corn syrup.  Though PAC is still used in small processing facilities where on-site regeneration of GAC is not economical, GAC has displaced PAC as the dominant form of AC for sweetener processing due to superior performance and its ability to be regenerated.  Beverage applications of AC include decaffeinating coffee, and purifying soft drinks and liquors such as whisky and vodka.

US pharmaceutical and medical applications for AC include:

▪	Internal use of AC to inhibit ingestion of potentially poisonous substances; and
▪	Pharmaceutical products processing.

The use of AC in pharmaceuticals is expected to increase as new drugs are introduced.  Prices for AC in this segment of the market are among the highest based on required impregnating of the material, in some cases repeatedly.

As noted above, the US industrial applications segment of the market is expected to be the fastest-growing.  This is due to the recent adoption and implementation of state government regulations requiring reductions in mercury emissions from coal-fired power plants, as well as the anticipated adoption and implementation of many more similar state government regulations in the near future.  Although solvent recovery has historically been a significant part of the industrial market segment for AC, this segment is expected to decline due to an overall reduction in the use of solvents associated with environmental concerns.

In addition to being environmentally hazardous and destructive generally (to plants, animals, fish and other wildlife), mercury is highly toxic to humans, even in relatively low doses.  Approximately half of the mercury that presently exists in the global environment is believed to occur naturally, and to be neither the direct nor indirect result of human activity; the other half, however, is believed to be due either directly or indirectly to anthropogenic causes.  Of the half attributable to anthropogenic causes, approximately 32.5% is believed to be due to the combustion of coal, predominantly in coal-fired electrical power plants.  This concentration of mercury has accumulated over time since the advent of the coal-burning locomotive and the beginning of the industrial revolution, but has advanced at a much higher rate over the past few decades as more and more coal-fired power plants have been brought online throughout the world.  While to some degree a geographically local issue, atmospheric and environmental mercury levels are rising globally.

In an effort to combat further increases in atmospheric and environmental mercury levels, and to reduce existing levels, various process technologies have been developed over the past few decades that seek to provide a means of removing, or substantially removing, the mercury content in the flue gas emissions of coal-fired power plants.  These developments, combined with US state and federal regulatory initiatives arising out of growing political pressures surrounding environmental concerns, have gradually led to shifts throughout the US power industry in the treatment of flue gas emissions.  Emissions scrubbers, which condense all volatile particulate materials present in the flue gas (e.g. SOx, NOx, Hg), was one such abatement process development.  Emissions scrubbers were introduced many years ago and have since become widely adopted.  More recently, brominated PAC filtration systems, which capture and bind the free mercury otherwise present in the flue gas of coal-fired power plants, were introduced.  Following a period during which the US Department of Energy’s (DOE) National Energy Technology Laboratory (NETL) conducted a number of field testing programs to evaluate the effectiveness of AC systems in reducing mercury emissions from coal-fired power plants generally, and later released the results which included an indication that the cost and performance of mercury control improves with the use of brominated AC, this technology began to be deployed by coal-fired power plant operators.

As a result of the developments in the area of AC flue gas mercury capture, and according to a study conducted for Bixby, the US market for AC suitable for this application is expected to grow significantly over the next 5 to 10 years.  Although there can be no assurance, according to some estimates, the market will reach 400 million to 1 billion pounds by 2013.  The primary driver of the anticipated growth in this market is developing political pressure that has already led to 18 states adopting regulations requiring 80-95% mercury removal rates from coal-fired power plant gas flue emissions, the expectation that other states will soon follow, and the further expectation that comparable or related regulations at the federal level will be adopted in the near future.  Some of the state regulations involve staged implementation pursuant to which an 80% target reduction is mandated within 2 years followed by a 90-95% target reduction as of a later date.  Although it is widely believed throughout the coal-fired power industry that mercury emissions regulations requiring 90% Hg removal will eventually be adopted throughout the US (at the state and/or federal levels), there can be no assurance that this will occur, or, if it does occur, when that may happen.  To whatever extent the regulatory scheme in this area develops over time, the size of the US market for flue gas emissions applications will ultimately be highly dependent on these developments materializing and being meaningfully enforced.

According to some estimates, and based on the enhanced efficacy of brominated AC compared to non-brominated AC in filtering out mercury from coal-fired flue gas, the demand for brominated AC could double or even triple if mercury abatement mandates exceed 90%.  The following factors are expected to materially influence the future market size for brominated AC:

▪	Federal and state regulation restricting mercury emissions
▪
Competition from catalyst-based and other alternative technologies, particularly if coupled with the adoption of related regulatory developments supporting them (e.g. requiring that scrubbers be installed in plants for the remediation of other pollutants which significantly reduce mercury emissions)

▪	Mercury-laden AC becoming classified as a hazardous material, thereby greatly increasing the costs of disposal
▪	Competition from AC importers (despite existing tariffs)
▪	A decrease in the number of US coal-fired plants due to the increased utilization of alternative energy technologies
▪	Changing dynamics within the bromine market (currently dominated by a US-Israeli-Chinese oligopoly) that impact the material costs for brominated AC.

Global Market

The world market for AC is limited but growing.  According to a recent market analysis conducted for Bixby, the global AC market is currently approximately $1.5 billion.  According to the same analysis, this is up from approximately $790 million in 2002, and projected to exceed approximately $2 billion by 2017.  The global AC market is expected to continue to grow in coming years.  Demand from North America and Asia, primarily the US, China and Japan, is expected to continue to account for almost half of global demand in 2012 (with the North American portion of such forecast based on the developing regulatory scenario in which only 18 states in the US enforce mercury control emissions).

While the international market is expected to grow in absolute terms, market share among countries and geographic regions is forecasted to redistribute.  As part of this redistribution, China’s share of global demand is expected to grow from approximately 15% to 17% from 2007 to 2012, while that of the Japan and Western Europe is expected to decline.

As depicted in the bar graph below, growth in overall sales volume globally is expected to be met with price increases, resulting effectively in an increase in the overall market size.  Specifically, and according to at least one estimate, an approximately 11% increase in the global average price of AC (taking into account all types of AC) is expected to occur over the period from 2007 through 2012 due to the anticipated increase in demand for specialty product including, and most notably, brominated AC.

*  The global average price takes into consideration all types of activated carbon from all markets.

As illustrated in the graph below, historically, the average price in the US for AC has been higher than the average global price and Chinese producers of AC have been selling their output at prices lower than other producers. As also illustrated below, these disparities are expected to become greater over the period extending through 2017. The relatively high price of AC expected in the US over this period is attributable to the anticipated increase in demand for more expensive specialty product including,and most notably, as brominated AC.

The majority of global demand for AC has historically been comprised of PAC, which is relatively simple and inexpensive to produce, and therefore generally a less expensive product.  Also historically, liquid phase applications, including municipal drinking water purification and wastewater treatment, have made up the majority of global AC applications where PAC is primarily utilized.

As among the various forms of AC, global demand is expected to grow at very close rates through 2012.  Over this period, PAC is projected to grow 5% per year, GAC is projected to grow 5.5% per year, and specialty form AC is projected to grow 5.7% per year.

Chinese Market

The People’s Republic of China currently exports approximately 64% of its production output and, according to at least one forecast, that percentage is expected to drop to approximately 60% by 2012, and to drop further thereafter as a percentage of total production through 2017.  Chinese production during this period is expected to be sufficient to meet its own domestic demand.

The Chinese market for AC is expected to grow from approximately 74,300 metric tons to approximately 307,400 metric tons by 2017. This represents an 18.6% compounded annual growth rate (CAGR). All market segments are expected to contribute to this growth with drinking water filtration being the most rapidly growing application.  Of note, the motor vehicle segment in China is expected to grow at a 25% CAGR due to rapidly increasing automotive production.

As among the various forms of AC, Chinese demand is expected to grow disproportionately for PAC through 2017 due to the anticipated growth in the water filtration market segment.

Due to its rapid industrialization, China has been increasing its electricity production capacity for many years by building coal-fired power plants at a rapid and steadily increasing rate.  Although there are not currently any regulatory restrictions on mercury emissions that have either been imposed or that are in the process of being introduced and/or adopted, there has been increasing pressure in recent years from the international community at large and many individual groups to impose restrictions comparable to those being adopted in the US.  There can be no assurance as to whether the Chinese government will take action in this area or, if it does, when it will happen, when the restrictions will take effect, the degree to which any such restrictions will require reductions in mercury emissions, the penalties to be imposed upon violators under any such regulations, the extent to which such regulations will be policed, and/or the extent to which violations will be prosecuted.

In 2007, and following a procecedure initiated by Calgon Carbon (US) and Norit Americas (Netherlands), two of the largest producers of AC globally, in response to Chinese exporters selling AC into the US at 62-228% below then-prevailing market rates, the US Department of Commerce, acting together with the International Trade Commission, imposed a tariff on all steam-activated carbon being shipped from China.  At approximately 67% generally (depending on the importer involved), this anti-dumping duty was imposed for an initial five year period and applies strictly to steam-activated carbon, thereby leaving any chemically treated AC, and/or reactivated AC unaffected.

Bixby Production Output

Given their potential production output, an issue to be potentially confronted by Bixby, its partners, licensees and/or other users of its system is their ability to sell the supply of AC that they generate both individually and collectively.  To the extent that Bixby is in a position to control the basic production strategy of plants that utilize its systems, it expects therefore to limit production of AC and produce a mix of met coke and AC that, at any given time, maximizes its economic opportunity based on prevailing market demand and price.

To date, Bixby has not produced any revenues from the sale of AC.

Gaseous Products – Synthetic Natural Gas

Synthesis gas, or “syngas”, is generally made up primarily of carbon monoxide and hydrogen and smaller quantities of carbon dioxide and methane.  It can be burned to produce electricity or further processed to manufacture chemicals, fertilizers, liquid fuels, synthetic natural gas, or hydrogen.  Due to increasing costs of natural gas produced from traditional sources, and, in turn, certain commodities requiring natural gas as a feedstock, there is a market for lower cost, alternative sources for natural gas.  Natural gas is most commonly used for power generation, both electrical and industrial, and home heating.

The synthetic natural gas (“SNG”) produced through the Bixby system is a higher quality product than syngas.  It is a relatively clean product with an approximate 91% methane content, a Btu value in the 920 to 1020 range, and a moisture level of approximately 1% (slightly above pipeline quality natural gas) that, with minimal processing, can be upgraded and sold to the natural gas pipeline.  If a given customer can utilize the product in its raw lower-pressure form, however, they are expected to be able to benefit from reduced capital and operating costs.  Depending on the individual plant and the circumstances involved, the percentage of a given plant’s revenues derived from SNG sales is expected to vary, however, except in those cases in which the system is captive to an end-user of the SNG (for a boiler), it is likely that SNG sales will generally be a significant source of revenue for Bixby system operators.  The value of produced SNG will be pegged to the Henry Hub price adjusted as appropriate for pipeline transportation surcharges.

The market for SNG is subject to commodity pricing and the principal advantage afforded Bixby and other Bixby system operators is expected to be the spread between the price of coal (system feedstock) and natural gas as adjusted upward by the revenues derived from the sale of the other system products.  Although there can be no assurance, the Bixby multiple-product strategy is expected to offset to some degree the necessity to always be the lowest bidder in terms of its gas sales.

In addition to providing an export gas stream (of a quality requiring certain minor treatment to meet pipeline standards), the SNGproduct generated in the Bixby dilute transport reactor provides the energy required for the thermal conversion of the coal itself .

Global natural gas reserves are abundant, but concentrated in certain regions of the world.  The North American market is self-sufficient, although gas is traded within the region.  Canada is expected to remain a net exporter of natural gas to the United States.  Substantial natural gas reserves are located in Europe.  The gas trade within the region is extensive, with Norway and the Netherlands the main sources of supply.  Europe, however, is, and is expected to increasingly become more, dependent on gas imported from other regions.  Its traditional foreign suppliers, the former Soviet Union (at 20 percent of demand) and Algeria (at 10 percent), are expected to increase their shares of the European gas market.  Important natural gas exporters in the Asia-Pacific region are Indonesia, Malaysia, Brunei, and Australia, the gas being shipped as LNG to Japan, Taiwan, and South Korea.  The Middle East is another important supply center for natural gas.  Abu Dhabi and Qatar deliver significant volumes of LNG to the Asia-Pacific region and future exports could be sent to Europe and South Asia.  Gas demand throughout Africa, South Asia, and China are met by domestic or regional supplies.  Some gas is being traded within South America.  The ability of the Bixby process to create SNG where only solid fuel is available is expected to be a key factor in future plant siting decisions.

To date, Bixby has not produced any revenues from the sale of SNG.

Future Products – Synthetic Crude Oil

Although not currently a component of  the carbon conversion systems that it recently began marketing, Bixby is in the process of developing a liquefaction technology that is expected to be made available as a back-end add-on assembly to the mainframe carbon conversion system which will enable system users to convert the coke that the system currently produces to a light sweet crude liquid synfuel at a market-competitive cost.  Although there can be no assurance, Bixby management believes that this technology will be ready for commercialization within approximately the next two to three years.

Certain Market Conditions

The coal-fired electric power generation industry has been under increased scrutiny over environmental issues during the last few years, especially related to mercury emissions, as well as the impact of carbon dioxide emissions on climate change.  In response to protests by environmental groups, among other pressures, various state officials have rejected a number of permits for new pulverized coal-fired power plants.  Although there can be no assurance, this adversarial climate is likely to lead to an increase in demand for solutions such as those offered by Bixby products and services.  With new portfolio standards for increased use of renewable energy sources and requirements for reduction of greenhouse gases limiting the permitting of new coal-based plants, the dependence on the existing fleet for baseline power is expected to increase.  To continue operating as environmental regulations become increasingly stringent, some or all of these older plants are likely to require the use of retrofit technologies to address conventional pollutants such as SO2 , NOx, and particulates, as well, for the first time, as pollutants such as mercury and carbon dioxide.  These current trends toward cleaner energy are believed by Bixby management to be likely to lead to a growing market for Bixby’s existing and developing technologies.

The coal-fired electric power generation industry is also impacted by the ongoing deregulation process of the utility business.  Historically, public utilities have been permitted to pass on capital and operating costs to customers through corresponding rate adjustments.  With deregulation, however, utility companies face competitive challenges requiring them to better control capital spending and operating costs.  These changes increase the need for cost-effective retrofit technologies that can be used to enhance existing plant equipment to meet the more stringent emission limits that are being imposed, and to use less expensive coals that, when burned, produce higher emissions.  The Bixby process is believed to offer solutions in mercury control technology that effectively reduces mercury emissions over a broad range of power plant configurations and coal types, and which results in a power-generating process that relies on the burning of natural gas, rather than coal, thereby also generating significantly reduced carbon emissions.

Bixby’s management believes that recent regional and state initiatives to reduce greenhouse gas emissions, and a proposed federal “cap-and-trade” program included as part of a bill recently passed by the U.S. House of Representatives and currently before the U.S. Senate which, if approved by the Senate and signed into law, would impose mandatory caps on industrial greenhouse gas emissions and allow companies to trade certain credit rights to emit greenhouse gasses beyond their alloted quotas will have a positive effect on Bixby’s market opportunities.  Specifically, Bixby believes that the imposition of a cap-and-trade program would provide material incentives to operators of traditional coal-fired plants to use Bixby’s technology to substantially reduce their carbon dioxide emissions by converting from coal to gas-fired systems without having to shift to using a different, traditionally more expensive (per Btu) base feedstock .  Bixby expects that the regional and state initiatives will also have an effect on Bixby’s business, but because these initiatives have either not been fully developed or finalized, Bixby cannot predict with any level of certainty whether or not these effects will be primarily positive or negative.  These initiatives and programs, and Bixby’s views on how they could affect Bixby’s market, are discussed in more detail under the heading “Regulation” below.

Sales and Marketing

The range of potential products to be generated through the Bixby process, and the variations in their respective qualities, provide a range of potential customers.  All, however, are in the industrial sector.  Bixby has chosen a marketing approach based upon providing custom solutions to customers’ unique carbon product requirements.

Industrial marketing is more relationship-based than brand-based with one-to-one relationships at the buyer level being critical.  While it is expected to be relatively easy for Bixby and its licensees to identify prospective customers, the task of building a face-to-face relationship is expected to require a greater effort.  High value is placed in the market by buyers on the technical merits of the products and how these will affect their existing processes and products, thereby necessitating the maintenance of a technically competent sales force.  Purchase decisions are typically made by a group of people or committee resulting in a sales process that is complex and includes many stages ( e.g. request for expression of interest, request for tender, selection process, awarding of tender, contract negotiations, and signing of final contract). Because of this sales environment, Bixby will need to develop effective technical sales staff, technical support staff, and materials that adequately describe the attributes of its products.  Additionally, to support its licensing initiatives, detailed process manuals and training materials must be developed based upon the operational experience of the initial facilities.

Only in connection with the development of its initial reference facility has Bixby begun to market and sell the products it expects to produce through its carbon conversion operations.  Given that its products are likely to be sold to a very limited number of customers pursuant to short-term or long-term supply contracts in each case, these initiatives have not been widescale but rather focused on the pursuit of and the negotiations with only a few potential customers.

Certain preliminary promotional activities, however, aimed at developing potential licensing opportunities for Bixby in relation to its technology are currently being pursued both domestically and internationally.  In December, 2009, Bixby signed an agreement with a U.S. customer with operations in China, Global Partners United (“GPU”), to build a test a carbon conversion system unit for use in China to determine the viability of operating the unit using coal indigenous to China.  GPU has made an initial payment of $900,000 to secure the building, testing and shipping of the unit.  GPU will cover the expenses during the installation phase of the unit and Bixby and GPU will share the expense incurred during the test phase.  If the unit meets satisfactory performance after installation in China, GPU has the right to pay Bixby an additional $1.1 million as part of an initial technology usage fee to use the gasification unit in a technology usage program on a long term basis in a possible future joint venture with one of its customers.  We cannot give any assurance that the unit will achieve satisfactory performance, and if it does, that GPU will exercise its right to convert the use of the system to a technology usage program.

Bixby expects to develop its sales and marketing staff over time in direct relation to its production output.

Competition

Technology

Bixby management is currently unaware of any gasification, carbon conversion or other similar technologies or systems available in the market, either U.S. domestically or internationally, that are comparable to its own.  The carbon conversion processes upon which Bixby’s process is based have traditionally been targeted toward very large throughput systems that do not serve the same markets as the medium-sized, multi-product facilities that are the niche in which Bixby expects that its systems will operate. Several major integrated oil companies, such as ExxonMobil, the Royal Dutch/Shell group, ConocoPhillips, Statoil and BP, as well as a number of smaller companies, such as GreatPoint Energy, Accelergy Corporation, Rentech, DKRW Advanced Fuels, Synthesis Energy Systems, American Clean Coal Fuels, Synfuels International, Syntroleum Corporation, Baard Energy, Waste Management and Processors Inc., and Great Plains Synfuels have developed or are developing gasification technologies (which in some cases include further processing into liquid synfuels) though none of them are believed by Bixby management based on information publicly available to offer the unique combination of features offered by the Bixby system, including product output quality and the resultant energy conversion efficiency, modular design and major down-scaling capability, significant CO2 and other emissions reductions, and lack of water consumption.

System Products

Bixby additionally faces intense competition in relation to the sale of each of the products its system produces: SNG, coke and AC.  The carbon conversion processes upon which Bixby’s process is based have traditionally been targeted toward very large throughput systems that do not serve the same markets as the medium-sized, multi-product facilities that are the niche in which Bixby expects that its systems will operate.

Synthetic Natural Gas

While Bixby’s SNG product is a much higher quality gas in terms of Btu value, and therefore more valuable, than the syngas and related natural gas substitute products produced by other operators of gasification systems, any meaningful assessment of the competitive environment in which Bixby’s SNG product will be sold must be based on the more broadly defined market to include not only such SNG and related natural gas substitute products (including syngas), which vary in terms of quality, but also natural gas itself, which is subject to commodity pricing throughout world markets.  Both individually and on a combined basis, there are many thousands of participants in the market for these products worldwide, a significant percentage (based on sales volume) of which are very large multinational corporations  , and many of which Bixby management assumes have established industry relationships, longer operating histories and significantly greater financial and other resources than Bixby.  While Bixby management believes that, so long as natural gas prices are at or above a certain level, it will benefit from a distinct competitive advantage in terms of cost of production (and a resultant ability to sell profitably at lower prices), there can be no assurance that prices will be at or above such levels all of the time, or any of the time, and, more generally, that Bixby will be able to effectively compete in this market.

Metallurgical Coke

In relation to met coke, there are many producers worldwide relying on various technologies for production, most of which involve long-standing heavy industrial processes.  Broadly viewed, met coke production is comprised of pure coke producers and vertically integrated steel and coke manufacturers.

Bixby management assumes that most of these US companies, as well as the many non-US producers of met coke, have more established industry relationships, longer operating histories and significantly greater financial and other resources than Bixby.

The global market for met coke is largely commoditized with little meaningful product differentiation among participants and with price being the single-most important motivating factor in most purchasing decisions.  In commodity-type businesses, the low-cost provider is generally in the most advantageous competitive position since it has greater freedom than others to set prices.  Although there can be no assurance, Bixby believes that its proprietary technology will enable it and the other users of its system to become the lowest-cost producers of met coke market in their respective markets worldwide with the ability to significantly underprice competitors in order to acquire and maintain market share.

Under any circumstances, there can be no assurance that Bixby, its partners or other users of its technology systems will be able to effectively compete in thUS domestic or global met coke market.

Activated Carbon

Bixby’s AC product is expected to be sold into a highly competitive marketplace.  As depicted below, the major global suppliers control approximately 77% of the worldwide market.  Each of these firms produce a variety of custom specification AC products for their customers together with expertise in relation to the unique specifications required for most industrial applications.  The majority of remaining producers are based in China and Southeast Asia and produce low-cost PAC.  Other Chinese producers of coal-derived AC and East Asian producers of coconut-derived AC participate in the market on a global basis and sell principally through numerous resellers.  A number of other smaller competitors engage in the production and sale of AC in local markets and have limited product offerings.

Bixby assumes that all of the companies in the market, both domestically and globally, have established industry relationships, longer operating histories and significantly greater financial and other resources than Bixby.

The global market for AC, including the U.S. domestic market, is largely commoditized with little meaningful product differentiation among participants and with price being the single-most important motivating factor in most purchasing decisions.  In commodity-type businesses, the low-cost provider is generally in the most advantageous competitive position since it has greater freedom than others to set prices.  Although there can be no assurance, Bixby believes that its proprietary technology will enable it and the other users of its system to become the lowest-cost producers of AC in their respective markets worldwide with the ability to significantly underprice competitors in order to acquire and maintain market share.

Under any circumstances, there can be no assurance that Bixby, its partners or other users of its technology systemswill be able to effectively compete in th US domestic or global AC market.

All System Products

Each of the products generated by the Bixby process can be produced through alternative technologies.  Each of the replacement technologies are product specific and, to the best of Bixby management’s knowledge, lack the ability to operate economically at the lower production levels typified by the Bixby approach.  Replacement products from non-coal feedstock are also available for each of the products.  Here, there are physical and performance advantages inherent in the coal-derived product that are important to significant portions of the market.
Raw Materials

The principal raw material expected to be purchased by Bixby for its own plants is coal.  This is expected to consist of high volatile bituminous coal consistent with that traded on the New York Mercantile Exchange as Central Appalachian Coal initially, and sub-bituminous coal and lignite eventually, in each case usually purchased under long-term or annual supply contracts.   In the United States, there are vast deposits of coal estimated at approximately 490 billion tons of demonstrated reserves and approximately 270 billion tons of recoverable reserves.  Coal represents as much as 95% of the domestic fossil energy reserves on an energy equivalent basis according to the United States Department of Energy.  In 2008, total coal production in the United States as estimated by the United States Department of Energy was approximately 1.17 million short tons.  Due to the extensive supply, coal prices have been historically stable as compared to prices for natural gas in the United States.

Research & Development

Research and development costs have been and continue to be a significant expenditure item for Bixby.  R&D activities are conducted by Bixby’s engineering staff as well as by third parties under contract with Bixby to develop certain technologies.  Bixby R&D costs include salaries and wages for engineering staff, contract payments to third parties, and expenses for testing and verifying product outputs.

During the fiscal years ended May 31, 2008 and May 26, 2007, Bixby expensed $2,943,069 and $1,208,192, respectively, for research and development primarily related to Bixby’s carbon conversion technologies.  Bixby’s R&D expenses related to the home heating stove technology totaled $294,030 during fiscal year 2008, a decrease of $633,891 as compared to fiscal year 2007.

In May 2008, Bixby entered into a certain Research, Design and Development Agreement pursuant to which it became obligated, among other things, to fund the development of a certain carburetor-related technology which Bixby management believes has the potential to increase certain automobile engine fuel efficiency.  Although Bixby has invested significantly to date in the development of this technology, projected timelines relating to the commercialization of this technology cannot be made at this time because a determination has been made by Bixby management to slow down this project for the time being pending a restructure of Bixby’s relationship with its contract developers.

R&D expenses amounted to $2,398,527 in the first six months of fiscal year 2009, increasing $1,480,360 when compared to the same period for fiscal year 2008.  This significant increase in research and development expenses was directly related to the continued development of Bixby’s carbon conversion technologies which totaled $2,100,773 during the first six months of fiscal year 2009.  This was an increase of $1,455,740 over the same period of fiscal year 2008.  Bixby also invested funds for the development of technology aimed at increasing automobile engine fuel efficiency.  A total of $249,354 was spent in the first 6 months of fiscal year 2009.  No funds were spent on this activity in the same period of fiscal year 2008.  Discontinuance of R&D activities in the heating stove business resulted in a reduction in R&D expense of $224,734 in the first 6 months of fiscal year 2009 compared to the same period of fiscal year 2008.

In addition to utilizing the services of an outside engineering firm, Bixby currently employs one engineer on staff and three others on an independent contract basis.  It intends to grow its engineering staff significantly in the future as financing permits.  Bixby intends to use this engineering team to conceptualize, design and build carbon conversion projects in its target markets.   Bixby plans to continue increasing internal research and development with a goal of improving its existing technologies and developing other technologies.

Other Operations

Home Heating Stove Appliance Business

Following a research and development period of several years, this appliance manufacturing and distribution operation introduced its first products in 2004.  The MaxFire™ 115, the flagship product within the operation and the latest production model in a series of design advances, is among the performance leaders in the category with capability of burning each of dried corn, wood pellets, and/or Bixby’s own proprietary engineered biomass pellets.

The MaxFire™ was initially manufactured by Bixby in a production facility that within two years of commencement of commercial production became too small for Bixby’s growing needs.  In the spring of 2006, manufacturing and corporate operations were relocated to larger facilities, though Bixby has since relocated once again, in 2008, to a smaller facility following a prolonged downturn in production and anticipated production capacity going forward.  The MaxFire ™ is sold through an independent dealer network throughout the United States and Canada.  The dealer network markets, sells, installs and services the MaxFire with technical support from Bixby’s staff.

Bixby has continued to sell and service its home heating stoves.  However, it is Bixby management’s belief that, given fluctuations in heating fuel and corn prices, key drivers in the marketplace for these units, both the near and long term opportunity for growth in this business is likely to be unpredictably cyclical and limited.  While continuing to provide support and sell heating stoves, Bixby’s management is reviewing its options for this business line.

StepSaver Subsidiary – Water Softener Salt Delivery Services

Initially acquired in 2004 as a strategic step in the development of a fuel delivery system for the heating stoves, this business line, which grew significantly in terms of revenues since it was acquired but which remains substantially the same from an operational standpoint as when it was acquired, was based on a patented process involving liquid transport trucks with forced-air hosing systems for the direct delivery of water softener salts to residential and commercial customers in Southern Minnesota, Wisconsin and Southeastern South Dakota.  This business line also licensed its delivery technology to similar operations in the states of Minnesota, Iowa, Indiana, Idaho and Utah.

With the anticipated divestiture of the home heating stove appliance business, and the implementation of a strategic link to that business that was never executed, Bixby divested itself of this business line in May 2009.

Engine Fuel Efficiency Technology

In May 2008, Bixby entered into a Research, Design and Development Agreement pursuant to which it became obligated, among other things, to fund the development of a certain carburetor-related technology which Bixby management believes has the potential to increase certain automobile engine fuel efficiency.  Although Bixby has invested significantly to date in the development of this technology, projected timelines relating to the commercialization of this technology cannot be made at this time because a determination has been made by Bixby management to curtail any further investment in this project for the indefinite future except as may be miminally required to protect the value of its investment to date.

Financial Information Regarding Bixby’s Business Segments

Financial information regarding Bixby’s business segments is provided in Note 15 of the Bixby Energy Systems, Inc. consolidated financial statements.

Intellectual Property

Bixby possesses a substantial body of technical knowledge and trade secrets and owns three provisional U.S. patent applications (two now abandoned/expired), five U.S. utility patent applications (one now abandoned) and three Patent Co-operation Treaty (PCT) utility patent applications in relation to its carbon conversion technology.  The PCT covers 142 countries including all the major industrialized countries (with a few exceptions such as Argentina and Taiwan).  The technology embodied in these patent applications, trade secrets and technical knowledge applies to select aspects of Bixby’s technology process.  To date, these patent applications are pending and no patents have been issued to Bixby.  The patent application process could take several years and entails considerable expense.  There is no assurance that patents will issue in the United States or under the PCT from these applications and if patents do issue, that the patents allowed will be sufficient to protect Bixby’s intellectual property.  If Bixby obtains patents from its applications, Bixby may need to prosecute claims for infringement against third parties that may use Bixby’s patented technology without Bixby’s permission to protect its intellectual property rights.  The policing, prosecution and resolution of infringement claims are time-consuming and expensive.  If Bixby does not have adequate financial resources, it may be unable to protect its patent rights.  Also, there can be no assurance that Bixby’s competitors will not independently develop equivalent proprietary information or techniques that will nullify any competitive advantage that may be afforded by any patents that may be issued to Bixby.

Bixby management believes that the success of its business depends upon its intellectual property.  Bixby management believes that its intellectual property gives or will give it certain rights to exploit its technologies and to exclude others from making, using, selling or importing certain inventions throughout the United States without its consent.  If Bixby lost the rights to exploit or exclusively exploit an intellectual property asset, its financial results and prospects would likely be materially harmed.

Several key elements of the overall Bixby process include the use of specific technology procured from others.  In each case there are either multiple sources or licenses in place with sole providers.

Regulation

Once they commence, and in some cases prior to commencing, Bixby’s carbon conversion operations are expected to be subject to stringent federal, state and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection.  Numerous governmental agencies, such as the U.S. Environmental Protection Agency (“EPA”) and comparable authorities in other jurisdictions, including other countries in which Bixby may conduct operations, issue regulations to implement and enforce such laws, which often require difficult and costly compliance measures that carry substantial administrative, civil and criminal penalties or that may result in injunctive relief for failure to comply.  These laws and regulations may require the acquisition of a permit before operations at a facility commence, restrict the types, quantities and concentrations of various substances that can be released into the environment in connection with such activities, limit or prohibit construction activities on certain lands lying within wilderness, wetlands, ecologically sensitive and other protected areas, and impose substantial liabilities for pollution resulting from industrial activities.  Although there can be no assurance, Bixby is believed by its management to be in substantial compliance with current applicable environmental laws and regulations and does not expect to experience any material adverse effect from compliance with these environmental requirements.

Although Bixby has been successful in obtaining or otherwise becoming the transferee of certain preexisting permits that are required with respect to the development of its pilot project in Chelyan, West Virginia, it still requires air and water permits for this project.  Applications for these permits have not been filed as of the date of this prospectus.  Any failure to obtain the necessary permits or any retroactive change in policy guidelines or regulations or an opinion that the approvals that have been obtained by application or assignment are inadequate, either at the federal or state level, could require Bixby to obtain additional or new permits or spend considerable resources on complying with such regulations. Other developments, such as the enactment of more stringent environmental requirements, changes in enforcement policies or discovery of previously unknown conditions, could require Bixby to incur significant capital expenditures.

The ownership and operation of industrial facilities are subject to extensive United States federal, state and local environmental, health and safety laws and regulations, including those governing and imposing liability for the discharge of pollutants into the air and water, the management and on-site and off-site disposal of chemicals, byproducts, including waste water and spent catalyst, and hazardous wastes, worker health and safety, the investigation and cleanup of contamination at currently and formerly owned or operated sites, as well as third party sites that may have been impacted by our operations, and for natural resource damages related to any releases of hazardous substances. Bixby’s facilities and operations must comply with these environmental laws and regulations. For example, under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERLA”), to the extent that the pending merger is consummated, we could be held strictly or jointly and severally liable for the removal and remediation of any hazardous substance contamination at Bixby’s currently or formerly owned or operated facilities, at off-site properties (where migration of contamination from facilities occurred) and at third party waste disposal sites at which Bixby wastes were disposed.  Because of Bixby’s operations, the history of industrial or commercial uses at Bixby’s currently and formerly owned and operated facilities, and the use, production, disposal and possible release of hazardous substances and wastes at or from those facilities, we may be subject following the merger to liability under environmental laws.  We could also be subject to liability for personal injury based on human exposure to or natural resource damages from hazardous substances or wastes released or disposed of at or from Bixby’s currently or formerly owned or operated facilities.

Increased public and political debate has occurred recently over the need for additional regulation of greenhouse gas emissions (principally carbon dioxide [“CO2 ”] and methane) as a contributor to climate change.  Such regulations, aimed at reducing emissions of CO2 below baseline levels, could in the future affect Bixby’s business, both positively and negatively.  Although operation of the Bixby system does not, in and of itself, generate significant CO2 emissions, combustion of the SNG that the system produces to generate energy (or for any other purpose), which is expected to occur in the overwhelming majority of applications in which the technology is deployed, results in significant CO2 emissions.  These CO2 emissions, however, will be substantially lower than those that would be produced in the production of the same Btu value from directly burning the coal that the Bixby system relies on as feedstock.

During 2008, substantial debate occurred in United States Congress and in the course of the Presidential election regarding energy legislation and other policy changes designed to encourage electricity generation from renewable sources and to develop so called “clean coal” technologies.  Within the first two months since the Presidential inauguration, the Obama administration has made clear its intention to make energy policy a priority and has introduced a proposed budget that calls for substantial federal funding for such initiatives.  The Obama administration’s proposed budget also assumes the implementation of a so called “cap-and-trade” program pursuant to which mandatory caps on industrial greenhouse gas emissions are imposed and emissions permits are auctioned off by the federal government, thereby enabling companies  - as well as financial speculators - to buy and sell rights, known as carbon credits, within a secondary market-based emissions trading system to emit greenhouse gasses beyond their quota.  As set out in the Obama administration’s proposed budget plan, the cap-and-trade program is expected to be a major and rapidly growing source of federal revenue beginning in 2012.  With strenuous opposition to such a program known to exist among many lawmakers, it is widely believed that adoption of such a program will be intensely debated in Congress when specific legislation is proposed.  On March 10, 2009, and sparking that debate, the EPA proposed a rule that would require a broad range of industries, including oil refineries, cement makers, electrical power utilities, pulp and paper manufacturers, and automotive makers, to tally and report their greenhouse gas emissions.

While the political discussion in Congress regarding cap-and-trade is greatly anticipated, regulatory initiatives at the state and regional levels regarding such programs have been underway for some time and are ongoing.  For example, during 2006, a group of seven northeastern states, including Connecticut, New Jersey and New York, acting through the Regional Greenhouse Gas Initiative, issued a “model rule” to implement reductions in greenhouse gas emissions. The Regional Greenhouse Gas Initiative model rule also featured a “cap and trade” program for regional CO2 emissions, initially fixed at 1990 levels, followed by incremental reductions below those levels after 2014.  Efforts also are underway, through the Western Climate Initiative, to devise a “model rule” for greenhouse gas emission reductions, including mandatory reporting of greenhouse gas emissions and a regional “cap and trade” program in seven western states including California and Oregon, and four Canadian provinces.  Among states, California has assumed a leadership role in curtailing greenhouse gas emissions.  During 2006, California enacted the California Global Warming Solutions Act of 2006, known as AB32.  This law requires annual reporting of greenhouse gas emissions for sources deemed “significant” by California’s Air Resources Board and sets emission limits to cut California’s emissions to 1990 levels by 2020.  On December 11, 2008, California issued its greenhouse gas emission reduction Scoping Plan as required by AB32.  The measures approved by California as part of the Scoping Plan will be the subject of regulations to be in place by 2012.  Until California issues its final regulations implementing the Scoping Plan, Bixby cannot predict with certainty the impact of AB 32 on any projects involving the Bixby system that Bixby may pursue within California.

Bixby generally expects that initiatives intended to reduce greenhouse gas emissions, such as the Regional Greenhouse Gas Initiative, the Western Climate Initiative, California’s AB 32, and any federal legislation that would impose similar “cap-and-trade” programs, may cause electricity prices to rise, thus potentially affecting the prices at which Bixby’s strategic partner/licensees are able to sell electricity into the market.  While Bixby cannot predict at this time whether businesses utilizing its technology system would be included within the scope of potential regulation under this climate change legislation, or whether those businesses will otherwise be affected positively or negatively, it does expect that the combustion of the SNG produced through operation of the system will be subjected to the caps imposed under any of those programs.  Because the technology affords operators of traditional coal-fired power plants the opportunity to substantially reduce their CO2 emissions by converting to gas-fired systems, Bixby believes that the imposition of a cap-and-trade plan will provide material economic incentives to those operators to utilize the technology.

Although it is not believed that costs for compliance with environmental and health and safety laws and regulations and applicable environmental permit requirements in connection with Bixby’s current operations will have a material adverse effect on us following consummation of the merger, we cannot predict with certainty the future costs of complying with environmental laws, regulations and permit requirements or the costs that may be associated with investigation, remediating contamination or monitoring.  In the future, we could incur material liabilities or costs related to environmental matters, and these environmental liabilities or costs (including fines or other sanctions) could have a material adverse effect on our business, operating results and financial condition.

In addition, the engineering design and technical services Bixby expects to provide to its system licensees are likely to be subject to governmental licensing requirements, which require that such services comply with certain professional standards and other requirements. We expect that Bixby will obtain all required licenses to conduct its operations and that it will at all times be in substantial compliance with applicable regulatory requirements. However, the loss or revocation of any license or the limitation on any services thereunder could prevent Bixby from conducting such services and could subject it to substantial fines.  In addition, changes in these requirements could adversely affect Bixby.

Seasonality

Bixby’s home heating stove appliance business is highly seasonal.  Historically, a disproportionate percentage of its sales have occurred in the fall and winter months (though even seasonally-driven sales have been negatively affected during periods of relatively low prevailing heating fuel costs).  Bixby is currently in the process of attempting to divest itself of this business line.

Employees & Labor Relations

As of February 28, 2009, Bixby had 25 employees, including 10 that work full-time in the Stepsaver subsidiary.  None of Bixby’s employees are represented by any collective bargaining unit.  It has not experienced any work stoppages, work slowdowns or other labor unrest.  Bixby believes that its relations with its employees are good.

Bixby Properties

Bixby leases approximately 3,000 square feet of office space from Premier DPM, LLC for its corporate offices in Ramsey, Minnesota at a monthly rent plus common area charges of $5,375.  This lease agreement commenced on April 1, 2008 and expires on September 30, 2009. Bixby believes that this space will meet its corporate needs for the foreseeable future.

Bixby also leases a building in Chelyan, West Virginia from Amherst Industries, Inc. under a triple net lease, where it plans to construct the reference facility that will operate its gasification/carbon conversion technology as described under the heading “Pilot Project” beginning on page 94.  This lease commenced on May 1, 2008 and expires on April 30, 2013.  The monthly rent is $9,000 and is adjustable each year in the event of a change in the consumer price index.   Bixby believes that these premises are suitable for its anticipated operations.

Bixby Legal Proceedings

Bixby is currently a party to the following legal proceedings:

•
Bixby Energy Systems, Inc., Robert Walker and Dennis DeSender v. Alexander Boylan .  The plaintiffs commenced an action in Hennepin County District Court in the state of Minnesota against Mr. Boylan in June of 2007. This is a tort claim against a former employee seeking an undetermined amount of monetary damages and injunctive relief based upon alleged defamatory statements and emails the former employee sent to Bixby’s shareholders.  The defendants have interposed an answer and the parties have had settlement discussions.  However, to date they have not been able to reach an agreement. Bixby is planning to amend its complaint to add another related individual.

•
NRI Electronics, Inc. v. Bixby Energy Systems, Inc .  The plaintiff commenced an action by service of process in the State of Minnesota in or around July 2007.  The action had not been filed in any court, however, venue for such action, if filed, is the Hennepin County District Court in the State of Minnesota.  NRI is a vendor of Bixby who is claiming payment for past deliveries.  NRI brought suit against Bixby claiming payment on product Bixby had received and for what it claims are open purchase orders for approximately $100,000; this matter has not yet been resolved.  Bixby has been paying approximately $6,000 per month toward settlement of this claim.

•
Bixby Energy Systems, Inc. v. Vermont Wood Energy Corporation .  The plaintiff commenced this action in the U.S. District Court District of Vermont in December, 2008.  This case involves, among other things, claims of breach of contract by Vermont Wood Energy Corporation, in connection with the sale and licensing agreement under which Vermont Wood agreed to license Bixby’s free-standing stove technology for North America and purchase and operate related physical assets.  Vermont Wood failed to return $134,400 in funds that were to be held in escrow and Bixby brought suit to recover those funds.  The defendant has interposed an answer and a counterclaim for breach of warranty, among other things.

Due to the uncertainties inherent in litigation, Bixby cannot predict the outcome of any of these actions.

Bixby is also subject to legal proceedings and claims that arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, Bixby believes that the final disposition of those matters will not have material adverse effect on its financial position, results of operations or liquidity.

Bixby Market for Common Equity, Related Stockholder Matters and Bixby Purchases of Equity Securities

Bixby’s common stock is not currently trading publicly on any stock exchange or over-the-counter quotation service. It is not aware of any market activity in its common stock since the date of its organization through the date of this filing.

Holders

As of November 20, 2009, there were 1,768 holders of record of a combined total of 39,478,470 shares of Bixby common stock, and 308 holders of record of a combined total of 682,595 shares of Bixby Series A convertible preferred stock.

Between September 1, 2006 and August 31, 2009, Bixby issued 20,980,025 shares of common stock, and warrants to purchase 36,513,927 shares of common stock, in a series of private offerings pursuant to Section 4(2) of the Securities Act of 1933 or Rule 506 thereunder to accredited investors, for an aggregate of approximately $34,069,000 in cash proceeds and services valued at $7,842,000.  Bixby relied on representations received from the recipients of these Bixby securities, to determine that the recipients were accredited investors. In connection with the sale of its securities, Bixby paid finder’s fees aggregating approximately $3,783,000.

A breakdown of the shares issued is as follows:

	Shares	Amount
Direct Purchase	16,987,365	$30,493,840
Exercise of Warrants	3,724,660	3,209,915
Conversion of Debt	268,000	365,500
Totals	20,980,025	$34,069,255

Bixby has also issued various short and long term notes during this same period.  The terms of the notes have ranged from 30 days to 36 months with interest rates ranging from 6% to 20%.  Some notes were sold in units coupled with a warrant to purchase shares of common stock, others contained conversion features and others had individually structured combinations of these equity “kickers”.  A full discussion of these notes can be found in Note 9 of the Bixby Energy Systems, Inc. consolidated financial statements.

Subsequent to August 31, 2009, Bixby renewed an unsecured convertible note in the amount of $600,000 dated November 15, 2009.  The note carries a term of six months and is due May 15, 2019, and an interest rate of 15% paid monthly.  In connection with this note, Bixby issued a warrant to purchase up to 1,000,000 common shares at an exercise price of $4.00 per share.  The note is convertible into shares of common stock at $1.60 per share.

Dividends

Bixby has not paid any cash dividends to date and Bixby does not anticipate or contemplate paying dividends in the foreseeable future.  It is the present intention of Bixby management to utilize all available funds in pursuit of its business plan.

Securities Authorized for Issuance Under Equity Compensation Plans

Bixby has a Bixby Energy Systems, Inc. 2001 Stock Option Plan.  This plan has been approved by Bixby’s stockholders.  The following table provides information about the Bixby 2001 Stock Option Plan as of August 31, 2009.

Bixby Energy Systems, Inc. 2001 Stock Option Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under 2001 Stock Option Plan (Excluding Securities Reflected in Column (a)

	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders	2,139,000	$2.74	2,751,000

Equity Compensation Plans Not Approved by Security Holders	-	-	-
Total	2,139,000	$2.74	2,751,000

Bixby Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Bixby has not had any disagreements with its accountants on any matter of accounting principles, practices or financial statement disclosure that are reportable in this joint proxy statement/prospectus.

Historical Consolidated Financial Statements of Bixby Energy Systems, Inc. and Subsidiaries

Page(s)

Consolidated Financial Statements:

Report of Independent Registered Public Accounting Firm	BF-1

Consolidated Balance Sheets as of May 31, 2009 and May 31, 2008 (Audited)	BF-2

Consolidated Statements of Operations for the Years Ended May 31, 2009 and May 31, 2008 (Audited)	BF-3

Consolidated Statement of Changes in Stockholders’ Equity (Deficit) for the Period from May 26, 2007 through May 31, 2009 (Audited)	BF-4

Consolidated Statements of Cash Flows for the Years Ended May 31, 2009 and May 31, 2008 (Audited)	BF-5

Notes to Consolidated Financial Statements (Audited)	BF-6 to BF-33

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors
Bixby Energy Systems, Inc. and Subsidiary
Ramsey, Minnesota

We have audited the accompanying consolidated balance sheets of Bixby Energy Systems, Inc. and Subsidiary as of May 31, 2009 and May 31, 2008 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bixby Energy Systems, Inc. and Subsidiary as of May 31, 2009 and May 31, 2008, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has incurred significant losses and has a working capital deficiency as more fully described in Note 1.  These issues among others raise substantial doubt about the Company's ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP
Certified Public Accountants
New York, New York

September 10, 2009, except for Note 16,
as to which the date is January 7, 2010.

Bixby Energy Systems, Inc. and Subsidiary
Consolidated Balance Sheets

	May 31, 2009	May 31, 2008
Assets
Current assets:
Cash and cash equivalents	$201,846	$1,375,805
Trade Accounts Receivable, less allowance for doubtful accounts of $2,639
and $26,891 at May 31, 2009 and May 31, 2008, respectively	2,760	81,267
Inventories	2,475,898	2,696,726
Other current assets	358,467	345,810
Total current assets	3,038,971	4,499,608
Property and equipment	1,132,494	926,510
Less accumulated depreciation and amortization	(788,806)	(636,154)
Net property and equipment	343,688	290,356

Assets from discontinued operations	—	1,053,476

Other assets:
Deposits	56,182	56,182
Other	167,243	130,000
Total other assets	223,425	186,182
Total assets	$3,606,084	$6,029,622
Liabilities and Stockholders’ Deficit
Current liabilities:
Trade accounts payable	$1,373,634	$1,157,432
Accrued expenses	1,069,379	1,450,081
Current portion of capital leases	69,007	34,898
Current portion of long-term debt	1,769,819	—
Short term notes, net of debt discount of $8,154 and $78,381
as of May 31, 2009 and May 31, 2008, respectively	41,846	121,619
Short term convertible debt, net of debt discount of $428,959 and $251,012
as of May 31, 2009 and May 31, 2008, respectively	171,041	698,987
Total current liabilities	4,494,726	3,463,017
Convertible debt, less current portion of $1,769,819 and $0 and net of debt discount of $1,989,347 and $2,069,270 as of May, 31, 2009 and
May 31, 2008, respectively	1,327,834	1,522,730
Other long-term liabilities	217,964	156,464
Liabilities from discontinued operations	—	899,414
Total liabilities	6,040,524	6,041,625

Stockholders’ deficit:
Undesignated preferred stock, $.001 par value.
Authorized 23,900,000 shares; none issued and outstanding
as of May 31, 2009 and May 31, 2008, respectively	—	—
Series A convertible preferred stock, $0.001 par value.
Authorized 1,100,000 shares; issued and outstanding 777,836 shares and 998,325 shares as of May 31, 2009 and May 31, 2008,
respectively ($777,836 and $998,325 liquidation preference
as of May 31, 2009 and May 31, 2008, respectively)	778	998
Common stock $0.001 par value. Authorized 100,000,000 shares;
issued and outstanding 37,417,001 shares and 33,024,380 shares
as of May 31, 2009 and May 31, 2008, respectively	37,417	33,024
Additional paid-in capital	126,327,628	48,682,734
Accumulated deficit	(128,800,263)	(48,728,719)
Total stockholders’ deficit	(2,434,440)	(11,963)
Total liabilities and stockholders’ deficit	$3,606,084	$6,029,662

See accompanying notes to audited consolidated financial statements.

Bixby Energy Systems, Inc. and Subsidiary
Consolidated Statements of Operations
Years ended May 31, 2009 and May 31, 2008

	2009	2008
Net sales	$720,513	$919,970
Cost of goods sold	849,175	1,616,537
Gross profit (loss)	(128,662)	(696,567)
Operating expenses:
Selling, general, and administrative	10,827,112	5,012,613
Research and development	3,899,243	3,724,736
Total operating expenses	14,726,355	8,737,349

Other income (expense):
Interest expense	(1,099,796)	(1,159,100)
Amortization of discounts on notes	(1,930,958)	(2,934,494)
Cost of reduction in warrant exercise price	(62,115,025)	—
Penalities	(6,378)	(25,346)
Miscellaneous, net	1,576	(4,267)
Total other income (expense)	(65,150,581)	(4,123,207)

Loss from continuing operations before discontinued operations	(80,005,598)	(13,557,123)

Discontinued operations:
Loss from discontinued operations	(158,716)	(195,905)
Gain on sale of discontinued operations	92,769	—
Total loss discontinued operations	(65,947)	(195,905)

Net Loss	$(80,071,545)	$(13,753,028)

Net loss per common share - Continuing operations:
Basic and Diluted	$(2.22)	$(0.45)

Net loss per common share - Discontinued operatons:
Basic and Diluted	$(0.00)	$(0.01)

Net loss per common share:
Basic and Diluted	$(2.22)	$(0.46)

Weighted Average shares outstanding:
Basic and Diluted	36,045,681	30,141,647

See accompanying notes to audited consolidated financial statements.

Bixby Energy Systems, Inc. and Subsidiary
Consolidated Statements of Stockholders’ Deficit

			Series A convertible				Additional		Total
	Undesignated preferred stock		preferred stock		Common stock		paid-in	Accumulated	stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	deficit
Balances at May 26, 2007	—	$—	1,046,846	$1,047	27,983,894	$27,984	$33,349,027	$(34,975,690)	$(1,597,632)
Shares issued in connection with conversion of preferred
stock to common stock			(48,521)	(49)	97,042	97	(48)		—
Shares issued in connection with warrants exercised					48,638	48	97,228		97,276
Shares issued in connection with debt conversion					100,000	100	159,900		160,000
Shares issued in connection with private placement,
less issuance costs of $687,185					4,794,806	4,795	7,417,571		7,422,366
Warrants issued for debt issuance costs							4,623,242		4,623,242
Warrants issued to guarantee lease							134,000		134,000
Stock based compensation							2,901,814		2,901,814
Net loss for the year								(13,753,029)	(13,753,029)
Balances at May 31, 2008	—	—	998,325	998	33,024,380	33,024	48,682,734	(48,728,719)	(11,963)
Shares issued in connection with conversion of preferred
stock to common stock			(220,489)	(220)	440,978	441	(221)		—
Shares issued in connection with warrants and options exercised					2,481,513	2,482	2,203,195		2,205,677
Shares issued in connection with debt conversion					113,000	113	150,387		150,500
Shares issued in connection with private placement,
less issuance costs of $387,385					1,357,130	1,357	4,421,595		4,422,952
Warrants issued with debt issuance							1,958,754		1,958,754
Warrants issued to guarantee lease							459,100		459,100
Stock based compensation							6,337,060		6,337,060
Cost of reduction in warrant exercise price							62,115,024		62,115,024
Net loss for the year								(80,071,544)	(80,071,544)
Balances at May 31, 2009	—	$—	777,836	$778	37,417,001	$37,417	$126,327,628	$(128,800,263)	$(2,434,440)

See accompanying notes to audited consolidated financial statements.

Bixby Energy Systems, Inc. and Subsidiary
Consolidated Statements of Cash Flows

	For the Year Ended
	May 31, 2009	May 31, 2008
Cash flows from operating activities:
Net loss from continuing operations	$(80,005,598)	$(13,557,123)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	152,652	222,586
Amortization of debt discount / BCF	1,930,958	2,934,495
Non cash interest expense	500	274,526
Stock based compensation	6,337,060	2,901,815
Non cash compensation for lease guarantee	459,100	134,000
Cost of warrant exercise price reduction	62,115,025	—
Changes in operating assets and liabilities:
Accounts receivable	102,760	163,429
Allowance for doubtful accounts	(24,253)	(216,351)
Inventories	220,828	529,123
Other assets	51,401	22,871
Trade accounts payable	216,205	(1,695,512)
Accrued expenses	(319,202)	(305,042)
Unearned income	—	3,893
Net cash used in operating activities - continuing operations	(8,762,564)	(8,587,290)
Net cash provided by operating activities - discontinued operations	61,621	19,695
Net cash used in operating activities	(8,700,943)	(8,567,595)
Cash flows from investing activities:
Additions to property and equipment	(70,500)	(50,000)
Proceeds from sale of subsidiary	25,000	—
Purchase of asset held for resale	—	(20,000)
Decrease in loan receivable	—	(14,000)
Additions to other assets	(1,301)	—
Net cash used in investing activities - continuing operations	(46,801)	(84,000)
Net cash used in investing activities - discontinued operations	(21,161)	(2,333)
Net cash used in investing activities	(67,962)	(86,333)
Cash flows from financing activities:
Principal payments on capital leases	(101,336)	(35,182)
Proceeds from issuance of debt	1,475,000	4,012,000
Principal payments on debt	(330,000)	(1,685,000)
Proceeds from issuance of common stock and exercise of warrants, net	6,628,627	7,519,642
Net cash provided by financing activities - continuing operations	7,672,291	9,811,460
Net cash used in financing activities - discontinued operations	(77,345)	(61,331)
Net cash provided by financing activities	7,594,946	9,750,129
Net increase (decrease) in cash and cash equivalents	(1,173,959)	1,096,201
Cash and cash equivalents at beginning of year	1,375,805	279,604
Cash and cash equivalents at end of year	$201,846	$1,375,805

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest - continuing operations	$456,106	$660,613
Cash paid for interest - discontinued operations	$19,631	$36,421
Cash paid for taxes	$—	$—

Non-cash Investing and Financing Activities:

Equipment purchased under capital lease	$135,484	$—
Replacement of debt with debt	$850,000	$1,950,000
Conversion of debt to common stock	$150,500	$160,000
Conversion of preferred stock to common stock	$1,432,297	$315,192
Warrants issued in connection with debt	$2,417,854	$4,757,242

See accompanying notes to audited consolidated financial statements.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

(1)	Organization, Description of Business and Going Concern

Bixby Energy Systems, Inc. (the Company) was incorporated as a Delaware corporation on April 1, 2002.  The Company designs, assembles, markets, services, and sells alternative energy heating systems.  The Company sells its products through dealers located in the northern part of the US and all of Canada. Its wholly-owned subsidiary, SS Acquisition d/b/a Bixby Energy Delivery Services (Delivery) which acquired Step Saver, Inc. in October, 2004, delivers water softener salt to residential and commercial customers in Southern Minnesota, Northwestern Wisconsin and Southeastern South Dakota.  Delivery also licenses its delivery technology to similar operations in the states of Minnesota, Iowa, Indiana, Idaho and Utah.  The Company’s headquarters are located in Ramsey, MN.

In May, 2008, the Company entered into a definitive agreement to complete a “reverse merger” into a public reporting shell company, GCA I Acquisition Corp., a Delaware corporation affiliated with Greyline Capital Advisors, LLC, a New York based corporate finance advisory firm.  The Company’s common stockholders would receive one share in the public company for every one share currently held in the Company.  Ten percent of the shares received in the transaction by the Company’s common stockholders would be eligible for resale immediately upon closing of the transaction, while the remaining ninety percent would become eligible for resale gradually in incremental blocks over time pursuant to a contractual lock-up provision intended to facilitate an orderly market in the Company’s stock.  Subject to the satisfaction of all the closing conditions and the approval of the Company’s stockholders, it is expected that the transaction would close in the first calendar quarter of 2010, subject to the approval of the Securities and Exchange Commission, and that, within a couple of months of that occurrence, the Company would obtain a trading symbol and be eligible for public listing/quotation.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  The Company had an accumulated deficit of approximately $128.8 million and a stockholders’ deficit of approximately $2.4 million as of May 31, 2009.

As reflected in the consolidated financial statements, the Company has incurred net losses of approximately $80.1 million for the fiscal year ended May 31, 2009.  In this regard, the Company has been a net consumer, as opposed to generator, of cash from operations.  The Company has attempted during the period to use its resources to develop viable commercial products and to provide for its working capital needs.  These results of operations, when viewed in conjunction with the Company’s accumulated deficit and liquidity as referenced in the preceding paragraph raise substantial doubt as to the Company's ability to continue as a going concern.

To date, the Company has consistently been able to raise sufficient funds for its R&D and working capital requirements through the private issuance of a combination of equity and debt securities; however, there can be no assurance that it will be able to continue to raise capital in the future or that any capital obtained will be adequate to meet the Company’s needs.  Management's efforts to date have been directed towards the development and implementation of a plan to generate sufficient revenues to meet its ongoing capital requirements.  The plan includes, among other things, the development of the Company’s initial reference facility for its carbon conversion technology.  It also involves cost-cutting initiatives including the elimination of all non-essential costs, as well as the possible sale of certain assets related to non-core operations.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

As regards asset recoverability, approximately $4.1 million or 94% of the asset values stated in the accompanying balance sheet are dependent upon the continued operations of the Company.  This, in turn, is dependent upon the Company's future ability to generate sufficient revenue so as to be self-sustaining and, in the interim, to meet its financing requirements on a continuing basis.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that may become necessary in the event that the Company is unable at some point in the future to continue as a going concern.

(2)	Sale of Salt Delivery Services

As of April 20, 2009, the Company entered into an Asset Purchase Agreement  (the “Agreement”) with Step Saver, Inc. (“Step Saver”) pursuant to which the Company agreed to sell all of the assets of its salt delivery business (“Delivery”).  The Agreement contained customary representations and warranties, conditions to closing and indemnification provisions.

As of May 29, 2009, the Company closed on the sale of the assets to Step Saver pursuant to the terms and conditions of the Agreement.  The total purchase price of $482,540 was as follows: 1) $25,000 cash at close, 2) a promissory note to SS Acquisition, the Company’s wholly owned subsidiary, in the amount of $100,000 with an interest rate of 6% and a three year term secured by the preferred shares and common stock warrants of the Company owned by the owners of Step Saver, 3) the payoff of SS Acquisition’s bank note in the amount of $103,486, 4) the payoff of SS Acquisition’s notes with Tri-County Step Saver in the amount of $227,282 and 5) the payoff of a truck operating lease in the amount of $26,772.  The terms of the $100,000 note call for principal and interest payments of $3,042 per month to commence on July 1, 2009, and continue on the first of each month thereafter until June 1, 2012.  Step Saver also assumed all accounts payable, the agreement with the State of Minnesota for the storage facility in Morton, Minnesota, all accrued vacation of the employees of Delivery, and all real estate and vehicle leases.

A summary of the close and the gain on the sale follows:

Summary of closing of sale:

Purchase Price	$482,540

Cash	25,000
Note from seller	100,000
Payoff of notes and leases	357,540
Total	$482,540

Gain on sale:

Purchase price	$482,540
Less: Payoff of notes and leases	(357,540)
Net proceeds	125,000
Less: Net book value	(32,231)
Gain on sale	$92,769

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

Based on the amortization schedule for the note from seller, $34,058 was classified as other current assets and $65,942 was classified as long term and listed with other assets as of May 31, 2009.

(3)	Discontinued Operations

The Company’s sale of the Delivery business has been accounted for under the requirements of paragraph 30 of SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  The assets and liabilities associated with the discontinued operations of the Company have been classified as Assets or Liabilities from discontinued operations on the balance sheet as of May 31, 2008, while the results of operations have been presented as discontinued operations for the years ended May 31, 2009, and May 31, 2008.

The carrying amounts of the major classes of assets and liabilities included as part of the assets and liabilities from discontinued operations as of May 31, 2008, are as follows:

Accounts receivable		$191,240
Inventory		99,450
Other current assets		19,206
Property and equipment		326,728
Long lived assets		394,321
Other assets		22,531
Assets from discontiued operations		$1,053,476

Bank overdraft		$650
Accounts payable		353,358
Bank Loan	(2)	132,236
Note Payable	(3)	241,239
State of Minnesota Loan	(1)	124,275
Other liabilities		48,306
Liabilities from discontiued operations		$900,064

(1)
Prior to the acquisition of Delivery in October 2004, Delivery had entered into an agreement with the Minnesota Department of Transportation to provide funds for improvement of a rail site in Morton, MN.  The State provided a no interest loan in the amount of $200,000 of which $189,500 was utilized for Morton with equal quarterly payments of $5,000.  Payments were for 10 years or until the loan was repaid.  The operation was sold in May, 2009, and the remaining loan balance at the time of sale of $104,275 was assumed by the buyer leaving a zero balance as of May 31, 2009.  The balance as of May 31, 2008 was $124,275.

(2)
In June, 2005, Delivery entered into a long-term bank loan in the amount of $204,100 secured by the assets of its Delivery operation with a fixed interest rate of 7.5% and fixed payments of $3,136 per month for 7 years.  The operation was sold in May, 2009, and the remaining loan balance at the time of sale of $103,486 was paid by the buyer leaving a zero balance as of May 31, 2009.  The balance as of May 31, 2008 was $132,236.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

(3)
In January 2006, Delivery agreed to acquire a licensee utilizing its delivery technology serving the Eastern Minnesota/Western Wisconsin area.  As part of this purchase, Delivery entered into two notes with the licensee, one in the amount of $216,000 with equal principal payments plus interest due monthly for a term of 7 years and a second for $60,000 with interest accruing in the first year and with equal principal payments plus interest for the remaining 6 years of the 7 year term.  Each loan had an interest rate of 1% above the prime rate published by The Wall Street Journal on the last business day of each month.  The operation was sold in May, 2009, and the remaining loan balances at the time of sale of $227,282 were paid by the buyer leaving a zero balance as of May 31, 2009.  The balance as of May 31, 2008 was $241,239.

(4)	Summary of Significant Accounting Policies and Practices

(a)	Principles of Consolidation

The consolidated financial statements include the financial statements of Bixby Energy Systems, Inc. and its wholly owned subsidiary SS Acquisition d/b/a Bixby Energy Delivery Services. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Cash Equivalents

Cash equivalents of approximately $202,000 and $1,375,000 at May 31, 2009, and May 31, 2008, respectively, consist of highly liquid cash investments with a maturity of three months or less at the date of purchase.

The Company maintains cash and cash equivalents in accounts with a financial institution in excess of the amount insured by the Federal Deposit Insurance Corporation.  The Company monitors the financial stability of this institution regularly and management does not believe there is significant credit risk associated with deposits in excess of federally insured amounts.

(c)	Accounts Receivable and Allowance for Doubtful Accounts

The Company sells its products on account to retail and commercial customers.  Payments from customers are received and applied to their account.

The Company records an allowance for doubtful accounts based on specifically identified amounts that it believes to be uncollectible.  If actual collections experience changes, revisions to the allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.  However, actual write-offs might exceed the recorded allowance. A review of open accounts resulted in a reserve for doubtful accounts of $2,639 and $26,892 at May 31, 2009 and May 31, 2008, respectively.  Based on the information available to it, the Company believes its allowance for doubtful accounts is adequate.

(d)	Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market.  The Company reviews inventory for obsolescence and excess quantities to determine that items deemed obsolete or excess are appropriately reserved.  No adjustment was required as of May 31, 2009, and May 31, 2008, respectively..

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

(e)	Other Current Assets

Other current assets consist of miscellaneous receivables from activities other than customer sales and prepaid expenses.

(f)	Property and Equipment

Property and equipment are recorded at cost.   Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The estimated useful lives of property and equipment range from two to ten years.

(g)	Impairment of Long Lived Assets

The Company reviews long-lived assets for impairment annually or more frequently if the occurrence of events or changes in circumstances indicates that the carrying amount of the assets may not be fully recoverable or the useful lives of these assets are no longer appropriate.  Each impairment test is based on a comparison of the carrying amount of an asset to future net undiscounted cash flows. If impairment is indicated, the asset is written down to its estimated fair value.

(h)	Deposits

The Company has made deposits as part of its long term capital and real estate leases. These deposits totaled $56,182 and $56,182 as of May 31, 2009 and May 31, 2008, respectively.

(i)	Other Assets

As of May 31, 2009, other assets consist primarily of an asset being held for resale in the amount of $100,000 and a long-term note for $100,000 of which $65,942 is considered long-term related to the sale of the Company’s salt delivery business.  Other assets as of May 31, 2008, consisted primarily of an asset being held for resale in the amount of $100,000.

(j)	Accounts Payable

The Company records invoices for inventory, purchases, services and other expenses in the period received or performed.  The Company maintains several credit cards to accommodate purchases.  Charges are recorded at time of purchase.

In March, 2009, a Company officer advanced $35,000 to the Company from a personal credit card.  The Company agreed to cover all fees and make the necessary payments to the credit card company.  At the time of the advance, the Company was paying off a previous advance of $50,000 and which had a current balance at the time of the additional advance of approximately $12,200.  The credit card balance was approximately $41,800 and $38,100 as of May 31, 2009 and May 31, 2008, respectively.  The amounts due on the credit card are included in accounts payable.

(k)	Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (SAB) 104, which requires evidence of an agreement, delivery of the product or services at a fixed or determinable price, and assurance of collection within a reasonable period of time.  The Company sells stoves to dealers.  The title transfers to the dealer upon shipment.  The Company does not offer a right to return products, unless they are damaged.  The Company recognizes revenue upon shipment.  The dealers display the stoves and provide installation services to customers if necessary.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

One of the Company’s customers’ sales accounted for 7% and 11% of the Company’s total sales for the fiscal years ended May 31, 2009, and May 31, 2008, respectively.

(l)	Research and Development

The Company expenses research and development costs as incurred.

(m)	Income Taxes

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(n)	Stock Option Plan

The Company adopted SFAS No. 123R, “Share Based Payments.” SFAS No. 123R requires companies to expense the value of employee stock options and similar awards and applies to all outstanding and vested stock-based awards.

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what we have recorded in the current period. The impact of applying SFAS No. 123R approximated $310,000 and $1,087,000 in additional compensation expense for the years ended May 31, 2009 and May 31, 2008, respectively.  Such amount is included in general and administrative expenses on the statements of operations.

(o)	Other Stock-based Compensation

Periodically, the Company issues warrants to purchase the Company’s common stock as compensation or payment for services rendered.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  The assigned value is expensed at the time the warrants are considered vested under the specific agreement, generally, this is on the date of issuance.  If the warrants are expensed over a vesting period, they are expensed based on the value on the date they have vested.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

(p)	Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The Company discloses the estimated fair values for all financial instruments for which it is practicable to estimate fair value. As of May 31, 2009 and 2008, the fair value of these instruments, other than long-term debt, approximates book value due to their short-term duration.  It was not practicable to estimate the fair value of the long-term notes payable because quoted market prices do not exist and it was not practicable to make estimates through other means.

Effective June 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), for assets and liabilities measured at fair value on a recurring basis. SFAS 157 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of SFAS 157 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, SFAS 157 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company did not have any Level 2 or Level 3 assets or liabilities as of May 31, 2009.

Cash and cash equivalents of approximately $202,000, include money market securities and commercial paper that are considered to be highly liquid and easily tradable as of May 31, 2009. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within our fair value hierarchy.

In addition, SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” was effective for June 1, 2008. SFAS 159 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

(q)	Advertising

Advertising costs are charged to expense as incurred.  Advertising expense was approximately $4,200 and $5,500 for the periods ending May 31, 2009 and May 31, 2008, respectively.

(r)	Product Warranty

The Company has sold its heating stoves with four-year, one-year and no warranties.  For warranties of one and four years the Company has established a warranty reserve in the year sold equal to 1% of sales price for each year of warranty.  The reserve is reduced each year by 1% until the warranty period has expired (e.g. four-year warranty stoves would have a 4% reserve established in the year sold, a 3% reserve the following year and so forth with no reserve in the fifth year from sale).

(s)	Shipping and Handling Costs

The Company classifies freight costs billed to customers as revenue.  Costs related to freight are classified as costs of sales.

(t)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(u)	Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007) Business Combinations (SFAS No. 141(R)). SFAS No. 141(R) retains the fundamental requirements of the original pronouncement requiring that the purchase method be used for all business combinations. SFAS No. 141(R) defines the acquirer as the entity that obtains control of one or more businesses in the business combination, establishes the acquisition date as the date that the acquirer achieves control and requires the acquirer to recognize the assets acquired, liabilities assumed and any noncontrolling interest at their fair values as of the acquisition date. SFAS No. 141(R) also requires that acquisition-related costs be recognized separately from the acquisition. SFAS No. 141(R) is effective for fiscal years beginning on or after December 15, 2008. The Company is currently assessing the impact of SFAS No. 141(R) on its consolidated financial statements.

In December, 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Statement 160 requires all entities to report noncontrolling (minority) interests in subsidiaries in the same way—as equity in the consolidated financial statements. Moreover, Statement 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. FASB No.160 is effective for fiscal years beginning after December 15, 2008. The Company does not believe that FAS No. 160 will have any impact on its financial statements.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

In March 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. SFAS No. 161 is effective for the Company beginning May 31, 2009. Management believes that, for the foreseeable future, this Statement will have no impact on the financial statements of the Company once adopted.

In May 2008, the FASB issued FASB Staff Position (FSP) Financial Accounting Standard (FAS) 142-3, Determination of the Useful Life of Intangible Assets, which is effective for fiscal years beginning after December 15, 2008 and for interim periods within those years. FSP FAS 142-3 provides guidance on the renewal or extension.  The Company is currently evaluating the impact that FSP FAS 142-3 may have on the consolidated financial statements.

In May 2008, the FASB issued Financial Statement Position (FSP) Accounting Principles Board (APB) 14-1 "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)." FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis and will be adopted by the Company in the first quarter of fiscal 2010. The Company is currently evaluating the potential impact, if any, of the adoption of FSP APB 14-1 on its results of operations and financial position.

In May 2009, Statement of Financial Accounting Standards No. 165 – Subsequent Events was issued. The objective of this Statement is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009. Management intends to adopt this new standard with the filing of the second quarter interim financial statements. The adoption of this new standard is not expected to have a material impact on the financial statements of the Company.

In June 2009, the FASB approved its Accounting Standards Codification (“Codification”) as the single source of authoritative United States accounting and reporting standards applicable for all non-governmental entities, with the exception of the SEC and its staff. The Codification which changes the referencing of financial standards is effective for interim or annual periods ending after September 15, 2009. Therefore in the third quarter of fiscal year 2009, all references made to US GAAP will use the new Codification numbering system prescribed by the FASB. As the codification is not intended to change or alter existing US GAAP, it is not expected to have any impact on the Company’s financial position or results of operations, upon adoption.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

(5)	Inventories

Inventory consists of the following:

	May 31, 2009	May 31, 2008
Raw materials	$1,651,726	$1,504,226
Finished Goods	824,172	1,192,500
	$2,475,898	$2,696,726

(6)	Property and Equipment

Property and equipment cost consists of the following:

	May 31, 2009	May 31, 2008
Machinery and Equipment	$885,047	$799,562
Leasehold Improvements	163,223	100,723
Furniture	84,224	26,224
	1,132,494	926,510
Less: accumulated depreciation	(788,806)	(636,154)
Property and equipment, net	$343,688	$290,356

Depreciation expense for the years ended May 31, 2009 and May 31, 2008, was $152,652 and $222,586 respectively.

(7)	Leases

The Company leases its facilities and certain equipment under noncancelable operating leases. Future minimum lease payments as of May 31, 2009, excluding operating costs, under these leases are as follows:

Operating
leases
FY2010	$229,275
FY2011	108,000
FY2012	108,000
FY2013	99,000
Total minimum lease payments	$544,275

In June, 2008, the Company issued a warrant to purchase 200,000 shares of the Company’s common stock in return for a personal guarantee on a one-year operating lease.  The warrants are at an exercise price of $1.60 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $134,000 was determined and expensed in 2009.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

Rent expense for all operating leases for the years ended May 31, 2009 and May 31, 2008 was $522,611 and $456,788, respectively.

(8)	Warranty Reserve

The warrant reserve activity consists of the following:

		May 31, 2009	May 31, 2008
Beginning Warranty Reserve		$268,644	$359,299
Add: New Stove Warranty		3,433	20,375
Adjustment	(1)	63,000	—
Subtract: Expiring Warranty		(111,758)	(111,029)
Ending Warranty Reserve		$223,319	$268,644

(1)
The Company sold 210 heating stoves at a significantly reduced price to a dealer with no warranty.  The dealer was responsible for providing its own warranty program to the purchasers of the stove.  The dealer has since filed for bankruptcy.  The Company has been working with the consumer division of the state’s attorney general’s office and a local heating firm to provide some relief to consumers whose stoves may require servicing without prejudice to the Company’s position that the Company is not liable for warranty service.  A reserve of $300 per stove for a total of $63,000 has been made to cover any potential warranty expense as of May 31, 2009.

Actual expense to cover warranty parts and service was approximately $48,000 and $77,000 for the years ended May 31, 3009 and May 31, 2008, respectively.

(9)	Long-Lived Assets

The Company acquired a patented, salt delivery technology as part of its acquisition of Step Saver, Inc. in October, 2004.  At the time of the acquisition the Company recorded a long-lived asset of approximately $3.8 million and began amortizing the amount over the remaining life of the patent, approximately 8 years.  In January, 2006, the Company acquired additional salt delivery business in which it acquired active customer lists for $235,000 and began amortizing this amount over a period of three years.

In accordance with SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company is to assess its long-lived assets for impairment at least annually in the absence of an indicator of possible impairment and immediately upon an indicator of possible impairment.  In both fiscal year 2006 and fiscal year 2007, the Company recorded an impairment expense.  The amount of the expense was determined by comparing the value of the expected cash flows over the remaining years of the patent with the current asset value.  The same test was made at the end of fiscal year 2008 and no impairment expense was required.  In May, 2009, the assets and liabilities of the salt delivery operation were acquired by a third party.  At the time of sale the remaining asset value was $280,043 which was, then, eliminated as part of the recognition of the gain on the sale of the operation.  As of May 31, 2009 and May 31, 2008, the net value of long-lived assets was as follows:

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

	Balance	Charges		Balance	Charges		Balance
	5/31/2009	FY2009		5/31/2008	FY2008		5/26/2007
Intellectual Property
Original Value	$3,851,980	$		$3,851,980	$		$3,851,980
Impairment	(2,366,196)		-	(2,366,196)		-	(2,366,196)
Amortization	(1,205,741)		(86,167)	(1,119,574)		(78,149)	(1,041,425)
Elimination due to sale	(280,043)		-	-		-	-
Net Value	$-		$(86,167)	$366,210		$(78,149)	$444,359

Customer Lists
Original Value	$235,000	$		$235,000	$		$235,000
Amortization	(235,000)		(45,695)	(189,305)		(78,333)	(110,972)
Net Value	$-		$(45,695)	$45,695		$(78,333)	$124,028

Total
Original Value	$4,086,980	$		$4086980	$		$4,086,980
Impairment	(2,366,196)		-	(2,366,196)		-	(2,366,196)
Amortization	(1,440,741)		(131,862)	(1,308,879)		(156,482)	(1,152,397)
Elimination due to sale	(280,043)		-	-		-	-
Net Value	$-		$(131,862)	$411,905		$(156,482)	$568,387

(10)	Short-term and Long-term Debt

The Company has entered into short-term notes, long-term notes and long-term debentures with investors.  In addition to interest on the principal amount of the note or debenture, the notes may include provisions for receipt of warrants to purchase the Company’s common stock and the right to convert the principal and, where included, the interest into the common stock of the Company.  The Company has followed the requirements of APB 14 for the valuation of warrants issued with debt instruments.  The Company uses a version of the Black-Scholes model to value any warrants granted.  An amount equal to the warrant’s share of the total value of the transaction is treated as additional paid-in capital and the debt is reduced accordingly.  For convertible debt and in accordance with EITF 00-27 and 98-5, the Company records a discount for the beneficial conversion feature (“BCF”).  The total loan discount, the value of the warrants and BCF, is then amortized over the life of the loan agreement.  On occasion, upon the expiration of a note, the Company and the note holder have executed a new note.  The provisions of the new loan have been substantially the same as the previous note, therefore, according to EITF 96-19 and EITF 06-06, the old loan is treated as paid in full and the new loan and any additional grants of warrants are treated as a new transaction.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

As of May 31, 2009 and May 31, 2008, Short-term debt consists of the following:

		May 31, 2009	May 31, 2008
Bridge Notes	(3) and (7)	$50,000	$200,000
Convertible Notes	(4)	600,000	950,000
Less remaining discount for BCF and value
of warrants	(3) (4) and (7)	(437,113)	(329,394)
Total short-term debt		$212,887	$820,606

As of May 31, 2009 and May 31, 2008, Long-term debt consists of the following:

		May 31, 2009	May 31, 2008
Fixed assets under capital lease	(1)	$69,007	$34,898
Less current installments		(69,007)	(34,898)
Total long term debt, net of current portion		$—	$—

Convertible Debt - Gross Amount	(2) (5) and (6)	5,087,000	3,592,000
Less remaining discount for value of warrants	(2) (5) and (6)	(1,989,347)	(2,069,270)
Convertible Debt - net of debt discount		$3,097,653	$1,522,730
Less current installments		(1,769,819)	—
Total convertible debt, net of current portion		$1,327,834	$1,522,730

Other long-term liabilities	(2)	217,964	156,464
Total long-term debt		$1,545,798	$1,679,194

(1)
Beginning in June 2005, the Company acquired certain equipment under a capital lease arrangement.  The terms of the arrangements call for monthly payments and range in length from 36 to 48 months.  In the year ending May 31, 2009, the Company acquired additional equipment under capital leases for a total of $135,484.  As of May 31, 2009, capital lease obligations amounted to $69,007.

(2)
In October 2005, the Company issued convertible debentures in the amount of $1,125,000 bearing interest at the rates of 6% to 10% for a term of 5 years.  Interest is accrued and payable at the end of the term.  Principal and interest are convertible into the shares of the Company’s common stock at $1.60 per share at the discretion of the debenture holder.  In accordance with EITF 00-27 and 98-5, the Company recorded a discount for the Beneficial Conversion Feature (“BCF”) on the convertible debt amounting to $108,000 and is amortized over the life of the debentures.  Additionally, in connection with these debentures the Company issued warrants to purchase 532,813 shares of common stock valued at approximately $356,000 of which $269,000 were recorded as a discount and were being amortized over the life of the loans.  The value of the warrants was calculated using the Black-Scholes model.  The Company recorded a discount amortization expense for the BCF and warrant values of approximately $72,600 and $74,000 in the years ending May 31, 2009 and May 31, 2008, respectively, with a remaining unamortized balance of the discount of approximately $106,000 and $178,000 as of May 31, 2009 and May 31, 2008, respectively.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

In accordance with EITF 00-27 the BCF value of the interest conversion feature of the notes is recorded at the time that the interest is accrued.  During 2009, the accrued interest resulted in a BCF expense of $68,576.  No BCF expense was recorded for fiscal year 2008.

The interest on these debentures is accrued and due at the end of the term.  The accrued interest was $217,964 and $156,464 as of May 31, 2009 and 2008, respectively and is included in other long-term liabilities.

(3)
During 2008, the Company entered into various short-term bridge notes amounting to $1,650,000 bearing interest at the rates ranging from 12% to 20% payable in full in 6 months or less.  In connection with these bridge loans warrants were issued to purchase 1,600,000 shares of the Company's stock valued at approximately $1,087,000 of which approximately $610,000 were recorded as a discount and amortized over the life of the loans.  The Company recorded a discount amortization expense of approximately $79,000 and $531,000 in the years ending May 31, 2009 and May 31, 2008, respectively and the discount was fully amortized as of May 31, 2009.

(4)
During 2008, the Company entered into several short-term convertible notes with a total face amount of $2,345,000 bearing interest rates ranging from 12% to 15% payable in full in twelve months or less and which were convertible into shares of Company's common stock at $1.60 per share. Additionally, in connection with these notes the Company issued warrants to purchase 5,140,000 shares of common stock at an exercise price from $1.00 to $2.00 per share.  Some notes also called for additional warrants to purchase common shares to be issued should the notes be converted.  In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model to value the warrants, the Company discounted the notes as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $488,000 and being amortized over the life of the loans and 2) for the warrants issued with the notes which had a value of $3,256,000 of which approximately $1,254,000 were recorded as a discount and being amortized over the life of the loans.  The warrants which would be issued upon conversion had an approximate value of $518,000 at the time that the notes were issued.  As of May 31, 2008, the value of the warrants which would be issued upon conversion of the remaining open notes had a current value of $375,000.  The Company recorded an amortization expense of approximately $261,000 and $1,508,000 in the years ending May 31, 2009 and May 31, 2008, respectively of which approximately $10,000 and $17,000 respectively was for the value of warrants issued related to the conversion of notes.  At May 31, 2009, the discount on all of these notes was fully amortized.

In May, 2009, the Company and one note holder renewed the holder’s note for a period of six months bearing an interest rate of 15% and which is convertible into shares of Company's common stock at $1.60 per share and warrants to purchase 250,000 shares of common stock at an exercise price of $2.00 per share.   The lender also received contemporaneously with the note a warrant to purchase common shares at an exercise price of $2.00 per share.  In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model to value the warrants, the Company discounted the note as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $302,000 and being amortized over the life of the loan and 2) for the warrants issued with the notes which had an approximate value of $170,000 and was recorded as a discount and being amortized over the life of the loans.  The warrants which would be issued upon conversion have an approximate value of $553,000 at the time that the notes were issued and at May 31, 2009.  The Company recorded an amortization expense of approximately $43,000 in the year ending May 31, 2009, with a remaining unamortized balance of the discount of approximately $429,000 as of May 31, 2009.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

(5)
During 2008, the Company entered into multiple long-term convertible notes with a total face amount of $2,567,000 bearing an interest rate of 12% and which are convertible into shares of Company's common stock at prices ranging from $1.60 to $2.50 per share and warrants to purchase 4,909,000 shares of common stock at an exercise price ranging from $2.00 to $3.00 per share.  Some notes also call for additional warrants to purchase common shares to be issued should the notes be converted.  The Company would recognize an expense equal to the value of warrants at the time of conversion.  In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model to value the warrants, the Company discounted the notes as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $640,000 and being amortized over the life of the loans and 2) for the warrants issued with the notes which had a value of $3,098,000 of which approximately $1,600,000 were recorded as a discount and being amortized over the life of the loans.  The warrants which would be issued upon conversion had an approximate value of $470,000 at the time that the notes were issued.  As of the year ended May 31, 2009 and 2008, the value was approximately $1,613,000 and $875,000, respectively.  The Company recorded amortization expense of approximately $951,000 and $349,000 for the years ending May 31, 2009 and May 31, 2008, respectively.  One note was used to exercise warrants during the year ended May 31, 2009. At May 31, 2009, there remained approximately $679,000 of discounted value for warrants and BCF to be amortized.

(6)
In 2009, the Company entered into long-term convertible notes with a total face amount of $1,625,000 bearing interest rates ranging from 10% to15% and which are convertible into shares of the Company’s common stock at a price ranging from $2.50 to $4.00 per share.  Contemporaneously with the notes, warrants to purchase 578,125 common shares at an exercise price ranging from $3.00 to $5.00 per share were issued. In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model to value the warrants, the Company discounted the note as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $611,000 and being amortized over the life of the loans and 2) for the warrants issued with the notes which had an approximate value of $1,580,000 of which approximately $719,000 was recorded as a discount and is being amortized over the life of the loans.  The Company recorded an amortization expense of approximately $135,000 for the year ending May 31, 2009.  At May 31, 2009, there remained approximately $1,136,000 of discounted value for warrants and BCF to be amortized.

(7)
In February, 2009, a Company officer loaned $50,000 to the Company.  The Company issued a sixty-day note with an interest rate of 12%.  The Company also issued a warrant to purchase 100,000 shares of common stock at an exercise price of $5.00 per share for a period of five years.  Utilizing the Black-Scholes valuation model, the warrants were valued at $249,000 of which $41,639 were recorded as a discount and was amortized over the life of the loan.  Upon completion of the sixty-day note in April, 2009, the Company issued a second sixty-day note with an interest rate of 12%.  The Company also issued a warrant to purchase 50,000 shares of common stock at an exercise price of $4.00 per share for a period of five years.  Utilizing the Black-Scholes valuation model, the warrants were valued at $130,000 of which $36,111 were recorded as a discount and is being amortized over the life of the loan.  At May 31, 2009, there remained approximately $8,200 of discounted value for warrants to be amortized.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

The aggregate annual maturities of long-term debt subsequent to May 31, 2009 are as follows for the fiscal years ended May 31:

	2010	2011	2012	Total
Gross amount due	$2,517,000	$1,145,000	$1,425,000	$5,087,000
Less remaining discount	(747,181)	(192,840)	(1,049,326)	(1,989,347)
Balance Sheet value	$1,769,819	$952,160	$375,674	$3,097,653

(11)    Income Taxes

There was an income tax expense (benefit) attributable for the years ended May 31, 2009 and May 31, 2008 that differed from the amounts computed by applying the U.S. federal income tax rate of 34% and the state income tax rate of 4% to pretax loss as a result of the following:

	May 31, 2009	May 31, 2008
Expected Federal income tax (benefit)	$(27,224,480)	$(4,676,020)
State tax benefit (net of Federal effect)	(3,202,880)	(550,120)
Permanent differences	23,846,900	212,040
Change in valuation allowance	6,580,460	5,014,100
	$—	$—

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at May 31, 2009 and May 31, 2008 are presented below.

	May 31, 2009	May 31, 2008
Deferred tax assets (liabilities):
Net operating loss	$20,209,540	$14,231,760
Temporary differences:
Contributions	2,280	1,900
Depreciation	(199,120)	(31,920)
Accrued salaries	2,280	—
Stock based compensation	3,510,820	1,102,760
Addition to bad debt reserve	(12,920)	—
Professional fees	111,340	111,340
Research and development	(115,520)	183,540
Increase in accrued warranty	(17,100)	—
Other	(2,660)	(3,040)
Amortization/Impairment of intangibles	—	1,312,140
Total deferred tax asset	$23,488,940	$16,908,480
Valuation allowance	(23,488,940)	(16,908,480)
Net deferred tax asset	$—	$—

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

The Company has provided a full valuation allowance for the full tax benefit of the operating loss carryovers and other deferred tax assets due to the uncertainty regarding realization. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considered the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

At May 31, 2009, the Company has net operating loss carryforwards for federal income tax purposes of $53,183,000, which are available to offset future federal taxable income, if any, and expire in 2021 through 2029. Sections 382 and 383 of the Internal Revenue Code of 1986 limit the use of the Company’s net operating loss carryforwards and credits as of the date of a more than 50% change in ownership. As a result of prior ownership changes, a portion of the net operating losses and credits may be limited in use in any one year. Subsequent ownership changes may further limit the use of the net operating losses in any one year.

(12)	Stockholders’ Deficit

(a)	Preferred Stock

The Company has 25,000,000 shares of $0.001 par value preferred stock authorized, of which 1,100,000 shares have been designated as Series A convertible preferred stock (Series A).  The Series A stock is convertible into two shares of the Company’s common stock.  For the year ended May 31, 2009, preferred stockholders converted 220,489 shares of preferred stock for 440,978 shares of the Company’s common stock.  An aggregate of 777,836 shares of Series A were outstanding at May 31, 2009.

After December 31, 2006, in the event of liquidation, which is defined as the sale, conveyance or other disposition of all or substantially all of the assets of the Company, preferred stockholders are entitled to receive $1.00 per share prior to and in preference to any common stockholder.

The Series A holders have voting rights after December 31, 2006 on an as-if converted basis to common stock.

(b)	Common Stock

The Company has 100,000,000 shares of $0.001 par value common stock authorized.  The Company offered additional shares for investment during the year ending May 31, 2009.  As of April 2008, the Company began offering additional shares at $2.50 per share.  Beginning July 1, 2008, the Company changed the offering price to $4.00 per share.  During the year ending May 31, 2009, the Company sold 1,357,130 shares of common stock with gross proceeds of approximately $4,810,000.  After payment of fees of approximately $387,000, the net proceeds from the sale of common stock were approximately $4,423,000 for the year ending May 31, 2009.

During the year ended May 31, 2009, the Company issued 113,000 shares of the Company’s common stock in connection with the conversion of $150,000 convertible bridge loans.

(c)	Stock Option Plan

In 2001, the Company adopted a stock option plan (the Plan) allowing the granting of stock options to officers and key employees to purchase up to 5,000,000 shares of authorized but unissued common stock.  Stock options are granted with an exercise price equal to 110% of the common stock’s fair market value at the date of grant.  The exercise period of Stock options can vary but in no event can Stock Options expire later than ten years from the date of grant.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

At May 31, 2009, there remained 2,671,000 shares available for grant under the Plan.  The  Plan had total awards outstanding of 2,184,000 shares as of May 31, 2009.  Of these outstanding awards, a total of 2,032,000 options are vested and exercisable.  The remaining 152,000 options become vested and exercisable in the follow periods:

2010	2011	2012
70,000	70,000	12,000

A summary of the changes in options outstanding under the plan for years ended May 31, 2009 and 2008 is presented below:

		Weighted	Aggregate
		Average	Intrinsic
	Shares	Exercise Price	Value
Outstanding at May 26, 2007	1,231,500	$1.67
Granted	1,320,000	2.73
Exercised	(110,000)	0.66
Canceled	(367,500)	1.95
Outstanding at May 31, 2008	2,074,000	$2.36	$813,000
Granted	200,000	4.40
Exercised	(35,000)	1.00
Canceled	(55,000)	2.00
Outstanding at May 31, 2009	2,184,000	$2.56	$3,231,500
Exercisable at May 31, 2009	2,032,000	$2.60	$2,927,500

At May 31, 2009, the range of exercise prices and weighted average remaining contractual life of outstanding options were $0.80 to $4.40 and 3.27 years, respectively.  At May 31, 2008, the range of exercise prices and weighted average remaining contractual life of outstanding options were $0.80 to $3.00 and 3.63 years, respectively.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

The weighted average grant date fair value of stock options granted during the years ended May 31, 2009 and 2008 was $1.38 and $0.74, respectively. As of May 31, 2009, there were 152,000 nonvested options outstanding with a grant date fair value of $0.34.

In August, 2008, the Company granted its option and warrant holders the opportunity to exercise their holdings at an exercise price of 50% of the price stated in their option or warrant provided that they exercised any time between August 15, 2008, and December 15, 2008.  Options with a total of 35,000 shares of the Company’s common stock were exercised during this period.  The Company used the Black-Scholes option-pricing model to calculate the fair value of this reduction in exercise price.  A fair value of $15,050 was determined and expensed for the exercise of these options.

The Company has adopted SFAS No. 123 (Revised 2004), “Share-Based Payment.” and SFAS No. 123R (a revision of SFAS No. 123), “Accounting for Stock-Based Compensation”.  SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services through share-based payment transactions.  SFAS No. 123R requires an entity to measure the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award at the date of grant.  The cost is recognized over the period during which an employee is required to provide services in exchange for the award.  The Company utilized an options valuation model to determine the value of the options granted as follows:

	M ay 31, 2009	M ay 31, 2008
Share Compensation Values:
Options granted in current year	$275,500	$963,490
Expired options in current year (includes options granted and expired in same year)	10,200	82,895
Options granted in prior year	24,360	40,786
Total Share Compensation Value	$310,060	$1,087,171

The share compensation values are reported as an expense within selling, general, and administrative expenses.
As of May 31, 2009, there remained $49,760 of unearned stock compensation expense. The unearned compensation expense is expected to be recognized in the following periods:

2010	2011	2012	2013
$24,360	$21,630	$3,480	$290

The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of each individual issuance of options.  The following assumptions were used for grants:

	May 31, 2009	May 31, 2008
Expected dividend yield	0.00%	0.00%
Risk-free interest rate	1.80% to 3.37%	3.41%
Expected volatility	100.00%	100.00%
Expected forfeiture rate	40.0%	40.0%
Expected term (years)	5.0	5.0
Weighted average per share fair value of all options	0.69	0.61

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

In order to determine the value of warrants and options issued, the Company ensured that they selected the appropriate volatility factor for the common stock to apply the Black Scholes calculation.  In order to determine the appropriate volatility factor the Company reviewed the volatility data along with stock market and historical financial performance of a large number of companies involved in the same industry as Bixby.  In selecting the 100% volatility for Bixby, the Company considered Bixby’s historical financial performance, financial conditions, and business risk in comparison to comparable companies.  The expected forfeiture rate is the actual rate that the company has experienced over the life of the Plan.  All grants have been for a 5 year term and the expected term is this period.

The total fair value of shares vested during the years ended May 31, 2009 and 2008 was $299,860 and $980,140, respectively.

It is the Company’s policy to issue new shares to satisfy the requirements of its stock option plan. The Company does not expect to repurchase shares in the future to support its stock option plan.

(d)	Other Stock-based Compensation

In October and November, 2007, the Company issued warrants to purchase 65,000 shares of the Company’s common stock to employees who were laid off.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 3 to 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $35,000 was determined and expensed in 2008 as the warrants were fully vested upon issuance.

In March, 2008, the Company issued warrants to purchase 495,000 shares of the Company’s common stock to employees in exchange for non-compete agreements.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $307,000 was determined and expensed in 2008 as the warrants were fully vested upon issuance.

In March, 2008, the Company issued a warrant to purchase 10,000 shares of the Company’s common stock as settlement on a failed investment.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 1 year.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $1,600 was determined and expensed in 2008 as the warrants were fully vested upon issuance.

In March, 2008, the Company issued a warrant to purchase 300,000 shares of the Company’s common stock to its legal counsel.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $186,000 was determined and expensed in 2008 as the warrants were fully vested upon issuance.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

On April 1, 2008, the Company signed an agreement with TekGar, LLC which provides the Company with an exclusive license for the use of technology that will convert coal based activated carbon into diesel or jet fuel.  As part of the agreement, TekGar received warrants to purchase 2,000,000 common shares of its common stock exercisable at $2 per share for 5 years, a royalty fee on revenues from the sale of the fuel, and fees for periodic engineering services and for the successful installation of the technology.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $1,260,000 was determined and expensed to Research and Development costs in 2008 as the warrants were fully vested upon issuance.

In April 2008, the Company issued a warrant to purchase 40,625 shares of the Company’s common stock for consulting services.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $26,000 was determined and expensed in 2008 as the warrants were fully vested upon issuance.

In June, 2008, the Company issued warrants to purchase 45,000 shares of the Company’s common stock to certain employees as a result of them completing an employment period.  The warrants are at an exercise price of $3.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $67,050 was determined and expensed as the warrants were fully vested upon issuance.

In June, 2008, the Company issued a warrant to purchase 1,000,000 shares of the Company’s common stock as part of an employment agreement.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $1,600,000 was determined and expensed as the warrants were fully vested upon issuance.

In June, 2008, the Company issued a warrant to purchase 200,000 shares of the Company’s common stock to its legal counsel.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $308,000 was determined and expensed as the warrants were fully vested upon issuance.

In June, 2008, the Company issued warrants to purchase 459,100 shares of the Company’s common stock in return for a personal guarantee on a capital lease with a term of one-year.  The warrants are at an exercise price of $3.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $459,100 was determined and expensed as the warrants were fully vested upon issuance.

In November, 2008, the Company signed an agreement with Energy Power Group under which Energy Power Group will pursue gas and carbon sales contracts for the products from the Company’s carbon conversion technology.  As part of the agreement, Energy Power Group received a warrant to purchase 500,000 common shares of its common stock exercisable at $2.00 per share for 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $1,470,000 was determined and expensed as the warrants were fully vested upon issuance.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

In November, 2008, the Company issued a warrant to purchase 100,000 shares of the Company’s common stock as part of a settlement of amounts owed.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $294,000 was determined and expensed as the warrants were fully vested upon issuance.

In March, 2009, the Company approved issuance of warrants to purchase 750,000 shares of the Company’s common stock in conjunction with the satisfactory completion of a viable working prototype under its contract with Kisstech.  The warrants have an exercise price of $2.00 per share and a five year exercise period.  In accordance with SFAF 123R and EITF 96-18, the Company recognized the value and measured the fair value of the warrants upon completion of the prototype per the agreement.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $2,205,000 was determined and expensed as the warrants were fully vested upon issuance.

In May, 2009, the Company issued a warrant to purchase 35,000 shares of the Company’s common stock to an employee who was laid off.  The warrant is at an exercise price of $2.00 per share and with an exercise period of 2 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $82,950 was determined and expensed in 2009 as the warrants were fully vested upon issuance.

(e)	Stock Warrants

As of May 31, 2009, the Company has outstanding warrants to purchase 38,645,504 shares of its common stock at prices ranging between $0.40 and $5.00.  These warrants have been issued as part of a unit investment in the Company, as part of loan agreements with the Company, for assistance in raising money for the Company and for other contractual purposes.

As of May 31, 2009, the Company had outstanding warrants to purchase 237,500 shares of its Series A convertible preferred stock at share prices ranging from $2.50 to $3.20.

In August, 2008, the Company extended to the holders of its warrants the opportunity to exercise warrants at a 50% discount of their warrant’s stated exercise price.  Warrant holders of record as of August 15, 2008, had until December 15, 2008, to exercise their warrants at the reduced exercise price.  As of August 15, 2008, the Company had outstanding warrants for approximately 39,379,000 shares of common stock with exercise prices ranging from $0.40 to $5.00 and had warrants for 237,500 shares of preferred stock with exercise prices ranging from $2.50 to $3.20.  In accordance with SFAS 123R, the value of the modified terms of the warrant (reduced price for a set period) was compared to the value of the warrants immediately before the modified terms.  The difference for all outstanding warrants was recorded as an other expense on the income statement.  The Company utilized the Black-Scholes option-pricing model to calculate the fair value of before and after this reduction in exercise price for the 4 month period.  A fair value of approximately $30.6 million was determined and expensed.  The Company issued 2,271,366 common shares as a result of the exercise of warrants during this discounted exercise price period.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

In March, 2009, the Company again extended to the holders of its warrants the opportunity to exercise warrants at a 50% discount of their warrant’s stated exercise price.  Warrant holders of record as of April 1, 2009, have until June 30, 2009, to exercise their warrants at the reduced exercise price.  As of April 1, 2009, the Company had outstanding warrants for approximately 38,364,000 shares of common stock with exercise prices ranging from $0.40 to $5.00 and had warrants for 237,500 shares of preferred stock with exercise prices ranging from $2.50 to $3.20.  The Company utilized the same valuation method as the previous reduced price offer.  A fair value of approximately $31.5 million was determined and recorded as an other expense.  As of May 31, 2009, the Company had issued approximately 106,000 common shares as a result of the exercise of warrants during this discounted exercise price period.

A summary of the Company’s stock warrant activity and related information for the periods ended May 31, 2009 and May 31, 2008 is as follows:

		Weighted		Weighted
		Average		Average
	Common	Exercise	Preferred	Exercise
	Shares	Price	Shares	Price
Outstanding at May 26, 2007	19,652,471	$1.49	237,500	$3.06
Issued	18,189,451	2.03
Exercised	(48,638)	2.00
Expired	(916,049)	1.99
Outstanding at May 31, 2008	36,877,235	$1.74	237,500	$3.06
Issued	5,081,820	2.72
Exercised	(2,446,513)	0.89
Expired	(867,038)	1.99
Outstanding at May 31, 2009	38,645,504	$1.77	237,500	$3.06

(13)	Basic and Diluted Earnings Per Share

Basic earnings per share are calculated by dividing income available to stockholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common and dilutive common share equivalents outstanding during the period.  Dilutive common share equivalents consist of shares issuable upon the exercise of stock options and warrants and the conversion of convertible preferred stock and loans (calculated using the modified-treasury stock method).  The outstanding options, warrants and convertible securities amounted to 46,874,509 and 45,201,385 at May 31, 2009 and May 31, 2008, respectively, and have been excluded from the earnings per share computation due to their anti-dilutive effect.

The following sets forth the computation of basic and diluted earnings per share for the years ending May 31, 2009 and 2008:

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

	For the years ending
	5/31/2009	5/31/2008
Numerator:
Net loss attributable to common stock - Continuing Operations	$(80,005,598)	$(13,557,123)
Net loss attributable to common stock - Discontinued Operations	(65,947)	(195,905)
Net loss attributable to common stock – Total	(80,071,545)	(13,753,028)

Denominator:
Denominator for basic earnings per share-
Weighted average shares outstanding	36,045,681	30,141,647
Denominator for diluted earnings per share-
Weighted average shares outstanding	36,045,681	30,141,647

Basic earnings per share - Continuing Operations	$(2.22)	$(0.45)
Diluted earnings per share - Continuing Operations	$(2.22)	$(0.45)

Basic earnings per share - Discontinued Operations	$(0.00)	$(0.01)
Diluted earnings per share - Discontinued Operations	$(0.00)	$(0.01)

Basic earnings per share	$(2.22)	$(0.46)
Diluted earnings per share	$(2.22)	$(0.46)

(14)	Commitments and Contingencies

In December, 2006, the Company suspended production of its heating stoves due to market conditions and over production.  As a result, the Company had to extend payments on outstanding balances owed to suppliers and other vendors.  As of May 31, 2008, approximately $400,000 remained to be paid which was fully paid during the year ending May 31, 2009.

In October, 2007, the Company signed an agreement in which it agreed to pay a total of $360,000 in settlement for services rendered prior to May 26, 2007.  This amount was accrued as of May 26, 2007.  The Company paid $3,000 upon signing of the agreement and agreed to make additional payments as follows: 1) $3,000 per month through July, 2008, 2) $6,000 per month from August, 2008 through July, 2011, 3) $7,500 per month after July, 2011 and until the total amount is paid in full.  As of May 31, 2009, all payments are current with a remaining balance of approximately $263,000.  No gain or loss was recognized on this settlement.

In January, 2008, the Company signed an agreement in which it agreed to pay a total of $570,000 in settlement for services rendered by a legal firm prior to May 26, 2007.  This amount was accrued as of May 26, 2007.  The Company paid $110,000 at time of signing the agreement and agreed to make additional payments as follows:  1) $8,000 per month for 11 consecutive months commencing March 1, 2008, 2) $12,000 per month for 13 months commencing February 1, 2009 and 3) $18,000 per month for 12 consecutive months commencing on March 1, 2010.  As of May 31, 2009, all payments are current with a remaining balance of $324,000.  No gain or loss was recognized on this settlement.

In April, 2008, the Company signed a series of agreements with Industrial Process Solutions (IPS) in which IPS will design and construct for the Company a fluidized-bed gasification system.  As part of these agreements, IPS is entitled to a warrant to purchase 500,000 common shares of the Company upon completion of a quarter scale and a full scale gasification units.  In accordance with EITF 96-18, the Company will recognize the value and measure the fair value of the warrants upon completion of the two units.   IPS is also entitled to a royalty fee on revenues from the sale of the gas and carbon produced by each unit subsequent to these units.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

In May, 2008, the Company entered into a definitive agreement to complete a “reverse merger” into a public reporting shell company, GCA I Acquisition Corp., a Delaware corporation affiliated with Greyline Capital Advisors, LLC, a New York based corporate finance advisory firm.  The Company’s common stockholders would receive one share in the public company for every one share currently held in the Company.  Ten percent of the shares received in the transaction by the Company’s common stockholders would be eligible for resale immediately upon closing of the transaction, while the remaining ninety percent would become eligible for resale gradually in incremental blocks over time pursuant to a contractual lock-up provision intended to facilitate an orderly market in the Company’s stock.  Subject to the satisfaction of all the closing conditions and the approval of the Company’s stockholders, it is expected that the transaction would close in the first calendar quarter of 2010, subject to the approval of the Securities and Exchange Commission, and that, within a couple of months of that occurrence, the Company would obtain a trading symbol and be eligible for public listing/quotation.

In May, 2008, the Company signed an agreement with Kisstech, Inc. and its owners (Kisstech) in which Kisstech will design and construct for the Company a prototype utilizing gas vaporization technology under development by Kisstech.  In early, 2009, Kisstech completed the working prototype and, per the agreement, the Company issued to the owners of Kisstech warrants to purchase 750,000 common shares of the Company (see note 12(d) above).  The Company has filed for a patent and in April, 2009, the Company approved a plan to form a wholly-owned subsidiary for the purpose of the commercialization of this gas vaporization technology.  Kisstech will be entitled to receive royalty payments from the Company on the sale of products which utilize the gas vaporization technology.  As of May 31, 2009, the subsidiary had not been established.

In September, 2008, the Company settled a dispute with a former dealer of its stove operations.  The Company agreed to repurchase 96 stoves from the dealer in exchange for the settlement of any and all claims which the dealer had alleged.  Payment for the stoves is to be made in equal payments.  Payments started in September, 2008 and ended in December, 2008.  As of May 31, 2009, the Company had made all payments in the amount of $297,500.  Upon receipt of the final payment, the stoves were released to the Company.  The Company recorded a settlement expense of $182,500 at May 31, 2008, to reflect the difference between the settlement amount and the inventory value of the stoves actually received.  The Company is filing an action against the dealer to enforce the settlement agreement as the number of stoves actually received was less than the negotiated settlement resulting in an overpayment of approximately $35,000.

In January, 2009, the Company purchased membership units in a Limited Liability Corporation in the amount of $1,301.  This LLC was formed in August, 2008, with the purpose of identifying closed coal-fired utility plants in order to retrofit the plants with the Company’s carbon conversion technology and sell the electricity to the power grid.  For its investment The Company received 80% of governance rights and 51% of the financial rights of the LLC.  The other 20% and 49%, respectively, is held by a Minnesota-based power brokerage company.

The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the Company’s consolidated financial statements or results of operations.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

(15)	Business Segment Information

The Company is organized and manages its business in two distinct segments: the Alternative Energy Heating Stove segment and the Delivery Services segment.  The Alternative Energy Heating Stove segment designs, assembles, markets, services, and sells alternative energy heating systems.  The principal products produced and/or marketed by this segment are the Bixby Maxfire heating stove, the Bixby Ugly Black Box (UBB) and accessories and parts related to the Maxfire and UBB. The operations are located in Ramsey, MN.  The Delivery Services segment delivers water softener salt and sales/leases water softener equipment to residential and commercial customers in Southern Minnesota, Northwestern Wisconsin and Southeastern South Dakota.  Delivery also licenses its delivery technology to similar operations in the states of Minnesota, Iowa, Indiana, Idaho and Utah.  Delivery Services is based in Redwood Falls, MN and maintains salt storage facilities in Morton, MN and Vermillion, MN.  The Delivery Services business segment was sold in May, 2009.

An analysis and reconciliation of the Company’s business segment information to the respective information in the consolidated financial statements are as follows:

	May 31, 2009	May 31, 2008
Revenues:
Alternative Energy Heating Stove	$720,513	$919,970
Delivery Services (discontinued operation)	2,301,306	2,332,364

Total	3,021,819	3,252,334

Operating Income/(Loss):
Alternative Energy Heating Stove	(128,662)	(696,567)
Delivery Services (discontinued operation)	1,709	7,534

Total	$(126,953)	$(689,033)

Depreciation and Amortization:
Alternative Energy Heating Stove	$152,652	$222,586
Delivery Services (discontinued operation)	275,353	298,651

Total	$428,005	$521,237

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

	May 31, 2009	May 31, 2008
Depreciation and Amortization:
Alternative Energy Heating Stove	$152,652	$222,586
Delivery Services (discontinued operation)	275,353	298,651

Total	$428,005	$521,237

Capital Additions:
Alternative Energy Heating Stove	$—	$50,000
Delivery Services (discontinued operation)	29,161	3,633

Total	$29,161	$53,633

Total Assets:
Alternative Energy Heating Stove	$3,504,084	$4,976,146
Delivery Services (discontinued operation)	100,000	1,053,476

Total	$3,604,084	$6,029,622

(16)	Subsequent Events

In June, 2009, the Company extended its current offer to its warrant holders the opportunity to exercise warrants at a 50% discount of their warrant’s stated exercise price from June 30, 2009 to July 31, 2009.  During the original offer period from April 1, 2009 to June 30, 2009, warrant holders exercised approximately 473,000 shares.

In June, 2009, the Company renewed the sixty-day note with the corporate officer detailed in Note (5) sub-note (11) which became due in June, 2009.  The note was renewed under the same terms and conditions as the previous note (12% interest rate and a warrant for 50,000 shares at $4.00 per share for five years).

In August, 2009, the Company and GCA I Acquisition jointly engaged an investment banker and placement agent (“Banker”) with the purpose to raise $50 million to provide the necessary funds for the first phase of the commercialization of the Company’s carbon conversion technology.  Under the engagement, the Banker will earn a retainer of $40,000.  To the extent that Banker is able to consummate a transaction, the Banker will earn additional fees as well as receive an equity interest of one-half percent (0.5%) in the merged company of Bixby Energy and GCA I and receive a non-voting equity interest of five percent (5%) in the entity which will be formed to own and control the first commercial carbon conversion site.  Under the agreement the Company will be responsible for all out-of-pocket, legal and closing costs related to the agreement and any consummated transaction.

In August, 2009, the Company issued a convertible note for $1,000,000.  The note has an annual interest rate of 15% and is convertible into the Company’s common stock at a price of $3.00 per share.  Interest is due monthly and one-third of the principal is due on January, 31, 2010, and January 31, 2011 with the remaining balance due August 25, 2012.  Contemporaneously with the note, the Company issued a warrant to purchase 1,500,000 common shares at an exercise price of $3.00 per share for seven years.  In addition, the Company agreed to extend all of the warrants currently held by the note holder, a total of 944,656 shares, to August, 2016.  The Company’s inventory serves as collateral for the note.  As the Company sells its finished stove inventory, the Company is required to pay the note holder a set amount as prepayment of principal on the note.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Audited Consolidated Financial Statements
May 31, 2009 and May 31, 2008

In October, 2009, the Company signed a settlement agreement with TekGar.  This agreement releases both parties from the license agreement dated April 1, 2008.  The settlement agreement eliminates all amounts due to TekGar which, as of August 31, 2009 and May 31, 2009, totaled $256,620 and cancels the warrant for 2,000,000 shares of the Company stock which was issued as part of the license agreement.  TekGar receives a new warrant for 100,000 shares with the same exercise price of $2.00 per share and expiration date of April 2, 2013, as the previous warrant.  TekGar will also receive an additional warrant to the extent that certain convertible notes coming due between October, 2009 and December, 2009 are converted to the Company’s common stock by the note holders.  TekGar receives title to certain equipment that was acquired as part of the research and development activities under the original license agreement.

In November, 2009, the Company renewed an unsecured convertible note in the amount of $600,000.  The note has a term of six months and is due in May, 2010.  The note has an interest rate of 15% paid monthly.  In connection with this note, Bixby issued a warrant to purchase up to 1,000,000 common shares at an exercise price of $4.00 per share.  The note is convertible into shares of common stock at $1.60 per share.

In December, 2009, the Company signed an agreement with Global Partners United (“GPU”) to build a test carbon conversion system for use in China.  GPU has made an initial payment of $900,000 to secure the building, testing and shipping of the unit.  GPU will cover the expenses during the installation phase of the unit and Bixby and GPU will share the expenses incurred during the test phase.  If the unit meets satisfactory performance after installation in China, GPU has the right to pay the Company an additional amount of $1.1 million as part of an initial technology usage fee to use the gasification unit on a long term basis in a possible future joint venture with one of its customers.

Bixby Energy Systems, Inc.
Consolidated Balance Sheets

	August 31, 2009
	(Unaudited)	May 31, 2009
Assets
Current assets:
Cash and cash equivalents	$1,109,951	$201,846
Trade Accounts Receivable, less allowance for doubtful accounts of $578 and $2,639 at August 31, 2009 and May 31, 2009, respectively	12,228	2,760
Inventories	2,435,228	2,475,898
Other current assets	452,653	358,467
Total current assets	4,010,060	3,038,971
Property and equipment	1,132,494	1,132,494
Less accumulated depreciation and amortization	(818,515)	(788,806)
Net property and equipment	313,979	343,688
Assets from discontinued operations	—	—

Other assets:
Deposits	48,182	56,182
Other	161,804	167,243
Total other assets	209,986	223,425
Total assets	$4,534,025	$3,606,084
Liabilities and Stockholders’ Deficit
Current liabilities:
Trade accounts payable	$1,267,630	$1,373,634
Accrued expenses	1,183,032	1,069,379
Current portion of capital leases	44,867	69,007
Current portion of long-term debt	2,001,548	1,769,819
Short term notes, net of debt discount of $0 and $8,154 as of August 31, 2009 and May 31, 2009, respectively	50,000	41,846
Short term convertible debt, net of debt discount of $194,053 and $428,959 as of August 31, 2009 and May 31, 2009, respectively	405,947	171,041
Total current liabilities	4,953,024	4,494,726
Convertible debt, less current portion of $2,001,548 and $1,769,819 and net of debt discount of $2,564,178 and $1,989,347 as of August, 31, 2009 and May 31, 2009, respectively	1,471,274	1,327,834
Other long-term liabilities	233,466	217,964
Total liabilities	6,657,764	6,040,524

Stockholders’ deficit:
Undesignated preferred stock, $.001 par value. Authorized 23,900,000 shares; none issued and outstanding as of August 31, 2009 and May 31, 2009, respectively	—	—
Series A convertible preferred stock, $0.001 par value. Authorized 1,100,000 shares; issued and outstanding 773,062 shares and 777,836 shares as of August 31, 2009 and May 31, 2009, respectively ($773,062 and $777,836 liquidation preference as of August 31, 2009 and May 31, 2009, respectively)	773	778
Common stock $0.001 par value. Authorized 100,000,000 shares; issued and outstanding 38,766,520 shares and 37,417,001 shares as of August 31, 2009 and May 31, 2009, respectively	38,767	37,417
Additional paid-in capital	131,010,430	126,327,628
Accumulated deficit	(133,173,709)	(128,800,263)
Total stockholders’ deficit	(2,123,739)	(2,434,440)
Total liabilities and stockholders’ deficit	$4,534,025	$3,606,084

See accompanying notes to unaudited consolidated financial statements.

Bixby Energy Systems, Inc.
Consolidated Statements of Operations

	For the three months ended
	August 31, 2009	August 31, 2008
	(Unaudited)	(Unaudited)
Net sales	$44,057	$275,010
Cost of goods	62,610	287,284
Gross profit (loss)	(18,553)	(12,274)
Operating expenses:
Selling, general, and administrative	889,544	3,251,093
Research and development	301,264	942,552
Total operating expenses	1,190,809	4,193,646

Other income (expense):
Interest expense	(215,615)	(627,568)
Amortization of discounts on notes	(1,110,285)	(511,247)
Cost of reduction in warrant exercise price	(1,839,646)	(30,629,035)
Penalities	—	—
Miscellaneous, net	1,462	337
Total Other Income (Expense)	(3,164,085)	(31,767,514)

Loss from continuing operations before discontinued operations	(4,373,446)	(35,973,433)

Discontinued operations:
Loss from operation of discontinued operations		(49,562)

Net Loss	$(4,373,446)	$(36,022,995)

Net loss per common share - Continuing operations:
Basic and Diluted	$(0.11)	$(1.07)

Net loss per common share - Discontinued operatons:
Basic and Diluted	$—	$(0.00)

Net loss per common share:
Basic and Diluted	$(0.11)	$(1.07)

Weighted Average shares outstanding:
Basic and Diluted	38,402,254	33,709,322

See accompanying notes to unaudited consolidated financial statements.

Bixby Energy Systems, Inc.
Consolidated Statements of Stockholders’ Deficit

			Series A convertible				Additional		Total
	Undesignated preferred stock		preferred stock		Common stock		paid-in	Accumulated	stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	deficit
Balances at May 26, 2007 Trade Accounts Receivable, less allowance for doubtful accounts of $000	—	$—	1,046,846	$1,047	27,983,894	$27,984	$33,349,027	$(34,975,690)	$(1,597,632)
Shares issued in connection with conversion of preferred stock to common stock			(48,521)	(49)	97,042	97	(48)		—
Shares issued in connection with warrants exercised					48,638	48	97,228		97,276
Shares issued in connection with debt conversion					100,000	100	159,900		160,000
Shares issued in connection with private placement, less issuance costs of $687,185					4,794,806	4,795	7,417,571		7,422,366
Warrants issued for debt issuance costs							4,757,242		4,757,242
Stock based compensation							2,901,814		2,901,814
Net loss for the year								(13,753,029)	(13,753,029)
Balances at May 31, 2008	—	$—	998,325	$998	33,024,380	$33,024	$48,682,734	$(48,728,719)	$(11,963)
Shares issued in connection with conversion of preferred stock to common stock			(220,489)	(220)	440,978	441	(221)		—
Shares issued in connection with warrants and options exercised					2,481,513	2,482	2,203,195		2,205,677
Shares issued in connection with debt conversion					113,000	113	150,387		150,500
Shares issued in connection with private placement, less issuance costs of $387,385					1,357,130	1,357	4,421,595		4,422,952
Warrants issued with debt issuance							2,417,854		2,417,854
Stock based compensation							6,337,060		6,337,060
Valuation for reduction in warrant exercise price							62,115,024		62,115,024
Net loss for the year								(80,071,544)	(80,071,544)
Balances at May 31, 2009	—	$—	777,836	$778	37,417,001	$37,417	$126,327,628	$(128,800,263)	$(2,434,440)
Shares issued in connection with conversion of preferred stock to common stock			(4,774)	(5)	9,548	10	(5)		—
Shares issued in connection with warrants and options exercised					1,181,161	1,181	886,183		887,364
Shares issued in connection with debt conversion					55,000	55	54,945		55,000
Shares issued in connection with private placement, less issuance costs of $20,500					103,810	104	383,388		383,492
Warrants issued with debt issuance							1,442,055		1,442,055
Stock based compensation							76,590		76,590
Valuation for reduction in warrant exercise price							1,839,646		1,839,646
Net loss for the year								(4,373,446)	(4,373,446)
Balances at August 31, 2009	—	$—	773,062	$773	38,766,520	$38,767	$131,010,430	$(133,173,709)	$(2,123,739)

See accompanying notes to unaudited consolidated financial statements.

Bixby Energy Systems, Inc.
Consolidated Statements of Cash Flows

	For the three months ended
	August 31, 2009	August 31, 2008
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss from continuing operations	$(4,373,446)	$(35,973,433)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	29,709	42,765
Amortization of debt discount / BCF	719,842	511,247
Expense for warrant extension	390,443	—
Non cash interest expense	15,501	15,502
Share based compensation	76,590	2,056,540
Non cash compensation for lease guarantee	—	459,100
Valuation of warrant exercise price reduction	1,839,646	30,629,035
Changes in operating assets and liabilities:
Accounts receivable	(7,406)	20,442
Allowance for doubtful accounts	(2,061)	38,655
Inventories	40,670	134,702
Other assets	(21,413)	79,896
Trade accounts payable	(106,004)	(551,543)
Accrued expenses	118,654	(160,377)
Net cash used in operating activities - continuing operations	(1,279,275)	(2,697,469)
Net cash provided by operating activities - discontinued operations	—	7,796
Net cash used in operating activities	(1,279,275)	(2,689,674)
Cash flows from investing activities:
Additions to property and equipment	—	(58,000)
Decrease in loan receivable	7,665	—
Additions to other assets	8,000	—
Net cash used in investing activities - continuing operations	15,665	(58,000)
Net cash used in investing activities - discontinued operations	—	—
Net cash used in investing activities	15,665	(58,000)
Cash flows from financing activities:
Principal payments on capital leases	(24,140)	(20,495)
Proceeds from issuance of debt	925,000	—
Principal payments on debt	—	(250,000)
Proceeds from issuance of common stock and exercise of warrants	1,270,856	2,054,526
Net cash provided by financing activities - continuing operations	2,171,716	1,784,031
Net cash used in financing activities - discontinued operations	—	(23,188)
Net cash provided by financing activities	2,171,716	1,760,843
Net increase (decrease) in cash and cash equivalents	908,105	(986,831)
Cash and cash equivalents at beginning of year	201,846	1,375,805
Cash and cash equivalents at end of year	$1,109,951	$388,974

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest - continuing operations	$140,636	$109,660
Cash paid for interest - discontinued operations	$—	$5,253
Cash paid for taxes	$—	$—

Non-cash Investing and Financing Activities:

Equipment purchased under capital lease	$—	$135,484
Conversion of debt to debt	$50,000	$—
Conversion of debt to common stock	$55,000	$100,000
Conversion of preferred stock to common stock	$31,012	$126,419
Warrants issued in connection with debt	$1,442,055	$492,005

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009

 (1) Basis of Presentation

The accompanying unaudited consolidated financial statements of Bixby Energy Systems, Inc and Subsidiary have been prepared in accordance with generally accepted accounting principles for interim financial information.  Accordingly, they do not include all the information and notes required by generally accepted accounting principals for complete financial statements.  In the opinion of management, all adjustments necessary to present fairly the information set forth therein have been included.  The financial statements and notes included herein should be read in conjunction with the annual financial statements and notes for the year ended May 31, 2009 included in the Amended S-4 filed on November xx, 2009.  Operating results for the three month period ended August 31, 2009 are not necessarily indicative of the results that may be experienced for the fiscal year ended May 31, 2010.

These consolidated financial statements are those of the Company and its wholly-owned subsidiary.  All significant inter-company accounts and transactions have been eliminated in the preparation of the consolidated financial statements.

(2) Organization, Description of Business and Going Concern

Bixby Energy Systems, Inc. (the Company) was incorporated as a Delaware corporation on April 1, 2002.  The Company designs, assembles, markets, services, and sells alternative energy heating systems.  The Company sells its products through dealers located in the northern part of the US and all of Canada. Its wholly-owned subsidiary, SS Acquisition d/b/a Bixby Energy Delivery Services (Delivery) which acquired Step Saver, Inc. in October, 2004, delivers water softener salt to residential and commercial customers in Southern Minnesota, Northwestern Wisconsin and Southeastern South Dakota.  Delivery also licenses its delivery technology to similar operations in the states of Minnesota, Iowa, Indiana, Idaho and Utah.  In May, 2009, the Company closed on the sale of its Delivery business.  The Company’s headquarters are located in Ramsey, MN.

In May, 2008, the Company entered into a definitive agreement to complete a “reverse merger” into a public reporting shell company, GCA I Acquisition Corp., a Delaware corporation affiliated with Greyline Capital Advisors, LLC, a New York based corporate finance advisory firm.  The Company’s common stockholders would receive one share in the public company for every one share currently held in the Company.  Ten percent of the shares received in the transaction by the Company’s common stockholders would be eligible for resale immediately upon closing of the transaction, while the remaining ninety percent would become eligible for resale gradually in incremental blocks over time pursuant to a contractual lock-up provision intended to facilitate an orderly market in the Company’s stock.  Subject to the satisfaction of all the closing conditions and the approval of the Company’s stockholders subject to the approval of the Securities and Exchange Commission, and that, within a couple of months of that occurrence, the Company would obtain a trading symbol and be eligible for public listing/quotation.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  The Company had negative working capital of approximately $943,000 as of August 31, 2009.  In addition, the Company had an accumulated deficit of $133 million and a stockholders’ deficit of $2.1 million as of August 31, 2009.

As reflected in the consolidated financial statements, the Company has incurred net losses of $4.3 million for the first three months ended August 31, 2009, of Fiscal Year 2010.  In this regard, the Company has been a net consumer, as opposed to generator, of cash from operations.  The Company has attempted during the period to use its resources to develop viable commercial products and to provide for its working capital needs.  These results of operations, when viewed in conjunction with the Company’s accumulated deficit and liquidity as referenced in the preceding paragraph raise substantial doubt as to the Company's ability to continue as a going concern.

To date, the Company has consistently been able to raise sufficient funds for its R&D and working capital requirements through the private issuance of a combination of equity and debt securities; however, there can be no assurance that it will be able to continue to raise capital in the future or that any capital obtained will be adequate to meet the Company’s needs.  Management's efforts to date have been directed towards the development and implementation of a plan to generate sufficient revenues to meet its ongoing capital requirements.  The plan includes, among other things, the development of the Company’s initial reference facility for its carbon conversion technology.  It also involves cost-cutting initiatives including the elimination of all non-essential costs, as well as the sale of certain assets related to non-core operations.

As regards asset recoverability, approximately $3.4 million or 76% of the asset values stated in the accompanying balance sheet are dependent upon the continued operations of the Company.  This, in turn, is dependent upon the Company's future ability to generate sufficient revenue so as to be self-sustaining and, in the interim, to meet its financing requirements on a continuing basis.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that may become necessary in the event that the Company is unable at some point in the future to continue as a going concern.

(3) Discontinued Operations

The Company’s sale of the Delivery business in May, 2009, has been accounted for under the requirements of paragraph 30 of SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  As of August 31, 2009 and May 31, 2009, there were no assets and liabilities associated with the discontinued operations of the Company.  The results of operations have been presented as discontinued operations for the three months ended August 31, 2008.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009

(4) Summary of Significant Accounting Policies and Practices

(a)	Principles of Consolidation

The consolidated financial statements include the financial statements of Bixby Energy Systems, Inc. and its wholly owned subsidiary SS Acquisition d/b/a Bixby Energy Delivery Services. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)	Cash Equivalents

Cash equivalents of approximately $1,110,000 and $202,000 at August 31, 2009, and May 31, 2009, respectively, consist of highly liquid cash investments with a maturity of three months or less at the date of purchase.

The Company maintains cash and cash equivalents in accounts with a financial institution in excess of the amount insured by the Federal Deposit Insurance Corporation.  The Company monitors the financial stability of this institution regularly and management does not believe there is significant credit risk associated with deposits in excess of federally insured amounts.

(c)	Accounts Receivable and Allowance for Doubtful Accounts

The Company sells its products on account to retail and commercial customers.  Payments from customers are received and applied to their account.

The Company records an allowance for doubtful accounts based on specifically identified amounts that it believes to be uncollectible.  If actual collections experience changes, revisions to the allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.  However, actual write-offs might exceed the recorded allowance. A review of open accounts resulted in a reserve for doubtful accounts of $578 and $2,639 at August 31, 2009 and May 31, 2009, respectively.  Based on the information available to it, the Company believes its allowance for doubtful accounts is adequate.

(d)	Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market.  The Company reviews inventory for obsolescence and excess quantities to determine that items deemed obsolete or excess are appropriately reserved.  At the end of fiscal 2007, the Company determined that the market price for its finished stove inventory was below the Company’s inventory cost necessitating an adjustment of $1,212,642 to write down inventory values to market.  No adjustments were required as of August 31, 2009, and May 31, 2009, respectively as market prices have been stable to slightly higher during these years.

(e)	Other Current Assets

Other current assets consist of miscellaneous receivables from activities other than customer sales and prepaid expenses.

(f)	Property and Equipment

Property and equipment are recorded at cost.   Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The estimated useful lives of property and equipment range from two to ten years.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009

(g)	Impairment of Long Lived Assets

The Company reviews long-lived assets for impairment annually or more frequently if the occurrence of events or changes in circumstances indicates that the carrying amount of the assets may not be fully recoverable or the useful lives of these assets are no longer appropriate.  Each impairment test is based on a comparison of the carrying amount of an asset to future net undiscounted cash flows. If impairment is indicated, the asset is written down to its estimated fair value.  With the sale of the Delivery operation in May, 2009, the Company no longer has long-lived assets as of August 31, 2009 and May 31, 2009.

(h)	Deposits

The Company has made deposits as part of its long term capital and real estate leases. These deposits totaled $48,182 and $56,182 as of August 31, 2009 and May 31, 2009, respectively.

(i)	Other Assets

As of August 31, 2009, other assets consist primarily of an asset being held for resale in the amount of $100,000 and a long-term note with a balance of $93,335 of which $60,503 is considered long-term related to the sale of the Company’s salt delivery business.  As of May 31, 2009, other assets consist primarily of an asset being held for resale in the amount of $100,000 and a long-term note for $100,000 of which $65,942 is considered long-term related to the sale of the Company’s salt delivery business

(j)	Accounts Payable

The Company records invoices for inventory, purchases, services and other expenses in the period received or performed.  The Company maintains several credit cards to accommodate purchases.  Charges are recorded at time of purchase.

In March, 2009, a Company officer advanced $35,000 to the Company from a personal credit card.  The Company agreed to cover all fees and make the necessary payments to the credit card company.  At the time of the advance, the Company was paying off a previous advance of $50,000 and which had a current balance at the time of the additional advance of approximately $12,200.  The credit card balance was approximately $38,600 and $41,800 as of August 31, 2009 and May 31, 2009, respectively.  The amounts due on the credit card are included in accounts payable.

(k)	Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (SAB) 104, which requires evidence of an agreement, delivery of the product or services at a fixed or determinable price, and assurance of collection within a reasonable period of time.  The Company sells stoves to dealers.  The title transfers to the dealer upon shipment.  The Company does not offer a right to return products, unless they are damaged.  The Company recognizes revenue upon shipment.  The dealers display the stoves and provide installation services to customers if necessary.  One of the Company’s customers’ sales accounted for 11% of the Company’s total heating stove sales for the three months ended August 31, 2009.    For the three months ended August 31, 2008, two customers accounted for 55% and 16% of the total stove sales.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009

(l)	Research and Development

The Company expenses research and development costs as incurred.

(m)	Income Taxes

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(n)	Stock Option Plan

The Company adopted SFAS No. 123R, “Share Based Payments.” SFAS No. 123R requires companies to expense the value of employee stock options and similar awards and applies to all outstanding and vested stock-based awards.

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what we have recorded in the current period. The impact of applying SFAS No. 123R approximated $77,000 and $81,000 in additional compensation expense for the first three months ended August 31, 2009 and August 31, 2008, respectively.  Such amount is included in general and administrative expenses on the statement of operations.

(o)	Other Stock-based Compensation

Periodically, the Company issues warrants to purchase the Company’s common stock as compensation or payment for services rendered.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  The assigned value is expensed at the time the warrants are considered vested under the specific agreement, generally, this is on the date of issuance.  If the warrants are expensed over a vesting period, they are expensed based on the value on the date they have vested.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009

(p)	Fair Value of Financial Instruments
Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The Company discloses the estimated fair values for all financial instruments for which it is practicable to estimate fair value. As of August 31, 2009 and May 31, 2009, the fair value of these instruments, other than long-term debt, approximates book value due to their short-term duration.  It was not practicable to estimate the fair value of the long-term notes payable because quoted market prices do not exist and it was not practicable to make estimates through other means.

Effective June 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), for assets and liabilities measured at fair value on a recurring basis. SFAS 157 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of SFAS 157 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, SFAS 157 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company did not have any Level 2 or Level 3 assets or liabilities as of August 31, 2009 and May 31, 2009.

Cash and cash equivalents of approximately $1,110,000, include money market securities and commercial paper that are considered to be highly liquid and easily tradable as of August 31, 2009. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within our fair value hierarchy.

In addition, SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” was effective for June 1, 2008. SFAS 159 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

(q)	Advertising

Advertising costs are charged to expense as incurred.  There was no advertising expense for the three months ending August 31, 2009 and August 31, 2008, respectively.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009

(r)	Product Warranty

The Company has sold its heating stoves with four-year, one-year and no warranties.  For warranties of one and four years the Company has established a warranty reserve in the year sold equal to 1% of sales price for each year of warranty.  The reserve is reduced at the end of each year by 1% until the warranty period has expired (e.g. four-year warranty stoves would have a 4% reserve established in the year sold, a 3% reserve the following year and so forth with no reserve in the fifth year from sale).

(s)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(t)	Shipping and Handling Costs

The Company classifies freight costs billed to customers as revenue.  Costs related to freight are classified as costs of sales.

(u)	Recent Accounting Pronouncements

In May 2008, the FASB issued FASB Staff Position (FSP) Financial Accounting Standard (FAS) 142-3, Determination of the Useful Life of Intangible Assets, which is effective for fiscal years beginning after December 15, 2008 and for interim periods within those years. FSP FAS 142-3 provides guidance on the renewal or extension.  The Company is currently evaluating the impact that FSP FAS 142-3 may have on the consolidated financial statements.

In May 2008, the FASB issued Financial Statement Position (FSP) Accounting Principles Board (APB) 14-1 "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)." FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis and will be adopted by the Company in the first quarter of fiscal 2010. The Company is currently evaluating the potential impact, if any, of the adoption of FSP APB 14-1 on its results of operations and financial position.

In June 2009, the FASB approved its Accounting Standards Codification (“Codification”) as the single source of authoritative United States accounting and reporting standards applicable for all non-governmental entities, with the exception of the SEC and its staff. The Codification which changes the referencing of financial standards is effective for interim or annual periods ending after September 15, 2009. Therefore in the third quarter of fiscal year 2009, all references made to US GAAP will use the new Codification numbering system prescribed by the FASB. As the codification is not intended to change or alter existing US GAAP, it is not expected to have any impact on the Company’s financial position or results of operations, upon adoption.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009
(5)	Inventories

Inventory consists of the following:

	August 31, 2009	May 31, 2009
Raw materials	$1,645,248	$1,651,726
Finished Goods	789,980	824,172
	$2,435,228	$2,475,898

(6)	Warranty Reserve

The warrant reserve activity consists of the following:

		August 31, 2009	May 31, 2009
Beginning Warranty Reserve		$223,319	$268,644
Add: New Stove Warranty		—	3,433
Adjustment	(1)		63,000
Subtract: Expiring Warranty		—	(111,758)
Ending Warranty Reserve		$223,319	$223,319

(1)
The Company sold 210 heating stoves at a significantly reduced price to a dealer with no warranty.  The dealer was responsible for providing its own warranty program to the purchasers of the stove.  The dealer has since filed for bankruptcy.  The Company has been working with the consumer division of the state’s attorney general’s office and a local heating firm to provide some relief to consumers whose stoves may require servicing without prejudice to the Company’s position that the Company is not liable for warranty service.  A reserve of $300 per stove for a total of $63,000 has been made to cover any potential warranty expense as of May 31, 2009.

Sales for the first three months ending August 31, 2009 were for stoves with no warranty so no additional reserve was recorded.  For the first three months ending August 31, 2008, the Company recorded an additional reserve of approximately $1,000.  Actual expense to cover warranty parts and service was approximately $3,100 and $2,800 for the three months ended August 31, 3009 and August 31, 2008, respectively.

(7)	Long-Lived Assets

The Company acquired a patented, salt delivery technology as part of its acquisition of Step Saver, Inc. in October, 2004.  At the time of the acquisition the Company recorded a long-lived asset of approximately $3.8 million and began amortizing the amount over the remaining life of the patent, approximately 8 years.  In January, 2006, the Company acquired additional salt delivery business in which it acquired active customer lists with an agreed value of $235,000 and began amortizing this amount over a period of three years.  In May 2009, the Company sold the Delivery operation.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009

In accordance with SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company is to assess its long-lived assets for impairment at least annually in the absence of an indicator of possible impairment and immediately upon an indicator of possible impairment.  In both fiscal 2006 and fiscal 2007, the Company recorded an impairment charge.  The amount of the charge was determined by comparing the value of the expected cash flows over the remaining years of the patent with the current asset value.  The same calculation was made at the end of fiscal 2008 and no impairment charge was required.  In May, 2009, the assets and liabilities of the salt delivery operation were acquired by a third party.  At the time of sale the remaining long-lived asset value was $280,043 which was, then, eliminated as part of the recognition of the gain on the sale of the operation.  There were no long-lived assets as August 31, 2009 and May 31, 2009.

(8)	Short-term and Long-term Debt

The Company has entered into short-term notes, long-term notes and long-term debentures with investors.  In addition to interest on the principal amount of the note or debenture, the notes may include provisions for receipt of warrants to purchase the Company’s common stock and the right to convert the principal and, where included, the interest into the common stock of the Company.  The Company has followed the requirements of APB 14 for the valuation of warrants issued with debt instruments.  The Company uses a version of the Black-Scholes model to value any warrants granted.  An amount equal to the warrant’s share of the total value of the transaction is treated as Additional Paid-In Capital and the debt is reduced accordingly.  For convertible debt and in accordance with EITF 00-27 and 98-5, the Company records a discount for the Beneficial Conversion Feature (“BCF”).  The total loan discount, the value of the warrants and BCF, is then amortized over the life of the loan agreement.  On occasion, upon the expiration of a note, the Company and the note holder have executed a new note.  The provisions of the new loan have been substantially the same as the previous note, therefore, according to EITF 96-19 and EITF 06-06, the old loan is treated as paid in full and the new loan and any additional grants of warrants are treated as a new transaction.

As of August 31, 2009 and May 31, 2009, Short-term debt consists of the following:

		August 31, 2009	May 31, 2009
Bridge Notes	(3) and (6)	$50,000	$50,000
Convertible Notes	(3)	600,000	600,000
Less remaining discount for BCF and value of warrants	(3) and (6)	194,053	(437,113)
Total short-term debt		$844,053	$212,887

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009

As of August 31, 2009 and May 31, 2009, Long-term debt consists of the following:

		August 31, 2009	May 31, 2009
Capital Leases	(1)	$44,867	$69,007
Less current installments		(44,867)	(69,007)
Total long term debt, net of current portion		$—	$—

Convertible Debt - Gross Amount	(2) (4) (5) and (7)	6,037,000	5,087,000
Less remaining discount for value of warrants	(2) (4) (5) and (7)	(2,564,178)	(1,989,347)
Convertible Debt - net of debt discount		$3,472,822	$3,097,653
Less current installments		(2,001,548)	(1,769,819)
Total convertible debt, net of current portion		$1,471,274	$1,327,834

Other long-term liabilities	(2)	233,466	217,964
Total long-term debt		$1,704,740	$1,545,798

(1)
The Company has acquired certain equipment under a capital lease arrangement.  The terms of the arrangements call for monthly payments and less than 12 months remain.  In the year ending May 31, 2009, the Company acquired additional equipment under capital leases for a total of $135,484.  As of August 31, 2009, and May 31, 2009, capital lease obligations amounted to $44,867 and $69,007, respectively.

(2)
In October 2005, the Company issued convertible debentures in the amount of $1,125,000 bearing interest at the rates of 6% to 10% for a term of 5 years.  Interest is accrued and payable at the end of the term.  Principal and interest are convertible into the shares of the Company’s common stock at $1.60 per share at the discretion of the debenture holder.  In fiscal year 2007, the Company paid off one of the debentures amounting to $100,000.  In accordance with EITF 00-27 and 98-5, the Company recorded a discount for the Beneficial Conversion Feature (“BCF”) on the convertible debt amounting to $108,000 and is amortized over the life of the debentures.  The amount of the BCF discount was calculated using the Black-Scholes model. Additionally, in connection with these debentures the Company issued warrants to purchase 532,813 shares of common stock valued at approximately $356,000 of which $269,000 were recorded as a discount and were being amortized over the life of the loans.  The value of the warrants was calculated using the Black-Scholes model.  The Company recorded a discount amortization expense of approximately $18,300 and $18,300 in the three months ending August 31, 2009 and August 31, 2008, respectively, with a remaining unamortized balance of the discount of approximately $87,000 and $106,000 as of August 31, 2009 and May 31, 2009, respectively.

In accordance with EITF 00-27 the BCF value of the interest conversion feature of the notes is recorded at the time that the interest is accrued.  The amount of the BCF value was calculated using the Black-Scholes model. In March, 2008, the Company’s stock price was increased to above the conversion price resulting in a BCF value for the first time.  The amount was immaterial and not recorded for the period ended May 31, 2008.  During 2009, the stock price rose further and a total BCF value of $68,576 was recorded.  The Company recorded a BCF expense of approximately $15,500 and $22,600 in the three months ending August 31, 2009 and August 31, 2008, respectively

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009

The interest on these debentures is accrued and due at the end of the term.  The accrued interest was $233,466 and $217,964 at the years ending August 31, 2009 and May 31, 2009, respectively and is included in other long-term liabilities.

(3)
In May, 2009, the Company entered into a note for a period of six months bearing an interest rate of 15% and which is convertible into shares of Company's common stock at $1.60 per share and warrants to purchase 250,000 shares of common stock at an exercise price of $2.00 per share.   The lender also received contemporaneously with the note a warrant to purchase common shares at an exercise price of $2.00 per share.  In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model to value the warrants, the Company discounted the note as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $302,000 and being amortized over the life of the loan and 2) for the warrants issued with the notes which had an approximate value of $170,000 and was recorded as a discount and being amortized over the life of the loans.  The warrants which would be issued upon conversion have an approximate value of $553,000 at August 31, 2009 and May 31, 2009.  The Company recorded an amortization expense of approximately $235,000 in the first three months ending August 31, 2009, with a remaining unamortized balance of the discount of approximately $194,000 as of August 31, 2009.  The unamortized balance as of May 31, 2009 was approximately $429,000.

(4)
During 2008, the Company entered into multiple long-term convertible notes with a total face amount of $2,567,000 bearing an interest rate of 12% and which are convertible into shares of Company's common stock at prices from $1.60 to $2.50 per share and warrants to purchase 4,909,000 shares of common stock at an exercise price from $2.00 to $3.00 per share.  Some notes also call for additional warrants to purchase common shares to be issued should the notes be converted.  The company would recognize an expense equal to the value of warrants at the time of conversion.  In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model to value the warrants, the Company discounted the notes as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $640,000 and being amortized over the life of the loans and 2) for the warrants issued with the notes which had a value of $3,098,000 of which approximately $1,600,000 were recorded as a discount and being amortized over the life of the loans.  The warrants which would be issued upon conversion had an approximate value of $470,000 at the time that the notes were issued.  The Company recorded an amortization expense of approximately $282,000 and $283,000 for the three months ending August 31, 2009 and August 31, 2008, respectively.  One note was used to exercise warrants during the three months ended August 31, 2009. As of August 31, 2009 and May 31, 2009, there remained approximately $465,000 and $679,000 of discounted value for warrants and BCF to be amortized, respectively.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009

(5)
In 2009, the Company entered into long-term convertible notes with a total face amount of $1,625,000 bearing interest rates ranging from 10% to15% and which are convertible into shares of the Company’s common stock at a price ranging from $2.50 to $4.00 per share.  Contemporaneously with the notes, warrants to purchase 578,125 common shares at an exercise price ranging from $3.00 to $5.00 per share were issued. In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model to value the warrants, the Company discounted the note as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $611,000 and being amortized over the life of the loans and 2) for the warrants issued with the notes which had an approximate value of $1,580,000 of which approximately $719,000 was recorded as a discount and is being amortized over the life of the loans.  The Company recorded an amortization expense of approximately $110,000 for the three months ending August 31, 2009.  No loans were completed in the first three months ending August 31, 2008.  As of August 31, 2009 and May 31, 2009, there remained approximately $1,026,000 and $1,136,000 of discounted value for warrants and BCF to be amortized, respectively.

(6)
In February, 2009, a Company officer loaned $50,000 to the Company.  The Company issued a sixty-day note with an interest rate of 12%.  The Company also issued a warrant to purchase 100,000 shares of common stock at an exercise price of $5.00 per share for a period of five years.  Utilizing the Black-Scholes valuation model, the warrants were valued at $249,000 of which $41,639 were recorded as a discount and was amortized over the life of the loan.  Upon completion of the sixty-day note in April, 2009, the Company issued a second sixty-day note with an interest rate of 12%.  The Company also issued a warrant to purchase 50,000 shares of common stock at an exercise price of $4.00 per share for a period of five years.  Utilizing the Black-Scholes valuation model, the warrants were valued at $130,000 of which $36,111 were recorded as a discount and is being amortized over the life of the loan.  Upon completion of the sixty-day note in June, 2009, the Company issued a third sixty-day note with an interest rate of 12%.  The Company also issued a warrant to purchase 50,000 shares of common stock at an exercise price of $4.00 per share for a period of five years.  Utilizing the Black-Scholes valuation model, the warrants were valued at $130,000 of which $36,111 were recorded as a discount and is being amortized over the life of the loan.  For the first three months ending August 31, 2009, the Company recorded an amortization expense of approximately $44,000 related to these notes.  At May 31, 2009, there remained approximately $8,200 of discounted value for warrants to be amortized.  As of August 31, 2009, the note was fully amortized and was paid in full on September 1, 2009.

(7)
In August, 2009, the Company issued a convertible note for $1,000,000.  The note has an annual interest rate of 15% and is convertible into the Company’s common stock at a price of $3.00 per share.  Interest is due monthly and one-third of the principal is due on January, 31, 2010, and January 31, 2011 with the remaining balance due August 25, 2012.  Contemporaneously with the note, the Company issued a warrant to purchase 1,500,000 common shares at an exercise price of $3.00 per share for seven years.  In addition, the Company agreed to extend all of the warrants currently held by the note holder, a total of 944,656 shares, to August, 2016.  The Company’s inventory serves as collateral for the note.  As the Company sells its finished stove inventory, the Company is required to pay the note holder a set amount as prepayment of principal on the note. In accordance with EITF 00-27 and 98-5 and utilizing the Black-Scholes valuation model to value the warrants, the Company discounted the note as follows: 1) for the Beneficial Conversion Feature (“BCF”) on the convertible debt a discount amounting to approximately $193,000 and being amortized over the life of the loans and 2) for the warrants issued with the notes which had an approximate value of $4,170,000 of which approximately $807,000 was recorded as a discount and is being amortized over the life of the loans.  The Company recorded an amortization expense of approximately $15,000 for the three months ending August 31, 2009.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009

In accordance with SFAS No. 123R, paragraph 51, the Company determined the value and recorded an expense for the extension of the note holder’s previous warrants.  The Company utilized the Black-Scholes valuation model to value the warrants immediately before the extension and immediately after.  A value of approximately $390,000 was determined and expensed.

(9)	Stockholders’ Deficit

(a)	Preferred Stock

The Company has 25,000,000 shares of $0.001 par value preferred stock authorized, of which 1,100,000 shares have been designated as Series A convertible preferred stock (Series A).  The Series A stock is convertible into two shares of the Company’s common stock.  For the three months ended August 31, 2009, preferred stockholders converted 4,774 shares of preferred stock for 9,548 shares of the Company’s common stock.  An aggregate of 773,062 shares of Series A were outstanding at August 31, 2009.

After December 31, 2006, in the event of liquidation, which is defined as the sale, conveyance or other disposition of all or substantially all of the assets of the Company, preferred stockholders are entitled to receive $1.00 per share prior to and in preference to any common stockholder.

The Series A holders have voting rights after December 31, 2006 on an as-if converted basis to common stock.

(b)	Common Stock

The Company has 100,000,000 shares of $0.001 par value common stock authorized.  The Company offered additional shares for investment during the first three months ending August 31, 2009 at an offering price to $4.00 per share.  During the first three months ending August 31, 2009, the Company sold 103,810 shares of common stock with gross proceeds of approximately $404,000.  After payment of fees of approximately $21,000, the net proceeds from the sale of common stock were approximately $383,000 for the three months ending August 31, 2009.

During the first three months ended August 31, 2009, the Company issued 55,000 shares of the Company’s  common stock in connection with the conversion of $55,000 in convertible loans.

(c)	Stock Option Plan

In 2001, the Company adopted a stock option plan (the Plan) allowing the granting of stock options to officers and key employees to purchase up to 5,000,000 shares of authorized but unissued common stock.  Stock options are granted with an exercise price equal to 110% of the common stock’s fair market value at the date of grant.  The exercise period of Stock options can vary but in no event can Stock Options expire later than ten years from the date of grant.

At August 31, 2009, there remained 2,621,000 shares available for grant under the Plan.  The  Plan had total awards outstanding of 2,234,000 shares as of August 31, 2009.  Of these outstanding awards, a total of 2,152,000 options are vested and exercisable.  The remaining 82,000 options become vested and exercisable in the follow periods:

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009

2010	2011	2012
29,000	41,000	12,000

A summary of the changes in options outstanding under the plan for years ended May 31, 2009 and 2008 is presented below:

		Weighted	Aggregate
		Average	Intrinsic
	Shares	Exercise Price	Value
Outstanding at May 31,2008	2,074,000	$2.36	$813,000
Granted	200,000	4.40
Exercised	(35,000)	1.00
Canceled	(55,000)	2.20
Outstanding at May 31, 2009	2,184,000	$2.56	$3,231,500
Granted	50,000	4.40
Exercised	—
Canceled	—
Outstanding at August 31, 2009	2,234,000	$2.56	$3,231,500
Exercisable at August 31, 2009	2,032,000	$2.60	$3,067,500

At August 31, 2009, the range of exercise prices and weighted average remaining contractual life of outstanding options were $0.80 to $4.40 and 3.31 years, respectively.  At May 31, 2009, the range of exercise prices and weighted average remaining contractual life of outstanding options were $0.80 to $4.40 and 3.27 years, respectively.

The weighted average grant date fair value of stock options granted as of  August 31, 2009 and May 31, 2009 was $1.41 and $1.38, respectively. As of August 31, 2009, there were 82,000 nonvested options outstanding with a grant date fair value of $0.34.

In August, 2008, the Company granted its option and warrant holders the opportunity to exercise their holdings at an exercise price of 50% of the price stated in their option or warrant provided that they exercised any time between August 15, 2008, and December 15, 2008.  Options with a total of 35,000 shares of the Company’s common stock were exercised during this period.  The Company used the Black-Scholes option-pricing model to calculate the fair value of this reduction in exercise price.  A fair value of $15,050 was determined and expensed for the exercise of these options.

The Company has adopted SFAS No. 123 (Revised 2004), “Share-Based Payment.” and SFAS No. 123R (a revision of SFAS No. 123), “Accounting for Stock-Based Compensation”.  SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services through share-based payment transactions.  SFAS No. 123R requires an entity to measure the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award at the date of grant.  The cost is recognized over the period during which an employee is required to provide services in exchange for the award.  The Company utilized an options valuation model to determine the value of the options granted as follows:

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009

	August 31, 2009	August 31, 2008
Share Compensation Values:
Options granted in current year	$70,500	$74,500
Expired options in current year (includes options granted and expired in same year)	—	—
Options granted in prior years	6,090	6,990
Total Share Compensation Value	$76,590	$81,490

The share compensation values are reported as an expense within selling, general, and administrative expenses.
As of May 31, 2009, there remained $43,670 of unearned stock compensation expense. The unearned compensation expense is expected to be recognized in the following periods:

2010	2011	2012	2013
$20,880	$16,410	$6,380	-0-

The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of each individual issuance of options.  The following assumptions were used for grants:

	May 31, 2009	May 31, 2008
Expected dividend yield	0.00%	0.00%
Risk-free interest rate	1,80% to 3.37%	3.41%
Expected volatility	100.00%	100.00%
Expected forfeiture rate	40.0%	40.0%
Expected term (years)	5.0	5.0
Weighted average per share fair value of all options	0.69	0.61

In order to determine the value of warrants and options issued, the Company ensured that they selected the appropriate volatility factor for the common stock to apply the Black Scholes calculation.  In order to determine the appropriate volatility factor the Company reviewed the volatility data along with stock market and historical financial performance of a large number of companies involved in the same industry as Bixby.  In selecting the 100% volatility for Bixby, the Company considered Bixby’s historical financial performance, financial conditions, and business risk in comparison to comparable companies.  The expected forfeiture rate is the actual rate that the company has experienced over the life of the Plan.  All grants have been for a 5 year term and the expected term is this period.

It is the Company’s policy to issue new shares to satisfy the requirements of its stock option plan. The Company does not expect to repurchase shares in the future to support its stock option plan.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009

(d)	Other Stock-based Compensation

In June, 2008, the Company issued warrants to purchase 45,000 shares of the Company’s common stock to certain employees as a result of them completing an employment period.  The warrants are at an exercise price of $3.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $67,000 was determined and expensed as the warrants were fully vested upon issuance.

In June, 2008, the Company issued a warrant to purchase 1,000,000 shares of the Company’s common stock as part of an employment agreement.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $1,600,000 was determined and expensed as the warrants were fully vested upon issuance.  In June, 2008, the Company issued a warrant to purchase 200,000 shares of the Company’s common stock to its legal counsel.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $308,000 was determined and expensed as the warrants were fully vested upon issuance.

In June, 2008, the Company issued warrants to purchase 459,100 shares of the Company’s common stock in return for a personal guarantee on a capital lease with a term of one-year.  The warrants are at an exercise price of $3.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $459,100 was determined and expensed as the warrants were fully vested upon issuance.

In November, 2008, the Company signed an agreement with Energy Power Group under which Energy Power Group will pursue gas and carbon sales contracts for the products from the Company’s carbon conversion technology.  As part of the agreement, Energy Power Group received a warrant to purchase 500,000 common shares of its common stock exercisable at $2.00 per share for 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $1,470,000 was determined and expensed as the warrants were fully vested upon issuance.

In November, 2008, the Company issued a warrant to purchase 100,000 shares of the Company’s common stock as part of a settlement of amounts owed.  The warrants are at an exercise price of $2.00 per share and with an exercise period of 5 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $294,000 was determined and expensed as the warrants were fully vested upon issuance.

In March, 2009, the Company approved issuance of warrants to purchase 750,000 shares of the Company’s common stock in conjunction with the satisfactory completion of a viable working prototype under its contract with Kisstech.  The warrants have an exercise price of $2.00 per share and a five year exercise period.  In accordance with SFAF 123R and EITF 96-18, the Company recognized the value and measured the fair value of the warrants upon completion of the prototype per the agreement.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $2,205,000 was determined and expensed as the warrants were fully vested upon issuance.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009

In May, 2009, the Company issued a warrant to purchase 35,000 shares of the Company’s common stock to an employee who was laid off.  The warrant is at an exercise price of $2.00 per share and with an exercise period of 2 years.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of approximately $82,950 was determined and expensed in 2009 as the warrants were fully vested upon issuance.

(e)	Stock Warrants

As of August 31, 2009, the Company has outstanding warrants to purchase 37,094,954 shares of its common stock at prices ranging between $0.40 and $5.00.  These warrants have been issued as part of a unit investment in the Company, as part of loan agreements with the Company, for assistance in raising money for the Company and for other contractual purposes.

As of August 31, 2009, the Company had outstanding warrants to purchase 5,000 shares of its Series A convertible preferred stock at share price of $3.20.

In August, 2008, the Company extended to the holders of its warrants the opportunity to exercise warrants at a 50% discount of their warrant’s stated exercise price.  Warrant holders of record as of August 15, 2008, had until December 15, 2008, to exercise their warrants at the reduced exercise price.  As of August 15, 2008, the Company had outstanding warrants for approximately 39,379,000 shares of common stock with exercise prices ranging from $0.40 to $5.00 and had warrants for 237,500 shares of preferred stock with exercise prices ranging from $2.50 to $3.20.  In accordance with SFAS 123R, the value of the modified terms of the warrant (reduced price for a set period) was compared to the value of the warrants immediately before the modified terms.  The difference for all outstanding warrants was recorded as an other expense on the income statement.  The Company utilized the Black-Scholes option-pricing model to calculate the fair value of before and after this reduction in exercise price for the 4 month period.  A fair value of approximately $30.6 million was determined and expensed.  The Company issued 2,271,366 common shares as a result of the exercise of warrants during this discounted exercise price period.

In March, 2009, the Company again extended to the holders of its warrants the opportunity to exercise warrants at a 50% discount of their warrant’s stated exercise price.  Warrant holders of record as of April 1, 2009, have until June 30, 2009, to exercise their warrants at the reduced exercise price.  As of April 1, 2009, the Company had outstanding warrants for approximately 38,364,000 shares of common stock with exercise prices ranging from $0.40 to $5.00 and had warrants for 237,500 shares of preferred stock with exercise prices ranging from $2.50 to $3.20.  The Company utilized the same valuation method as the previous reduced price offer.  A fair value of approximately $31.5 million was determined and recorded as other expense.  During the offer period of April 1, 2009 to June 30, 2009, warrant holders exercised approximately 473,000 shares.

In June, 2009, the Company extended its offer to its warrant holders the opportunity to exercise warrants at a 50% discount of their warrant’s stated exercise price from June 30, 2009 to July 31, 2009.The Company utilized the same valuation method as previously.  A fair value of approximately $1.8 million was determined and recorded as other expense.  During this extended offer period, warrant holders exercised approximately 803,000 shares.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009

A summary of the Company’s stock warrant activity and related information for the periods ended August 31, 2009 and May 31, 2009 is as follows:

		Weighted		Weighted
		Average		Average
	Common	Exercise	Preferre d	Exercise
	Shares	Price	Shares	Price
Outstanding at May 31, 2008	36,877,235	$1.74	237,500	$3.06
Issued	5,081,820	2.72
Exercised	(2,446,513)	0.89
Expired	(867,038)	1.99
Outstanding at May 31, 2009	38,645,504	$1.77	237,500	$3.06
Issued	1,545,125	3.03
Exercised	(1,176,161)	1.50	(2,500)	1.60
Expired	(1,919,514)	1.91	(230,000)	3.06
Outstanding at August 31, 2009	37,094,954	$1.82	5,000	$3.20

(10)	Basic and Diluted Earnings Per Share

Basic earnings per share are calculated by dividing income available to stockholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common and dilutive common share equivalents outstanding during the period.  Dilutive common share equivalents consist of shares issuable upon the exercise of stock options and warrants and the conversion of convertible preferred stock and loans (calculated using the modified-treasury stock method).  The outstanding options, warrants and convertible securities amounted to 43,512,902 and 46,874,509 at August 31, 2009 and May 31, 2009, respectively, and have been excluded from the earnings per share computation due to their anti-dilutive effect.

The following sets forth the computation of basic and diluted earnings per share for the three months ending August 31, 2009 and 2008:

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009

	For the three months ending
	8/31/2009	8/31/2008
Numerator:
Net loss attributable to common stock - Continuing Operations	$(4,373,446)	$(35,973,433)
Net loss attributable to common stock - Discontinued Operations	-	(49,562)
Net loss attributable to common stock - Total	(4,373,446)	(36,022,995)

Denominator:
Denominator for basic earnings per share-
Weighted average shares outstanding	38,402,254	33,709,322
Denominator for diluted earnings per share-
Weighted average shares outstanding	38,402,254	33,709,322

Basic earnings per share - Continuing Operations	$(0.11)	$(1.07)
Diluted earnings per share - Continuing Operations	$(0.11)	$(1.07)

Basic earnings per share - Discontinued Operations	$-	$(0.00)
Diluted earnings per share - Discontinued Operations	$-	$(0.00)

Basic earnings per share	$(0.11)	$(1.07)
Diluted earnings per share	$(0.11)	$(1.07)

(11)	Commitments and Contingencies

In October, 2007, the Company signed an agreement in which it agreed to pay a total of $360,000 in settlement for services rendered prior to May 26, 2007.  This amount was accrued as of May 26, 2007.  The Company paid $3,000 upon signing of the agreement and agreed to make additional payments as follows: 1) $3,000 per month through July, 2008, 2) $6,000 per month from August, 2008 through July, 2011, 3) $7,500 per month after July, 2011 and until the total amount is paid in full.  As of August 31, 2009, all payments are current with a remaining balance of approximately $245,000.  No gain or loss was recognized on this settlement.

In January, 2008, the Company signed an agreement in which it agreed to pay a total of $570,000 in settlement for services rendered by a legal firm prior to May 26, 2007.  This amount was accrued as of May 26, 2007.  The Company paid $110,000 at time of signing the agreement and agreed to make additional payments as follows:  1) $8,000 per month for 11 consecutive months commencing March 1, 2008, 2) $12,000 per month for 13 months commencing February 1, 2009 and 3) $18,000 per month for 12 consecutive months commencing on March 1, 2010.  As of August 31, 2009, all payments are current with a remaining balance of $288,000.  No gain or loss was recognized on this settlement.

In April, 2008, the Company signed a series of agreements with Industrial Process Solutions (IPS) in which IPS will design and construct for the Company a fluidized-bed gasification system.  As part of these agreements, IPS is entitled to a warrant to purchase 500,000 common shares of the Company upon completion of a quarter scale and a full scale gasification units.  In accordance with SFAF 123R and EITF 96-18, the Company will recognize the value and measure the fair value of the warrants upon completion of the two units.   IPS is also entitled to a royalty fee on revenues from the sale of the gas and carbon produced by each unit subsequent to these units.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009

In May, 2008, the Company entered into a definitive agreement to complete a “reverse merger” into a public reporting shell company, GCA I Acquisition Corp., a Delaware corporation affiliated with Greyline Capital Advisors, LLC, a New York based corporate finance advisory firm.  The Company’s common stockholders would receive one share in the public company for every one share currently held in the Company.  Ten percent of the shares received in the transaction by the Company’s common stockholders would be eligible for resale immediately upon closing of the transaction, while the remaining ninety percent would become eligible for resale gradually in incremental blocks over time pursuant to a contractual lock-up provision intended to facilitate an orderly market in the Company’s stock.  Subject to the satisfaction of all the closing conditions and the approval of the Company’s stockholders subject to the approval of the Securities and Exchange Commission, and that, within a couple of months of that occurrence, the Company would obtain a trading symbol and be eligible for public listing/quotation.

In May, 2008, the Company signed an agreement with Kisstech, Inc. and its owners (Kisstech) in which Kisstech will design and construct for the Company a prototype utilizing gas vaporization technology under develop by Kisstech.  In early, 2009, Kisstech completed the working prototype and, per the agreement, the Company issued to the owners of Kisstech warrants to purchase 750,000 common shares of the Company (see note 6(d) above).  The Company has filed for a patent and in April, 2009, the Company approved a plan to form a wholly-owned subsidiary for the purpose of the commercialization of this gas vaporization technology.  Kisstech will be entitled to receive royalty payments from the Company on the sale of products which utilize the gas vaporization technology.  As of August 31, 2009, the subsidiary had not been established.

In September, 2008, the Company settled a dispute with a former dealer of its stove operations.  The Company agreed to repurchase 96 stoves from the dealer in exchange for the settlement of any and all claims which the dealer had alleged.  Payment for the stoves is to be made in equal payments.  Payments started in September, 2008 and ended in December, 2008.  As of May 31, 2009, the Company had made all payments in the amount of $297,500.  Upon receipt of the final payment, the stoves were released to the Company.  The Company recorded a settlement expense of $182,500 at May 31, 2008, to reflect the difference between the settlement amount and the inventory value of the stoves actually received.  The Company is filing an action against the dealer to enforce the settlement agreement as the number of stoves actually received was less than the negotiated settlement resulting in an overpayment of approximately $35,000.

In January, 2009, the Company purchased membership units in a Limited Liability Corporation in the amount of $1,301.  This LLC was formed in August, 2008, with the purpose of identifying closed coal-fired utility plants in order to retrofit the plants with the Company’s carbon conversion technology and sell the electricity to the power grid.  The purpose of the operation is to identify closed coal-fired utility plants, retrofit the plants with the Company’s carbon conversion technology and sell the electricity to the power grid.  For its investment The Company received 80% of governance rights and 51% of the financial rights of the LLC.  The other 20% and 49%, respectively, is held by a Minnesota-based power brokerage company.

In August, 2009, the Company and GCA I Acquisition jointly engaged an investment banker and placement agent (“Banker”) with the purpose to raise $50 million to provide the necessary funds for the first phase of the commercialization of the Company’s carbon conversion technology.  Under the engagement, the Banker will earn a retainer of $40,000.  To the extent that Banker is able to consummate a transaction, the Banker will earn additional fees as well as receive an equity interest of one-half percent (0.5%) in the merged company of Bixby Energy and GCA I and receive a non-voting equity interest of five percent (5%) in the entity which will be formed to own and control the first commercial carbon conversion site.  Under the agreement the Company will be responsible for all out-of-pocket, legal and closing costs related to the agreement and any consummated transaction.

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009

The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the Company’s consolidated financial statements or results of operations.

(12)	Business Segment Information

The Company is organized and manages its business in two distinct segments: the Alternative Energy Heating Stove segment and the Delivery Services segment.  In May, 2009, the Company closed on the sale of its Delivery Services operation.  The Alternative Energy Heating Stove segment designs, assembles, markets, services, and sells alternative energy heating systems.  The principal products produced and/or marketed by this segment are the Bixby Maxfire heating stove, the Bixby Ugly Black Box (UBB) and accessories and parts related to the Maxfire and UBB. The operations are located in Ramsey, MN.  Prior to its sale, the Delivery Services segment delivered water softener salt and sales/leases water softener equipment to residential and commercial customers in Southern Minnesota, Northwestern Wisconsin and Southeastern South Dakota.  Delivery also licensed its delivery technology to similar operations in the states of Minnesota, Iowa, Indiana, Idaho and Utah.  Delivery Services is based in Redwood Falls, MN and maintains salt storage facilities in Morton, MN and Vermillion, MN.

An analysis and reconciliation of the Company’s business segment information to the respective information in the consolidated financial statements are as follows:

	For 3 Months Ended
	August 31, 2009	August 31, 2008
Revenues:
Alternative Energy Heating Stove	$44,057	$275,010
Delivery Services (Discontinued)	—	572,670

Total	44,057	847,680

Operating Income/(Loss):
Alternative Energy Heating Stove	(18,553)	(12,274)
Delivery Services (Discontinued)	—	254

Total	$(18,553)	$(12,020)

Depreciation and Amortization:
Alternative Energy Heating Stove	$88,628	$42,765
Delivery Services (Discontinued)	—	35,533

Total	$88,628	$78,298

Bixby Energy Systems, Inc. and Subsidiary
Notes to Unaudited Consolidated Financial Statements
August 31, 2009 and May 31, 2009

	For the period ending
	August 31, 2009	May 31, 2009
Capital Additions:
Alternative Energy Heating Stove	$—	$—
Delivery Services (Discontinued)	—	29,161

Total	$—	$29,161

Total Assets:
Alternative Energy Heating Stove	$4,534,025	$3,606,084
Delivery Services (Discontinued)	—	—

Total	$4,534,025	$3,606,084

(13)	Subsequent Events

In October, 2009, the Company signed a settlement agreement with TekGar.  This agreement releases both parties from the license agreement dated April 1, 2008.  The settlement agreement eliminates all amounts due to Tekgar which, as of August 31, 2009 and May 31, 2009, totaled $256,620 and cancels the warrant for 2,000,000 shares of the company stock which was issued as part of the license agreement.  TekGar receives a new warrant for 100,000 shares with the same exercise price of $2.00 per share and expiration date of April 2, 2013, as the previous warrant.  TekGar will also receive an additional warrant to the extent that certain convertible notes coming due between October, 2009 and December, 2009 are converted to the Company’s common stock by the note holders.  TekGar receives title to certain equipment that was acquired as part of the research and development activities under the original license agreement.

In November, 2009, the Company renewed an unsecured convertible note in the amount of $600,000.  The note has a term of six months and is due in May, 2010.  The note has an interest rate of 15% paid monthly.  In connection with this note, Bixby issued a warrant to purchase up to 1,000,000 common shares at an exercise price of $4.00 per share.  The note is convertible into shares of common stock at $1.60 per share.

In December, 2009, the Company signed an agreement with Global Partners United (“GPU”) to build a test gasification unit for use in China.  GPU has made an initial payment of $900,000 to secure the building, testing and shipping of the unit.  GPU will cover the expenses during the installation phase of the unit and Bixby and GPU will share the expenses incurred during the test phase.  If the unit meets satisfactory performance after installation in China, GPU has the right to pay the Company an additional amount of $1.1 million as part of an initial technology usage fee to use the gasification unit on a long term basis in a possible future joint venture with one of its customers.

Bixby Management’s Discussion and Analysis of Financial Condition and Results of Operations of Bixby for the Fiscal Years Ending May 31, 2009 and May 31, 2008 and for the Three Month Periods Ending August 31, 2009 and August 31, 2008.

The following discussion should be read in conjunction with the consolidated financial statements and related notes which appear elsewhere in this joint proxy statement/prospectus.

Operations Overview

As described more fully in the section of this joint proxy statement/prospectus entitled “Bixby – Description of Business”, Bixby is an early-stage energy technology and production company. Currently, it has two business lines which, to date, have generated sales and revenues:

•
Home Heating Stoves – Following an R&D period of several years, this consumer appliance manufacturing and distribution operation introduced its first products in 2004. The MaxFire, the flagship product within the operation in its latest production model in a series of design advances, is among the performance leaders in the category with a capability of burning dried corn, wood pellets and/or Bixby’s own proprietary engineered biomass pellets.  In November, 2006, Bixby introduced the Ugly Black Box (“UBB”) which provided higher BTU output and larger fuel capacity without the options of color, trim and sleek design of the Maxfire  and

•
Water Softener Salt Delivery Services – Initially acquired in 2004 as a strategic step in the development of a fuel delivery system for the heating stoves, this operation, which has grown significantly in terms of revenues since it was acquired but which remains substantially the same from an operational standpoint as when it was acquired, is based on a patented process involving transport trucks with forced-air hosing systems for the direct delivery of water softener salts to residential and commercial accounts.  Bixby closed on the asset sale of this operation on May 29, 2009.

In addition to these business lines, and also as described more fully in the section of this joint proxy statement/prospectus entitled “Bixby – Description of Business”, Bixby has been investing significantly over the past 3 years in the development of certain proprietary gasification and liquefaction processes that its management believes hold the potential for enabling the wide-scale adoption and commercialization of coal-to-gas and coal-to-liquid fuels systems.   Bixby is also investing in the preliminary development stages of a technology which Bixby management believes may be able to increase certain engine fuel efficiency significantly.  While Bixby continues to pursue the development and commercialization of these early-stage energy related technologies, none of these technologies have produced revenues for Bixby to date and there can be no assurance at this time as to their ultimate efficacy, commercial feasibility, or profit potential.

Home Heating Stoves

           The Maxfire was initially manufactured by Bixby in a production facility that within two years of commencement of commercial production became too small for Bixby’s growing needs.  In the spring of 2006, manufacturing and corporate operations were moved to larger facilities, though Bixby has since relocated once again, in 2008, to a smaller facility following a downturn in production and anticipated production capacity going forward.  The Maxfire is sold to consumers through an independent dealer network throughout the United States and Canada.  The dealer network sells, installs and services the Maxfire with technical support from Bixby’s staff.

For fiscal years 2007, 2008 and 2009, sales for the stove operation have been as follows:

Stove Sales
Fiscal Year 2007, 2008 and 2009

	FY2007	FY2008	FY2009
	June, 2006 to	June, 2007 to	June, 2008 to
	May, 2007	May, 2008	May, 2009

Units	1,850	556	346
Sales	$4,843,876	$869,268	$750,513
Ave Price	$2,618	$1,563	$1,879

As the above table indicates, the Bixby home heating stove operation had a significant decrease in unit sales year over year from fiscal year 2007 to fiscal year 2008.  This was coupled with a significant decrease in the per unit average sales price.  In fiscal year 2009 the heating stove operation experienced a further decrease in unit sales (approximately 38% from fiscal year 2008).  Fiscal year 2009 did experience an increase in average price (approximately 20% over fiscal year 2008) which offset some of the volume decrease over fiscal year 2008 such that total revenue was only down approximately 25%.   Non-US sales (Canada) are not significant with 14 units being sold in both fiscal year 2009 and fiscal year 2008.

The significant drop in fiscal year 2008 is believed to be attributable to extrinsic economic events that date back to the fall of 2006.  Specifically, it was in the fall of 2006 that the heating stove market was hampered by a significant increase in the price of corn (due principally to increased demand as a result of a steep rise in ethanol production).  Although Bixby’s MaxFire unit is capable of running on multiple fuels, dried corn pellets have historically been the only readily available fuel source for most consumers acquiring the units and corn prices were hovering around $2.00/bushel during the summer of 2006.  By the end of September 2006, however, such prices had jumped 75% to $3.50/bushel.  With September through March being the primary months for the sale of heating stoves, Bixby’s management believes the rise in corn prices had a material adverse affect on demand throughout the industry.   A corresponding and material decrease in the price for natural gas, the primary heating fuel in the Midwest, further dampened the demand for supplemental heating units.  The prevailing market price of natural gas was down over 25% from October, 2005 to October, 2006.  A relatively mild fall 2006 further compounded these market forces leaving most heating stove manufacturers, including Bixby, facing growing inventory levels during a period when levels would ordinarily be expected to be dropping.  Faced with these conditions, in October 2006, Bixby suspended production, laid off certain staff and reduced prices in order to recoup some of its investment in inventory.

By the end of fiscal year  2007 (May 26, 2007), a determination was made by Bixby management based on its observations throughout the industry that heating stove prices were likely to continue to be depressed for some time to come as there was an oversupply of inventory in the market.  Bixby wrote down its remaining finished stove inventory by the amount of $1,213,000 at the end of fiscal year 2007 as market prices had dropped by that time to below Bixby’s actual cost of production (see average sale price in table above).

Sales of new stoves for the three months ending August 31, 2009 and August 31, 2008 are as follows:

New Stove Sales
For three months ending August 31, 2009 and 2008

	FY2010	FY2009
	June, 2009 to	June, 2008 to
	August, 2009	August, 2008

Units	22	152
Sales	$35,007	$254,286
Ave Price	$1,591	$1,673

As the above table indicates, the stove operation experienced a decrease of 86% in unit sales in the first three months of fiscal year 2010 compared to the first three months of fiscal year 2009.  This decrease was principally due to two new distributors being added in the first three months of fiscal year 2009 and who purchased 121 stoves.  These new distributors served areas not previously covered by the stove operation’s network.  The stove operation also experienced a price decrease of approximately 5% when compared to the previous period.  This decrease is a result of selling fewer stoves with a warranty.  In the previous year about 30% of the stoves were sold with a 1-year warranty which adds approximately $200 - $300 to the price of a stove.  In the current year only 2 stoves were sold with a one-year warranty.

After a review of its finished stove inventory, Bixby has scheduled a short production run to finish an additional 139 stoves.  It is anticipated that this production will be completed by the middle of December 2009 and will provide the operation with such inventory for the remaining of the heating season.

To date, Bixby has continued to sell and service its heating stoves.  However, it is Bixby management’s belief that, given fluctuations in heating fuel and corn prices, key drivers in the marketplace for these units, both the near and long term opportunity for growth in this business is likely to be unpredictably cyclical and limited.  While continuing to provide support and sell heating stoves, Bixby management is reviewing its options for this business line.

In addition, to the sale of heating stoves, Bixby sells venting, accessories  and stove parts for use with its heating stoves.  In fiscal year 2009 these sales totaled $105,000 which was a decrease of $10,000 from fiscal year 2008 when sales totaled $115,000.

Discontinued Operation - Water Softener Salt Delivery Services

The water softener salt delivery business line serves residential and commercial customers in Southern Minnesota, Northwestern Wisconsin and Southeastern South Dakota.  This business line also licenses its delivery technology to similar operations in the states of Minnesota, Iowa, Indiana, Idaho and Utah.  For fiscal years 2007, 2008 and 2009, sales were as follows:

Salt Sales
Fiscal Year 2007, 2008 and 2009

	FY2007	FY2008	FY2009
	June, 2006 to	June, 2007 to	June, 2008 to
	May, 2007	May, 2008	May, 2009

Pounds	20,759,721	22,960,964	21,843,366
Sales	$1,663,785	$1,910,870	$1,875,752
Ave Price	$0.080	$0.083	$0.086

As this table indicates, the water softener salt delivery business line experienced a slight decrease in salt volume and sales in fiscal year 2009 after several years of consistent increases in each of volume, unit price and sales.  Management’s expectation was that fiscal year 2009 would be a flat year at best for unit volume based on its belief that the broader economic downturn was likely to lead to a reduction in overall commercial/industrial water usage.  For fiscal year 2009 salt volume was down 1.1 million pounds, or 4.0%, while the average price was up $.003 per lb, or 3.2%.  The price increase offset some of the volume loss such that salt sales were only down 1.8%, or approximately $35,000.  For fiscal year 2007 volume was up approximately 2.4 million pounds, or 13.3%, and the average price was up over $0.01/lb, or 16.1%, resulting in a net increase in revenues of almost $400,000, or 31.6%, over fiscal year 2006.  Fiscal year 2008 was up another 2.2 million pounds, or 10.6%, with only a slight increase in the average price of $0.003/lb, or 3.8%, resulting in a net increase in revenues of almost $250,000, or 14.9%, over fiscal year 2007.  The historical increases in this business line are a result of increased efforts to increase market penetration and prices, particularly with commercial and industrial customers.  These customers tend to be larger volume and offer the best opportunities to increase sales on a cost-efficient basis.

In addition to the sale of bulk salt, Bixby sells and rents water softening equipment to residential and commercial customers as well as delivery equipment to its licensees of its patented technology.  In fiscal year 2009 these sales totaled $425,000 which was an increase of $4,000 from fiscal year 2008 when sales totaled $421,000.  Sales of equipment are recorded at time of shipment or, if installation is included, at completion of the installation.  Rental of water softener equipment is treated as a lessor operating lease under FAS 13.

In April, 2009, Bixby entered into an asset purchase agreement to sell the salt delivery business pursuant to which Bixby agreed to sell all of the assets of its salt delivery business.  The agreement contained customary representations and warranties, conditions to closing and indemnification provisions.   The closing occurred on May 29, 2009 pursuant to the terms and conditions of the agreement.  The delivery operation is treated as a discontinued business for financial statement presentation.  Notes 2 and 3 to the financial statements provide additional detail on the sale, the calculation of the gain on the sale of approximately $93,000 and the presentation on the financial statements.

For the three months ending August 31, 2008, the results of these operations have been reported as a discontinued operation.  During this period the operation had an operating loss of $49,562 on total sales of $572,670.

R&D Activities

Bixby is currently developing several energy related technologies.

During fiscal year 2008 (June, 2007 to May, 2008) Bixby’s R&D efforts were dedicated to the advancement of the carbon conversion and liquefaction technologies.  In August, 2007, Bixby began the investigation of the liquefaction process and by October was beginning the development of a pilot operation to test the technology utilizing the solid carbon output from the coal gasification process.  In April, 2008, Bixby entered into agreements which provide patent rights to the gasification technology and licensing rights for the liquefaction technology.  Total R&D expense for these technologies was $3.2 million for the fiscal year ending May 31, 2008.

During fiscal year 2009 (June, 2008 to May, 2009) Bixby’s R&D efforts were again principally dedicated to the advancement of the carbon conversion and liquefaction technologies.  By October, 2008, Bixby had completed a working prototype for the carbon conversion technology.  Utilizing bituminous coal as the feedstock, tests were performed on the quality of the gas and carbon outputs to determine commercial application.  The technology was reviewed by independent experts and a white paper on the technology was published in February, 2009.  Refinements in the conversion process have continued in order to provide the most commercially advantageous application of the gas and carbon outputs.  Total direct R&D expense on this technology was $3.4 million for fiscal year 2009.  Bixby also pursued R&D efforts on technology that might be able to increase certain engine fuel efficiency significantly.  In January, 2009, a working prototype was completed and tested.  Additional R&D efforts on this technology will now focus on the possible commercialization of this technology.   Total direct R&D expenditure on this technology was $0.4 million in fiscal year 2009.  Total R&D expense for all technologies was $3.9 million for the fiscal year ending May 31, 2009.

During the first three months of fiscal year 2010 the Company’s principal focus has been to complete any remaining development work for its carbon conversion technology.  In terms of expenditures there has been a reduction of approximately $641,000 during these first three months of fiscal year 2010 compared to the first three months of fiscal year 2009.  This drop in expenditure is a result of the company moving from the R&D stage of the technology to the commercial development and installation of an operating unit which would generate synthetic natural gas and activated carbon from coal.

In furtherance of Bixby’s goal of moving its carbon conversion technology to commercialization, Bixby management prioritized the installation and operational development of a small scale gasification unit in a facility Bixby has leased for such purpose in Chelyan, West Virginia.  Bixby management currently anticipates that it will cost approximately $11.5 million to install and begin operation of this gasification unit, which would generate synthetic natural gas and activated carbon.  Although there can be no assurance, based on estimates for product revenues, costs of feedstock, and the costs to operate (including depreciation), Bixby management currently believes  that, in time, it may be able to achieve a gross profit margin of over 50% from the operation of this business, even when conducted on a relatively small scale.  As soon as practicable after the installation of the small scale unit, Bixby management expects to install a full scale unit, approximately four times the throughput capacity of the small scale unit, at the Chelyan facility.  The cost of this installation is estimated to be approximately $26 million.

On August 14, 2009, GCA and Bixby jointly engaged a middle-market, boutique FINRA member investment bank on an exclusive basis to assist them in obtaining project financing for Bixby’s pilot carbon conversion technology plant in Chelyan, West Virginia.  While, subject to the availability of financing, the plant is expected to eventually consist of a system incorporating four full-scale units and one quarter-scale unit, the financing contemplated by the engagement will include only an amount required to cover the capital expenditure requirements associated with the one quarter-scale unit and a single full-scale unit, together with an as-yet undetermined amount of associated operating and overhead capital.  It is contemplated that a financing may occur in one or series of transactions.  Any financing introduced or arranged by the investment bank is contingent upon the closing of the pending merger, and it is anticipated that a financing will occur contemporaneously with the closing of the pending merger. Currently no terms, structure or pricing of any financing have been established, and it is possible that any such financing shall not have occurred as of the time the pending merger closes.  No assurance can be given that any financing of GCA or Bixby will result from the relationship with the investment bank described above, and if a financing does occur, it be predicted what the structure, terms or pricing of that financing would be or what effect it would have on the rights of Bixby’s stockholders and other security holders.

In May, 2008, Bixby entered into a certain Research, Design and Development Agreement pursuant to which it acquired all rights to a technology which Bixby management believes has the potential to increase engine fuel efficiency significantly.  A working prototype was successfully operated in January, 2009.  Bixby has filed for a patent and approved a plan to form a wholly-owned subsidiary for the purpose of commercializing the gas vaporization technology.  Bixby will pursue private investors separate from its efforts to fund the commercialization of its carbon conversion technology.  Commercialization of this technology is not anticipated until fiscal year 2010 at the earliest.

           While Bixby continues to pursue the development and commercialization of these early-stage energy related technologies, none of these technologies have produced revenues for Bixby to date and there can be no assurance at this time as to their ultimate efficacy, commercial feasibility, or profit potential.

Critical Accounting Policies and Estimates

The discussion and analysis of Bixby’s financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires Bixby to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of its financial statements. Actual results may differ from these estimates under different assumptions or conditions. Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions. Bixby management believes that its critical accounting policies are limited to those described below.

Use of Estimates

Preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions affecting the reported amounts of assets, liabilities, revenues and expenses and related contingent liabilities. On an ongoing basis, Bixby evaluates its estimates, including those related to revenues, bad debts, warranty accrual, income taxes and contingencies and litigation.  Bixby bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

Bixby recognizes revenue when all four of the following criteria are met: (i) persuasive evidence has been received that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collection is reasonably assured.  In addition, Bixby follows the provisions of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104, Revenue Recognition, which sets forth guidelines in the timing of revenue recognition based upon factors such as passage of title, installation, payments and customer acceptance.  Any amounts received prior to satisfying its revenue recognition criteria are recorded as deferred revenue.

Bixby’s water softener salt delivery services will lease water softener salt handling equipment to a customer The rental of the water softener equipment is treated as a lessor operating lease under FAS 13 and the leased property including installation is capitalized and depreciated according to Bixby’s normal depreciation policy.  In a small number of cases the billed rental amount is based on the volume of salt delivered.  In this case the capitalized costs are depreciated based on pounds delivered to match the rental sale volume.  The business line also bills equipment rentals on a quarterly basis in advance.  This revenue is deferred and amortized monthly over the period covered.

Allowance for Doubtful Accounts

Bixby maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments.  The allowance is largely based upon specific knowledge of customers from whom collection is determined to be doubtful and its historical collection experience with such customers. If the financial condition of Bixby’s customers or the economic environment in which they operate were to deteriorate, resulting in an inability to make payments, or if Bixby’s estimates of certain customers’ ability to pay are incorrect, additional allowances may be required.  During fiscal year 2009, Bixby decreased its allowance by $34,299 and wrote off a net of $55,589 on accounts previously considered uncollectible. As of May 31, 2009, Bixby’s allowance for doubtful accounts was approximately $2,600, or 49% of the outstanding accounts receivable.

Impairment of Long-Lived Assets.

Bixby records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those items.  Its cash flow estimates are based on historical results adjusted to reflect its best estimate of future market and operating conditions. The net carrying value of assets not recoverable is reduced to fair value. Bixby’s estimates of fair value represent its best estimate based on industry trends and reference to market rates and transactions.

In May 2009, Bixby sold its water softener salt delivery services assets.  As a result, Bixby no longer had any long-lived assets and did not perform an impairment test for fiscal year 2009 or the three-month period ended August 31, 2009.  In fiscal year 2008, there was no impairment to Bixby’s long-lived assets.  Prior to fiscal year 2008, Bixby had recorded approximately $2.4 million in impairment charges.  Please refer to Note 9 in the accompanying consolidated financial statements for further information regarding long-lived assets.

Short and Long Term Debt

Bixby has issued both short and long-term debt as part of its financing activities.  In addition to interest on the principal amount of the debt, the notes may include provisions for receipt of warrants to purchase the Company’s common stock and the right to convert the principal and, where included, the interest into the common stock of the Company.  The Company has followed the requirements of APB 14 for the valuation of warrants issued with debt instruments.  The Company uses a version of the Black-Scholes model to value any warrants granted.  An amount equal to the warrants share of the total value of the transaction is treated as Additional Paid-In Capital and the debt is reduced accordingly.  For convertible debt and in accordance with EITF 00-27 and 98-5, the Company records a discount for the Beneficial Conversion Feature (“BCF”).  The total loan discount, the value of the warrants and BCF, is then amortized over the life of the loan agreement. For a detailed discussion of the short and long-term debt, refer to Note 10 in the accompanying consolidated financial statements.

Stock-Based Compensation

Bixby has a stock incentive plan that provides for stock-based employee compensation, including the granting of stock options and shares of restricted stock, to certain key employees.  The plan is more fully described in Note 9(b) of the accompanying Bixby financial statements.  From inception, Bixby has adopted Statement of Financial Accounting Standards No. 123(R), Share-based Payment, which requires, among other things, that compensation expense be recognized for employee stock options.  During fiscal year 2009, Bixby recognized $310,060 of stock compensation expense related to employee stock options.  For fiscal year 2008, the expense was $1,087,171.  Bixby also granted warrants to purchase common stock to employees for non-compete agreements, to others for services rendered and as part of technology development agreements.  During fiscal year 2009, Bixby recognized $6,027,000 of stock compensation expense related to these items.  During fiscal year 2008, the expense was 1,814,644.  During the first three months ending August 31, 2009, Bixby recognized $75,590 of stock compensation expense related to employee stock options.  For the first three months ending August 31, 2008, the expense was $81,490.  These expenses are recorded under selling, general, and administrative expense.

Periodically, the Company issues warrants to purchase the Company’s common stock as compensation or payment for services rendered.  The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  The assigned value is expensed at the time the warrants are considered vested under the specific agreement, generally, this is on the date of issuance.  If the warrants are expensed over a vesting period, they are expensed based on the value on the date they have vested.  For the fiscal years ended May 31, 2009 and 2008 the Company issued warrants valued at, and expensed for, $6,027,000 and $1,815,000 respectively.  For the first three months ending August 31, 2009, no such warrants were issued.  For the first three months ending August 31, 2008, the company issued warrants valued at, and expensed for, $1,975,000.  These expenses are recorded under selling, general, and administrative expense.   An additional amount of $459,000 was expensed as additional financing cost as a result of granting warrants for a personal guarantee of a capital equipment lease.  Refer to Note 12(d) in the accompanying consolidated financial statements for further discussion of these transactions.  These expenses are recorded under selling, general, and administrative expense.  Please refer to Footnote 12(c) and 12(d) in the accompanying financial statements for further information.
Determining the fair value of share-based awards at the grant date requires judgment, including estimating expected volatility.  In addition, judgment is also required in estimating the amount of share-based awards that are expected to be forfeited.  If actual results differ significantly from these estimates, stock-based compensation expense and results of operations could be materially impacted.

Material Trends and Uncertainties

From time to time, changes occur in Bixby’s industry or business that makes it reasonably likely that aspects of its future operating results will be materially different than historical operating results.  Sometimes these matters have not occurred, but their existence is sufficient to raise doubt regarding the likelihood that historical operating results are an accurate gauge of future performance.  Bixby attempts to identify and describe these trends, events, and uncertainties to assist in the assessment of future performance. These matters typically are new, sometimes unforeseen, and often are fluid in nature.  Moreover, the matters described below are not the only issues that can result in variances between past and future performance nor are they necessarily the only material trends, events, and uncertainties that will affect Bixby.

The trends, events, and uncertainties set out in the remainder of this section have been identified as those Bixby management believes are reasonably likely to materially affect the comparison of historical operating results reported herein to either past period results or to future operating results. These material trends, events and uncertainties include:

•
Decision to suspend the manufacturing of the heating stove line.  During fiscal year 2007, and based on conclusions that were drawn from industry observation that the heating stove business was experiencing a cyclical period of extraordinary decline, Bixby determined to suspend its manufacturing operations of the heating stove line.  For fiscal years 2007 and 2008, this business line had accounted for 72% and 28% of gross revenues respectively.  In connection with this determination, Bixby also wrote down the value of the finished goods inventory that existed on hand at the end of fiscal year 2007 by $1,212,642 to more accurately reflect then-current market value.  Bixby did not realize any additional reductions in the market prices for its stove inventory during fiscal year 2008, and fiscal year 2009.  Bixby may have to further reduce prices in order to complete the sale of its existing finished stove inventory, which at May 31, 2009, consisted of 541 units.

•
Decision to divest water softener salt business line.  During fiscal year  2009, and based on its determination to suspend heating stove manufacturing operations, with which there existed a strategic link, a determination was also made to attempt to sell the water softener salt delivery business.  For fiscal years 2007 and 2008, this business line had accounted for 28% and 72% of gross revenues respectively.

•
Decision to undertake additional manufacturing of the heating stove line.  Bixby suspended manufacture of its heating stoves in the second quarter of fiscal year 2007.  Since that time, Bixby has continued to sell and service its heating stoves.  At August 31, 2009 Bixby’s finished goods inventory levels are less than 200 stoves.  With the heating season approaching in the second quarter of fiscal year 2010 and the availability of a federal tax credit for the purchasers of its heating stoves, Bixby management decided to finish additional stoves which will offer additional improvements over previous models.  There is no certainty that Bixby will be able to sell these additional stoves during the upcoming heating season.

•
Inability to develop alternative revenue sources.  Despite significant investment to date in acquiring, developing and commercializing various technologies that Bixby management believes hold great potential for revenue production, each of these technologies are currently in the development stages and not yet commercialized.  As a result, there can be no assurance that Bixby will be able to generate revenues from any or all of these technologies either in the near-term or at all. Given the determinations to cease production of heating stoves and to divest the water softener salt delivery business, Bixby is likely to be without revenue production for some period of time, or possibly indefinitely, and will have to rely on extrinsic sources of capital in the meantime to continue its development operations.  If Bixby is unable to secure debt financing to serve its capital requirements during this period of continual technology development and commercialization, it will be forced to issue equity, which may be dilutive to existing stockholders.

•
The required capital investment in full scale operations is likely to be very high.  The gasification and liquefaction technologies which Bixby is currently focused on building its business model around are highly capital intensive and likely to require significant amounts of equity, debt or combination investment.  There can be no assurance that any such required financing will be available, or, if it is available, that it is available on terms that will be acceptable to Bixby.

•
Inability to operate profitably.  There can be no assurance that, once commercialized, any of the technologies being developed by Bixby will be able to be exploited in the context of an operation that is consistently, or even inconsistently, profitable given the various and varying costs of production and operation.

•
Availability and price of coal feedstock for the gasification unit.  To the extent successful, the commercialization of the gasification technology that Bixby is currently developing will cause Bixby to be dependent upon the consistent and continued availability of certain grade coal supplies at prices that will enable it to produce a profit based on the products it generates, each of which are commodities and subject to significant market fluctuation.  There can be no assurance of either such availability or of such pricing.  Further, Bixby may enter into production agreements pursuant to which it will be required to produce and deliver certain quantities of synthetic natural gas, activated carbon and/or liquid fuels irrespective of the prevailing availability and/or price of coal.

Results of Operations

Year Ended May 31, 2009 Compared With Year Ended May 31, 2008

Revenue

Bixby’s revenues reflect the sale of our products and services, net of allowances for returns and other adjustments. Bixby’s heating stove line sales are generated from the sale of products primarily in the U.S.. An insignificant number of stoves have also been sold to dealers in Canada.  Bixby’s salt delivery service sales are generated from the sale of salt and water softener equipment in Southern Minnesota and parts of Wisconsin, Iowa and South Dakota.

For fiscal year 2009, net revenues for the heating stove operation amounted to $720,513, a decrease of $199,457 when compared to fiscal year 2008.    The decrease in revenue was attributable to a lower volume of units of heating stoves having been sold due to a combination of market conditions, the reduction in marketing activities by Bixby and the reduction in sales and marketing staff as a result of the decision to discontinue current production.

Bixby’s salt delivery operation was sold as of May 29, 2009, and is summarized as discontinued operations on the consolidated financial statements.  Net revenues for the operation in fiscal year 2009 were $2,301,306 which was $31,058 lower than fiscal year 2008 or about a 1% decrease.

Gross Profit

Bixby’s cost of goods sold consists primarily of materials and labor. Also included in its cost of goods sold are delivery costs, the costs of operating its manufacturing facility, charges from outside contractors, depreciation, and costs for manufacturing support personnel.

Sales and gross profits depend in part on the volume and mix of products sold during any given period. Generally, Bixby’s proprietary products have a higher gross profit margin than products and services that it purchases and resells.  A portion of Bixby’s operating expense is relatively fixed, such as the cost of its facilities and certain support personnel.  Accordingly, an increase in the volume of sales will generally result in an increase to gross margins since these fixed expenses do not increase proportionately with sales.

Gross profit on consolidated operations for fiscal year 2009 was a loss of ($128,662), an improvement of $567,906 when compared to fiscal year 2008.  This improvement was attributable to an increase in the average stove sale price and a decrease in fixed expenses related to maintaining operational staff and storage of stove related inventory.

Bixby’s salt operations which was sold effective May 29, 2009 and is reported as discontinued operations had an operating profit of $1,709 for fiscal year 2009 which was a decrease of $5,825 from fiscal year 2008.

Selling, General, & Administrative Expenses

Bixby’s selling, general and administrative (“SG&A”) expenses consist primarily of the following:

•	direct labor and commission costs related to its employee sales force;

•	expenses related to its non-manufacturing management, supervisory and staff salaries and employee benefits, including the costs of share based compensation;

•	costs related to insurance, travel and entertainment and office supplies and the cost of non-manufacturing utilities;

•	costs related to marketing and advertising;

•	legal and accounting expenses; and

•	costs related to administrative functions that serve to support operations as well as to provide the infrastructure for future growth.

Bixby’s SG&A expenses amounted to $10,827,112 in fiscal year 2009, an increase of $5,814,499 when compared to fiscal year 2008. The increase was primarily comprised of stock-based compensation, which increased by $4,722,439, when compared to fiscal year 2008 and legal fees which increased $484,502 over fiscal year 2008.  Major changes in SG&A expense primarily consisted of:

•
an increase in stock-based compensation of $4,722,439, which was a result of grants made by the board of directors in accordance with various R&D, employment and commercial development contracts related to Bixby’s technology endeavors during the previous twelve months.

•	an increase in legal fees of $484,502 primarily related to the Bixby’s S-4 filing with the U.S. Securities Exchange Commission.
•	an increase of $212,221 in marketing expense related to the development of market materials for Bixby’s carbon conversion technology.

•	a decrease of $216,282 in cancellation and restocking charges which resulted from the stove operation in fiscal year 2008.

Research & Development Expenses

Research and development costs have been and continue to be a significant expenditure item for Bixby.  R&D activities are conducted by Bixby’s engineering staff as well as by third parties under contract with Bixby to develop certain technologies.  Bixby R&D costs include salaries and wages for engineering staff, contract payments to third parties, and expenses for testing and verifying product outputs.

R&D expenses amounted to $3,899,243 in fiscal year 2009, increasing $174,507 when compared to fiscal year 2008.  This increase in research and development expenses was directly related to the development of Bixby’s gasification and liquefaction technologies, which totaled $3,498,158 during fiscal year 2009.

Operating Loss

The net operating loss for fiscal year 2009 excluding discontinued operations was $14,855,017.  This was higher than fiscal year 2008 by $5,421,101 which had a net operating loss of $9,433,916.  The change in operating loss was attributable to the change in  SG&A expenses as noted above.

Other Non-Operating Income (Expense)

Interest Expense

Interest expense includes the costs and expenses associated with working capital indebtedness, convertible debentures, and capital leases.  Interest expense for fiscal year 2009 amounted to $1,099,796, which decreased by $59,304 when compared to fiscal year 2008.  This decrease was a result of slightly lower interest rates for new loans compared to expired loans.

Amortization of Debt Discount

The debt discount includes the fair value of all outstanding warrants as well as the value of the beneficial conversion feature attributed to all outstanding convertible notes and debentures.  The amortization of debt discount for fiscal year 2009 amounted to $1,930,958, which decreased by $1,003,536 when compared to fiscal year 2008.  This decrease was a result of a drop in the amount of warrants issued and an increase in the length of the loans compared to fiscal year 2008.

Reduction in Warrant Exercise Price

During fiscal year 2009, Bixby’s Board of Directors approved two opportunities for holders of its warrants and options to exercise these instruments at a reduced exercise price.  In August, 2008, Bixby provided to holders the opportunity to exercise warrants or options at a 50% discount on the exercise price beginning August 15, 2008, and until December 15, 2008.  In accordance with SFAS 123R and utilizing the Black-Scholes valuation model, Bixby recorded an expense of $30.6 million which represented the difference in the value of the warrants immediate before and after this modification.  Bixby issued approximately 2.3 million shares during this discounted exercise price period.

In March, 2009, Bixby again extended to its holders of warrants and options the opportunity to exercise at a 50% discount of the stated exercise price for the period April 1, 2008 to June 30, 2009.  In accordance with SFAS 123R and utilizing the Black-Scholes valuation model, Bixby recorded an expense of $31.5 million which represented the difference in the value of the warrants immediate before and after this modification.  As of May 31, 2009, Bixby had issued approximately 106,000 shares during the discounted exercise price period.  In June, 2009, the offer period for the discounted exercise price was extended to July 31, 2009.

For additional information regarding the two reduced exercise price offerings, please refer to Note 10e in the accompanying consolidated financial statements.

Liquidity

At May 31, 2009, Bixby’s cash amounted to approximately $202,000 compared to approximately $1,376,000 at May 31, 2008, and Bixby’s working capital deficit at May 31, 2009 amounted to approximately $1,456,000 compared to a working capital surplus of approximately $1,037,000 at May 31, 2008.

Our principal cash requirements are for operating and R&D expenses, including employee costs, the cost of outside services such as accounting, legal, and other professional services and the funding of inventory and capital expenditures. In addition, Bixby will require significant funds to more fully develop and commercialize its gasification and liquefaction technologies over what is currently expected to be at least the next twelve to eighteen months.  In addition, there is no assurance that unforeseen circumstances will not have a material effect on Bixby’s current operations that could necessitate increased capital requirements beyond those associated with the gasification and liquefaction technologies.  It is expected, therefore, that Bixby will have to continue to raise funds through the sale of equity (currently receiving investments at $4.00 per share for Bixby’s common stock) and debt securities for at least the next twelve to eighteen months.  Depending on the price at which they are issued and other factors, the issuance of equity or convertible debt securities could be dilutive to existing Bixby stockholders.  Bixby cannot assure that it will be able to raise the funds needed, and if it is able to do so, Bixby cannot predict whether the terms of any debt or equity funding will be favorable to Bixby.

On August 14, 2009, GCA and Bixby jointly engaged a middle-market, boutique FINRA member investment bank on an exclusive basis to assist them in obtaining project financing for Bixby’s pilot carbon conversion technology plant in Chelyan, West Virginia.  While, subject to the availability of financing, the plant is expected to eventually consist of a system incorporating four full-scale units and one quarter-scale unit, the financing contemplated by the engagement will include only an amount required to cover the capital expenditure requirements associated with the one quarter-scale unit and a single full-scale unit, together with an as-yet undetermined amount of associated operating and overhead capital.  It is contemplated that a financing may occur in one or series of transactions.  Any financing introduced or arranged by the investment bank is contingent upon the closing of the pending merger, and it is anticipated that a financing will occur contemporaneously with the closing of the pending merger. Currently no terms, structure or pricing of any financing have been established, and it is possible that any such financing shall not have occurred as of the time the pending merger closes.  No assurance can be given that any financing of GCA or Bixby will result from the relationship with the investment bank described above, and if a financing does occur, it be predicted what the structure, terms or pricing of that financing would be or what effect it would have on the rights of Bixby’s stockholders and other security holders.

Operating Activities

During the fiscal year ended May 31, 2009, Bixby used cash in its operating activities amounting to approximately $8,700,000 compared to approximately $8,570,000 for the year ended May 31, 2008, an increase of $130,000 or 2%.  The cash consumed before changes in working capital and discontinued operations increased $1,920,000 or 27% to $9,010,000 in fiscal year 2009 compared to $7,090,000 in fiscal year 2008.  This increase was a direct result of increased operating expenses.

Fiscal year 2009 had a net cash increase of approximately $248,000 from its changes in working capital excluding discontinued operations.  This compares to a net cash consumed of approximately $1.5 million in fiscal year 2008.  This change was principally the result of a pay down of outstanding invoices to suppliers as reflected in the drop of $1,696,000 in the accounts payable balance during fiscal year 2008.   This stands in sharp contrast to fiscal year 2009 during which the accounts payable balance increased by $216,000.  In connection with its determination to suspend its heating stove manufacturing operations, Bixby management had committed to its suppliers that it would use its best efforts to pay all outstanding amounts over an extended period of time.  By the end of fiscal year 2008, almost all heating stove related suppliers had been paid by Bixby as a result of funds raised through the financing activities described below.  Reductions in accounts receivable and inventory in both fiscal year 2009 and 2008 are a result of the continued efforts to sell stoves and collect on amounts owed.  Bixby continued to make payments are accrued amounts owed as reflected by the decrease in accrued expenses of approximately $300,000 in both fiscal year 2009 and 2008.

Investment Activities

Cash consumed in Bixby’s investment activities decreased approximately $37,000 to $49,000 in fiscal year 2009 from $84,000 in fiscal year 2008.

Financing Activities

Bixby has financed its operations since inception primarily through the private placement of its common stock and debt securities.  Net financing activities generated cash proceeds of approximately $7,595,000 in fiscal year 2009 which was a decrease of approximately $2,155,000 over fiscal year 2008 when approximately $9,750,000 was generated.

In terms of securities, for the first two months of fiscal year 2008, Bixby was selling and issuing units at a price of $1.60 per unit, each unit consisting of one share of common stock and one warrant to purchase one half share of common stock at a price of $2.00.  Beginning in March, 2008 and through the end of fiscal year 2008, Bixby sold and issued common stock at a price of $2.50 per share.  Beginning in July, 2008, and through the end of fiscal year 2009, Bixby sold and issued common stock at the price of $4.00 per share.  During both fiscal year 2008 and fiscal year 2009, Bixby sold and issued convertible and non-convertible debt instruments with warrants.  The convertible debt instruments, which consist of both long-term (24 – 36 months) and short-term (6 to 12 months) notes, are convertible into Bixby common stock at conversion prices ranging from $2.00 to $5.00 per share.

Bixby will require significant funds to more fully develop and commercialize its gasification and liquefaction technologies over what is currently expected to be at least the next twelve to eighteen months.  In addition, there is no assurance that unforeseen circumstances will not have a material effect on Bixby’s current operations that could necessitate increased capital requirements beyond those associated with the gasification and liquefaction technologies.  It is expected, therefore, that Bixby will have to continue to raise funds through the sale of equity (currently receiving investments at $4.00 per share for Bixby’s common stock) and debt securities for at least the next twelve to eighteen months.  Depending on the price at which they are issued and other factors, the issuance of equity or convertible debt securities could be dilutive to existing Bixby stockholders.

Results of Operations

Three Months Ended August 31, 2009 Compared With Three Months Ended August 31, 2008

Revenue

Bixby’s revenues reflect the sale of our products and services, net of allowances for returns and other adjustments. Bixby’s heating stove line sales are generated from the sale of products primarily in the U.S.  An insignificant number of stoves have also been sold to dealers in Canada.

For the first three months ending August 31, 2009 (fiscal year 2010), net revenues for the heating stove operation amounted to $44,057, a decrease of $230,953 when compared to first three months ending August 31, 2008 (fiscal year 2009).    The decrease in revenue was attributable to a lower volume of units of heating stoves having been sold due to a combination of market conditions, the reduction in marketing activities by Bixby and the reduction in sales and marketing staff.

Gross Profit

Bixby’s cost of goods sold consists primarily of materials and labor. Also included in its cost of goods sold are delivery costs, the costs of operating its manufacturing facility, charges from outside contractors, depreciation, and costs for manufacturing support personnel.

Gross profit for the first three months of fiscal year 2010 was a loss of ($18,533), an increase in loss of $6,279 when compared to loss of ($12,274) for the first three months of fiscal year 2009.  Given the significant lower volume in the first three months of fiscal year 2010 (an 86% drop in units sold as discussed above), this loss increase is less than would be expected.  A concerted effort has been made to reduce fixed expenses related to maintaining operational staff and storage of stove related inventory.

Selling, General, & Administrative Expenses

Bixby’s selling, general and administrative (“SG&A”) expenses consist primarily of the following:

•	expenses related to its non-manufacturing management, supervisory and staff salaries and employee benefits, including the costs of share based compensation;

•	costs related to insurance, travel and entertainment and office supplies and the cost of non-manufacturing utilities;

•	costs related to marketing and advertising;

•	legal and accounting expenses; and

•	costs related to administrative functions that serve to support operations as well as to provide the infrastructure for future growth.

Bixby’s SG&A expenses amounted to $889,544 for the first three months of fiscal year 2010, a decrease of $2,361,549 when compared to the first three months of fiscal year 2009. The decrease was primarily comprised of stock-based compensation, which decreased by $1,979,950 and sales and marketing expense which decreased $167,750 when compared to fiscal year 2009.  Major changes in SG&A expense primarily consisted of:

•
a decrease in stock-based compensation of $1,979,950, as there were no significant grants made relative to any R&D, employment or commercial development contracts during the first three months of fiscal year 2010.

•	a decrease in sales and marketing expense of $167,750 as a result of eliminating sales staff and eliminating marketing activities to conserve cash.

•	a decrease of $67,346 in bad debt expense.

•	a decrease of $56,954 in travel and entertainment expense.

•	a decrease of $41,065 in salaries as a result of staff reductions.

Research & Development Expenses

Research and development costs have been a significant expenditure item for Bixby.  R&D activities are conducted by Bixby’s engineering staff as well as by third parties under contract with Bixby to develop certain technologies.  Bixby R&D costs include salaries and wages for engineering staff, contract payments to third parties, and expenses for testing and verifying product outputs.

R&D expenses amounted to $301,264 for the first three months of fiscal year 2010, decreasing $641,288 when compared to fiscal year 2009.  This decrease in research and development expenses was the result of completing the major development work related to Bixby’s carbon conversion technology and moving to the commercialization phase of this technology.

Operating Loss

The net operating loss for the first three months of fiscal year 2010 was ($1,209,362).  This was lower than the first three months of fiscal year 2009 by $2,996,558 which had a net operating loss of ($4,205,920).  The change in operating loss was attributable to the drop in SG&A expenses and R&D expense as noted above.

Other Non-Operating Income (Expense)

Interest Expense

Interest expense includes the costs and expenses associated with working capital indebtedness, convertible debentures, and capital leases.  Interest expense for the first three months of fiscal year 2010 amounted to $215,615, which decreased by $411,893 when compared to the first three months of fiscal year 2009.  This decrease was a result of the grant of a warrant in the prior period resulting in a charge of $459,100.  Without this expense interest expense would have been up $47,147 as a result of an increase in the amount of loans outstanding.

Amortization of Debt Discount

The debt discount includes the fair value of all outstanding warrants as well as the value of the beneficial conversion feature attributed to all outstanding convertible notes and debentures.  The amortization of debt discount for the first three months of fiscal year 2010 amounted to $1,110,825, which increased by $599,038 when compared to the first three months of fiscal year 2009.  This increase was a result of an increase in the face amount of the loans outstanding as of August 31, 2009 compared to August 31, 2008 of approximately $2.5 million.

Reduction in Warrant Exercise Price

During the first three months of fiscal year 2009, Bixby provided to holders the opportunity to exercise warrants or options at a 50% discount on the exercise price beginning August 15, 2008, and until December 15, 2008.  In accordance with SFAS 123R and utilizing the Black-Scholes valuation model, Bixby recorded an expense of $30.6 million which represented the difference in the value of the warrants immediate before and after this modification.

In March, 2009, Bixby again extended to its holders of warrants and options the opportunity to exercise at a 50% discount of the stated exercise price for the period April 1, 2008 to June 30, 2009.  In June, 2009, Bixby extended the period from June 30 to July 31, 2009.  In accordance with SFAS 123R and utilizing the Black-Scholes valuation model, Bixby recorded an expense of $1.8 million which represented the difference in the value of the warrants immediate before and after this modification.

For additional information regarding the reduced exercise price offerings, please refer to Note 9e in the accompanying consolidated financial statements.

Liquidity

At August 31, 2009, Bixby’s cash amounted to approximately $1,110,000 compared to approximately $202,000 at May 31, 2009, and Bixby’s working capital deficit at August 31, 2009 amounted to approximately $943,000 compared to a working capital deficit of approximately $1,456,000 at May 31, 2009.

Operating Activities

During the three months ended August 31, 2009, Bixby used cash in its operating activities amounting to approximately $1,279,000 compared to approximately $2,697,000 for the three months ended August 31, 2008, a decrease of $1,418,000 or 53%.  The cash consumed before changes in working capital and discontinued operations decreased $958,000 or 42% to $1,302,000 in the first three months ending August 31, 2009 compared to $2,259,000 for the first three months ending August 31, 2008.  This decrease was a direct result of decreased operating expenses.

For the first three months ending August 31, 2009, Bixby had a net cash increase of approximately $22,000 from its changes in working capital.  This compares to a net cash consumed of approximately $438,000 in the three months ending August 31, 2008.  This change was principally the result of a pay down of outstanding invoices to suppliers as reflected in the drop of approximately $552,000 in the accounts payable balance during the first three months ending August 31, 2008.

Investment Activities

For the three months ending August 31, 2009, Bixby’s investment activities added approximately $16,000 as the Company received a return of a deposit and payments were received on the note received as part of the sale of Bixby’s delivery operation.  For the three months ending August 31, 2008, Bixby had acquired equipment for its R&D activities for a total of $58,000.

Financing Activities

Bixby has financed its operations since inception primarily through the private placement of its common stock and debt securities.  Net financing activities generated cash proceeds of approximately $2,172,000 in the three months ending August 31, 2009 which was an increase of approximately $411,000 over the three months ending August 31, 2008, when approximately $1,761,000 was generated.  The following table shows the breakdown of cash financing activities before discontinued operations during the three months ending August 31, 2009 and 2008:

	For the three months ending
	August 31, 2009	August 31, 2008
Stock Related Transactions
Sale of Common Stock	$383,492	$1,671,751
Exercise of Warrants	887,364	382,775
Total Stock Related	1,270,856	2,054,526
Long-Term Debt	925,000	—
Total Investment Activites	2,195,856	2,054,526
Less: Principal payments on debt and capital leases	(24,140)	(270,495)
Net Financing Activities	$2,171,716	$1,784,031

In terms of securities, prior to July, 2008 the Bixby sold and issued common stock at the price of $2.50 per share.  Beginning in July, 2008 and currently, Bixby has sold and issued common stock at the price of $4.00 per share.  During the first three months of fiscal year 2010 Bixby sold and issued a long-term convertible debt instrument with warrants.  No debt instruments were issued in the first three months of fiscal year 2009.

Bixby will require significant funds to complete the development and commercialization its gasification and liquefaction technologies over what is currently expected to be at least the next twelve to eighteen months.  In addition, there is no assurance that unforeseen circumstances will not have a material effect on Bixby’s current operations that could necessitate increased capital requirements beyond those associated with the gasification and liquefaction technologies.  It is expected, therefore, that Bixby will have to continue to raise funds through the sale of equity and debt securities for at least the next twelve to eighteen months.  Depending on the price at which they are issued and other factors, the issuance of equity or convertible debt securities could be dilutive to existing Bixby stockholders.

Executive Officers and Directors of Bixby

The following table sets forth the positions and offices of those persons who serve as directors and executive officers following the effectiveness of the merger described in this joint proxy statement/prospectus, and their respective ages:

Name	Age	Position

Robert A. Walker	67	Chief Executive Officer, President, Director and Chairman of the Board of Directors
Peder K. Davisson	41	Secretary
Gilbert Gutknecht	58	Director
James Bergeron	70	Director
Kenneth Casavant	67	Director
Marvin R. (Ron) Baker	60	Vice-President Devolitization and Liquefaction Division

Biographical and certain other information regarding Bixby’s executive officers and directors are set forth below under the heading “Directors, Executive Officers, Promoters and Control Persons of the Surviving Company - Executive Officers and Directors”, beginning on page 139.

Family Relationships

Robert Walker, Bixby’s President, Chairman of the Board, Chief Executive Officer and Director and Kenneth Casavant, a director of Bixby are brothers-in-law.  There are no other family relationships among any of Bixby’s executive officers and directors.

Term of Office

Each Bixby director is to hold office until the next annual meeting of stockholders after he is elected, and until his successor is elected and qualified or until his earlier resignation or removal.  Each executive officer is to hold office after he is elected until the initial meeting of the board of directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

Involvement in Certain Legal Proceedings Relating to Bixby

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, order or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Bixby during the past five years.

Executive Compensation Relating to Bixby

Summary Compensation Table

The following table sets forth certain compensation information for each of the fiscal years ended May 31, 2009 and 2008 for Bixby’s Chief Executive Officer, and its Chief Financial Officer and two other most highly compensated officers who earned annual compensation exceeding $100,000:

		Salary		Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total
Name and Principal Position	Year	($)		($)	($)	($)(3)	($)	($)	($)		($)

Robert A Walker	2009	325,000		-	-	118,200	-	-	-		443,200
Chief Executive Officer and	2008	325,000	(2)	-	-	1,889,000	-	-	-		2,214,000
President

Ronald Kinner	2009	185,544		-	-	31,240	-	-	-		216,784
Chief Financial Officer and	2008	153,829		-	-	50,640	-	-	-		204,469
Controller(1)

Peder K. Davisson	2009	-		-	-	118,200	-	-	256,194	(4)	374,394
Secretary	2008	-		-	-	-	-	-	214,040	(4)	214,040

Marvin R. (Ron) Baker	2009	127,500		-	-	1,600,000	-	-	-		1,727,500
Vice President Devolitization	2008	-		-	-	-	-	-	115,000	(5)	115,000
and Liquifaction Division

(1)
Ronald Kinner resigned as Chief Financial Officer and Controller to pursue other endeavors on October 16, 2009. He is acting as a consultant to Bixby performing principal accounting officer functions on a part-time interim short-term basis.

(2)	Includes 242,111 paid in fiscal year 2008 and $82,889 which was deferred to, and paid in, fiscal year 2009.
(3)
See footnote 10(c) to Bixby’s financial statements for the fiscal years ended May 31, 2008 and 2009 included in this joint proxy statement/prospectus for a discussion about the assumptions made in connection with the valuation of the options and warrants included in this column, which discussion is included in this footnote by reference.  Estimates of forfeitures related to service based vesting conditions have been disregarded in determining the dollar amounts of the awards recognized in this column.  There were no forfeitures of awards during the fiscal year ended May 31, 2009.

(4)	Represents cash compensation received by Mr. Davisson’s law firm for legal services rendered to Bixby.
(5)
Represents cash amounts paid to Mr. Baker as an at-will consultant to Bixby at the rate of $2,500 per week.  Bixby and Mr. Baker mutually terminated the consulting arrangement on May 31, 2008 and Mr. Baker became employed as the Vice President of Devolitization and Liquifaction Divison of Bixby on June 1, 2008.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning outstanding option awards held by Bixby’s named executive officers at the end of the fiscal year ended May 31, 2009:

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Award: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Share or Units of Stock That Have Not Vested (#)

Robert A. Walker	110,000			0.80	04/01/2012
	10,000			1.60	04/11/2012
	10,000			1.60	07/12/2012
	10,000			1.60	10/11/2012
	10,000			1.60	01/10/2013
	10,000			2.75	04/24/2013
	1,000,000			3.00	04/24/2013
	10,000			4.40	07/24/2013
	10,000			4.40	11/20/2013
	10,000			4.40	03/26/2014
	10,000			4.40	04/23/2014
	10,000			4.40	6/25/2014
	10,000			4.40	9/10/2014
	10,000			4.40	10/29/2014

Ronald Kinner	15,000			2.00	01/20/2011
	20,000			2.00	07/12/2012
	80,000	20,000		2.00	04/10/2011
	24,000	36,000		2.00	07/12/2012

Employment Contracts, and Termination of Employment and Change-in-Control Arrangements

Marvin (Ron) Baker is employed as the Vice President Devolitization and Liquification Division of Bixby pursuant to a written at-will Employment, Confidentiality, Non-Compete and Intellectual Property Agreement. Mr. Baker is responsible for overseeing the engineering fabrication, site selection and installation of Bixby’s fluid bed gasification technology.  Mr. Baker’s salary is $130,000 per year.  Additionally, Mr. Baker was granted a warrant to purchase 1,000,000 shares of Bixby common stock at an exercise price of $2.00 per share for a period of five years from June 1, 2008, the agreement date.  As further compensation under the agreement, Bixby agreed to forgive $109,000 of indebtedness Mr. Baker owed to Bixby, in three annual installments on June 1, 2009, 2010 and 2011 respectively, provided Mr. Baker is employed by Bixby on those dates.  Mr. Baker is entitled to a bonus each year substantially equal to his tax obligations arising out of the annual debt forgiveness.  Mr. Baker is entitled to participate in all of Bixby’s employee benefit plans and to reimbursement of reasonable business expenses.  If Mr. Baker is terminated without cause by Bixby he is entitled to severance equal to six months of salary, payable over the six month period.  The agreement contains a customary non-compete covenants with Bixby during employment and for one year after employment ends, and a customary confidentiality covenant.  Under the agreement Mr. Baker agrees to assign all inventions which relate to fluid bed gasification that Mr. Baker conceives while employed by Bixby.

All of Bixby’s other executive officers are employees at-will pursuant to oral understandings.  Bixby does not have any termination of employment change-in-control arrangements with any executive officers or other employees.

Transactions with Related Persons, Promoters and Certain Control Persons.

There are no transactions in which Bixby was or is to be a participant in which any related person had or will have a direct or indirect material interest that are required to be disclosed in this joint proxy statement/prospectus.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of November 20, 2009 regarding each person known by Bixby to be the beneficial owner of more than 5% of the outstanding shares of its common stock, each director, nominee and executive officer of Bixby, and all officers and directors of Bixby as a group.

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Class

Robert A. Walker	3,215,002	(1)	7.96%
c/o Bixby Energy Systems, Inc
6893 139th Lane NW
Ramsey, Minnesota 55303

Gilbert Gutknecht	187,425	(2)	*
c/o Bixby Energy Systems, Inc
6893 139th Lane NW
Ramsey, Minnesota 55303

James Bergeron	3,390,625	(3)	8.35%
c/o Bixby Energy Systems, Inc
6893 139th Lane NW
Ramsey, Minnesota 55303

Kenneth Casavant	225,521	(4)	*
c/o Bixby Energy Systems, Inc
6893 139th Lane NW
Ramsey, Minnesota 55303

Marvin R. (Ron) Baker	1,000,000	(5)	2.50%
c/o Bixby Energy Systems, Inc
6893 139th Lane NW
Ramsey, Minnesota 55303

All Officers and Directors as a	8,018,573	(1)	18.50%
group (6 individuals)		(2)(3)(4)(5)

* Less than 1%

(1)           Includes (a) 1,765,002 shares of Bixby common stock jointly owned by Mr. Walker and his wife Joann O. Walker as tenants-in-common, (b) Mr. and Mrs. Walker’s right as tenants-in-common to acquire 1,230,000 shares of Bixby common stock upon the exercise of presently exercisable, outstanding options, (c) Mr. and Mrs. Walker’s right as tenants-in-common to acquire 185,000 shares of Bixby common stock upon the exercise of presently exercisable, outstanding warrants, and (d) 35,000 shares of Bixby common stock owned by Mrs. Walker.  Excludes the rights of Mr. Walker’s adult daughter and her spouse to acquire an aggregate of 271,842 shares of Bixby common stock upon the exercise of presently exercisable, outstanding warrants and options.

(2)           Includes the right to acquire 140,000 shares of Bixby common stock upon the exercise of presently exercisable, outstanding options, and 2,000 shares of Bixby common stock upon the exercise of presently exercisable, outstanding warrants.

(3)           Includes (a) Mr. Bergeron’s right to acquire 150,000 shares of Bixby common stock upon the exercise of presently exercisable, outstanding options, (b) 1,300,000 shares of Bixby common stock owned by the Bergeron Family Limited Partnership, the Bergeron Family Limited Partnership’s right to acquire 1,400,000 shares of Bixby common stock upon the exercise of presently exercisable, outstanding warrants, and (c) 540,625 shares of common Bixby common stock owned by Kathy Bergeron, wife of Mr. Bergeron.  Excludes an aggregate of 252,875 shares of Bixby common stock owned by, or issuable upon the exercise of presently exercisable, outstanding warrants to, Mr. Bergeron’s adult son.

(4)           Includes the right to acquire 150,000 shares of Bixby common stock upon the exercise of presently exercisable, outstanding warrants.

(5)           Includes the right to acquire 1,000,000 shares of Bixby common stock upon the exercise of presently exercisable, outstanding warrants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS OF THE SURVIVING COMPANY

Executive Officers and Directors

The following table sets forth the positions and offices of those persons who will serve as directors and executive officers of the company following the effectiveness of the merger described in this joint proxy statement/prospectus, and their respective ages:

Name	Age	Position

Robert A. Walker	67	Chief Executive Officer, President, Director and Chairman of the Board of Directors
Peder K. Davisson	41	Secretary
Gilbert Gutknecht	58	Director
James Bergeron	70	Director
Kenneth Casavant	67	Director
Marvin R. (Ron) Baker	60	Vice President Devolitization & Liquefaction Division

Robert A. Walker

Robert A. Walker, one of the original founders of Bixby Energy Systems, Inc., will serve as GCA’s Chief Executive Officer, President, and Chairman of the Board of Directors, following the effective time of the merger.  Mr. Walker currently serves in the same positions for Bixby, which he has held since 2001 when Bixby was established.  Prior to founding Bixby Energy Systems, Inc., from 1987 to July 1993, Mr. Walker was the founder, Chairman of the Board, President and Chief Executive Officer of Select Comfort Sleep Systems, Inc., which he founded in 1987.  Select Comfort is a nationally known manufacturer and specialty retailer of an air supported sleep system, the Sleep Number® Bed, invented by Mr. Walker.  At the time of Mr. Walker’s departure from Select Comfort Sleep Systems, Inc., it was marketing its sleep products through magazine, television advertising and info-commercials, and beginning development of its retail stores in malls with approximately 15 stores in operation.  From July 1993 until July 1998 Mr. Walker acted as a consultant to Select Comfort Sleep Systems, Inc. with respect to managerial advice and guidance, and new product development.  From July 1998 until Bixby was established in June 2001, Mr. Walker spent a year-and-a-half researching the energy industry and the business opportunities within that industry.  Mr. Walker personally holds more than twenty patents and has received national recognition for marketing programs that he has designed.  He has testified before Congress and has been a featured speaker at many energy conferences both domestically and internationally. Mr. Walker holds a Business Administration Certificate from ND State College of Science.

Peder K. Davisson

Peder K. Davisson will serve as Secretary following the effective time of the merger.  Mr. Davisson has served as Secretary of Bixby since December 1, 2006.  He also previously served as Bixby’s Secretary from June 2001 through June of 2005. Mr. Davisson is an attorney practicing in the areas of general corporate law, securities, mergers and acquisitions and corporate finance with the law firm of Davisson & Associates, PA in Minneapolis, Minnesota. He has been a principal in this firm, as well as predecessor firms, Peder K. Davisson and Associates and Mahoney, Hagberg and Davisson, a Professional Association, since 2001. Prior to 2001 Mr. Davisson worked in the securities industry as a registered representative, fund manager and trader with the respective firms of John G. Kinnard & Company, Valhalla Capital Management, Inc. and Electronic Trader’s Group, LLC. He is counsel to several publicly traded companies as well as numerous start-ups. Currently he serves on the board of directors of GCA III Acquisition Corp., a public reporting company with no operations which is not affiliated with GCA.  He serves on the Fourth District Ethics Committee addressing attorney ethics violations. He has also taught courses in business law and conflict resolution.  He received his B.S. in Finance from the University of Minnesota, Carlson School of Management and his J.D. from the University of Minnesota Law School, Cum Laude.

Gilbert Gutknecht

Gilbert Gutknecht will serve as a director at GCA following the effective time of the merger.  Mr. Gutknecht has been a member of the board of directors of Bixby since his appointment in April of 2007. Mr. Gutknecht is a former congressman who represented Minnesota’s 1st Congressional District. During his 12 year tenure from 1995 to 2007 as a Congressman, he served as chairman of the House Agricultural Committee on Operations Oversight, Nutrition and Forestry, Vice Chairman of the Science Committee, and as a member of the Government Reform Committee.  His work in the Science Committee was focused on the development of alternative energy in the United States.  Mr. Gutknecht has also served as a consultant to Bixby through his consulting firm, Gil Gutknecht, LLC since 2007.

James Bergeron

James Bergeron will serve as a director of GCA following the effective time of the merger.  Mr. Bergeron has been a member of the board of directors of Bixby since his appointment in December of 2006. Mr. Bergeron is a shareholder of, has served as a member of the board of directors and consultant to, the Bergeron Group, Inc. d/b/a Cedar Rustic Fence Company and Jimmy’s Grill, Inc. for five years and 11 years respectively.  Mr. Bergeron’s background includes working for Armour and Company as an economist, later working in the areas of physical distribution and logistics management with Armour and Company from 1966 to 1974 and Maremount Corporation from 1975 to 1977.   Mr. Bergeron later became President of Little Professor Book Centers, a Detroit based chain of franchised book stores from 1978 to 1980.  He then moved from the corporate world to private enterprise where he became successful in a number of businesses.  He also owned several car washes and was an early pioneer in the pizza business in the Chicago area.  Mr. Bergeron was the first person to build and operate Little Caesar’s Pizza stores in the area, developing 21 of them from 1980 through 1991.  Mr. Bergeron holds a Bachelors Degree in Agricultural Economics from North Dakota State University and an MBA in Economics and Finance from the University of Chicago.

Dr. Kenneth Casavant

Dr. Kenneth Casavant will serve as a director of GCA following the effective time of the merger.  Dr. Casavant has been a member of the board of directors of Bixby since his appointment in December of 2006. He is a professor of agricultural economics at Washington State University and has been a member of the faculty since 1972.  Dr. Casavant has B.S. and M.S. degrees in Agricultural Economics from North Dakota State University and a Ph.D. in Agricultural Economics from Washington State University.  He is a member of the Northwest Power Planning Council, the Transportation Research Board, the Transportation Research Forum, the Western Agricultural Economics Science Association, the Washington State Department of Transportation Steering Committee, and the Board of Directors of the Pacific Northwest Regional Economic Conference.  Dr. Casavant recently was the recipient of a Lifetime Achievement Award from the Upper Great Plains Institute, the first ever given by that organization.  His expertise in the fields of Transportation Economics and Policy, International Trade and Marketing brings a lot of knowledge to our Board, particularly as it relates to Engineered Fuel Technology. Dr. Casavant is the brother-in-law of the Company’s CEO, Robert A. Walker.

Marvin R. (Ron) Baker

Marvin R. (Ron) Baker will serve as Vice President Devolitization & Liquefaction Division following the effective time of the merger.  Mr. Baker currently serves in the same position for Bixby, a position he has held under various titles since June 2007.  Prior to joining Bixby, Mr. Baker was a senior management executive with Michelin Tire Corporation from 1978 to 1994.  While at Michelin, he was responsible for North American field evaluation; and in the course of this work, he became interested in the disposal of organic and inorganic materials which led him to explore gasification technologies as a solution.  After leaving Michelin, from 1995 to 2007, Mr. Baker held several plant manager positions on a consulting basis in order to pursue the development of gasification methodologies.  He holds a B.S. in Science from Clemson University in South Carolina.

Family Relationships

Robert Walker, GCA’s proposed President, Chairman of the Board, Chief Executive Officer and Director and Kenneth Casavant, a proposed Director of GCA are brothers-in-law.  There are no other family relationships among any of our proposed post-merger executive officers and directors.

Term of Office

Each director will hold office until the next annual meeting of stockholders after he is elected, and until his successor is elected and qualified or until his earlier resignation or removal.  Each executive officer will hold office after his is elected until the initial meeting of the board of directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

Executive Compensation

None of the persons who will be executive officers or directors of GCA following the effectiveness of the merger described in this joint proxy statement/prospectus have provided any services to GCA or its subsidiaries or received any compensation from or on behalf of the company.

GCA’s current sole director and officer, Michael Membrado, will resign upon the effectiveness of the merger.

None of the persons who will be officers or directors of GCA after the effectiveness of the merger have any employment agreements or change-in-control arrangements with GCA.

Transactions with Related Persons, Promoters and Certain Control Persons

There are no transactions in which GCA or Bixby was or is to be a participant in which any person who will be a related person following the effectiveness of the  merger had or will have a direct or indirect material interest that are required to be disclosed in this joint proxy statement/prospectus.

GCA STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at GCA’s next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the SEC, promulgated under the Securities Exchange Act of 1934, must be received by GCA’s Secretary at GCA’s principal executive offices by _____________, 2010 for inclusion in GCA’s annual proxy statement and form of proxy relating to such meeting.

LEGAL MATTERS

Certilman, Balin Adler & Hyman, LLP, counsel to GCA I Acquisition Corp., will pass on the validity of the GCA common stock to be issued to Bixby stockholders in the merger and the concurrent exchange agreements.

EXPERTS

The consolidated financial statements of GCA I Acquisition Corp. as of May 31, 2009 and 2008 and for the fiscal years ended May 31, 2008 and 2007 included within this joint proxy statement/prospectus have been so included in reliance on the report, which includes an explanatory paragraph related to GCA’s ability to continue as a going concern, of Sherb & Co., LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Bixby Energy Systems, Inc. as of May 31, 2008 and for each of its fiscal years ended May 31, 2008 and May 26, 2007, included within this joint proxy statement/prospectus have been so included in reliance on the report, which includes an explanatory paragraph related to Bixby’s ability to continue as a going concern, of Sherb & Co., LLP, independent  registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

GCA files quarterly and annual reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information that GCA files at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  GCA’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Copies of GCA’s public filings are also available without charge to each person to whom the prospectus contained in this registration statement is delivered, upon written or oral request to:

GCA I Acquisition Corp.
115 East 57th Street, 11th Floor
New York, New York 10022
Attention:  Michael M. Membrado
Telephone Number: (646) 486-9772

To obtain timely delivery, you must request the information no later than five business days before the date you must make your decision about the merger and amendment to Bixby’s Certificate of Incorporation described in the joint proxy statement/prospectus if you are a Bixby Stockholder, and no later than five business days before the date you must make your decision on the GCA consent proposals if you are a GCA stockholder.  In order to ensure that you will get the information you request on a timely basis, you must request this information by no later than __________________, 20__.

Exhibit Number	Description of Exhibit

2.1	Amended & Restated Agreement and Plan of Merger dated March 27, 2009 (included as Annex A to the joint proxy statement/prospectus).*

3.1	Articles of Incorporation of GCA I Acquisition Corp.*

3.2	Form of Amendment No. 1 to GCA Acquisition Corp. Certificate of Incorporation (included as Annex D to the joint proxy statement/prospectus)*

3.3	Form of Amendment No. 2 to GCA Acquisition Corp. Certificate of Incorporation (included as Annex E to the joint proxy statement/prospectus)*

3.4	Bylaws of GCA I Acquisition Corp.*

5.1	Opinion of Certilman Balin Adler & Hyman, LLP (as to legality of securities being registered by GCA’s Acquisition Corp.)[1]

8.1	Tax Opinion[1]

10.1	Form of GCA Acquisition Corp. Equity Participation Plan (included as Annex F to the joint proxy statement/prospectus)

10.2	Form of Convertible Debt Security Exchange Agreement (included as Annex H to the joint proxy statement/prospectus)

10.3	Form of Common Stock Purchase Warrant Exchange Agreement (included as Annex I to the joint proxy statement/prospectus)

10.4	Form of Series A Convertible Preferred Stock Purchase Warrant Exchange Agreement (included as Annex J to the joint proxy statement/prospectus)

10.5	Form of Bixby Affiliate Agreement (included as Annex K to the joint proxy statement/prospectus)

10.6	Amended and Restated Voting Agreement between Bixby Energy Systems, Inc. and Robert A. Walker dated March 27, 2009

10.7	Initial Agreement to Test a Bixby Model 5 between Global Partners United, LLC and Bixby Energy Systems, Inc. dated December 9, 2009

23.1	Consent of Sherb & Co., LLP (GCA I Acquisition Corp.)

23.2	Consent of Sherb & Co., LLP (Bixby Energy Systems, Inc.)

23.3	Consent of Certilman Balin Adler & Hyman, LLP[1] [2]

99.1	Form of GCA I Acquisition Corp.’s Unanimous Written Consent of Stockholders and Consent Signature Card (included as Annex B to the joint proxy statement/prospectus)*

1   To be filed by amendment.
2    Included in Exhibit 5.1.
*  Previously filed

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS (GCA)

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

GCA’s Certificate of Incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants GCA the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

GCA’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Undertakings

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

II-1

The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 of the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply be means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 11, 2010.

GCA I ACQUISITION CORP.

By:	/s/ Michael M. Membrado
Michael M. Membrado, President,
Chief Executive Officer, Chief
Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Michael M. Membrado
Michael M. Membrado, Sole Director

January 11, 2010